                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(3)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         GENERAL MICROWAVE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: common stock

     (2)  Aggregate number of securities to which transaction applies: 1,332,275

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Based on the average of the high and low sales prices of the common stock of $17.6875 on the American Stock Exchange on November 23, 1998.

     (4)  Proposed maximum aggregate value of transaction: $23,561,284

     (5)  Total fee paid: $4,713

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: $4,713

     (2)  Form, Schedule or Registration Statement No.: Schedule 14A

     (3)  Filing Party: General Microwave Corporation

     (4)  Date Filed: November 25, 1998

Notes:

                         GENERAL MICROWAVE CORPORATION
                          5500 NEW HORIZONS BOULEVARD
                              AMITYVILLE, NY 11701

                                                               December 11, 1998

Dear General Microwave Shareholder:

You are cordially invited to attend a Special Meeting of the Shareholders of General Microwave Corporation, to be held at the headquarters of General Microwave, 5500 New Horizons Boulevard, Amityville, NY 11701 on January 6, 1999 at 10:00 a.m. local time.

At this meeting, you will be asked to approve and adopt an Agreement and Plan of Merger, as amended, among General Microwave, certain shareholders of General Microwave, Herley Industries, Inc. and GMC Acquisition Corporation, a wholly-owned subsidiary of Herley.

In the merger, for each share of General Microwave common stock you own, you will receive $18.00 in cash and a Warrant to purchase one share of Herley common stock at a price of $14.40 per share if the Warrant is exercised on or before January 11, 1999, and $15.60 per share if the Warrant is exercised after January 11, 1999. The $18.00 per share price, without taking into account the value of the Warrant, represents a 69% premium over the $10.625 per share closing market price of General Microwave common stock on August 21, 1998, which was the last full trading day before the announcement of the proposed merger between Herley and General Microwave. After the merger, General Microwave will be a subsidiary of Herley.

The Board of Directors of General Microwave has unanimously approved the merger agreement with Herley. The entire Board of Directors believes that the proposed merger is in the best interests of General Microwave's shareholders and, together with three other General Microwave shareholders, has granted proxies to Herley to vote their shares (approximately 30% in the aggregate) in favor of the merger agreement. The Board of Directors unanimously recommends that you vote in favor of the merger agreement.

The attached notice of meeting and proxy statement explain the proposed merger and provide specific information concerning the Special Meeting. Please read these materials carefully.

Whether or not you plan to attend the Special Meeting, I urge you to complete, sign and promptly return the enclosed proxy card to ensure that your shares will be voted at the meeting. The merger is an important decision for General Microwave and its shareholders. The merger cannot be completed unless shareholders holding two-thirds of the outstanding shares of General Microwave common stock approve the merger agreement.

On behalf of the Board of Directors, I thank you for your support and urge you to vote FOR adoption of the merger agreement.

                                          Sincerely,

                                          Sherman A. Rinkel
                                          Chairman of the Board

                         GENERAL MICROWAVE CORPORATION
                          5500 NEW HORIZONS BOULEVARD
                        AMITYVILLE, NEW YORK 11701-1156

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, JANUARY 6, 1999

A Special Meeting of Shareholders of General Microwave Corporation, will be held at 5500 New Horizons Boulevard, Amityville, New York on Wednesday, January 6, 1999, at 10:00 a.m., local time, to consider and act on the following matters:

1. The approval and adoption of the Agreement and Plan of Merger, dated as of August 21, 1998, by and among GMC, eleven GMC shareholders, Herley Industries, Inc., and GMC Acquisition Corporation, as amended. GMC Acquisition is a wholly-owned subsidiary of Herley that was formed solely to implement the merger. If the Agreement and Plan of Merger, as amended, is adopted by the shareholders and the other conditions to the merger are satisfied or waived, (x) GMC Acquisition will be merged with and into GMC and (y) each share of GMC common stock will be converted into the right to receive $18.00 in cash and a Warrant to purchase one share of Herley common stock.

2. To transact such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

Any shareholder who does not wish to accept the merger consideration of $18.00 per share and a Herley common stock warrant and who properly dissents from the proposed merger and complies with the requirements of Sections 623 and 910 of the New York Business Corporation Law will have the right to receive payment in cash of the fair value of their shares of GMC common stock. The appraisal right is subject to a number of restrictions and technical requirements described in the attached proxy statement.

The close of business on November 17, 1998 has been fixed as the record date for determination of the shareholders entitled to notice of and to vote at the meeting or any adjournment of the meeting. Any shareholder will be able to examine a list of holders of record, for any purpose related to the Special Meeting, during the 10-day period before the meeting. The list will be available at the offices of Howard Cohen at General Microwave Corporation, 5500 New Horizons Boulevard, Amityville, NY 11701-1156; telephone: (516) 226-8900 extension 218.

Shareholders may vote in person or by proxy. The proxy statement, which explains the merger in detail, and the accompanying proxy card are attached to this notice. Holders of record of common stock at the close of business on November 17, 1998 will be entitled to vote at the meeting or any adjournment thereof with respect to all matters described above. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                          By Order of the Board of Directors

                                          Michael I. Stolzar
                                          Secretary

Amityville, New York
December 11, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE GMC MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

             PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS OF
                         GENERAL MICROWAVE CORPORATION

                     PROSPECTUS OF HERLEY INDUSTRIES, INC.

The Boards of Directors of Herley Industries, Inc. and General Microwave Corporation have approved a merger agreement that would result in GMC becoming a wholly-owned subsidiary of Herley.

If the merger is completed, GMC shareholders will receive, for each GMC share, $18.00 in cash and one Warrant to purchase one share of Herley common stock at a purchase price of $14.40 if exercised on or before January 11, 1999 and $15.60 if exercised after January 11, 1999. Each outstanding option to purchase GMC shares under the GMC 1990 Stock Option Plan and the GMC 1997 Non-Employee Director Stock Option Plan will be cancelled in exchange for a Warrant to purchase one share of Herley common stock and cash equal to $18.00 minus the per share exercise price of the option, minus any amounts required for Federal and State withholding taxes. Herley stockholders will continue to own their existing shares of Herley stock after the merger.

The shares of Herley common stock that will be owned by GMC shareholders, assuming the exercise of the Warrants, will represent approximately 15% of the outstanding Herley common stock after the merger. The shares of Herley common stock owned by Herley stockholders, assuming the exercise of the Warrants, will represent approximately 85% of the outstanding Herley common stock after the merger.

Shareholders of GMC are being asked, at the GMC special meeting of shareholders being held on January 6, 1999, to approve the merger agreement, as amended, and the merger. The merger cannot be completed unless the shareholders of GMC approve it.

This document gives you detailed information about the proposed merger. Herley has provided the information about Herley and GMC has provided the information about GMC. Please see "Where You Can Find More Information" on page 91 for additional information about Herley and GMC which is on file with the Securities and Exchange Commission.

This Proxy Statement/Prospectus and proxy are being mailed to shareholders of GMC beginning about December 11, 1998.
                            ------------------------

SEE "RISK FACTORS" AT PAGE 14 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS OF GMC COMMON STOCK IN EVALUATING THE PROPOSALS TO BE VOTED ON AT THE GMC MEETING AND THE ACQUISITION OF THE SECURITIES OFFERED HEREBY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Proxy Statement/Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS DECEMBER 11, 1998.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
  SUMMARY...................................................    2
  The Companies.............................................    2
  GMC's Reasons for the Merger..............................    3
  The GMC Special Meeting...................................    3
  The Merger................................................    4
  Fairness Opinion..........................................    8
  Income Tax Treatment......................................    8
  Regulatory Matters........................................    8
  Accounting Treatment......................................    8
  Risk Factors..............................................    8
  Selected Historical and Selected Pro Forma Combined
     Financial Data.........................................    9
GENERAL INFORMATION.........................................   13
RISK FACTORS................................................   14
  Risks Relating to Integration of Operations...............   14
  No Adjustments to Consideration...........................   14
  Effects of Merger on Customers............................   15
  Risks Associated with Expansion into New Markets..........   15
  Fluctuations in Quarterly Results; Future Operating
     Results Uncertain......................................   15
  Technological Change......................................   16
  Dependence Upon Key Personnel.............................   16
  International Sales; Currency Fluctuations................   16
  Dependence on Proprietary Technology; Risk of Third Party
     Claims for Infringement................................   17
  Potential Anti-Takeover Provisions........................   17
  Year 2000 Risk............................................   18
  Additional Issuances of Stock Without Stockholder
     Approval...............................................   18
CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING
  STATEMENTS................................................   19
GENERAL MICROWAVE CORPORATION SPECIAL MEETING...............   19
  Date, Time and Place of GMC Meeting.......................   19
  Purpose...................................................   19
  Record Date and Outstanding Shares........................   19
  Vote Required.............................................   19
  Herley's Irrevocable Proxies and Stock Ownership..........   20
  Proxies...................................................   20
  Solicitation of Proxies; Expenses.........................   20
  Appraisal Rights..........................................   21
  Recommendation of GMC Board of Directors..................   21

THE MERGER..................................................   22
  Background of the Merger..................................   22
  GMC's Reasons for the Merger..............................   23
  Herley's Reasons For the Merger...........................   24
  Opinion of Franco, Lewis & Company, Inc...................   24
  Interests of Certain Persons..............................   27
  Stock Ownership Following the Merger......................   28
  Appraisal Rights..........................................   28
  Certain U.S. Federal Income Tax Consequences of the
     Merger.................................................   29
  Accounting Treatment......................................   32
  Governmental and Regulatory Approvals.....................   32
CERTAIN PROVISIONS OF THE MERGER AGREEMENT..................   33
  Effective Time............................................   33
  Conversion of Shares and Options..........................   33
  Stock Exchange Listing....................................   34
  Representations and Warranties............................   34
  Conduct of GMC's Business Prior to Merger.................   34
  Expenses..................................................   36
  Conditions to The Merger..................................   36
  Termination...............................................   37
  Indemnification...........................................   37
COMPARATIVE PER SHARE DATA..................................   39
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  STATEMENTS................................................   40
HERLEY......................................................   46
  General...................................................   46
  Products..................................................   46
  New Product Development and Applications..................   50
  Government Contracts......................................   51
  Marketing and Distribution................................   51
  Backlog...................................................   51
  Manufacturing, Assembly and Testing.......................   51
  Competition...............................................   52
  Employees.................................................   52
  Intellectual Property.....................................   53
  Properties................................................   53
  Legal Proceedings.........................................   53
HERLEY MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................   54
HERLEY MANAGEMENT AND EXECUTIVE COMPENSATION................   60
  Officers and Directors of Herley..........................   60

  Executive Compensation....................................................................................         62
  Option/SAR Grants in Last Fiscal Year.....................................................................         63
  Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values..................         64
  Employment Agreements.....................................................................................         64
  Indemnification Agreements................................................................................         65
  Stock Plans...............................................................................................         65
  Employee Savings Plan.....................................................................................         66
HERLEY STOCK INFORMATION....................................................................................         67
  Herley Security Ownership.................................................................................         67
  Herley Stock Price and Dividend Information...............................................................         68
GMC.........................................................................................................         68
  General...................................................................................................         68
  Marketing.................................................................................................         69
  Research and Development..................................................................................         69
  Raw Materials.............................................................................................         70
  Patents and Trademarks....................................................................................         70
  Customers.................................................................................................         70
  Competition...............................................................................................         71
  Backlog...................................................................................................         71
  Segments and Other Financial Data.........................................................................         71
  Other Information.........................................................................................         72
  Properties................................................................................................         72
  Legal Proceedings.........................................................................................         72
GMC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...................         73
GMC MANAGEMENT AND EXECUTIVE COMPENSATION...................................................................         78
  Directors and Management of GMC...........................................................................         78
  Executive Compensation....................................................................................         80
  Stock Option Grants and Exercises.........................................................................         81
  Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values..................         81
GMC STOCK INFORMATION.......................................................................................         82
  GMC Security Ownership....................................................................................         82
  GMC Stock Price and Dividend Information..................................................................         85
DESCRIPTION OF HERLEY CAPITAL STOCK.........................................................................         86
  Capital Stock.............................................................................................         86
  Common Stock..............................................................................................         86
  Description of Warrants...................................................................................         87
  Certain Provisions of the Certificate of Incorporation....................................................         88
COMPARISON OF CAPITAL STOCK.................................................................................         89

LEGAL MATTERS...............................................   90
EXPERTS.....................................................   91
WHERE YOU CAN FIND MORE INFORMATION.........................   91
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................  F-1
ANNEX A -- AGREEMENT AND PLAN OF MERGER.....................  A-1
ANNEX B -- AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF
           MERGER...........................................  B-1
ANNEX C -- FAIRNESS OPINION OF FRANCO, LEWIS & COMPANY,
           INC..............................................  C-1
ANNEX D -- NEW YORK BUSINESS CORPORATION LAW -- SECTIONS 623
           AND 910..........................................  D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: GMC shareholders will receive $18.00 in cash and a Warrant to purchase one share of Herley common stock for each share of GMC common stock. The Warrant has a three year term and is exercisable at a price of $14.40 on or before January 11, 1999 and $15.60 thereafter.

Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE MERGER AGREEMENT?

A: In the opinion of your board, the merger is in the best interests of GMC and its shareholders and the merger consideration of $18.00 per share plus a Herley common stock warrant is fair from a financial point of view to GMC's shareholders. For the merger to occur, shareholders holding two-thirds of the outstanding shares of GMC common stock must approve the merger. To review the background and the reasons for the merger in greater detail, see page
               .

Q:  WHAT DO I NEED TO DO NOW?

A: Please mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the Special Meeting.

Q:  SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A: No. After the merger is complete, we will send you written instructions for exchanging your share certificates.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:  MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send in a later dated, signed proxy card before the Special Meeting or attend the Special Meeting and vote.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible. We expect to complete the merger by January 8, 1999.

Q:  WILL I RECOGNIZE GAIN OR LOSS ON THE TRANSACTION?

A: Yes. If the merger is completed, you will recognize gain or loss for federal income tax purposes. You are urged to consult your own tax advisor to determine your particular tax consequences.

Q:  WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A: We do not expect to ask you to vote on any other matters at the Special Meeting.

                                    SUMMARY

The following is a summary of certain information contained elsewhere in this Prospectus/ Proxy Statement. This summary does not contain a complete statement of all material elements of the proposals to be voted on and is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus/Proxy Statement and in the information and documents annexed hereto.

THE COMPANIES

HERLEY INDUSTRIES, INC.
10 Industry Drive
Lancaster, Pennsylvania 17603
(717) 397-2777

Herley mainly designs, develops, manufactures and sells flight instrumentation components and systems and microwave products, primarily to the U.S. government, foreign governments and aerospace companies. Flight instrumentation products include command and control systems, transponders, flight termination receivers, telemetry transmitters and receivers, pulse code modulator encoders and scoring systems. Flight instrumentation products are used to:

     - accurately track the flight of space launch vehicles, targets, and unmanned airborne vehicles,

     - communicate between ground systems and the airborne vehicle

     - if necessary, destroy the vehicle if it is veering from its planned trajectory, and

     - train troops and test weapons.

Herley also manufactures microwave devices used in its flight instrumentation systems and products and in connection with the radar and defense electronic systems on tactical fighter aircraft. Herley has grown internally and through five strategic acquisitions. As a result, Herley has experienced a compound annual growth rate of 45% in its operating income before unusual items for the five fiscal years ended August 2, 1998. With these acquisitions, Herley has evolved from a components manufacturer to a systems and service provider and has used its technical capabilities and expertise to expand into domestic commercial and foreign defense markets.

GMC ACQUISITION CORPORATION
10 Industry Drive
Lancaster, Pennsylvania 17603
(717) 397-2777

GMC Acquisition Corporation is a corporation recently organized by Herley for the purpose of effecting the Merger. Acquisition has no material assets and has not engaged in any activities except in connection with the Merger.

GENERAL MICROWAVE CORPORATION
5500 New Horizons Boulevard
Amityville, New York 11701
(516) 226-8900

GMC is engaged primarily in the design, development, manufacture and marketing of microwave and electronic systems, equipment and components. GMC is organized into three operating divisions in three locations with strong inter-divisional ties. GMC's largest division, its microwave division, is located in Amityville, New York. A substantial portion of GMC's microwave products is sold to manufacturers and users of microwave systems and equipment for applications in the defense electronics industry. GMC also sells these components and equipment for use in the industrial sector as well as in commercial telecommunications industries.

The General Microwave Israel Corporation and General Microwave Israel (1987) Ltd., subsidiaries in Jerusalem, Israel, conduct research and development and manufacturing operations largely devoted to the production of microwave oscillators. The General Microcircuits Corporation subsidiary in Billerica, Massachusetts, engages in the design, manufacture and sale of hybrid microcircuits largely intended for military applications.

GMC'S REASONS FOR THE MERGER

In reaching its decision to approve the Agreement and to recommend that GMC's shareholders vote to adopt the Agreement, the GMC Board of Directors considered a number of factors, including GMC's financial condition, strategic alternatives to the proposed merger, the relationship between the value of the merger consideration and the recent trading prices of GMC common stock, the strategic fit between GMC and Herley, and the terms and conditions of the Agreement. The Agreement was later amended to provide that GMC, rather than Acquisition, would be the surviving corporation in the Merger. Any references to the Agreement are to the Agreement as amended.

THE GMC SPECIAL MEETING

TIME, DATE, PLACE AND PURPOSE

A Special Meeting of Shareholders of GMC will be held at GMC's offices at 5500 New Horizons Boulevard, Amityville, New York on Wednesday, January 6, 1999 at 10:00 a.m., local time. The purpose of the GMC Meeting is to approve and adopt the Agreement and to transact any other business as may properly come before the GMC Meeting or any postponements or adjournments thereof. See "General Microwave Corporation Special Meeting -- Date, Time and Place of GMC Meeting" and
"-- Purpose."

RECORD DATE AND VOTE REQUIRED

Only GMC shareholders of record at the close of business on November 17, 1998 are entitled to notice of and to vote at the GMC Meeting. Pursuant to New York Business Corporation Law, the affirmative vote of the holders of two-thirds of the GMC common stock outstanding as of the GMC Record Date is required to approve and adopt the Agreement. See "General Microwave Corporation Special Meeting -- Vote Required."

As of November 17, 1998, there were 154 shareholders of record of GMC common stock and 1,214,275 shares of GMC common stock outstanding, each of which will be entitled to cast one vote per share on each matter to be acted upon at the GMC Meeting.

HERLEY IRREVOCABLE PROXIES AND STOCK OWNERSHIP

Each of the nine members of the Board of Directors of GMC, two officers of GMC, and Mr. Frederick Zissu, a large shareholder and former Chairman of GMC, have granted irrevocable proxies to Herley to vote their shares (approximately 30% in the aggregate of the outstanding GMC common stock) in favor of the Agreement. In addition, as of

November 17, 1998, Herley owned an additional approximately 30% of the outstanding GMC common stock.

RECOMMENDATION OF GMC BOARD OF DIRECTORS

GMC's Board of Directors has unanimously approved the Agreement and the transactions contemplated thereby and has determined that the Merger is fair and in the best interests of GMC and its shareholders. After careful consideration, the GMC Board unanimously recommends a vote in favor of approval and adoption of the Agreement. GMC Shareholders should read this Proxy Statement/Prospectus carefully prior to voting. See "The Merger -- GMC's Reasons for the Merger,"
"-- Herley's Reasons for the Merger," and "General Microwave Corporation Special Meeting -- Recommendation of GMC Board of Directors."

THE MERGER

TERMS OF THE MERGER

The Merger will be effective at the time the Certificate of Merger is filed with the Secretary of State of the State of New York or any later time which is agreed to in writing by Herley, GMC and Acquisition and specified in the Certificate of Merger. At such Effective Time, Acquisition will merge with and into GMC and GMC will become a wholly-owned subsidiary of Herley. Herley currently intends to combine its operations with GMC's operations as soon as practicable following the closing of the Merger. In the Merger, each outstanding share of GMC common stock will be converted into the right to receive $18.00 in cash and a Warrant to purchase one share of Herley common stock at a price of $14.40 per share, if exercised on or before January 11, 1999 and $15.60 per share if exercised after January 11, 1999. See "Description of Herley Capital Stock -- Description of Warrants." Shares of GMC common stock owned by holders who have exercised appraisal rights under New York law and shares held in the treasury of GMC or owned by Acquisition, Herley or any wholly-owned subsidiary of Herley or GMC will not be converted in the Merger. Each outstanding option or right to purchase GMC common stock under the GMC Stock Option Plans will be cancelled in exchange for the right to receive cash equal to $18.00 minus the per share exercise price of such option and minus any amounts required for Federal and State withholding taxes, and a Warrant to purchase one share of Herley common stock. See "Certain Provisions of the Merger Agreement -- Conversion of Shares and Options."

EFFECTIVE TIME OF THE MERGER

The Merger is expected to close and the Effective Time is expected to be on or about January 8, 1999, assuming all of the conditions to the Merger are met or waived prior to that date. See "Certain Provisions of the Merger
Agreement -- Effective Time."

EXCHANGE OF GMC STOCK CERTIFICATES

Promptly after the Effective Time, American Stock Transfer and Trust Company, as Herley's paying agent, will deliver to each GMC shareholder of record a letter of transmittal with instructions regarding how to surrender GMC share certificates. YOU SHOULD NOT SURRENDER YOUR GMC COMMON STOCK UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE PAYING AGENT. Each outstanding option or right to purchase GMC common stock under the GMC Stock Option Plans will be converted into the right to receive for each share of GMC stock subject to the option an amount in cash equal to $18.00 minus the per share exercise price and a Warrant to purchase one share of Herley common stock. Holders of options to purchase GMC stock will also receive instructions regarding how to surrender their options. YOU MUST SURRENDER OPTION AGREEMENTS TO THE SECRETARY OF HERLEY OR OTHERWISE CONFIRM TO HERLEY IN WRITING WHAT YOUR OPTION HOLDINGS ARE. See "Certain Provisions of the Merger
Agreement -- Conversion of Shares and Options."

STOCK OWNERSHIP FOLLOWING THE MERGER

Based on the number of shares of GMC common stock and the number of shares of Herley common stock outstanding on November 17, 1998, assuming the exercise of the Warrants and that no GMC shareholders exercise appraisal rights (i) the shares of Herley common stock that will be owned by GMC shareholders will represent approximately 15% of the outstanding Herley common stock after the merger and (ii) the shares of Herley common stock owned by Herley stockholders will represent approximately 85% of the outstanding Herley common stock after the merger. See "The Merger -- Stock Ownership Following the Merger."

NO SOLICITATION BY GMC

Until the earlier of the Effective Time of the Merger or termination of the Agreement pursuant to its terms, GMC and the GMC shareholders who are parties to the Agreement have agreed not to, and GMC has agreed to instruct its directors, officers, affiliates and advisors not to, directly or indirectly, solicit, initiate or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in, continue or enter into any negotiations or discussions concerning, any business combination with or the purchase of all or a portion of the assets of, or any equity interest in GMC or its subsidiaries. GMC and those GMC shareholders have also agreed to immediately notify Acquisition if any person inquires or makes a proposal regarding any acquisition and to as promptly as practicable notify Acquisition of the significant terms and conditions of any such acquisition proposal. See "Certain Provisions of the Merger Agreement -- Conduct of GMC's Business Prior to The Merger" and " -- Termination."

MARKET PRICE DATA

The Herley common stock is traded on the Nasdaq National Market under the symbol "HRLY." On August 21, 1998, the last day before the announcement of the Agreement, the closing price of Herley common stock as reported on Nasdaq was $9.75 per share. On December 3, 1998, the closing price of Herley common stock as reported on Nasdaq was $11.875. There can be no assurance as to the actual price of Herley common stock prior to, at or at any time following the Effective Time of the Merger, or in the event the Merger is not consummated. See "Risk Factors," and "Herley Stock Information."

GMC common stock is traded on the American Stock Exchange under the symbol "GMW." On August 21, 1998, the last day before the execution of the Agreement, the closing price of GMC common stock as reported on the Amex was $10.625 per share. On December 3, 1998, the closing price of GMC common stock as reported on the Amex was $18.00. Following the Merger, GMC common stock will no longer be traded. There can be no assurance as to the actual price of GMC common stock prior to, or at the Effective Time of the Merger, or in the event the Merger is not consummated. See "Risk Factors," and "GMC Stock Information."

TERMINATION

The Agreement may be terminated under certain circumstances, including:

     - by mutual written consent of Acquisition and GMC authorized by their respective Boards of Directors;

     - by any party not in breach if certain conditions contained in the Agreement are not satisfied within the time contemplated by the Agreement; or

     - by either Herley or GMC if the other party breaches certain representations, warranties or covenants contained in the Agreement.

CONDITIONS TO THE MERGER

Various conditions must be satisfied prior to the consummation of the Merger, including:

     - the Agreement must be approved by the holders of two-thirds of the GMC common stock;

     - the Registration Statement filed with the Commission relating to the issuance of Warrants and the underlying shares of Herley common stock in connection with the Merger shall be effective;

     - the shares underlying the Warrants shall be authorized for listing on Nasdaq;

     - there shall be no injunction, court order, or other legal restraint trying to prevent the Merger; and

     - all applicable filings shall have been made and all applicable regulatory approvals shall have been obtained, including securities or "blue sky" commissions.

In addition, GMC does not have to consummate the Merger unless the following conditions are met or waived:

     - the representations and warranties of Herley and Acquisition in the Agreement are accurate,

     - GMC has received a legal opinion from counsel representing Herley;

     - Acquisition deposits with American Stock Transfer & Trust Company, as paying agent, funds and Warrants sufficient to enable the Merger to be consummated pursuant to its terms; and

     - the Merger shall be completed no later than January 8, 1999.

     Similarly, Acquisition does not have to consummate the Merger unless the following conditions are met or waived:

     - the representations and warranties of GMC contained in the Agreement are accurate;

     - GMC has performed in all material respects the covenants required by the Agreement;

     - there has been no material adverse effect with respect to GMC;

     - Herley has received a legal opinion from counsel representing GMC;

     - holders of not more than 15% of the outstanding GMC common stock have exercised dissenter's rights under Sections 623 and 910 of the New York Business Corporation Law;

     - the Board of Directors of GMC have terminated the GMC Stock Option Plan as of the Effective Time of the Merger;

     - GMC has received a satisfactory fairness opinion;

     - Acquisition has finished its due diligence investigation of GMC and determined that the representations and warranties of GMC in the Agreement are materially true and correct. This due diligence condition has been satisfied; and

     - the Merger shall be completed no later than January 8, 1999.

See "Certain Provisions of the Merger Agreement -- Conditions to the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

In considering the recommendation of the GMC Board with respect to the Agreement, holders of GMC common stock should be aware that certain members of the GMC Board and certain executive officers of GMC have certain interests in the Merger that are in addition to the interests of holders of GMC common stock generally. See "The Merger -- Interests of Certain Persons."

APPRAISAL RIGHTS

Holders of GMC common stock will be entitled to appraisal rights under the New York Business Corporation Law in connection with the Merger. A holder of GMC common stock who desires to pursue appraisal rights must (i) file a written objection to the Agreement with GMC before the taking of the shareholders' vote on the Agreement, (ii) refrain from voting in favor of the Agreement, and (iii) make written demand from the surviving corporation for payment for the shareholder's shares, all in accordance with the New York Business Corporation Law. Such appraisal rights are conditioned upon not voting for the Agreement. See "The Merger -- Appraisal Rights."

ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW AND HERLEY'S CHARTER DOCUMENTS

Certain provisions of Delaware law and Herley's Certificate of Incorporation and By-laws could make it more difficult for a third party to acquire control of Herley without the approval of its Board of Directors, even if the change in control could be beneficial to the interests of Herley's stockholders. Herley is and will be subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 restricts a corporation from entering into certain "business combinations" with an "interested person" for a period of three years. An interested person is generally defined to mean a person or entity that has acquired in excess of 15% of a company's voting stock. Herley's Board of Directors will continue to be classified into three classes, so a person who wishes to propose an alternative slate of nominees to Herley's Board of Directors can propose nominees for only one-third of the Board per year. Herley's Certificate of Incorporation will continue to require that certain transactions, including mergers and sales or transfers of all or substantially all of the assets to "interested persons"as defined in Section 203 of the Delaware General Corporation Law, be approved by holders of 80% of the stock. See "Comparison of Capital Stock."

FAIRNESS OPINION

Franco, Lewis & Company, Inc. has delivered to the GMC Board its written opinion, dated November 12, 1998, to the effect that, as of November 12, 1998, the consideration to be received by the holders of GMC common stock in the Merger was fair from a financial point of view. The full text of the opinion of Franco, Lewis & Company, Inc., which sets forth assumptions made and matters considered, is attached hereto as Annex C to this Proxy Statement/Prospectus, and is incorporated herein by reference. HOLDERS OF GMC COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "The Merger -- Fairness Opinion of Franco, Lewis & Company, Inc." and Annex C attached hereto.

INCOME TAX TREATMENT

Assuming that a holder of GMC common stock holds his or her shares as a capital asset, the holder will recognize capital gain or loss equal to the difference between (i) the cash and the fair market value of the Warrant received and (ii) the holder's basis in the GMC common stock given up in the exchange. Under the federal income tax backup withholding rules, the Paying Agent will generally be required to withhold 31% of all payments to a payee, unless the payee provides a tax identification number (social security number, in the case of an individual, or employer identification number in the case of other GMC shareholders) and certifies that the tax identification number is correct. Any amounts withheld will be allowed as a credit against the holder's Federal income tax liability.

ALL GMC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS. See "The Merger -- Certain U. S. Federal Income Tax Consequences of the Merger."

REGULATORY MATTERS

Herley and GMC are not aware of any material governmental or regulatory approvals which are required for consummation of the Merger, other than compliance with the federal securities laws and applicable state securities and "blue sky" laws. See "The Merger -- Governmental and Regulatory Approvals."

ACCOUNTING TREATMENT

It is anticipated that the Merger will be accounted for as a "purchase" transaction. Under the purchase method of accounting, the value of the assets and liabilities of GMC will be recorded at their estimated fair market value at the Effective Time of the Merger and goodwill will be recorded to the extent that the purchase price exceeds the fair market value of the net assets acquired. The consolidated results of operations of GMC will be included in the consolidated results of operations of Herley from the Effective Time of the Merger and not for the entire fiscal year ending August 1, 1999. See "The Merger -- Accounting Treatment."

RISK FACTORS

For a discussion of the risks of an investment in Herley common stock, see "Risk Factors."

       SELECTED HISTORICAL AND SELECTED PRO FORMA COMBINED FINANCIAL DATA

The following selected historical financial information of Herley and GMC, except for the GMC data as of and for the six months ended August 30, 1997 and August 29, 1998, has been derived from their respective historical audited consolidated financial statements, and should be read in conjunction with such consolidated financial statements and the notes thereto, included elsewhere in this Proxy Statement/ Prospectus. The statement of operations data of GMC presented below for the six month periods ended August 30, 1997 and August 29, 1998 and the balance sheet data as of August 30, 1997 and August 29, 1998 were derived from unaudited consolidated financial statements of GMC included elsewhere in this Proxy Statement/Prospectus. Such unaudited consolidated financial statements, in the opinion of GMC's management, contain all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the consolidated financial position and results of operations for these periods. The selected pro forma financial information is derived from the unaudited pro forma combined condensed financial statements, which give effect to the Merger as a purchase, and should be read in conjunction with such unaudited pro forma combined condensed statements and the notes thereto included in this Proxy Statement/Prospectus. For purposes of the pro forma operating data, Herley's consolidated financial statements for the 52 weeks ended August 2, 1998 have been combined with the GMC financial statements for the twelve-month period ended August 29, 1998. No cash dividends have been declared or paid on Herley common stock for the past five years. GMC paid a special cash dividend of $0.25 per share on February 9, 1994. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods indicated, nor is it necessarily indicative of future operating results or financial position.

         HERLEY SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

                                         52 WEEKS ENDED             53 WEEKS    52 WEEKS
                                ---------------------------------     ENDED       ENDED
                                JULY 31,    JULY 30,    JULY 28,    AUGUST 3,   AUGUST 2,   PRO FORMA
                                  1994        1995        1996        1997        1998      COMBINED
                                ---------   ---------   ---------   ---------   ---------   ---------
                                           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales(1)..................    $30,508     $24,450     $29,001     $32,195     $40,798     $63,477
Costs and expenses............     27,368      23,189      25,630      27,047      32,508      53,562
                                ---------   ---------   ---------   ---------   ---------   ---------
Income before unusual items...      3,140       1,261       3,371       5,148       8,290       9,915
Unusual items(2)..............       (746)     (5,447)         --          --          --          --
                                ---------   ---------   ---------   ---------   ---------   ---------
Income (loss) from
  operations..................      2,394      (4,186)      3,371       5,148       8,290       9,915
Other income (expense)(3).....        143        (700)        400         136         140        (815)
                                ---------   ---------   ---------   ---------   ---------   ---------
Income (loss) before income
  taxes.......................      2,537      (4,886)      3,771       5,284       8,430       9,100
Provision for income
  taxes(4)(7).................        676           4         102         480       2,934       2,602
                                ---------   ---------   ---------   ---------   ---------   ---------
Net Income (loss).............    $ 1,861     $(4,890)    $ 3,669     $ 4,804     $ 5,496     $ 6,498
                                =========   =========   =========   =========   =========   =========
Earnings (loss) per common
  share -- Basic..............      $0.33      $(0.98)      $0.97       $1.18       $1.11       $1.31
                                =========   =========   =========   =========   =========   =========

                                         52 WEEKS ENDED             53 WEEKS    52 WEEKS
                                ---------------------------------     ENDED       ENDED
                                JULY 31,    JULY 30,    JULY 28,    AUGUST 3,   AUGUST 2,   PRO FORMA
                                  1994        1995        1996        1997        1998      COMBINED
                                ---------   ---------   ---------   ---------   ---------   ---------
                                           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Basic weighted
  average shares
  outstanding(5)(6)...........  5,701,896   4,978,868   3,786,176   4,063,505   4,969,248   4,969,248
                                =========   =========   =========   =========   =========   =========
Earnings (loss) per common
  share-Diluted...............      $0.33      $(0.98)      $0.86       $1.01       $1.02       $1.20
                                =========   =========   =========   =========   =========   =========
Diluted weighted
  average shares
  outstanding(5)(6)...........  5,701,896   4,978,868   4,253,785   4,733,682   5,407,283   5,407,283
                                =========   =========   =========   =========   =========   =========
BALANCE SHEET DATA:
Current assets................    $15,971     $15,453     $16,263     $20,476     $36,437     $37,266
Current liabilities...........     10,218       9,974       7,559       9,813       9,843      14,271
Working capital...............      5,753       5,479       8,704      10,663      26,594      22,995
Total assets..................     53,852      42,229      42,509      39,257      57,553      76,255
Long-term debt, less current
  portion.....................     14,823      10,525      11,021       2,890       4,111      14,338
Total shareholders'
  equity(6)...................    $28,281     $18,988     $21,032     $23,371     $40,441     $41,047

-------------------------

(1) On August 4, 1997, Herley acquired Metraplex Corporation and accordingly the 52 week period ended August 2, 1998 includes the results of operations of Metraplex.

(2) Represents settlement costs, legal fees, and related expenses in connection with the settlement of certain legal claims in 1995; and charges in excess of reserves for warranty claims in connection with an acquisition in 1994.

(3) Consists principally of interest expense offset by investment income as detailed in the Company's consolidated statements of income.

(4) The 1996 and 1997 tax provisions reflect the utilization of a net operating loss carryforward generated in 1995.

(5) As adjusted to give effect to a four-for-three stock split on September 30, 1997.

(6) In December 1997, Herley completed the sale of 700,000 shares of common stock and 1,265,000 shares of common stock purchase warrants to the public. The net proceeds received were $7,451,579.

(7) The pro forma effective tax rate is lower than the statutory tax rate due to the reversal of a valuation allowance of $698,000 during the twelve months presented that was previously provided against deferred tax assets of GMC.

                 GMC SELECTED HISTORICAL FINANCIAL INFORMATION

                                                        YEAR ENDED                                      SIX MONTHS ENDED
                         ------------------------------------------------------------------------   ------------------------
                         FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   AUGUST 30,   AUGUST 29,
                             1994           1995           1996           1997           1998          1997         1998
                         ------------   ------------   ------------   ------------   ------------   ----------   -----------
                                                                                                          (UNAUDITED)
                                                   (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF
  OPERATIONS DATA:
Net sales..............    $18,694        $19,069        $17,428        $20,061        $21,318       $10,475       $11,836
Costs and expenses.....     17,224         18,644         18,608         19,611         19,470         9,892        10,673
                           -------        -------        -------        -------        -------       -------       -------
Operating earnings
  (loss)...............      1,470            425         (1,180)           450          1,848           583         1,163
Other income
  (expense)............        (31)          (224)          (184)          (208)           (82)          (50)           25
                           -------        -------        -------        -------        -------       -------       -------
Earnings (loss) from
  continuing operations
  before income
  taxes................      1,439            201         (1,364)           242          1,766           533         1,188
Income taxes benefit
  (expense)............       (445)           266            222            (40)           151           (48)         (390)
                           -------        -------        -------        -------        -------       -------       -------
Earnings (loss) from
  continuing
  operations...........        994            467         (1,142)           202          1,917           485           798
Net earnings (loss)
  from discontinued
  operations(1)........         49           (292)          (635)        (3,288)           953           953            --
                           -------        -------        -------        -------        -------       -------       -------
Net earnings (loss)....    $ 1,043        $   175        $(1,777)       $(3,086)       $ 2,870       $ 1,438       $   798
                           =======        =======        =======        =======        =======       =======       =======
BASIC PER SHARE DATA:
Net earnings (loss)
  from continuing
  operations...........    $  0.73        $  0.38        $ (0.95)       $  0.17        $  1.59       $  0.40       $  0.66
Net earnings (loss)
  from discontinued
  operations(1)........       0.03          (0.24)         (0.53)         (2.73)          0.79          0.79            --
                           -------        -------        -------        -------        -------       -------       -------
Net earnings (loss)....    $  0.76        $  0.14        $ (1.48)       $ (2.56)       $  2.38       $  1.19       $  0.66
                           =======        =======        =======        =======        =======       =======       =======
Basic weighted average
  common shares
  outstanding..........  1,358,985      1,228,838      1,196,682      1,203,592      1,207,704      1,205,776    1,210,787
DILUTED PER SHARE DATA:
Net earnings (loss)
  from continuing
  operations...........    $  0.73        $  0.38        $ (0.95)       $  0.17        $  1.56       $  0.40       $  0.64
                           -------        -------        -------        -------        -------       -------       -------
Net earnings (loss)
  from discontinued
  operations(1)........       0.03          (0.24)         (0.53)         (2.73)          0.78          0.78            --
                           -------        -------        -------        -------        -------       -------       -------
Net earnings (loss)....    $  0.76        $  0.14        $ (1.48)       $ (2.56)       $  2.34       $  1.18       $  0.64
                           =======        =======        =======        =======        =======       =======       =======
Diluted weighted
  average common shares
  outstanding..........  1,366,258      1,234,596      1,196,682      1,206,277      1,229,098      1,216,942    1,247,389

                                                        YEAR ENDED                                      SIX MONTHS ENDED
                         ------------------------------------------------------------------------   ------------------------
                         FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   AUGUST 30,   AUGUST 29,
                             1994           1995           1996           1997           1998          1997         1998
                         ------------   ------------   ------------   ------------   ------------   ----------   -----------
                                                                                                          (UNAUDITED)
                                                   (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
BALANCE SHEET DATA:
Current assets.........    $17,023        $15,698        $14,029        $12,389        $13,452       $12,117       $14,209
Current liabilities....      3,687          3,795          4,079          5,545          4,160         3,798         4,128
Long-term debt, less
  current
  installments.........      3,206          2,631          2,326          1,627            806         1,444           797
Stockholders' equity...     17,566         16,337         14,575         11,545         14,440        12,984        15,239

-------------------------

(1) See Note 2 to the GMC Consolidated Financial Statements.

                              GENERAL INFORMATION

This Proxy Statement/Prospectus is furnished by GMC in connection with the solicitation of proxies to be used at the GMC Meeting. This Proxy
Statement/Prospectus is also furnished by Herley to GMC shareholders in connection with the issuance of Warrants to purchase shares of Herley common stock in connection with the Merger described herein.

Herley has provided the information concerning Herley Acquisition and the pro forma financial information regarding the Combined Company, and GMC has provided the information concerning GMC. As used herein, the term "Combined Company" means Herley and GMC and their respective subsidiaries as a consolidated entity following the Merger, and references to the products, business, results of operations or financial condition of the Combined Company should be considered to refer to Herley and GMC, unless the context otherwise requires.

                                  RISK FACTORS

IN EVALUATING THE PROPOSALS TO BE VOTED ON THE GMC MEETING AND THE ACQUISITION OF THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS.

RISKS RELATING TO INTEGRATION OF OPERATIONS

Herley has entered into the Agreement because it expects that the proposed Merger will result in long-term strategic benefits. Achieving these benefits will depend in part on whether Herley and GMC's operations can be integrated efficiently and effectively. There can be no assurance that this will occur. The combination of the companies will require, among other things, integration of the companies' respective product offerings and coordination of their sales, marketing and research and development efforts.

The successful expansion of Herley's business will require communication and cooperation in product development and marketing among the senior executives and key technical personnel of Herley and GMC. Given the inherent difficulties involved in completing a major business combination there can be no assurance that:

     - cooperation among Herley and GMC's senior executives and key technical personnel will occur;

     - Herley will retain its and GMC's key technical and management personnel;

     - the business combination will not result in disruptions in the Combined Company's business;

     - the integration of the businesses of Herley and GMC will be successful;
       or

     - the Combined Company will realize any of the anticipated benefits of the Merger.

The integration of operations following the Merger will require the dedication of management resources, which may distract attention from day-to-day operations. The inability of management to successfully integrate the operations of the companies could have a material adverse effect upon the business, operating results and financial condition of the Combined Company.

Herley also believes that the Combined Company will benefit from the combination of Herley and GMC's marketing efforts, but there can be no assurance that the Combined Company will be able to take full advantage of such combination or that channel conflicts will not develop due to the attempt to integrate Herley and GMC's separate distribution channels.

NO ADJUSTMENTS TO CONSIDERATION

Under the terms of the Agreement, each share of GMC common stock issued and outstanding at the Effective Time of the Merger will be converted into the right to $18.00 in cash and a Warrant to purchase one share of Herley common stock. The Agreement does not provide for adjustment of the consideration based on fluctuations in the price of Herley common stock or GMC common stock. Accordingly, some of the value of the consideration to be received by shareholders of GMC upon the Merger will depend on the market price of the Herley common stock at the Effective Time . There can be no assurance that the market price of the Herley common stock after the Effective Time will not be lower than the exercise price of the Warrant.

EFFECTS OF MERGER ON CUSTOMERS

There can be no assurance that the present and potential customers of GMC and Herley will continue their current buying patterns without regard to the proposed Merger. Any significant delay or reduction in orders could have an adverse effect on the near-term business and results of operations of the Combined Company.

RISKS ASSOCIATED WITH EXPANSION INTO NEW MARKETS

The Combined Company can be expected to introduce new products and expand its product offerings in the existing markets of Herley and GMC. Broad market acceptance of the Combined Company's new products is critical to the Combined Company's future success. Herley believes that factors affecting the ability of the Combined Company's products to achieve broad market acceptance include:

     - product performance,

     - price,

     - adaptation to rapid technological change, and

     - competitive product offerings.

There can be no assurance that the Combined Company will be able to respond promptly and effectively to the challenges of technological change and its competitors' innovations, or that the Combined Company will be able to achieve the necessary market acceptance, or compete effectively, in its product markets.

FLUCTUATIONS IN QUARTERLY RESULTS; FUTURE OPERATING RESULTS UNCERTAIN

Herley's and GMC's quarterly operating results have in the past, and the Combined Company's results may in the future, fluctuate significantly depending on factors such as:

     - demand for its products,

     - the size and timing of orders,

     - the number, timing and significance of new product announcements by it and its competitors,

     - its ability to develop, introduce and market new and enhanced versions on a timely basis,

     - the level of product and price competition,

     - changes in operating expenses,

     - changes in average selling prices and product mix,

     - product returns,

     - changes in technology, and

     - general economic factors.

As a result, because product revenues in any quarter may be substantially dependent on orders booked and shipped in that quarter, revenues for any future quarter may not be predictable with any significant degree of accuracy. If revenue levels are below expectations, operating results are likely to be adversely affected and may be below the expectations of public market analysts and investors. In such event, the price of the Herley common stock would likely decrease.

TECHNOLOGICAL CHANGE

The flight instrumentation industry is characterized by technological change. Herley's future success will depend upon its ability to continually enhance its current products and systems and develop and introduce new products and systems that keep pace with the increasingly sophisticated needs of its customers and the technological advancements of its competitors. There can be no assurance that Herley will be successful in developing and marketing product enhancements, new products or totally new systems that will adequately meet the requirements of the marketplace. As a result, Herley has expended substantial resources for system and product development and intends to continue to expend such resources in the future. The development of new or enhanced systems or products results in expenditures and costs that Herley may not recover if the system or product is unsuccessful. See "The Companies -- Business of Herley."

DEPENDENCE UPON KEY PERSONNEL

The success of Herley depends upon the efforts of its executive officers and other key personnel, including Lee N. Blatt, Chairman of the Board and Chief Executive Officer and Myron Levy, President, and in the event of an acquisition, its ability to attract and retain other highly qualified management and technical personnel. Although Herley has existing employment agreements with Messrs. Blatt and Levy the loss of the services of Mr. Blatt and Mr. Levy could have an adverse effect on the Combined Company's business and prospects. Herley does not maintain key-man life insurance. There can be no assurance that Herley will be successful in the event it needs to hire and retain additional key personnel. See "Management."

INTERNATIONAL SALES; CURRENCY FLUCTUATIONS

International sales represented approximately 29% of Herley's total revenues for the 52 weeks ended August 2, 1998 and the 53 weeks ended August 3, 1997. International sales represented approximately 34% of GMC's total revenues for the fiscal years ended February 28, 1998 and the six months ended August 29, 1998. Herley believes that continued profitability requires additional expansion of sales in foreign markets. This expansion will continue to require significant management attention and financial resources and could adversely affect the Combined Company's operating margins. In order to increase international sales in the future, the Combined Company may be required to establish additional foreign operations, hire additional personnel and recruit additional international resellers. To the extent that the Combined Company is unable to expand international sales in a timely and cost-effective manner, its business, operating results and financial condition could be materially adversely affected. In addition, there can be no assurance that the Combined Company will be able to maintain or increase international market demand for its products.

All of Herley's and GMC's international sales are currently denominated in U.S. dollars. Consequently, Herley and GMC do not currently engage in any hedging activities. To date, exposure to currency fluctuations has not been significant but there can be no guarantee that future fluctuations in the currency exchange rates will not have a material adverse effect on the Combined Company's business, operating results and financial condition.

Additional risks inherent in the Combined Company's international business activities include:

     - unexpected changes in regulatory requirements;

     - tariffs and other trade barriers;

     - costs of localizing products for foreign countries;

     - lack of acceptance of localized products in foreign countries;

     - longer accounts receivable payment cycles;

     - difficulties in collecting payment;

     - difficulties in managing international operations;

     - potentially adverse tax consequences, including repatriation of earnings;

     - reduced protection for intellectual property;

     - the burdens of complying with a wide variety of foreign laws; and

     - the effects of high local wage scales and other expenses.

There can be no assurance that such factors will not have a material adverse effect on the Combined Company's future international sales and, consequently, the Combined Company's business, operating results and financial condition.

DEPENDENCE ON PROPRIETARY TECHNOLOGY; RISK OF THIRD PARTY CLAIMS FOR
INFRINGEMENT

Herley does not have any patents. GMC has 12 patents in the United States which cover various products. The Combined Company will rely on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. The laws of some foreign countries do not protect proprietary rights as thoroughly as do the laws of the United States. Policing unauthorized use of Herley's or GMC's products is difficult, time-consuming and costly. However, the actions taken by the Combined Company to establish and protect its proprietary rights may not be enough to prevent imitation of its products or to prevent others from claiming violations of their proprietary rights by the Combined Company. Any such claims, whether with or without merit, could be time-consuming, result in costly litigation and diversion of resources, cause product shipment delays or require the Combined Company to enter into royalty or licensing agreements. Any such royalty or licensing agreements may not be available on terms acceptable to the Combined Company or at all. In the event of a successful claim of product infringement against the Combined Company and the failure or inability of the Combined Company to license the infringed or similar technology, the Combined Company's business, operating results and financial condition could be materially adversely affected.

POTENTIAL ANTI-TAKEOVER PROVISIONS

Certain provisions of Delaware law and the Combined Company's Certificate of Incorporation and By-laws could make it more difficult for a third party to acquire control of Herley, even if the change in control could be beneficial to the interests of the stockholders. These provisions include:

     - Section 203 of the Delaware General Corporation Law, which prohibits certain business combinations with interested stockholders,

     - the classification of Herley's Board of Directors into three classes and

     - the requirement that stockholders owning at least 80% of the outstanding shares of Herley common stock approve certain transactions, including mergers and sales or transfers of all or substantially all of the assets of the Combined Company.

These provisions could limit the price that certain investors might be willing to pay in the future for shares of Herley common stock and the Warrants. See "Description of Herley Capital Stock."

YEAR 2000 RISK

The "Year 2000" problem relates to computer systems that have time and date-sensitive programs that were designed to read years beginning with "19", but may not properly recognize the year 2000. If a computer system or software application used by Herley or a third party dealing with Herley fails because of the inability of the system or application to properly read the year 2000 the results could have a material adverse effect on Herley.

A substantial part of Herley's revenues are derived from firm fixed price contracts with U.S. government agencies, prime contractors or subcontractors on military or aerospace programs, and many foreign governments. If Herley is unable to perform under these contracts due to a Year 2000 problem, the customer could terminate the contract for default. While lost revenues from such an event are a concern for Herley, the greater risks are the consequential damages for which Herley could be liable for failure to perform under the contracts. Such damages could have a material adverse impact on Herley's results of operations and financial position. Herley has reviewed its computer and other systems to attempt to ensure that they will be Year 2000 compliant. Herley has been advised by the provider of its computer hardware that the hardware complies with Year 2000 requirements. Herley's financial, manufacturing, and other software applications related to its hardware have been updated to comply with Year 2000. Certain modules have been fully tested, with the remaining modules to be tested by the end of fiscal 1999.

Herley is also reviewing its utility systems (heat, light, phones, liquid nitrogen, etc.) for the impact of Year 2000, as well as determining the state of readiness of its material suppliers. This process will be ongoing and Herley's efforts with respect to specific problems identified, and future costs associated with them, will depend in part upon its assessment of the risk that any such problems may cause a disruption in manufacturing or other problem which Herley believes would have a material adverse impact on its operations. However, Herley cannot control the conduct of its suppliers. Therefore, there can be no guarantee that Year 2000 problems originating with a supplier will not occur. There can be no absolute assurance that third parties will convert their systems in a timely manner. Herley believes that its actions will minimize these risks and that any additional cost of Year 2000 compliance for its information and production systems will not be material to its consolidated results of operations and financial position.

ADDITIONAL ISSUANCES OF STOCK WITHOUT STOCKHOLDER APPROVAL

After this offering, Herley will have an aggregate of approximately 8,903,302 shares of common stock authorized but unissued and not reserved for specific purposes. All of such shares may be issued without any action or approval by the Combined Company's stockholders. Any shares issued would further dilute the percentage ownership of the Company held by the investors in this offering. Unissued but reserved shares of Herley common stock include shares of common stock reserved for issuance in connection with the exercise of (i) the Warrants,
(ii) the stock options issued under Herley's stock option plans, (iii) currently outstanding warrants, including the warrants held by officers and directors.

The market price of the Herley common stock could drop as a result of sales of a large number of shares in the market, or the perception that such sales could occur. These factors could also make it more difficult for the Combined Company to raise funds through future offerings of Herley common stock during the terms of these stock options and warrants because of the potential dilution and because the holders thereof might be expected to convert or exercise them if the market price of the Herley common stock exceeds their conversion or exercise price. See "Description of Herley Capital Stock."

          CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This Proxy Statement/Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of certain factors, including those set forth in the various risk factors set forth herein. In connection with forward-looking statements which appear herein, stockholders should carefully review the factors set forth in this Proxy Statement/Prospectus under "Risk Factors." Reference is also made to the particular forward-looking discussions set forth under "Herley -- Herley Management's Discussion and Analysis of Financial Condition and Results of Operations" and "GMC -- GMC Management's Discussion and Analysis of Financial Condition and Results of Operations."

                 GENERAL MICROWAVE CORPORATION SPECIAL MEETING

DATE, TIME AND PLACE OF GMC MEETING

The GMC Meeting will be held at 5500 New Horizons Boulevard, Amityville, New York on Wednesday, January 6, 1999 at 10:00 a.m. local time.

PURPOSE

The purposes of the GMC Meeting are to approve the Merger and adopt the Agreement and to transact such other matters as may properly come before the GMC Meeting or any postponements or adjournments thereof.

RECORD DATE AND OUTSTANDING SHARES

Only shareholders of record of GMC common stock at the close of business on November 17, 1998 (the "GMC Record Date") are entitled to notice of, and to vote at, the GMC Meeting. As of the GMC Record Date, there were 154 shareholders of record holding an aggregate of approximately 1,214,275 shares of GMC common stock.

On or about December 11, 1998, a notice meeting the requirements of New York law is being mailed to all shareholders of record as of the GMC Record Date.

VOTE REQUIRED

Pursuant to the New York Business Corporation Law (the "NYBCL" or "NY Corporation Law") and the GMC Certificate of Incorporation, as amended, the affirmative vote of the holders of two-thirds of the GMC common stock outstanding as of the GMC Record Date is required to approve and adopt the Agreement. Each shareholder of record of GMC common stock on the GMC Record Date will be entitled to cast one vote per share on each matter to be acted upon at the GMC Meeting.

The representation, in person or by proxy, of at least a majority of the outstanding shares of GMC common stock entitled to vote at the GMC Meeting is necessary to constitute a quorum for the transaction of business. The effect of an abstention and of a broker "non-vote" is the same as that of a vote "against" the proposal.

HERLEY'S IRREVOCABLE PROXIES AND STOCK OWNERSHIP

In connection with the execution of the Agreement, the entire Board of Directors of GMC, two officers of GMC, and Mr. Frederick Zissu, a large shareholder and former Chairman of GMC, granted irrevocable proxies to vote their shares of GMC common stock (which, in the aggregate, represent approximately 30% of the outstanding common stock of GMC) in favor of the Merger and the adoption of the Agreement.

In addition, as of November 17, 1998, Herley has purchased 365,600 shares of GMC common stock on the open market, which represents approximately 30% of the outstanding common stock of GMC. Together with the shares Herley is entitled to vote by virtue of the irrevocable proxies as of November 17, 1998, Herley has voting power over 721,659, or 60%, of the outstanding common stock of GMC. Under the NYBCL, an affirmative vote of shareholders holding two-thirds of the outstanding common stock of GMC is required to approve the Agreement.

PROXIES

Each of the persons named as proxies for the GMC Meeting is an officer of GMC. All shares of GMC common stock that are entitled to vote and are represented at the GMC Meeting either in person or by properly executed proxies received prior to or at the GMC Meeting and not duly and timely revoked will be voted at the GMC Meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted for the approval of the Agreement.

The GMC Board knows of no other matter to be presented at the GMC Meeting. If any other matter upon which a vote may properly be taken should be presented at the GMC Meeting, shares represented by all proxies received by the GMC Board will be voted with respect thereto in accordance with the judgement of the persons named as proxies in the proxies.

Execution of a proxy does not in any way affect a shareholder's right to attend the meeting and vote in person. Any proxy may be revoked by a shareholder at any time before it is exercised by delivering a written revocation or a later-dated proxy to the Secretary of GMC, or by attending the meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to General Microwave Corporation at 5500 New Horizons Boulevard, Amityville, New York 11701, Attention: Secretary, or hand-delivered to the Secretary of GMC, in each case at or before the taking of the vote at the GMC Meeting.

SOLICITATION OF PROXIES; EXPENSES

All costs of solicitation of proxies for the GMC Meeting will be borne by GMC. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and GMC will reimburse them for their reasonable out-of-pocket costs. In addition, proxies may also be solicited by certain directors, officers and employees of GMC personally or by mail, telephone or telegraph following the original solicitation. Such persons will not receive additional compensation for such solicitation.

APPRAISAL RIGHTS

Pursuant to the NY Corporation Law, and as described in greater detail in the Notice of the Meeting and below, holders of GMC common stock will be entitled to appraisal rights in connection with the Merger. A holder of GMC common stock who desires to pursue appraisal rights must (i) file a written objection to the Agreement with GMC before the taking of the shareholders' vote on the Agreement,
(ii) refrain from voting in favor of the Agreement and (iii) make written demand from the surviving corporation for payment for the shareholder's shares, all in accordance with the NY Corporation Law. Such appraisal rights are not conditioned upon voting against the Agreement. See "The Merger -- Appraisal Rights."

RECOMMENDATION OF GMC BOARD OF DIRECTORS

THE GMC BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, GMC AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, THE GMC BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE AGREEMENT.

                                   THE MERGER

THE FOLLOWING DISCUSSION SUMMARIZES THE PROPOSED MERGER AND RELATED TRANSACTIONS. THE FOLLOWING IS NOT, HOWEVER, A COMPLETE STATEMENT OF ALL PROVISIONS OF THE AGREEMENT AND RELATED AGREEMENTS. DETAILED TERMS OF AND CONDITIONS TO THE MERGER AND CERTAIN RELATED TRANSACTIONS ARE CONTAINED IN THE AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX A. AMENDMENT NO. 1 TO THE AGREEMENT IS ATTACHED AS ANNEX B. REFERENCE IS ALSO MADE TO THE OTHER ANNEXES HERETO. STATEMENTS MADE IN THIS PROXY STATEMENT/PROSPECTUS WITH RESPECT TO THE TERMS OF THE MERGER AND SUCH RELATED TRANSACTIONS ARE QUALIFIED IN THEIR RESPECTIVE ENTIRETIES BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE AGREEMENT AND THE OTHER ANNEXES HERETO. THIS SECTION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" AND ELSEWHERE HEREIN.

BACKGROUND OF THE MERGER

The terms of the Agreement are the result of arm's-length negotiations between representatives and legal advisors of Herley and GMC. The following is a brief discussion of the background of those negotiations.

In early July 1998, Mr. Lee N. Blatt, Chairman and Chief Executive Officer of Herley, called Mr. Sherman Rinkel, Chairman of GMC, to indicate that Herley was interested in pursuing an alliance with GMC. Following that initial contact Messrs. Blatt and Rinkel had preliminary discussions regarding a possible acquisition of GMC by Herley.

On July 17, 1998, Messrs. Blatt and Rinkel met to discuss the general terms of a merger with no specific agreement resulting. At the meeting, Mr. Blatt expressed an interest in acquiring GMC at a purchase price of $16 per share. Mr. Rinkel informed Mr. Blatt that the proposed purchase price was insufficient. Messrs. Blatt and Rinkel agreed to have further discussions regarding a possible transaction between Herley and GMC and to inform their respective Boards of Directors regarding the status of such discussions.

From July 17 to July 31, 1998, Mr. Blatt, Mr. Rinkel and, on one occasion, Mr. Michael Magidson, a director of GMC, held various meetings in person and by telephone to further discuss a possible transaction between GMC and Herley and Mr. Rinkel discussed the proposed acquisition with members of the Board of Directors and GMC's legal counsel, Mr. Michael I. Stolzar, who is also a director. By July 31, 1998, Messrs. Blatt and Rinkel had reached a preliminary agreement as to a purchase price of $18 per share in cash and a Warrant to purchase one share of Herley common stock, subject to the execution of a definitive agreement.

On August 3, 1998, Mr. Stolzar and Herley's legal counsel, Mr. David H. Lieberman, a director of Herley, began discussions related to the terms and conditions of the Agreement. On August 11, 1998, Mr. Lieberman delivered a draft of the Agreement to GMC and Mr. Stolzar, which contained, among other things, a requirement that the directors of GMC and certain other GMC shareholders execute irrevocable proxies in favor of the Merger. Over the next ten days, Messrs. Stolzar and Lieberman held several meetings by telephone in which various terms of the Agreement, the proxies and the Warrant were negotiated. During the same period of time, Mr. Rinkel continued to discuss the proposed acquisition with members of the Board of Directors of GMC.

Concurrently with his negotiations with Herley, Mr. Rinkel contacted other third parties involved in the electronics equipment and defense contracting industries to determine whether any of such parties were interested in a strategic alliance with or acquisition of GMC. In response to his informal inquiries, Mr. Rinkel did not receive any indications of interest from such third parties.

On August 21, 1998, at a special meeting, the GMC Board of Directors met to review the proposed merger transaction. Mr. Rinkel and Mr. Stolzar reported on their negotiations with Mr. Blatt and Herley's legal advisors. Mr. Rinkel reviewed with the GMC Board his contacts with other third parties in the electronics equipment and defense contracting industries regarding a possible transaction. Following such discussions, the GMC Board of Directors approved the terms of the proposed transaction with Herley and the Agreement. Following the conclusion of GMC's special meeting on the evening of August 21, 1998, the Agreement was executed and delivered by the parties. On August 24, 1998, Herley and GMC issued a joint press release announcing the execution of the Agreement.

On November 5, 1998, Nancy D. Lieberman, one of Herley's legal counsel, delivered to Mr. Stolzar a proposed Amendment No. 1 to Agreement and Plan of Merger. The amendment contained, among other things, a revision that made GMC the surviving corporation of the merger with Acquisition. On the following day, Mr. Stolzar and Ms. Lieberman met by telephone to discuss the proposed amendment. On November 12, 1998, at a special meeting, the GMC Board of Directors met by telephone to review and approve the proposed amendment. At that meeting, the GMC Board also considered the fairness opinion provided by Franco, Lewis & Company, Inc. and called the Special Meeting of Shareholders of GMC to consider approval and adoption of the Merger.

GMC'S REASONS FOR THE MERGER

The GMC Board has approved unanimously the Agreement, has determined unanimously that the Merger is fair and advisable and in the best interests of GMC and its shareholders and recommends unanimously that holders of GMC common stock vote FOR approval of the Agreement.

In reaching its decision to approve the Agreement and to recommend that GMC's shareholders vote to approve and adopt the Agreement, the GMC Board considered a number of factors, including the following:

(i) Information with respect to the financial condition, results of operations and business of GMC, on both a historical and a prospective basis, and the influence of current industry, economic and market conditions;

(ii) Strategic alternatives (including continuing the GMC business in its present configuration on a stand-alone basis without significant changes), none of which the GMC Board believed to be as favorable to the holders of the shares of GMC common stock as the Merger;

(iii) The relationship of the value of the consideration offered to the recent trading prices of GMC common stock and the fact that the cash portion alone of the merger consideration represented a 69% premium over the closing price of GMC common stock on August 20, 1998 (the last full trading day prior to the approval of the Agreement by the GMC Board);

(iv) The good strategic fit between the two companies in view of their respective product lines and markets that are expected to produce a favorable impact on the long-term value of Herley as well as enhance the competitive position of the combined entity;

(v) The opportunity for all GMC shareholders to maintain an ownership stake in the combined entity and realize the potential long-term benefits of the Merger; and

(vi) The terms and conditions of the Agreement, including the restrictions against GMC discussions with other potentially interested companies and the fact that either party could terminate the Agreement if the Merger is not consummated by January 8, 1999.

The GMC Board also considered certain potential risks relating to the Merger, including but not limited to the risk that the Merger would not be consummated, with resulting distraction in the interim to GMC's normal business operations. The GMC Board believed, however, that these risks were outweighed by the potential benefits to be realized from the Merger.

Based on this analysis, the GMC Board unanimously determined that the Merger is fair to, and in the best interests of, GMC's shareholders. The foregoing discussion of the information and factors considered by the GMC Board is not intended to be exhaustive, and such information and factors were considered collectively by the GMC Board in connection with its review of the Agreement and the transactions contemplated thereby. In view of the variety of factors considered in connection with its evaluation of the Merger, the GMC Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the GMC Board may have given different weights to different factors.

THE GMC BOARD RECOMMENDS THAT GMC SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AND THE AGREEMENT.

HERLEY'S REASONS FOR THE MERGER

The Board of Directors of Herley believes that the Combined Company will have the potential to realize long-term improved operating and financial results and a stronger competitive position. Herley believes that there is a strategic fit among the two companies' businesses. Herley also believes that the Merger will provide greater opportunities to develop business relationships, license technology, and engage in other strategic combinations and transactions involving their respective products and technologies than would be the case if the companies otherwise independently engaged in these activities.

OPINION OF FRANCO, LEWIS & COMPANY, INC.

GMC engaged Franco, Lewis & Company, Inc.("FLCI") to render an opinion as to the fairness from a financial point of view to the holders of the outstanding shares of GMC common stock of the consideration to be received by such holders in the Merger. FLCI was selected by the GMC Board based on FLCI's qualifications and expertise, as well as FLCI's historic investment banking relationship and familiarity with GMC. FLCI rendered its written opinion on November 12, 1998 to the GMC Board that, as of such date, the consideration to be received by the holders of the common stock in the Merger is fair to such holders from a financial point of view. No limitations were placed on FLCI by the GMC Board with respect to the investigation made or the procedures followed in preparing and rendering its opinion. However, for purposes of this opinion and with the approval of the Board of Directors of GMC, FLCI assumed that the warrants to be received in the Merger by holders of GMC common stock had no value.

THE FULL TEXT OF THE OPINION OF FLCI IS ATTACHED HERETO AS ANNEX C. GMC SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY FLCI. THE SUMMARY OF THE OPINION OF FLCI SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCES TO THE FULL TEXT OF SUCH OPINION. FLCI'S OPINION WAS PREPARED FOR THE GMC BOARD OF DIRECTORS AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF SHARES OF GMC COMMON STOCK PURSUANT TO THE AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY GMC SHAREHOLDER AS TO HOW TO VOTE AT THE GMC MEETING.

In its review of the Merger, and in arriving at its opinion, FLCI, among other things: (i) reviewed the publicly available consolidated financial statements of GMC for recent years and interim periods to date and certain other relevant financial and operating data of GMC made available to FLCI from published sources and from the internal records of GMC; (ii) reviewed certain internal financial and operating information, including certain projections, relating to GMC prepared by the management of GMC; (iii) discussed the business, financial condition and prospects of GMC with certain of its officers; (iv) reviewed the recent reported prices and trading activity for the common stock of GMC and compared such information and certain financial information for GMC with similar information for certain other companies engaged in businesses FLCI considered comparable; (v) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions; (vi) reviewed the Agreement; and (vii) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as FLCI deemed relevant.

FLCI did not assume responsibility for independent verification of any of the information concerning GMC considered in connection with its review of the Merger and, for purposes of its opinion, FLCI assumed and relied upon the accuracy and completeness of all such information. FLCI assumed that there has been no material change in GMC's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements. FLCI relied on advice of counsel and independent accountants to GMC as to all legal and financial reporting matters with respect to GMC, the Merger and the Agreement, including the legal status and financial reporting of litigation involving GMC. FLCI assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. In connection with its opinion, FLCI did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of GMC, nor did it conduct a physical inspection of the properties and facilities of GMC. With respect to the financial forecasts and projections used in its analysis, FLCI assumed that they reflected the best currently available estimates and judgments of the expected future financial performance of GMC. For the purposes of its opinion, FLCI also assumed that GMC was not a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the Merger and those in the ordinary course of conducting their respective businesses. FLCI's opinion is necessarily based upon market, economic, financial and other conditions as they existed and can be evaluated as of the date of the opinion and any subsequent change in such conditions would require a reevaluation of such opinion.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary of the FLCI analyses set forth below does not purport to be a complete description of the presentation by FLCI to the GMC Board. In arriving at its opinion, FLCI did not attribute any particular weight to any analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, FLCI believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses without considering all analyses or of the following summary , without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the FLCI presentation to the GMC Board and its opinion. In performing its analyses, FLCI made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of GMC. The analyses performed by FLCI (and summarized below) are not necessarily indicative of actual values or actual future results which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired.

The following is a brief summary of certain financial analyses performed by FLCI in connection with providing its written opinion to the GMC Board on November 12, 1998.

Analysis of Publicly Traded Comparable Companies: FLCI compared selected historical and projected financial information of GMC to publicly traded companies FLCI deemed to be comparable to GMC. Such information included the ratios of market value and enterprise value (market value plus debt less cash) on a per share basis to latest twelve months' earnings per share, projected earnings per share, book value per share and latest twelve months revenue per share. FLCI examined eleven such companies and focused on six companies with market capitalizations under $100 million. FLCI noted high, low, mean and median share price multiples for the comparable companies of 17.8, 9.5, 12.3 and 11.0 times latest twelve months earnings per share, respectively; 18.1, 6.5, 12.7 and
13.0 times projected earnings per share, respectively; 1.8, 0.7, 1.2 and 1.3 times book value per share, respectively; and 2.1 0.5, 1.3 and 1.2 times latest twelve months revenue per share, respectively. FLCI also noted high, low, mean and median enterprise value multiples of 15.5, 11.1, 12.3 and 10.2 times latest twelve months earnings per share, respectively; 21.7, 12.8, 12.7 and 11.5 times projected earnings per share, respectively; 1.6, 1.2, 1.2 and 1.3 times book value per share, respectively; and 2.0, 1.2, 1.2 and 1.2 times latest twelve months revenue per share, respectively.

Discounted Cash Flow Analysis: FLCI performed a discounted cash flow analysis for GMC using projected financial performance through 2003 derived from projections prepared by GMC management. The analysis aggregated (i) the present value of the projected free cash flow (defined as earnings before interest and taxes ("EBIT"), less increases in working capital, plus depreciation and amortization, and less capital expenditures) through 2003 and (ii) the present value of a range of terminal values (the hypothetical value of selling the enterprise in its entirety at some future date) for the year 2003. The terminal values for GMC were determined by applying multiples ranging from six to eight times GMC's estimated EBIT in 2003 (or 9.8 to 13.0 times net income). GMC's free cash flow streams and terminal values were discounted to present values using discount rates ranging from 15% to 25%. Such analysis indicated a range of equity values for GMC of between $9.40 per share and $17.34 per share with a mean of $12.97 per share and a median of $12.77 per share.

Premium Analysis: FLCI compared the cash offer price per share for each share of GMC common stock to the last sale price of GMC Common Stock on both one day and four weeks prior to the announcement of the Merger to similar premiums for certain defense aerospace electronics company transactions announced since 1996. FLCI analyzed eleven such public company defense aerospace transactions and focused on a subset of six transactions in which the value of the transactions was below $500 million. FLCI observed that the median one trading day premium and four-week premium paid in six transactions with values below $500 million were 37.3% and 34.3%, respectively. This compared with the proposed acquisition in which the one trading day premium of the cash offer price per share over the closing price of GMC common stock was 69.4% and the four-week premium of the cash offer price per share over the closing price of GMC common stock was 84.6%.

Analysis of Selected Merger and Acquisition Transactions: FLCI compared the Merger with selected merger and acquisition transactions for eleven companies in the defense aerospace industry and focused on six transactions with values below $500 million. In examining these transactions, FLCI analyzed certain income statement and balance sheet parameters of the acquired companies relative to the consideration offered. High, low, mean and median multiples of latest twelve months revenue were 2.1, 0.6, 1.3 and 1.6 times, respectively, which compared to
1.0 times latest twelve months revenue for GMC in the Merger. FLCI also noted high, low, mean and median multiples of book value of 3.0, 1.3, 2.0 and 2.1 times, respectively, compared to 1.5 times book value for GMC in the Merger.

No company or transaction used in the above analyses is identical to GMC or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics between GMC and the company or companies to which it is being compared.

The foregoing description of FLCI's opinion is qualified in its entirety by reference to the full text of such opinion which is attached as Annex C to this Registration Statement.

FLCI, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, negotiated underwritings, private placements and valuations for corporate and other purposes. In the past, FLCI has provided financial advisory services to GMC and has received fees for rendering these services. In addition, Edmond D. Franco, an executive officer and holder of a significant percentage of the common stock of FLCI, is a member of the Board of Directors of GMC.

GMC has agreed to pay FLCI a fairness opinion fee of $125,000 in connection with the delivery of its fairness opinion. GMC also has agreed to reimburse FLCI for its reasonable out-of-pocket expenses and to indemnify FLCI against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of FLCI's engagement.

INTERESTS OF CERTAIN PERSONS

EMPLOYMENT AND CONSULTING AGREEMENTS

The Agreement provides that four of GMC's Executives -- Mitchell Tuckman, Arnold
H. Levine, Rozalie Schachter and Howard Cohen -- will become executive employees of Herley at the Effective Time of the Merger pursuant to employment agreements between such persons and Herley having a term of two years. The terms of employment contained in such agreements are substantially similar to the terms governing such persons' current employment by GMC.

Sherman A. Rinkel, GMC's Chairman, will become a consultant to Herley pursuant to a consulting agreement which commences upon the closing of the Merger and terminates, if not otherwise extended, two years thereafter. Mr. Rinkel is currently employed as a consultant by GMC upon terms and conditions substantially similar to those contained in such consulting agreement.

STOCK OWNERSHIP FOLLOWING THE MERGER

At the Effective Time of the Merger, Acquisition will cease to exist and all shares of GMC common stock (other than shares held in the treasury of GMC or owned by Acquisition, Herley or any wholly-owned subsidiary of Herley or GMC) will be converted into the right to receive cash and Warrants under the terms of the Merger or, where applicable, will be represented by dissenters' rights pursuant to Section 623 of the NYBCL. If all shares of GMC common stock are exchanged pursuant to the terms of the Merger (other than treasury shares or shares owned by Acquisition, Herley or any wholly-owned subsidiary of Herley or
GMC), holders of shares of GMC common stock and/or options to acquire shares of GMC common stock will hold Warrants entitling such holders, in the aggregate, to acquire 848,675 and 118,000 shares of Herley common stock in respect of shares of GMC common stock and options to purchase, respectively. As of December 1, 1998, there were 5,295,540 shares of Herley common stock currently issued and outstanding, 1,485,000 shares of Herley common stock reserved for issuance pursuant to outstanding warrants and 3,349,483 shares of Herley common stock reserved for issuance under various stock option plans.

APPRAISAL RIGHTS

Section 910 of the NYBCL provides that any holder of GMC common stock as of the GMC Record Date who has not voted in favor of the Agreement has the right, as an alternative to receiving the merger consideration set forth in the Agreement, to receive payment of the judicially determined "fair value" of his or her shares as of the date prior to the GMC Meeting, as well as certain other rights and benefits ("Appraisal Rights"), subject to Section 623 of the NYBCL. The shareholders of record of GMC common stock which are eligible to, and do, exercise their Appraisal Rights with respect to the Merger are referred to herein as "GMC Dissenting Shareholders," and the shares of stock with respect to which they exercise Appraisal Rights are referred to herein as "Dissenting Shares." If a GMC shareholder has a beneficial interest in shares of GMC common stock that are held of record in the name of another person, and such shareholder desires to perfect whatever Appraisal Rights such beneficial shareholder may have, such beneficial shareholder must act promptly to cause the shareholder of record timely and properly to follow the steps summarized below.

Pursuant to the NYBCL, a shareholder of GMC may dissent from the proposed corporate action to approve the Agreement and receive the right to an appraisal of such shareholder's shares. If the Merger is consummated, the GMC Dissenting Shareholders will be entitled, if they strictly comply with the provisions of the NYBCL, to have the fair value of their shares judicially determined and paid to them. The following discussion is not a complete statement of the NYBCL relating to Appraisal Rights, and is qualified in its entirety by reference to Sections 623 and 910 of the NYBCL attached to this Proxy Statement/Prospectus as Annex D and incorporated herein by reference. This discussion and

Sections 623 and 910 of the NY Corporation Law should be reviewed carefully by any shareholder who wishes to exercise statutory Appraisal Rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights. A shareholder of GMC who votes for the adoption and approval of the Merger will be deemed to have waived his or her rights to exercise Appraisal Rights with respect to all shares of GMC common stock held by such shareholder. Any holder who is considering dissenting should consult his or her legal advisor.

1. A shareholder who wishes to assert his or her legal right to dissent must file a written objection to the Merger with GMC either prior to the Meeting or at the Meeting prior to the vote with respect to the approval of the Agreement. The objection must include a notice of the shareholder's election to dissent with respect to all of his or her shares. A GMC Dissenting Shareholder may not vote for the Merger and retain Appraisal Rights.

2. Within ten days of shareholder approval of the Merger, GMC must give each GMC Dissenting Shareholder written notice by registered mail of such approval.

3. A notice of election to dissent may be withdrawn by a GMC Dissenting Shareholder at any time prior to his or her written acceptance of an offer made by GMC or the surviving corporation, as the case may be; but not later than sixty days after the Effective Time of the Merger.

4. At the time of filing an objection or within one month thereafter, a GMC Dissenting Shareholder must submit the certificates representing the Dissenting Shares to the surviving corporation or its transfer agent. A GMC Dissenting Shareholder who fails to timely submit his or her share certificates may lose Appraisal Rights.

5. No later than ninety days following the date of the approval of the Merger, the surviving corporation shall make a written offer by registered mail to each GMC Dissenting Shareholder to pay a specified price for Dissenting Shares. Such offer must be accompanied by an advance payment for not less than eighty percent of the value of the offer.

6. If the GMC Dissenting Shareholder rejects GMC's offer of payment, GMC may, within twenty days of the expiration of any applicable time period, institute a special proceeding in the Supreme Court of the State of New York to determine the rights of GMC Dissenting Shareholders. If GMC does not initiate any such action, any GMC Dissenting Shareholder who has rejected GMC's offer may do so within the thirty days immediately following on behalf of himself and all other GMC Dissenting Shareholders who have rejected GMC's offer. The failure to initiate any such action within the period specified shall be deemed a waiver of all Appraisal Rights.

7. Normally, the parties must bear their own costs and expenses in connection with a judicial determination of dissenters' rights.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following describes the principal federal income tax consequences of the Merger, assuming that the Merger is consummated as contemplated herein, and of the ownership of the Warrants. The discussion assumes that a GMC shareholder holds its GMC common stock and will hold its Warrants as capital assets (i.e., generally for investment). This discussion is based on current laws and interpretations thereof, and there can be no assurance that future legislation, regulations, administrative rulings, or court decisions will not adversely affect the accuracy of the statements contained herein. The discussion does not take account of rules that may apply to stockholders that are subject to special treatment under federal income tax laws (including, without limitation, trusts, S corporations, taxpayers subject to alternative minimum tax, insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations, holders who are not United States citizens or residents, GMC shareholders who acquired GMC common stock pursuant to the exercise of employee stock options or rights or otherwise as compensation, and persons in special situations, including persons who hold shares of GMC common stock as part of a straddle). No rulings have been requested or received from the Internal Revenue Service (the "IRS") as to the matters discussed herein and there is no intent to seek any such rulings. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed in this summary or, if it does challenge the tax treatment, that it will not be successful.

THE DISCUSSION BELOW DOES NOT ADDRESS STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE MERGER OR THE OWNERSHIP OF WARRANTS AND THE SPECIFIC TAX CONSEQUENCES TO EACH GMC SHAREHOLDER MAY DIFFER. CONSEQUENTLY, EACH GMC SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO IT, OF THE MERGER AND THE OWNERSHIP OF WARRANTS.

GMC SHAREHOLDERS

Effect of Merger

For each holder of GMC common stock, the Merger will be a taxable transaction for federal income tax purposes and such holder will be treated as if, at the Effective Time of the Merger, it had sold each of its shares for cash and a Warrant. A holder of GMC common stock will recognize capital gain or loss equal to the difference between (x) its tax basis in the GMC common stock surrendered and (y) the sum of (i) any cash received, plus (ii) the fair market value of the Warrants received, determined as of the Effective Time.

The gain or loss recognized as a result of the Merger will be treated as a capital gain or loss, provided that GMC is not treated for federal income tax purposes as a "collapsible corporation." GMC's management believes that GMC is not a collapsible corporation for federal income tax purposes. For federal income tax purposes capital losses are generally deductible only against capital gains and not against ordinary income.

Holding of Warrants

Warrants received by a holder of GMC common stock in exchange for GMC common stock will have a tax basis equal to the fair market value of each Warrant received and the Effective Time will commence a new holding period for that Warrant.

Exercise of Warrants

Generally, no gain or loss will be recognized for federal income tax purposes upon exercise of a Warrant. The tax basis of shares of Herley common stock acquired upon exercise of a Warrant will be equal to the sum of (i) the holder's tax basis in such Warrant and (ii) the exercise price. The holding period of the Herley Common Stock acquired upon exercise of a Warrant will begin on the date of exercise of the Warrant.

Disposition of Warrants

In general, the sale, exchange or other taxable disposition of a Warrant will result in gain or loss to the holder in an amount equal to the difference between the amount realized on such sale, exchange or other disposition and the holder's tax basis in the Warrant. Such gain or loss generally will be long-term capital gain or loss if the Warrant is held by the holder for more than one year at the time of the disposition and the Herley Common Stock issuable upon exercise of such Warrant would have been a capital asset if acquired by the holder.

Expiration of Warrants

The expiration of a Warrant should generally result in a long-term capital loss to the holder equal to the holder's tax basis in the Warrant if the Warrant is held by the holder for more than one year at the time of the expiration and the Herley common stock issuable upon exercise of the Warrant would have been a capital asset if acquired by such stockholder.

Backup Withholding

Under the federal income tax backup withholding rules, unless an exemption applies, the Payment Agent will be required to withhold, and will withhold, 31% of all payments to which a payee is entitled pursuant to the Merger, unless the payee provides a tax identification number (social security number, in the case of an individual, or employer identification number in the case of other GMC shareholders) and certifies under penalties of perjury, that such number is correct. Each holder of GMC common stock, and, if applicable, each other payee, should complete and sign the substitute Form W-9 which will be included as part of the letter of transmittal to be returned to the Payment Agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the Payment Agent. The exceptions provide that certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Any amounts withheld will be allowed as a credit against the holder's federal income tax liability for such year.

HERLEY, ACQUISITION AND GMC

Effect of Merger

The merger of Acquisition into GMC, with GMC surviving and with GMC shareholders receiving the merger consideration in the transaction, constitutes a taxable reverse subsidiary merger which will be treated for federal income tax purposes as a direct purchase by Herley of the GMC common stock from the GMC shareholders in exchange for the merger consideration, and as such the transitory existence of Acquisition as the wholly-owned subsidiary of Herley will be disregarded for federal income tax purposes. Because Herley will be treated as purchasing the GMC common stock directly from the GMC shareholders, unless a Code Section 338 election is made (or is deemed to have been made under the Code) to treat the purchase by Herley of the GMC common stock as a purchase of the assets of GMC resulting in a stepped up basis in the GMC assets, no gain or loss will be recognized by GMC as a result of the Merger. Further, no gain or loss will be recognized by Herley upon the receipt of the shares of GMC common stock from the GMC shareholders in exchange for the merger consideration. Herley's adjusted tax basis in the GMC common stock acquired in the Merger will generally be equal to the value of the merger consideration paid by Herley to the GMC shareholders in exchange for such GMC common stock.

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. STOCKHOLDERS SHOULD NOTE THAT THE PARTIES HAVE NOT OBTAINED, AND WILL NOT OBTAIN, A RULING FROM THE IRS OR AN OPINION OF COUNSEL REGARDING THE MATTERS DESCRIBED HEREIN. EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO THE STOCKHOLDER OF THE PROPOSED TRANSACTIONS, INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

ACCOUNTING TREATMENT

The Merger will be accounted for as a "purchase" as such term is used under generally accepted accounting principles. Accordingly, from and after the Effective Time, GMC's consolidated results of operations will be included in Herley's consolidated results of operations. For purposes of preparing Herley's consolidated financial statements, Herley will establish a new accounting basis for GMC's assets and liabilities based upon the estimated fair market values thereof and Herley's purchase price, including the costs of the acquisition. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined condensed financial information appearing elsewhere in this Proxy Statement/Prospectus are preliminary and have been made solely for purposes of developing such pro forma combined condensed financial information to comply with disclosure requirements of the Securities and Exchange Commission (the "Commission"). Although the final allocation may differ, the pro forma combined condensed financial information reflects Herley management's best estimate based upon currently available information. See "Unaudited Pro Forma Financial Information."

GOVERNMENTAL AND REGULATORY APPROVALS

Herley and GMC are aware of no governmental or regulatory approvals required for consummation of the Merger, other than compliance with the federal securities laws and applicable state securities and "blue sky" laws.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

THE FOLLOWING IS A SUMMARY OF CERTAIN MATERIAL PROVISIONS OF THE AGREEMENT NOT SUMMARIZED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT/PROSPECTUS AND AMENDMENT NO. 1 TO THE AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS.

EFFECTIVE TIME

The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of New York or at such later time as may be specified in the Certificate of Merger (the "Effective Time"). The Closing Date will occur as soon as practicable (but no later than three business days) following the approval of the Merger by GMC's shareholders, except that the Closing Date may be adjourned in the event that a condition of closing has not been satisfied or waived, in which case the Closing Date shall be no later than three business days following the satisfaction or waiver of any such condition or at such other time as GMC and Acquisition may agree. Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the Closing Date and Effective Time will be on or about January 8, 1999.

CONVERSION OF SHARES AND OPTIONS

At the Effective Time, Acquisition will merge with and into GMC and Herley will own all of the capital stock of GMC. By virtue of the Merger and without any action on the part of the holders thereof: (a) all shares of GMC common stock held in the Treasury of GMC will be cancelled and retired; and (b) each then outstanding share of GMC common stock, other than shares of GMC common stock held by persons exercising dissentersI rights under Section 623 of the NY Corporation Law and shares held in the treasury of GMC or owned by Acquisition, Herley or any wholly-owned subsidiary of Herley or GMC, will be converted into the right to receive $18.00 in cash and a Warrant evidencing the right to purchase one share of Herley common stock at an exercise price of $14.40 until January 11, 1999, and $15.60 thereafter.

All outstanding options to purchase shares of GMC common stock shall, whether or not exercisable or vested, become fully exercisable and vested. At the Effective Time, each option to purchase a share of GMC common stock shall be cancelled in exchange for the right to receive an amount equal to the difference between $18.00 and the exercise price thereof plus a Warrant to purchase one share of Herley common stock. There are outstanding options to acquire 88,000 shares of GMC common stock under GMC's 1990 Stock Option Plan and 30,000 shares of GMC common stock under the 1997 Non-Employee Director Stock Option Plan.

At or before the Effective Time, Acquisition shall make available to American Stock Transfer & Trust Company, as paying agent (the "Paying Agent"), sufficient funds and Warrants to satisfy the obligations to holders of shares of GMC common stock. Promptly after the Effective Time, the Paying Agent shall mail to each record holder of shares of GMC common stock and each option holder previously identified by GMC a letter of transmittal and instructions for use in surrendering certificates representing shares of GMC common stock, presenting claims with respect to options to purchase outstanding shares and receiving payment therefor. Any portion of the payment fund, whether as cash or

Warrants, not disbursed within twelve months of the Effective Time will be paid over to Acquisition.

STOCK EXCHANGE LISTING

The Warrants to be issued in connection with the Merger will be listed on NASDAQ. The approval of NASDAQ for listing the Warrants is expected to be obtained prior to the Effective Time, subject to official notice of issuance. For a further description of the terms of the Warrants, see "Description of Herley Capital Stock -- Description of Warrants."

REPRESENTATIONS AND WARRANTIES

The Agreement contains various customary representations and warranties by GMC, Herley and Acquisition, as the case may be, concerning (i) organization, good standing and corporate power, (ii) authorization of the Agreement and related transactions, (iii) capitalization, (iv) consents and approvals, (v) financial statements, (vi) the absence of certain changes and events, (vii) governmental authorization and compliance with applicable laws, (viii) tax matters, (ix) title to property, liens and encumbrances, (x) material contracts, (xi) litigation, (xii) intellectual property, (xiii) employee benefit plans, (xiv) finders' fees, (xv) disclosure of agreements, events or occurrences which might have a material adverse effect, (xvi) the absence of material misstatements or omissions in the proxy statement and registration statement, (xvii) insider interests, (xviii) labor controversies, (xix) use of real property, (xx) accounts receivable, (xxi) compliance with environmental laws, and (xxii) the validity of the Warrants.

CONDUCT OF GMC'S BUSINESS PRIOR TO MERGER

Pursuant to the Agreement, GMC has agreed on behalf of itself and its subsidiaries, that during the period from the date of the Agreement and continuing until the earlier of the termination of the Agreement pursuant to its terms or the Effective Time, except as set forth in certain disclosure schedules or to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, except as set forth in certain disclosure schedules without the prior written consent of Acquisition and Herley, GMC has agreed as follows:

(a) GMC will not, and will not cause or permit any of its subsidiaries to, engage in any activities or transactions which will be outside the ordinary course of their respective businesses consistent with past practices, except as shall be provided for or specifically contemplated by the Agreement, and GMC and its subsidiaries will consult with Acquisition prior to making any significant business decisions;

(b) GMC will not subdivide or reclassify the shares of GMC common stock, issue any shares of its capital stock, except upon the exercise of outstanding options under its option plans or amend its Certificate of Incorporation or By-laws;

(c) GMC will not declare or pay any dividend or other distribution in respect of its shares of capital stock or acquire for value, or permit any subsidiary to acquire for value, any shares of capital stock of GMC;

(d) GMC will afford to the officers, attorneys, accountants and other authorized representatives of Acquisition reasonable access to its and its subsidiaries' plants, properties, books, tax returns and minute books and other corporate records during normal business hours in order that Acquisition may have full opportunity to make such investigation as Acquisition shall desire of the affairs of GMC and its subsidiaries.

(e) GMC will comply with all applicable securities laws and will obtain such governmental permits, orders or consents, if any, as may be required of it in connection with the transactions contemplated by the Agreement;

(f) GMC will not, and will not cause or permit its subsidiaries to, take any action to institute any new severance or termination pay practices with respect to any directors, officers, or employees of GMC or any of its subsidiaries or to increase the benefits payable under its severance or termination pay practices in effect on the date thereof;

(g) GMC will not, and will not cause or permit its subsidiaries to, adopt or amend, in any material respect, except as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees of GMC or any of its subsidiaries;

(h) GMC and its subsidiaries will use their best efforts to maintain their relationships with their suppliers and customers, and if and as requested by Acquisition, (i) GMC and its subsidiaries shall make reasonable arrangements for representatives of Acquisition to meet with suppliers and customers of GMC and its subsidiaries, and (ii) GMC and its subsidiaries shall schedule, and the management of GMC and its subsidiaries shall participate in, meetings of representatives of Acquisition with employees of GMC and its subsidiaries or their union representatives;

(i) GMC will, and will cause its subsidiaries to, maintain all of its and their respective properties in customary repair, order and condition, reasonable wear and tear excepted, and will maintain, and will cause its subsidiaries to maintain, insurance upon all of its and their properties and with respect to the conduct of its and their businesses in such amounts and of such kinds comparable to that in effect on the date of the Agreement;

(j) GMC and its subsidiaries will maintain their books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years;

(k) GMC and its subsidiaries will duly comply with all laws applicable to each of them and to the conduct of their respective businesses;

(l) no change shall be made in the banking and safe deposit arrangements of GMC or its subsidiaries existing on the date hereof without the prior written consent of Acquisition and no powers of attorney shall be granted by GMC or any of its subsidiaries;

(m) except as contemplated by the Acquisition, GMC will not, and will not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association, or other business organization or division thereof; and

(n) GMC will promptly advise Acquisition in writing of any material adverse change in the financial condition, business or operations of GMC or any of its subsidiaries and of any breach of its representations or warranties contained herein.

(o) Stock Options. GMC will not issue any stock options under any option plan.

(p) No Other Negotiations. Prior to the earlier of the Closing or the termination of the Agreement, GMC shall not directly or indirectly solicit, initiate or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in, continue or enter into any negotiations or discussions concerning, any merger, consolidation or other business combination with or the purchase of all or a portion of the assets of, or any equity interest in GMC or any of its subsidiaries; and GMC shall instruct each officer, director, affiliate and advisor of GMC and its subsidiaries to refrain from doing any of the above. GMC has agreed to advise Acquisition immediately in writing of, and to communicate therein the terms of, any such inquiry of proposal which any of them shall receive.

EXPENSES

All fees and expenses incurred in connection with the Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses. However, while GMC is responsible for the payment of its own expenses, if the Merger is completed, Acquisition and Herley will, in economic terms, have borne all the expense of GMC incurred in connection with the Merger.

CONDITIONS TO THE MERGER

The respective obligations of each party to the Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) the Agreement shall have been approved and adopted by the requisite vote under applicable law by the shareholders of GMC; (b) the Commission shall have declared the Registration Statement effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the Commission; and (c) no court, administrative agency or commission or other governmental authority or instrumentality shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

The obligations of Acquisition and Herley to consummate the Merger are expressly conditioned upon the waiver or the fulfillment, to Acquisition's satisfaction, of the following conditions: (a) that all of GMC's representations and warranties contained in the Agreement be true and correct in all material respects as if made on the Closing Date; (b) that all of GMC's covenants and agreements contained in the Agreement shall have been performed at or prior to the Closing Date and such compliance shall be certified by GMC's Chairman and Chief Financial Officer; (c) Acquisition shall have received an opinion of Messrs. Zissu Gumbinger & Stolzar LLP, counsel for GMC, in form reasonably acceptable to Acquisition; (d) the percentage of dissenting shareholders asserting their rights under Sections 623 and 910 of the NYBCL shall be fifteen percent (15%) or less;

(e) GMC's Board shall have adopted resolutions terminating its option plans as of the Effective Time; (f) except as previously disclosed, there shall have been no material adverse change in the condition (financial or otherwise) of the business or prospects of GMC or any of its subsidiaries or their respective assets; (g) GMC shall have received a fairness opinion which states unequivocally that the consideration to be paid by Acquisition with respect to Shares is fair and adequate to GMC's shareholders; (h) that the aforementioned employment agreements and consulting agreement shall have been executed and delivered; (i) that Acquisition shall have completed its due diligence with respect to GMC and determined that GMC's representations, warranties and covenants contained in the Agreement are true and correct in all material respects, which condition has been satisfied as of the date hereof; and (j) that the Merger has been completed on or before January 8, 1999.

GMC's obligations under the Agreement are dependent upon the waiver or satisfaction by Acquisition and/or Herley of the following conditions: (a) all of the representations and warranties of Acquisition and Herley contained in the Agreement shall be true and correct as of the Closing Date; (b) Acquisition and Herley shall have performed all of the covenants and agreements contained in the Agreement to be performed by them at or prior to the Closing Date; (c) Acquisition and Herley shall have delivered a certificate, executed by their respective Presidents, certifying as to the satisfaction of conditions (a) and
(b) above (d) GMC shall have received an opinion of Blau, Kramer, Wactlar & Lieberman, P.C., counsel to Acquisition and Herley, with respect to certain matters specified in the Agreement; (e) Acquisition shall have deposited sufficient monies and Warrants with the Paying Agent to consummate the Merger; and (f) that the Merger has been completed on or before January 8, 1999.

TERMINATION

The Merger may be terminated (a) at any time prior to the filing of the Certificate of Merger with the Secretary of State of New York by consent of Acquisition and GMC; (b) by any party not in material breach of the Agreement in the event that a material condition of closing has not been satisfied or waived within the time allowed; (c) by Acquisition, if not in material breach under the Agreement, if any of the conditions to be satisfied by GMC have not been satisfied within the time allowed; and (d) by GMC, if not in material breach, if any of the conditions to be satisfied by Acquisition and/or Herley have not been satisfied within the time allowed.

INDEMNIFICATION

By approving the Agreement, the directors of GMC agreed to waive and not assert any claims for indemnification which they may have against the surviving corporation after the Merger to the extent of any increase after the Closing Date in the market value of the surviving corporation. The surviving corporation shall retain liability for any claims to indemnification to the extent that such claims are covered by GMC's existing liability insurance, which insurance is anticipated to continue for a three-year period after the Effective Time.

Section 722 of the NYBCL provides for the indemnification of directors, officers, employees and agents of a corporation and for persons who serve at its request as directors, officers, employees or agents of another entity, provided that such persons have acted in good faith for a purpose he or she reasonably believed to be in or not opposed to the best interests of the corporation, in addition, had no reasonable cause to believe his or her conduct was unlawful.

Acquisition's Certificate of Incorporation includes a provision eliminating the personal liability of directors to the extent permitted by law. Acquisition's By-laws also provide indemnification to directors and officers and permit indemnification for employees and agents, including against claims brought under state or Federal securities laws, to the full extent allowable under New York law.

Section 145 of the Delaware Corporation Law provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, may be provided by it.

Herley's Certificate of Incorporation includes provisions eliminating the personal liability of Herley's directors for monetary damages resulting from breaches of their fiduciary duty except, pursuant to the limitations of the Delaware General Corporation Law (i) for any breach of the director's duly of loyalty to Herley or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or any amendatory or successor provision thereto, or (iv) with respect to any transaction from which the director derived an improper personal benefit. Herley's By-laws provide indemnification to directors and officers and permits indemnification for employees and agents, including against claims brought under state or Federal securities laws, to the full extent allowable under Delaware law. Herley also has entered into indemnification agreements with its directors and executive officers providing, among other things, that Herley will provide defense costs against any such claim, subject to reimbursements in certain events. Herley also maintains a directors and officers liability insurance policy.

                           COMPARATIVE PER SHARE DATA

The following table sets forth certain historical per share data of Herley and GMC, and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a purchase basis of accounting, assuming that $18.00 is paid in cash and one Warrant to purchase one share of Herley common stock is issued in exchange for one share of GMC common stock in the Merger. The historical book value per share was calculated by dividing shareholders' equity by the number of shares of common stock outstanding at the end of each period. The pro forma combined book value per share was calculated by dividing pro forma combined shareholders' equity by the number of Herley common shares outstanding at the end of the period, and does not assume the exercise of any Warrants. This data should be read in conjunction with the selected historical financial data, the unaudited pro forma combined condensed financial information and the separate historical financial statements of Herley and GMC and notes thereto, included elsewhere in this Proxy Statement/Prospectus. The pro forma combined per share data is not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of future operations.

                                   HERLEY          GMC            GMC
                                  52 WEEKS         YEAR        SIX MONTHS
                                    ENDED         ENDED          ENDED
                                  AUGUST 2,    FEBRUARY 28,    AUGUST 29,     PRO FORMA
                                    1998           1998           1998        COMBINED
                                  ---------    ------------    ----------    -----------
                                                                             (UNAUDITED)
Earnings from continuing
  operations per common share:
  Basic.........................    $1.11         $ 1.59         $  .66         $1.31
                                    =====         ======         ======         =====
  Diluted.......................    $1.02         $ 1.56         $  .64         $1.20
                                    =====         ======         ======         =====
Book value per share............    $7.68         $11.93         $12.59         $7.79
                                    =====         ======         ======         =====

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements assume a business combination between Herley and General Microwave Corporation (GMC) accounted for as a purchase. The pro forma combined condensed statements of income combine Herley's historical results for the fiscal year ended August 2, 1998 with the historical results of GMC for the twelve-month period ended August 29, 1998. The unaudited pro forma combined condensed balance sheet combines Herley's August 2, 1998 consolidated balance sheet with GMC's August 29, 1998 consolidated balance sheet.

The unaudited pro forma combined condensed financial statements do not reflect the cost savings and synergies which might be achieved from the merger. The unaudited pro forma combined condensed financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the merger been effected on the date or dates indicated or the results which may be obtained in the future.

These pro forma statements are based on, and should be read in conjunction with, the audited consolidated financial statements, including the notes thereto, of Herley and GMC included elsewhere in this Proxy Statement/Prospectus.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                                 GMC
                             HERLEY            FOR THE
                         FOR THE FISCAL      TWELVE-MONTH
                           YEAR ENDED        PERIOD ENDED
                           AUGUST 2,          AUGUST 29,      PRO FORMA       PRO FORMA
                              1998               1998        ADJUSTMENTS      COMBINED
                         --------------      ------------    -----------      ---------
                                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net sales............       $40,798            $22,679                         $63,477
Cost of products
  sold...............        24,169             14,090           589(8)         38,848
Selling and
  administrative
  expenses...........         8,339              6,161           214(7)         14,714
                            -------            -------                         -------
  Operating income...         8,290              2,428                           9,915
                            -------            -------                         -------
Other income
  (expense):
  Interest expense...          (446)               (94)         (608)(9)        (1,148)
  Dividend and
     interest
     income..........           453                169          (340)(10)          282
  Other..............           133                (82)                             51
                            -------            -------                         -------
                                140                 (7)                           (815)
                            -------            -------                         -------
  Income before
     income taxes....         8,430              2,421                           9,100
Provision for income
  taxes..............         2,934                191(13)      (523)(11)        2,602
                            -------            -------                         -------
Income from
  continuing
  operations.........       $ 5,496            $ 2,230                         $ 6,498
                            =======            =======                         =======
Earnings per common
  share -- Basic.....       $  1.11            $  1.84                         $  1.31
                            =======            =======                         =======
Basic weighted
  average common
  shares.............     4,969,248          1,210,210                       4,969,248
                            =======            =======                         =======
Earnings per common
  share -- Diluted...       $  1.02            $  1.79                         $  1.20
                            =======            =======                         =======
Diluted weighted
  average common
  shares.............     5,407,283          1,244,322                       5,407,283
                            =======            =======                         =======

   See accompanying notes to unaudited pro forma combined condensed financial statements

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                                 HERLEY         GMC
                                                AUGUST 2,    AUGUST 29,     PRO FORMA     PRO FORMA
                                                  1998          1998       ADJUSTMENTS    COMBINED
                                                ---------    ----------    -----------    ---------
                                                                  (IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents...................   $10,689      $  4,688      $(13,500)(4)   $ 1,877
  Accounts receivable, net....................     6,194         3,493            --         9,687
  Costs incurred and income recognized in
     excess of billings on uncompleted
     contracts................................     1,665            --            --         1,665
  Prepaid expenses and other current assets...       825           228            --         1,053
  Inventories.................................    15,069         5,006            --        20,075
  Deferred taxes..............................     1,995           794           120(3)      2,909
                                                 -------      --------                     -------
     Total current assets.....................    36,437        14,209                      37,266
                                                 -------      --------                     -------
Property, plant and equipment, net............    12,550         5,820         7,000(3)     25,370
Intangible assets.............................     6,080           566         4,277(3)     10,923
Other assets..................................     2,486           210            --         2,696
                                                 -------      --------                     -------
     Total assets.............................   $57,553      $ 20,805                     $76,255
                                                 =======      ========                     =======
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Current portion of long-term debt...........   $   405      $    663            --       $ 1,068
  Accounts payable and accrued expenses.......     6,468         3,465           300(3)     10,233
  Reserve for contract losses.................  1,145...            --            --         1,145
  Advance payments on contracts...............  1,825...            --            --         1,825
                                                 -------      --------                     -------
     Total current liabilities................     9,843         4,128                      14,271
                                                 -------      --------                     -------
Long-term debt................................     4,111           797         9,430(5)     14,338
Deferred income taxes.........................     3,158           590         2,800(3)      6,548
Minority interest.............................        --            51                          51
                                                 -------      --------                     -------
     Total liabilities........................    17,112         5,566                      35,208
                                                 -------      --------                     -------
SHAREHOLDERS' EQUITY:
  Common stock................................       527            17           (17)(6)       527
  Additional paid-in-capital..................    20,324         9,631        (9,025)(6)    20,930
  Retained earnings...........................    19,590         8,780        (8,780)(6)    19,590
  Less treasury stock at cost.................        --        (3,189)        3,189(6)         --
                                                 -------      --------                     -------
     Total shareholders' equity...............    40,441        15,239                      41,047
                                                 -------      --------                     -------
     Total liabilities and shareholders'
       equity.................................   $57,553      $ 20,805                     $76,255
                                                 =======      ========                     =======

   See accompanying notes to unaudited pro forma combined condensed financial statements

         NOTES TO THE PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. The unaudited pro forma combined condensed financial statements reflect the acquisition by Herley of all of the issued and outstanding common stock of General Microwave Corporation (GMC), including outstanding stock options, for $18.00 per share and an estimated 966,675 three-year Warrants to purchase one share of Herley's common stock. The Warrants are valued at the average of the trading price of similar warrants currently on the market of $.625 per Warrant. This average is based on the trading history during October 1998. The aggregate estimated purchase price is calculated as follows (in thousands, except per share and per share data):

365,600 shares previously acquired in the open market.......  $ 6,273
848,675 shares at $18.00 per share..........................   15,276
118,000 stock options at $18.00 per share, net of exercise
  price.....................................................    1,279
966,675 Warrants at $.625...................................      604
Estimated transaction expenses..............................      104
                                                              -------
Estimated Purchase Price....................................  $23,536
                                                              =======

2. Herley's fiscal year ends on the Sunday closest to July 31. In the accompanying unaudited combined condensed pro forma statements of income the results of Herley's fiscal year ended August 2, 1998 have been combined with the unaudited results of GMC for the twelve-month period ended August 29, 1998. The unaudited pro forma condensed financial statements have been derived from the audited financial statements of Herley as of and for the fiscal year ended August 2, 1998 and the unaudited financial statements of GMC as of and for the twelve-month period ended August 29, 1998. GMC's fiscal year ends on February 28, however, in order to present GMC's operating results on a basis more consistent with Herley's fiscal year, the unaudited statement of operations of GMC for the twelve-month period ended August 29, 1998 was used. The GMC unaudited statement of operations for the twelve-month period ended August 29, 1998 was derived from the unaudited interim financial statements of GMC for the three-month periods ended November 29, 1997, February 28, 1998, May 30, 1998 and August 29, 1998.

3. This adjustment reflects the excess of consideration over net assets acquired. The following is a calculation (in thousands except per share data):

Estimated Purchase Price....................................  $23,536
Preliminary purchase accounting adjustments:
  Fair value adjustment to property, plant and equipment....   (7,000)
  Accrual of pension termination costs......................      300
  Deferred tax impact of fair value adjustments.............    2,680
Net book value of GMC net assets acquired as of August 29,
  1998......................................................  (15,239)
                                                              -------
Excess of consideration over net assets acquired............  $ 4,277
                                                              -------

      The total consideration will be allocated to the assets and liabilities of GMC based on their estimated fair value. A preliminary allocation by Herley of the purchase price has been presented in the pro forma combined condensed financial statements in which the historical GMC property, plant and equipment has been adjusted to its estimated fair value. The impact of this fair value adjustment has also been reflected in pro forma deferred tax balances. An additional adjustment of the purchase price has been made to accrue for the estimated costs associated with the termination of GMC's pension plan. The deferred tax impact of this adjustment has also been reflected in the pro forma combined condensed financial statements. The excess of consideration over the adjusted fair value of GMC net assets acquired has been preliminarily allocated to goodwill.

      A final allocation of the purchase price to the GMC assets acquired and liabilities assumed is dependent upon certain valuations and studies that have not progressed to a stage where there is sufficient information to make such an allocation in the accompanying pro forma financial information.

      The allocation of the purchase price of GMC will be revised when additional information concerning asset and liability valuations is obtained. Adjustments, which could be significant, will be made during the allocation period based on detailed reviews of the fair values of assets acquired and liabilities assumed and could result in a substantial change in goodwill.

4. This entry represents the payment of cash from current available funds to the shareholders of the GMC common stock.

5. This adjustment represents additional borrowings under Herley's line of credit facility of $9,429,800 for the purpose of financing the remaining cash portion of the estimated purchase price.

6. These adjustments represent the elimination of GMC's shareholders' equity accounts. Also reflected within the adjustment to additional paid-in capital is the recording of the estimated fair value of the Warrants of approximately $604,000 to be granted as part of the purchase price. The unaudited pro forma combined condensed financial statements do not assume the exercise of any Warrants (see Note 1).

7. This entry reflects the adjustment to the amortization for the effect of the excess of consideration over net assets acquired. For purposes of the pro forma condensed combined financial statements, the Herley management expects that amounts allocated to goodwill will be amortized over 20 years on a straight-line basis (see Note 3).

8. This entry reflects the adjustment to depreciation expense for the effect of the fair value adjustment of GMC's property, plant and equipment based on a preliminary evaluation of the fair value (see Note 3).

9. These adjustments represent the recognition of interest expense on the additional borrowings of Herley to finance the estimated purchase price (see Note 5). The interest expense was calculated based on Herley's incremental borrowing rate under its line of credit facility at the Federal Funds Target Rate plus 1.65% or approximately 6.45%. A change of
       1/8% in the incremental rate would affect interest expense by $11,787 for the fiscal year.

10. The adjustment reflects the loss of interest income generated from the cash and cash equivalents that were used to purchase the GMC common stock (see Note 4).

11. This entry represents the tax benefit of the pro forma adjustments, excluding nondeductible goodwill amortization, of $522,592.

12. Pro forma per share data are based on the number of Herley common and common equivalent shares that would have been outstanding had the Herley/GMC merger occurred on the earliest date presented.

13. The effective tax rate for GMC is lower than the statutory tax rate due to the reversal of a valuation allowance of $698,000 during the twelve months presented that was previously provided against deferred tax assets.

14. Certain amounts have been reclassified to conform to the pro forma presentation.

                                     HERLEY

GENERAL

Herley is engaged in the design, development, manufacture and sale of flight instrumentation components and systems, and microwave products primarily to the U.S. government, foreign governments, and aerospace companies. Flight instrumentation products include command and control systems, transponders, flight termination receivers, telemetry transmitters and receivers, pulse code modulator ("PCM") encoders, and scoring systems. Flight instrumentation products are used to: (i) accurately track the flight of space launch vehicles, targets, and unmanned airborne vehicles ("UAVs"), (ii) communicate between ground systems and the airborne vehicle, (iii) if necessary, destroy the vehicle if it is veering from its planned trajectory, and (iv) train troops and test weapons.

Herley's command and control systems are used on training and test ranges domestically and in foreign countries. Herley has an installed base of approximately 100 command and control systems around the world, which are either fixed installations, transportable units or portable units. Herley also manufactures microwave devices used in its flight instrumentation systems and products and in connection with the radar and defense electronic systems on tactical fighter aircraft.

Herley has grown internally and through five strategic acquisitions. As a result, Herley has evolved from a components manufacturer to a systems and service provider and has leveraged its technical capabilities and expertise into domestic commercial and foreign defense markets.

Since its inception in 1965, Herley has designed and manufactured microwave devices for use in various tactical military programs. In June 1986, Herley acquired a small engineering company, Mission Design, Inc., engaged in the design and development of transponders. This acquisition enabled Herley to enter the flight instrumentation business beginning with the design and manufacture of range safety transponders. In September 1992, Herley acquired substantially all of the assets of Micro-Dynamics, Inc. ("MDI") of Woburn, Massachusetts, a microwave subsystem designer and manufacturer. In June 1993, Herley acquired Vega Precision Laboratories, Inc. ("Vega") of Vienna, Virginia, a manufacturer of flight instrumentation products. In March 1994, Herley entered into an exclusive license agreement for the manufacture, marketing and sale of the Multiple Aircraft GPS Integrated Command & Control (MAGIC(2)) systems. In July 1995, Herley acquired certain assets and the business of Stewart Warner Electronics Corp. of Chicago, Illinois, a manufacturer of high frequency radio and IFF interrogator systems. In August 1997, Herley acquired Metraplex Corporation ("Metraplex") of Frederick, Maryland, which has enabled Herley to enter the airborne PCM and FM telemetry and data acquisition systems market.

PRODUCTS

COMMAND AND CONTROL SYSTEMS (C(2))

For over thirty years, Vega (a division of Herley) has been manufacturing products in the radar enhancement field. Herley's command and control systems have been used to fly remotely a large variety of unmanned aerial vehicles, typically aircraft used as target drones or Remotely Piloted Vehicles ("RPVs") and some surface targets. Operations have been conducted by users on the open ocean, remote land masses, and instrumented test and training ranges.

Herley's command and control systems are currently in service throughout the world. Herley's pulse-positioned-coded ("PPC") concept enables the use of standard radar technology to track and control unmanned vehicles. Using the radar beacon mode, PPC pulse groups are transmitted and received for transfer of command and telemetry data while employing the location precision and advantages of radar techniques.

Command and control systems permit a ground operator to fly a target or a UAV through a pre-planned mission. That mission may be for reconnaissance, where the vehicle is equipped with high definition TV sensors and the necessary data links to send information back to its command and control systems ground station. The UAV may also be used as a decoy, since the operator can direct the flight operations that will make the small drone appear to be a larger combat aircraft.

With the 1994 licensing of the MAGIC(2) system, Herley increased the selection of command and control systems. The 6104 TTCS (Target Tracking and Control System) unit is a line-of-sight command and control system with an installed base of equipment worldwide. Herley's engineers and marketers are now able to offer the MAGIC(2) system as a supplement to, or replacement for, this installed base of equipment. The MAGIC(2) system affords over-the-horizon command and control using GPS guidance and control of multiple targets from a single ground station. The ability to control multiple targets at increased distances represents a significant product improvement. The increasing demand for enhanced performance by the U.S. Navy as well as foreign navies in littoral warfare scenarios can be satisfied by the use of the MAGIC(2) system.

The new Model 6104 TTCS is a highly flexible, multiple processor design with high resolution graphics, which can be field configured within minutes to fly or control any selected vehicle for which it is equipped. The system is designed to operate with a large variety of vehicles. A basic TTCS configuration is normally supplied with a standard Herley command panel and the software peculiar to one vehicle. Telemetry display software is embedded for the specified vehicle, and a magnetic hard drive is supplied with a mission map prepared in accordance with a customer supplied detailed map of the area. The TTCS is used in support of missile, aircraft and other weapons systems development and testing. Herley continues to provide this system to customers to support their requirement.

The MAGIC(2) system provides control of multiple targets from a single ground control system, and utilizes GPS to provide accurate position information. The MAGIC(2) system meets a growing requirement to test against multiple threats with the automated defense capabilities of ships like the AEGIS cruiser and the E-2C aircraft.

Military surveillance operations typically use UAVs, RPVs, or drones to avoid the cost and risk of manned surveillance vehicles in the event of an accident or if the vehicle is shot down. These inexpensive drones are controlled in flight by a Herley command and control system, which may be mounted in a trailer that may be moved from place to place by helicopter or truck. Herley also manufactures portable command and control systems that are mounted on tripods that can be easily transported by an operational team. The portable units permit ready deployment in rugged terrain and may also be used on ships during open ocean exercises.

In recent years, teaming arrangements between prime military contractors and Herley have increased. Large companies bidding on major programs seek to align themselves with parts and systems manufacturers such as Herley for economic reasons as well as for the technical expertise afforded by such alliances. Teaming arrangements with Tracor

Corporation and Northrop Grumman Corporation have resulted in recent awards to Herley for command and control systems in Australia and Singapore, and Herley is presently negotiating additional teaming arrangements.

TELEMETRY SYSTEMS

Missile, UAV, or target testing on domestic and international test ranges requires flight safety and performance data transmission to maximize flight safety during the test operation. Surveillance and intelligence gathering UAVs also require a data transmission downlink and a command and control systems uplink to accomplish their mission. Herley has developed a telemetry system capability that can be configured to meet individual customers' needs. Various components of the system include data encoders, transmitters and flight termination receivers. Each has a distinctive role and each is key to the success of the mission.

In 1972, Metraplex began developing data encoding and acquisition, and signal conditioning equipment. Metraplex is now a leading manufacturer of PCM and FM telemetry and data acquisition systems for severe environment applications, whose products are used worldwide for testing space launch vehicle instrumentation, aircraft flight testing, and amphibian, industrial and automotive vehicle testing. The product portfolio ranges in size and complexity from miniature encoders to completely programmable data acquisition systems.

Herley's acquisition of Metraplex in 1997 allows Herley to offer a complete airborne data link system. With the digital capability of Metraplex in data encoding and acquisition elements combined with the radio frequency capability of Herley in providing its telemetry transmitters and flight termination receivers, Herley offers a full line of narrow or wide band airborne telemetry systems to meet a wide variety of industrial needs, both domestically and internationally.

TRANSPONDERS

Herley manufactures a variety of expendable transponders, including range safety, identification friend or foe ("IFF"), command and control, and scoring systems.

Transponders are small, expendable, electronic systems consisting of a transmitter, sensitive receiver and internal signal processing equipment comprised of active and passive components, including microwave subassemblies such as amplifiers, oscillators and circulators. The transponder receives signals from radars, changes and amplifies the frequency of the signals, and sends back a reply on a different frequency and signal level. This reply will be a strong, noise free signal upon which the tracking radar can "lock," and one which is far superior to skin reflection tracking, particularly under adverse weather conditions after the launch.

In range safety applications, transponders enable accurate tracking of space launch and unmanned aerial vehicles, missiles, and target drones so that position and direction are known throughout its flight.

In the case of several defense and commercial space launch vehicles (i.e., Delta, Atlas, Titan and Pegasus), the Herley transponder is tracked by the ground launch team all the way to space orbit, and in certain instances through several orbits, as a reference location point in space to assure that the launch payload has been properly placed in orbit.

IFF transponders, which are used in conjunction with the FAA Air Traffic Control System, enable ground controllers to identify the unmanned targets, drones and cruise missiles on which these units fly and to vector other manned aircraft safely away from the flight path of the unmanned aerial vehicle.

Command and control transponders provide the link through the telemetry system for relaying ground signals to direct the vehicle's flight. The uplink from the ground control station, a series of coded pulse groups, carries the signals that command the flight control guidance system of the vehicle. The downlink to the ground provides both tracking signals for range safety, as well as acknowledgment and status of the uplink commands and their implementation in the vehicle. The transponder is therefore the means to fly the vehicle.

Scoring systems are mounted on both airborne and sea targets. Scoring systems enable test and evaluation engineers to determine the "miss-distance" between a projectile and the target at which it has been launched.

FLIGHT TERMINATION RECEIVER

A flight termination receiver ("FTR") is installed in a test missile, a UAV, a target or a space launch vehicle as a safety device. The FTR has a built-in decoder that enables it to receive a complex series of audio tones which, when appropriate, will set off an explosive charge that will destroy the vehicle. A Range Safety Officer ("RSO") using the range safety transponder will track the vehicle in flight to determine if it is performing as required. If the RSO detects a malfunction in the test or launch vehicle that causes it to veer from a planned trajectory in a manner that may endanger personnel or facilities, the RSO will transmit a coded signal to the onboard FTR to explode the vehicle harmlessly.

MICROWAVE DEVICES

Herley manufactures solid state microwave devices in both Lancaster, Pennsylvania and at its MDI facility in Woburn, Massachusetts for use in its transponders and existing long-term military programs, both as part of new production and for spare parts and repair services. These microwave devices are used in a variety of radar, communications and missile applications, including airborne and shipboard navigation and missile guidance systems.

In Woburn, Herley designs and manufactures complex microwave integrated circuits ("MICs"), which consist of sophisticated assemblies that perform many functions, primarily involving switching of microwave signals. MICs manufactured by Herley are employed in many defense electronics military systems as well as missile programs. Herley also manufactures magnetrons, which are the power source utilized in the production of Herley's transponders.

Herley produces receiver protector devices. These high power devices protect a radar receiver from transient bursts of microwave energy and are employed in almost every military and commercial radar system. With the contraction of the defense business, Herley has only one significant competitor in this market.

Herley also designs and manufactures high frequency radio and IFF interrogators. This high frequency communications equipment is used by the U.S. Navy and foreign navies that conduct joint military exercises with the U.S. Navy. The IFF interrogators are used as part of shipboard equipment and are also placed on coastlines, where they are employed as silent sentries.

NEW PRODUCT DEVELOPMENT AND APPLICATIONS

Herley believes that its growth depends, in part, on its ability to renew and expand its technology, products, and design and manufacturing processes with an emphasis on cost effectiveness. Herley's primary efforts are focused on engineering design and product development activities rather than pure research. A substantial portion of Herley's development activities have been funded by Herley's customers. Certain of Herley's officers and engineers are involved at various times and in varying degrees in these activities. Herley's policy is to assign the required engineering and support people, on an ad hoc basis, to new product development as needs require and budgets permit. The cost of these development activities, including employees' time and prototype development, net of amounts paid by customers, were approximately $1,562,000, $1,828,000, and $1,453,000 in fiscal 1998, 1997, and 1996, respectively.

The new products and systems that Herley plans to design, manufacture and sell are data link systems, which include telemetry data encoders. Data link systems and data encoders are currently being sold by others to Herley's existing customers. With its acquisition of Metraplex in August 1997, Herley now offers data link systems to its customers, either directly or through teaming arrangements. Upon receipt of an order, Herley will customize the design of a system for its customer for delivery typically nine months after receipt of such order.

DATA LINK SYSTEMS

Data link systems contain transmitters, amplifiers, receivers and other components, and provide the means of communication between the control tower, the ground station and the test or launch vehicle. Data link systems are the equivalent of telephone links between the air and ground portions of launch vehicles or test and training ranges. The uplink communication to the airborne vehicle is transmitted via a telemetry signal from the ground to the vehicle. The telemetry signals are used to command the airborne vehicle through its command control transponder. The transponder will then change the flight control guidance system as directed. The downlink signals from the airborne telemetry transmitter to the ground telemetry receiver provide tracking signals for range safety, confirmation of the uplink command and their implementation by the vehicle and compilation of the data from on-board sensors gathered by the telemetry data encoder.

Through the application of technology acquired from Metraplex, Herley manufactures data encoders. Airborne targets and flight test missiles must have many critical parameters simultaneously monitored from the ground to gain the data required for verification of satisfactory performance or for identification of details of hardware requiring design improvements. On-board sensors may measure temperature, strain levels, vibration level and frequency, acoustic noise levels, air pressure, air velocity, humidity and other parameters of interest. The function of the encoder system is to convert the output of each of these sensors to a signal form that may be sequentially sampled by an electronic switch (multiplexer) produced by Herley in a known sequence and rate so as to create a data stream that may be transmitted to the ground by the telemetry system.

COMMERCIAL LIGHTING

Over the past three years, Herley has been seeking commercial applications for the magnetron tubes produced by Herley's MDI division. In 1995, Herley signed agreements with a large lighting company to develop miniature cost-effective magnetron tubes, using electrode-less high density ("EHD") techniques, for medical and industrial lighting applications. Based on initial engineering results, prototype tubes were designed, manufactured and tested satisfactorily to the specifications required. Herley and this other company are currently planning limited production of magnetron tubes to be used in an EHD industrial lighting application.

GOVERNMENT CONTRACTS

A substantial part of Herley's sales are made to U.S. government agencies, prime contractors or subcontractors on military or aerospace programs. Government contracts are awarded either on a competitive bid basis or on a negotiated sole source procurement basis. Contracts awarded on a bid basis involve several competitors bidding on the same program with the contract being awarded based upon price and ability to perform. Negotiated sole source procurement is utilized if Herley is deemed by the customer to have developed proprietary equipment not available from other parties or where there is a very stringent delivery schedule.

All of Herley's government contracts are fixed price contracts, some of which require delivery over time periods in excess of one year. With this type of contract, Herley agrees to deliver products at a fixed price except for costs incurred because of change orders issued by the customer.

In accordance with Department of Defense procedures, all contracts involving government programs may be terminated by the government, in whole or in part, at the government's discretion. In the event of such a termination, prime contractors on such contracts are required to terminate their subcontracts on the program and the government or the prime contractor is obligated to pay the costs incurred by Herley under the contract to the date of termination plus a fee based on the work completed.

MARKETING AND DISTRIBUTION

Herley's marketing approach is to determine customer requirements in the developmental stages of a program. Marketing and engineering personnel work directly with the customer's engineering group to develop product specifications. Herley receives its awards based upon an evaluation of a number of factors, including technical ranking, price, overall capability and past performance. Follow-up contracts (including options) on the same program are normally negotiated with customers rather than being subject to a competitive bidding process.

BACKLOG

Herley's backlog of firm orders was approximately $38,724,000 on August 2, 1998 ($25,727,000 in domestic orders and $12,997,000 in foreign orders) as compared to approximately $36,911,000 on August 3, 1997 ($26,135,000 in domestic orders and $10,776,000 in foreign orders). Management anticipates that approximately $32,093,000 of the backlog will be shipped during the fiscal year ending August 1, 1999. There can be no assurance that Herley's backlog will result in sales in any particular period or at all, or that the contracts included in backlog that result in sales will be profitable.

MANUFACTURING, ASSEMBLY AND TESTING

Flight instrumentation devices manufactured by Herley for military and space launch applications are subject to testing procedures based upon customer requests. All of such testing is performed by Herley at its facilities.

All electronic parts are procured in controlled lots that are subjected to physical inspection and screening at Herley facilities before use in products. Physical inspection may require the use of high power microscopes and laser scanned optical comparators, which match the characteristics of the part under inspection to previously stored images.

The testing of high reliability space equipment is performed by complex computer controlled consoles that continuously monitor, analyze and measure operating parameters. Flight instrumentation products are tested over their full operating temperature range, after which the equipment is evaluated under combined vibration and temperature cycling. For initial design qualification, this testing may extend for several months and include evaluation of electromagnetic interference behavior ("EMI"), ability to survive pyrotechnic shock (simulating explosive charge detonation for space vehicle stage separation) and the combined effects of external vacuum with heating and cooling.

Electronic components and other raw materials used in Herley's products are purchased by Herley from a large number of suppliers and all of such materials are readily available from alternate sources, with the exception of one component part which, if unavailable, can be manufactured by Herley.

Herley does not maintain any significant level of finished products inventory. Raw materials are generally purchased for specific contracts and common components are purchased for stock based on Herley's firm fixed backlog.

There are no significant environmental control procedures required concerning the discharge of materials into the environment that would require Herley to invest in any significant capital equipment or that would have a material effect on the earnings of Herley or its competitive position.

COMPETITION

The flight instrumentation and microwave products that Herley manufactures are subject to varied competition depending on the product and market served. Competition is generally based upon technology, design, price and past performance. Herley's ability to compete for defense contracts depends, in part, on its ability to offer better design and performance than its competitors and its readiness in facilities, equipment and personnel to undertake to complete the programs. In certain products or programs, Herley believes it is sole source, which means that all work is directed to a single manufacturer. In other cases, there may be other suppliers that have the capability to compete for the programs involved, but they can only enter or reenter the market if the government should choose to reopen the particular program to competition. Competition in follow-on procurements is generally limited after an initial award unless the original supplier has had performance problems. Many of Herley's competitors are larger and may have greater financial resources than Herley. Competitors include Aydin Corporation, L-3 Communications Corporation, Microsystems, Inc., AMP, Inc. and Remec, Inc.

EMPLOYEES

As of October 4, 1998, Herley employed 306 full-time persons. A total of 228 employees were engaged in manufacturing, 38 in engineering, 19 in marketing, contract administration and field services and the balance in general and administrative functions. None of Herley's employees are covered by collective bargaining agreements and Herley considers its employee relations to be satisfactory. Herley believes that its future success will depend, in part, on its continued ability to recruit and retain highly skilled technical, managerial and marketing personnel. To assist in recruiting and retaining such personnel, Herley has established competitive benefits programs, including a 401k employee savings plan, and stock option plans.

INTELLECTUAL PROPERTY

Herley does not presently hold any significant patents applicable to its products. In order to protect its intellectual property rights, Herley relies on a combination of trade secret, copyright and trademark laws and certain employee and third-party nondisclosure agreements, as well as limiting access to and distribution of proprietary information. There can be no assurance that the steps taken by Herley to protect its intellectual property rights will be adequate to prevent misappropriation of Herley's technology or to preclude competitors from independently developing such technology. Trade secret and copyright laws afford Herley limited protection.

PROPERTIES

Herley's properties are as follows:

                                                                                OWNED
                                                                                  OR
    LOCATION                   PURPOSE OF PROPERTY                  AREA        LEASED
    --------                   -------------------                  ----        ------
Lancaster, PA(1)     Production, engineering, administrative   71,200 sq. ft.   Owned
                     and executive offices
Woburn, MA           Production, engineering and               60,000 sq. ft.   Owned
                     administration
Chicago, IL          Production, engineering and                9,700 sq. ft.   Leased
                     administration
Frederick, MD        Production, engineering and               11,000 sq. ft.   Leased
                     administration
Lancaster, PA        Land held for expansion                         26 Acres   Owned

-------------------------
(1) Herley's executive offices occupy approximately 4,000 sq. ft. of space at this facility with engineering and administrative offices occupying 10,000 sq. ft. each.

Herley believes that its facilities are adequate for its current and presently anticipated future needs.

LEGAL PROCEEDINGS

Herley is not involved in any material legal proceedings.

       HERLEY MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE HISTORICAL FINANCIAL STATEMENTS OF HERLEY, RELATED NOTES AND OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS.

OVERVIEW

Herley is engaged in the design, manufacture and sale of flight instrumentation components and systems, and microwave products, primarily to the U.S. government, foreign governments, and aerospace companies. Flight instrumentation products include command and control systems, transponders, flight termination receivers, telemetry transmitters and receivers, PCM encoders, and scoring systems. Flight instrumentation products are used to: (i) accurately track the flight of space launch vehicles, targets, and UAVs, (ii) communicate between ground systems and the airborne vehicle, (iii) if necessary, destroy the vehicle if it is veering from its planned trajectory, and (iv) train troops and test weapons.

Of Herley's total backlog of $38,724,000 at August 2, 1998, $25,727,000 is attributable to domestic orders and $12,997,000 is attributable to foreign orders. Management anticipates that approximately $32,093,000 of its backlog will be shipped during the fiscal year ending August 1, 1999. Herley includes in its backlog only firm orders for which it has accepted a written purchase order. In accordance with Department of Defense procedures, all contracts involving government programs may be terminated by the government, in whole or in part, at the government's discretion. In the event of such a termination, prime contractors on such contracts are required to terminate their subcontracts on the program and the government or the prime contractor is obligated to pay the costs incurred by Herley under the contract to the date of termination plus a fee based upon work completed.

Substantially all of Herley's contracts are fixed price contracts, wherein sales and related costs are generally recorded as deliveries are made. Many of these contracts include options exercisable by the customer for additional products or systems at a fixed price. Certain costs under long-term fixed price contracts, principally directly or indirectly with the U.S. Government, which include non-recurring engineering, are deferred until these costs are contractually billable. The failure to anticipate technical problems, estimate costs accurately or control costs during a fixed price contract, including with respect to any option for additional products or systems, may reduce Herley's profitability or cause a loss under the contract. Revenue under certain long-term, fixed price contracts, principally command and control shelters, is recognized using the percentage of completion method of accounting. Revenue recognized on these contracts is based on estimated completion to date, which is the total contract amount multiplied by percent of performance, based on total costs incurred in relation to total estimated cost at completion. As of August 2, 1998, costs incurred and income recognized in excess of billings on uncompleted contracts was $1,665,008. There were no long-term contracts of this nature as of August 3, 1997. Losses, if any, on contracts are recorded when first reasonably determined.

Herley believes that its growth depends on its ability to renew and expand its technology, products, and design and manufacturing processes with an emphasis on cost effectiveness. Herley's primary efforts are focused on engineering design and product development activities, rather than pure research. The cost of these development activities, including employees' time and prototype development, net of amounts paid by customers, was approximately $1,562,000,$1,828,000, and $1,453,000 in fiscal years 1998, 1997 and 1996, respectively. Costs of Herley's internally funded product development efforts are included in Herley's operating expenses as cost of products sold. Revenue from customer funded product development is included in net sales and the related product development costs also are included in cost of products sold.

Herley's effective tax rate for fiscal 1998 and 1997 was 34.8% and 9.1%, respectively. The low effective rate in 1997 reflects the utilization of prior year net operating loss carryforwards and the reversal of a valuation allowance established in 1995. The valuation allowance was established based on management's uncertainty that past performance would be indicative of future earnings. In August 1997, Herley established a foreign sales corporation as part of an overall domestic tax strategy to reduce its effective income tax rate.

RESULTS OF OPERATIONS

The following table sets forth for the periods indicated certain financial information derived from Herley's consolidated statements of income expressed as a percentage of net sales. There can be no assurance that trends in sales growth or operating results will continue in the future.

                                                  52 WEEKS     53 WEEKS     52 WEEKS
                                                    ENDED        ENDED       ENDED
                                                  AUGUST 2,    AUGUST 3,    JULY 28,
                                                    1998         1997         1996
                                                  ---------    ---------    --------
Net sales.......................................    100.0%       100.0%      100.0%
Cost of products sold...........................     59.2%        64.5%       68.3%
                                                    -----        -----       -----
Gross profit....................................     40.8%        35.5%       31.7%
Selling and administrative expenses.............     20.4%        19.5%       20.1%
                                                    -----        -----       -----
Operating income................................     20.4%        16.0%       11.6%
                                                    -----        -----       -----
Other income, net:
  Net gain on available-for-sale securities and
     other investments..........................      0.3%         1.3%        3.1%
  Dividend and interest income..................      1.1%         0.8%        1.3%
  Interest expense..............................     (1.1)%       (1.7)%      (3.0)%
                                                    -----        -----       -----
                                                      0.3%         0.4%        1.4%
                                                    -----        -----       -----
Income before income taxes......................     20.7%        16.4%       13.0%
Provision for income taxes......................      7.2%         1.5%        0.4%
                                                    -----        -----       -----
     Net income.................................     13.5%        14.9%       12.7%
                                                    =====        =====       =====

FISCAL 1998 COMPARED TO FISCAL 1997

Net sales for the 52 weeks ended August 2, 1998 were approximately $40,798,000 compared to $32,195,000 for fiscal 1997. The sales increase of $8,603,000 (26.7%) is primarily attributable to the acquisition of Metraplex Corporation as of August 4, 1997 which contributed $4,015,000 in revenues in fiscal 1998, an increase of approximately $3,542,000 in flight instrumentation products, and an increase of approximately $1,046,000 in microwave components.

Gross profit of 40.8% for the 52 weeks ended August 2, 1998 exceeded the prior year of 35.5% due to an increase of $2,545,000 in higher margin foreign sales from $9,398,000 in 1997 to $11,943,000 in 1998, and improved margins in microwave components, as well as an increase in absorption of fixed costs due to the higher sales volume.

Selling and administrative expenses for the 52 weeks ended August 2, 1998 were $8,339,000 compared to $6,293,000 for fiscal 1997, an increase of $2,046,000.
The addition of Metraplex Corporation added $1,195,000 in selling and administrative expenses in fiscal 1998. In addition, $304,000 of the change is attributable to increased representative fees on foreign sales, $415,000 is due to increased personnel and related expenses, including additional travel expenses, and $350,000 relates to increased consulting fees primarily for software changes addressing the year 2000 computer software issues. Such increases were offset by cost savings of $243,000 related to the transfer of substantially all of the production from the Stewart Warner facilities in Chicago to Herley's facilities in Lancaster, Pennsylvania. As a percentage of net sales, selling and administrative expenses increased from 19.5% in 1997 to 20.4% in 1998.

Other income, net, for the 52 weeks ended August 2, 1998 was consistent with the prior year.

The effective tax rate in 1998 was 34.8% as compared to 9.1% in fiscal 1997. The 1997 tax provision reflects the utilization of prior year net operating loss carryforwards. In 1995 a valuation allowance had been provided to reduce deferred tax assets to their net realizable value primarily based on management's uncertainty that past performance would be indicative of future earnings. In 1997 the valuation allowance was reversed through the deferred tax provision. A determining factor in assessing the change was the cumulative income in recent years.

FISCAL 1997 COMPARED TO FISCAL 1996

Net sales for the 53 weeks ended August 3, 1997 were approximately $32,195,000 compared to $29,001,000 for fiscal 1996. The sales increase of $3,194,000 (11%) is primarily attributable to an increase in the sales of flight instrumentation products, including a Target Tracking Control System for the Republic of Korea.

Gross profit of 35.5% for the 53 weeks ended August 3, 1997 exceeded the prior year of 31.7% due to an increase of $2,842,000 in higher margin foreign sales from $6,556,000 in 1996 to $9,398,000 in 1997, as well as an increase in absorption of fixed costs due to the higher sales volume.

Selling and administrative expenses for the 53 weeks ended August 3, 1997 were $6,293,000 compared to $5,832,000 for fiscal 1996, an increase of $461,000 of which $360,000 was attributable to settlement and litigation costs involving two class action law suits, $325,000 to performance incentives, and $52,000 to additional travel costs. These increases were offset by a reduction in representative fees on foreign sales of $205,000 (partially due to a negotiated decrease in the rate paid), and a reduction of $75,000 in personnel and related expenses. As a percentage of net sales, selling and administrative expenses decreased from 20.1% in 1996 to 19.5% in 1997.

Other income, net, for the 53 weeks ended August 3, 1997 decreased $265,000 from the prior year due to decreases in gains on the sale of investments and dividend and interest income of $488,000 and $118,000, respectively, offset by a decrease in interest expense of $341,000.

The effective tax rate in 1997 was 9.1%. The 1997 and 1996 tax provisions reflect the utilization of prior year net operating loss carryforwards. In 1995 a valuation allowance had been provided to reduce deferred tax assets to their net realizable value primarily based on management's uncertainty that past performance would be indicative of future earnings. In 1997 the valuation allowance was reversed through the deferred tax provision. A determining factor in assessing the change was the cumulative income in recent years. See Note I entitled "Income Taxes" to the Consolidated Financial Statements included elsewhere in this Proxy Statement/Prospectus.

LIQUIDITY AND CAPITAL RESOURCES

As of August 2, 1998 and August 3, 1997, working capital was approximately $26,593,000 and $10,662,000, respectively, and the ratio of current assets to current liabilities was 3.70 to 1 and 2.09 to 1, respectively. At August 2, 1998, Herley had cash and cash equivalents of approximately $10,689,000, primarily from the proceeds received from the public stock offering discussed below.

On August 4, 1997, the Company completed the acquisition of Metraplex Corporation, a Maryland corporation for 313,139 (as adjusted) shares of common stock of Herley, with a fair market value of $3,170,471, in exchange for all of the issued and outstanding common stock of Metraplex.

As is customary in the defense industry, inventory is partially financed by advance payments. The unliquidated balance of these advance payments was approximately $1,825,000 in 1998, and $3,091,000 in 1997. The decrease in the current fiscal year is directly attributable to shipments under the related contracts.

Net cash provided by (used in) operations and investing activities was approximately $3,647,000, and $6,159,000, respectively in 1997, and approximately $4,571,000 and ($1,051,000), respectively in 1998.

Net cash provided by financing activities in fiscal 1998 consists of net proceeds of $7,452,000 from the sale of 700,000 shares of common stock, and 1,265,000 Common Stock Purchase Warrants to the public. Net borrowings under a bank line of credit provided $1,500,000 in financing. Herley received a partial distribution of $592,824 from its M.D. Sass Municipal Finance Partners-I limited partnership investment. Cash was used in financing activities for payments of long-term debt of $2,257,000 and the purchase of treasury stock of $1,084,000. Cash provided by investing activities in 1997 resulted primarily from the liquidation of all the available-for-sale securities, and the sale of Herley's interest in the M.D. Sass Re/Enterprise-II, L.P., limited partnership. Herley used approximately $9,715,000 of these funds in financing activities primarily for the net payment of outstanding bank debt of $7,250,000, and the purchase of treasury stock for $2,783,000.

Herley maintains a revolving credit facility with a bank for an aggregate of $21,000,000, which expires January 31, 2000. As of August 2, 1998, Herley had borrowings outstanding of $1,500,000. No borrowings were outstanding on this line at August 3, 1997.

In January 1998, Herley purchased 89,888 shares of its outstanding common stock for $1,084,326 from certain officers of Herley based on the fair market value of the stock on the date acquired. During the fiscal year ended August 3, 1997, Herley acquired 244,519 shares of its outstanding common stock for $2,782,686 through open market purchases, pursuant to a stock purchase plan to acquire up to 300,000 pre-split shares of Herley common stock, which was terminated in June 1997.

Herley also acquired 42,016 and 463,639 shares of common stock in 1998 and 1997, respectively, valued at $538,376 and $6,429,124, respectively, in connection with certain "stock-for-stock" exercises of stock options by which certain employees elected to surrender "mature" shares owned in settlement of the option price. Such exercises are treated as an exercise of a stock option and the acquisition of treasury shares by Herley. See "Herley Management and Executive Compensation."

Herley believes that presently anticipated future cash requirements will be provided by internally generated funds and existing credit facilities, as well as the proceeds received from the public stock offering.

YEAR 2000 READINESS

The "Year 2000" problem relates to computer systems that have time and date-sensitive programs that were designed to read years beginning with "19", but may not properly recognize the year 2000. If a computer system or software application used by Herley or a third party dealing with Herley fails because of the inability of the system or application to properly read the year 2000 the results could have a material adverse effect on Herley.

A substantial part of Herley's revenues are derived from firm fixed price contracts with U.S. government agencies, prime contractors or subcontractors on military or aerospace programs, and many foreign governments. If Herley is unable to perform under these contracts due to a Year 2000 problem, the customer could terminate the contract for default. While lost revenues from such an event are a concern for Herley, the greater risks are the consequential damages for which Herley could be liable for failure to perform under the contracts. Such damages could have a material adverse impact on Herley's results of operations and financial position.

The most likely reason for a customer to terminate a contract for default would be due to Herley's inability to manufacture and deliver product under the contract. Breakdowns in any number of Herley's computer systems and applications could prevent Herley from being able to manufacture and ship its products. Examples are failures in Herley's manufacturing application software, computer chips embedded in engineering test equipment, lack of supply of materials from its suppliers, or lack of power, heat, or water from utilities servicing its facilities. Herley's products do not contain computer devices that require remediation to meet Year 2000 requirements. A review of Herley's status with respect to remediating its computer systems for Year 2000 compliance is presented below.

For its information technology, Herley currently utilizes a Hewlett Packard HP3000-based computing environment. Hewlett Packard has advised Herley that the HP3000 hardware is in compliance with Year 2000 requirements. Herley's financial, manufacturing, and other software applications related to the HP3000 have been updated to comply with Year 2000 requirements at a cost of approximately $350,000. Certain modules have been fully tested, with the remaining modules to be tested by the end of fiscal 1999. In addition, Herley utilizes a wide area network ("WAN") to connect its operating facilities to the HP3000. The WAN has been updated to comply with Year 2000 requirements. A local area network ("LAN") is used to supplement the HP3000 environment and has also been upgraded and is fully Year 2000 compliant.

Herley is also reviewing its utility systems (heat, light, phones, liquid nitrogen, etc.) for the impact of Year 2000, as well as determining the state of readiness of its material suppliers. Herley will develop a questionnaire to be sent to its significant suppliers, and to its test equipment manufacturers concerning embedded technology, regarding their compliance and attempt to identify any problem areas with respect to them. This process will be ongoing and Herley's efforts with respect to specific problems identified, and future costs associated with them, will depend in part upon its assessment of the risk that any such problems may cause a disruption in manufacturing or other problem which Herley believes would have a material adverse impact on its operations. However, Herley cannot control the conduct of its suppliers. Therefore, there can be no guarantee that Year 2000 problems originating with a supplier will not occur. Herley has not yet developed contingency plans in the event of a Year 2000 failure caused by a supplier or third party, but would intend to do so if a specific problem is identified through the process described above. Herley has developed multiple sources for a substantial portion of its raw material requirements and, therefore, does not believe there would be a significant disruption in supply.

The information set forth above identifies the key steps taken by Herley to address the Year 2000 problem. There can be no absolute assurance that third parties will convert their systems in a timely manner. Herley believes that its actions will minimize these risks and that any additional cost of Year 2000 compliance for its information and production systems will not be material to its consolidated results of operations and financial position.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Herley is subject to market risk associated with changes in interest rates and stock prices. Herley has not entered into any derivative financial instruments to manage the above risks and Herley has not entered into any market risk sensitive instruments for trading purposes. Herley's debt consists of a working capital line of credit with a bank having an interest rate that floats with the FMOC Target Rate (7.15% as of August 2, 1998), and a mortgage on its facilities in Lancaster, Pa. at a fixed rate of 10.4% The credit line is reviewed on an annual basis. After the proposed acquisition of General Microwave Corp. Herley will be subject to potentially adverse movements in foreign currency rate changes. Herley does not anticipate any other material changes in its primary market risk exposures in fiscal 1999.

As of August 2, 1998, Herley holds an investment in the common stock of a public company that is exposed to price risk with a cost basis and a fair market value basis of $143,330.

The table below provides information about Herley's debt that is sensitive to changes in interest rates. The table presents principal cash flows by maturity date. Future principal payments required under the mortgage and line of credit, and corresponding fair values are as follows:

FISCAL YEAR ENDING DURING:               MORTGAGE     LINE OF CREDIT
--------------------------              ----------    --------------
1999..................................  $  370,000      $
2000..................................     410,000       1,500,000
2001..................................     450,000
2002..................................     500,000
2003..................................     550,000
2004..................................     610,000
                                        ----------      ----------
                                        $2,890,000      $1,500,000
                                        ==========      ==========
Fair value............................  $2,908,000      $1,500,000
                                        ==========      ==========

                  HERLEY MANAGEMENT AND EXECUTIVE COMPENSATION

OFFICERS AND DIRECTORS OF HERLEY

The directors and executive officers of Herley are as follows:

NAME                                    AGE           POSITION(S) WITH HERLEY
----                                    ---           -----------------------
Lee N. Blatt..........................  70    Chairman of the Board and Chief
                                              Executive Officer
Myron Levy............................  58    President and Director
Anello C. Garefino....................  51    Vice President-Finance, Treasurer and
                                              Chief Financial Officer
Allan Coon............................  62    Vice President
Adam J. Bottenfield...................  38    Vice President-Engineering
Ray Umbarger..........................  51    Vice President-Domestic Marketing
George Hopp...........................  60    Vice President-International Marketing
Glenn Rosenthal.......................  38    Vice President
Mark A. Krumm.........................  52    Vice President-Business Development
Howard M. Eckstein....................  47    Vice President-New Product Development
David H. Lieberman....................  53    Secretary and Director
Adm.Thomas J. Allshouse (Ret.)........  73    Director, Member of Compensation and
                                              Audit Committees
Alvin M. Silver.......................  67    Director, Member of Compensation and
                                              Audit Committees
John A. Thonet........................  48    Director
Adm. Edward K. Walker, Jr. (Ret.).....  65    Director, Member of Compensation and
                                              Audit Committees

MR. LEE N. BLATT is a co-founder of Herley and has been Chairman of the Board of Herley since its organization in 1965. Mr. Blatt holds a Bachelors Degree in Electrical Engineering from Syracuse University and a Masters Degree in Business Administration from City College of New York. Mr. Blatt's term as a director expires at the 2000 annual meeting of stockholders.

MR. MYRON LEVY has been President of Herley since June 1993 and served as Executive Vice President and Treasurer since May 1991, and prior thereto as Vice President for Business Operations and Treasurer since October 1988. For more than ten years prior to joining Herley, Mr. Levy, a certified public accountant, was employed in various executive capacities, including Vice-President, by Griffon Corporation (formerly Instrument Systems Corporation). Mr. Levy's term as a director expires at the 1998 annual meeting of stockholders.

MR. ANELLO C. GAREFINO has been employed by Herley in various executive capacities for more than the past five years. Mr. Garefino, a certified public accountant, was appointed Vice President-Finance, Treasurer and Chief Financial Officer in June 1993. From 1987 to January 1990, Mr. Garefino was Corporate Controller of Exide Corporation.

MR. ALLAN COON joined Herley in 1992 and was appointed as a Vice President in December 1995. Prior to joining Herley, Mr. Coon was Senior Vice President and Chief

Financial Officer of Alpha Industries, Inc., a publicly traded company engaged in military and commercial electronic programs.

MR. ADAM J. BOTTENFIELD was appointed Vice President -- Engineering in July 1997. Mr. Bottenfield has been employed by Herley as Systems Engineering Manager of Herley-Vega Systems since Herley's acquisition of Vega in 1993. From 1984 to 1993, Mr. Bottenfield was Manager of Digital and Software Engineering of Vega.

MR. RAY UMBARGER was appointed Vice President -- Domestic Marketing in July 1997, having been employed by Herley since June 1995. For more than ten years prior to that, Mr. Umbarger served in the U.S. Navy where he was a Captain. His responsibilities in the Navy included the design, development production, deployment and life cycle support of all Navy, and in some cases, all Department of Defense target systems. Mr. Umbarger received a Bachelors Degree in Aeronautical Engineering from the U.S. Naval Academy, a Masters Degree in Aeronautical Engineering from Princeton University and a Masters Degree in Business Administration from Monmouth College.

MR. GEORGE HOPP was appointed Vice President -- International Marketing in July 1997. Mr. Hopp has been employed by Herley in a sales and marketing position since 1995 and directs the operations of Herley's GSS division. For more than ten years prior to joining Herley, Mr. Hopp was Director of International Programs for Northrop Grumman, Military Aircraft Division.

MR. GLENN ROSENTHAL was appointed Vice President of Herley in August 1997. From June 1988 until its acquisition by Herley in August 1997, Mr. Rosenthal was employed by Metraplex Corporation, holding the positions of President (from June
1996) and Chief Operations Officer (from 1995). Mr. Rosenthal holds a Bachelors Degree in Engineering from Carnegie Mellon University.

MR. MARK A. KRUMM was appointed Vice President for Business Development upon joining Herley in November 1997. For more than 10 years prior to joining Herley, Mr. Krumm was program manager for various electronic defense systems with Harris Corporation. Mr. Krumm has a Bachelors Degree in Aerospace engineering from St. Louis University and holds a Masters Degree in Business Administration from Southern Illinois University.

MR. HOWARD M. ECKSTEIN was appointed Vice President-New Product Development upon joining Herley in April 1998. Mr. Eckstein has 25 years experience in the design and development of aerospace telemetry equipment and systems. Mr. Eckstein served from 1992 to 1998 as Vice President-Advanced Products for L3 Communications, and as Vice President-Engineering from 1986 to 1992. Mr. Eckstein earned his Bachelors Degree in Electrical Engineering from the Pennsylvania State University and holds a Masters Degree in Engineering from the University of Pennsylvania.

MR. DAVID H. LIEBERMAN has been a director of Herley since 1985 and Secretary of Herley since 1994. Mr. Lieberman has been a practicing attorney in the State of New York for more than the past ten years and is a member of the firm of Blau, Kramer, Wactlar & Lieberman, P.C., general counsel to the Herley. Mr. Lieberman's term as a director expires at the 1999 annual meeting of stockholders.

ADMIRAL THOMAS J. ALLSHOUSE (RET.) has been a director of Herley since September 1983. Prior to 1981, when he retired from the United States Navy, Admiral Allshouse served for 34 years in various naval officer positions, including acting as commanding officer of the United States Naval Ships Parts Control Center. Admiral Allshouse holds a Bachelors Degree in Engineering from the United States Naval Academy and a Masters Degree in

Business Administration from Harvard University. Admiral Allshouse's term as a director expires at the 1999 annual meeting of stockholders.

MR. JOHN A. THONET has been a director of Herley since 1991 and President of Thonet Associates, an environmental consulting firm specializing in land planning and zoning matters for the past ten years. Mr. Thonet is the son-in-law of Mr. Blatt. Mr. Thonet's term as a director expires at the 1998 annual meeting of stockholders.

DR. ALVIN M. SILVER has been a director of Herley since October 1997. Since 1977, Dr. Silver has been Executive Vice President of the Ademco Division of Pittway Corporation. Dr. Silver holds a Bachelors Degree in Industrial Engineering from Columbia University, a Masters Degree in Industrial Engineering from Stevens Institute of Technology and a Doctor of Engineering Science Degree in Industrial Engineering/ Operations Research from Columbia University. Dr. Silver is a Professor at the Frank G. Zarb School of Business of Hofstra University. Mr. Silver's term as a director expires at the 1998 annual meeting of stockholders.

ADMIRAL EDWARD K. WALKER, JR. (RET.) has been a director of Herley since October 1997. Since his retirement from the United States Navy in 1988, Admiral Walker has been the Director of Corporate Strategy for Resource Consultants, Inc., a member of Gilbert Associates, Inc. which is a professional services company supporting the Department of Defense, particularly the Navy, in a wide range of technical, engineering and management disciplines. Prior to his retirement from the United States Navy, Admiral Walker served for 34 years in various naval officer positions, including Commander of the Naval Supply Systems Command, and Chief of Supply Corps. Admiral Walker holds a Bachelors Degree from the United States Naval Academy and Masters Degree in Business Administration from The George Washington University. Admiral Walker's term as a director expires at the 2000 annual meeting of stockholders.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation with respect to Herley's Chairman/Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer (the "named executive officers") for services rendered for the fiscal years ended August 2, 1998, August 3, 1997 and July 28, 1996.

                           SUMMARY COMPENSATION TABLE

                                                               LONG-TERM COMPENSATION
                              ANNUAL COMPENSATION (1)      ------------------------------
NAME AND                   -----------------------------     SECURITIES
PRINCIPAL                  FISCAL                            UNDERLYING       ALL OTHER
POSITION                    YEAR    SALARY(2)   BONUS(3)   OPTIONS/SARS(4)   COMPENSATION
---------                  ------   ---------   --------   ---------------   ------------
Lee N. Blatt.............   1998    $485,549    $303,191            --          $4,800(6)
Chairman of                 1997     531,629     302,432       599,999(5)        4,500
the Board                   1996     483,028     203,068       133,333(7)        4,500
Myron Levy...............   1998    $333,912    $242,553            --          $9,300(6)
President                   1997     307,764     181,460       400,000(5)        9,000
                            1996     288,726     121,841        66,667(7)        7,380

                                                               LONG-TERM COMPENSATION
                              ANNUAL COMPENSATION (1)      ------------------------------
NAME AND                   -----------------------------     SECURITIES
PRINCIPAL                  FISCAL                            UNDERLYING       ALL OTHER
POSITION                    YEAR    SALARY(2)   BONUS(3)   OPTIONS/SARS(4)   COMPENSATION
---------                  ------   ---------   --------   ---------------   ------------
Allan Coon...............   1998    $110,011    $ 30,000            --          $6,153(6)
Vice President              1997     110,011          --        73,332(5)        5,751
                            1996     110,011      30,000        13,333(7)        4,569
Anello C. Garefino.......   1998    $100,760    $ 20,000            --          $3,845(6)
Vice President              1997     101,914          --        59,999(5)        3,579
Finance-Treasurer           1996      97,885      15,000        13,333(7)        3,424
George Hopp..............   1998    $107,615    $  7,500            --          $1,488(6)
Vice President              1997     107,615          --        18,666(5)        1,422
                            1996     104,000          --            --           1,185

-------------------------

(1) Does not include Other Annual Compensation because amounts of certain perquisites and other non-cash benefits provided by Herley do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(2) Amounts set forth herein include cost of living adjustments under employment contracts.

(3) Represents for Messrs. Blatt and Levy incentive compensation under employment agreements. See "Herley Management and Executive
    Compensation -- Employment Agreements."

(4) Adjusted to give effect to a four-for-three stock split on September 30, 1997. This table includes warrants issued to these individuals outside the stock option plans.

(5) Consisting of the following options issued in October 1996 for the right to purchase Herley common stock at a price of $6.9375: Lee N. Blatt -- 133,333; Myron Levy -- 100,000, Allan Coon -- 26,666, Anello C. Garefino -- 13,333; options granted in February 1997 at a price of $8.3438 and repriced to $6.0938 in April 1997: Lee N. Blatt 133,333, Myron Levy -- 100,000, Allan
    Coon -- 20,000, Anello C. Garefino -- 20,000 and George Hopp -- 5,333; and options granted in May 1997 at a price of $6.4688: Lee N. Blatt -- 333,333, Myron Levy -- 200,000, Allan Coon -- 26,666, Anello C. Garefino -- 26,666 and George Hopp -- 13,333.

(6) All Other Compensation includes: (a) group term life insurance as follows:
    $4,500 for Mr. Levy, $2,387 for Mr. Coon, $522 for Mr. Garefino, and $1,488 for Mr. Hopp, and (b) contributions to Herley's 401(k) Plan as a pre-tax salary deferral as follows: $4,800 for each of Messrs. Blatt and Levy, $3,766 for Mr. Coon, and $3,323 for Mr. Garefino.

(7) Represents warrants issued in December 1995 for the right to purchase Herley common stock at a price of $4.6425.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

No options were granted to the named executive officers in fiscal 1998.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

The following table sets forth stock options exercised during fiscal 1998 and all unexercised stock options and warrants held by the named executive officers as of August 2, 1998.

                                                                                       VALUE OF UNEXERCISED
                                                         NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS AND
                                                         OPTIONS AND WARRANTS           WARRANTS AT FISCAL
                         SHARES                          AT FISCAL YEAR-END(2)              YEAR-END(3)
                       ACQUIRED ON       VALUE        ---------------------------   ---------------------------
NAME                   EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   --------------   -----------   -------------   -----------   -------------
Lee N. Blatt.........        --         $     --        311,112            --       $1,491,505      $     --
Myron Levy...........        --               --        255,559        66,666        1,091,078       231,244
Allan Coon...........    15,000          111,408         49,444         8,888          160,883        30,830
Anello Garefino......        --               --         43,335         8,888          192,802        30,830
George Hopp..........        --               --         10,223        10,666           46,205        36,997

-------------------------

(1) Values are calculated by subtracting the exercise price from the trading price of the Herley common stock as of the exercise date.

(2) Adjusted to give effect to a four-for-three stock split effective September 30, 1997.

(3) Based upon the trading price of the Herley common stock of $9.9375 on August 2, 1998.

EMPLOYMENT AGREEMENTS

Lee N. Blatt has entered into a new employment agreement with Herley, dated as of October 1, 1998, which provides for a four year and three month term, terminating on December 31, 2002. Pursuant to the agreement, Mr. Blatt receives compensation consisting of a base salary of $475,000, with an annual cost of living increase and an incentive bonus. Mr. Blatt's incentive bonus is 5% of the pretax income of Herley in excess of 10% of Herley's stockholders' equity for specific periods, as adjusted for stock issuances. Mr. Blatt's incentive bonus cannot exceed his base salary.

Myron Levy has entered into a new employment agreement with Herley, dated as of October 1, 1998, which provides for a four year and three month term, terminating on December 31, 2002, and a five year consulting period commencing at the end of the active employment period. Pursuant to the agreement, Mr. Levy receives compensation consisting of a base salary of $325,000, with an annual cost of living increase and an incentive bonus. Mr. Levy's incentive bonus is 4% of the pretax income of Herley in excess of 10% of Herley's stockholders' equity for specific periods, as adjusted for stock issuances. Mr. Levy's incentive bonus cannot exceed his base salary. Mr. Levy's compensation during the consulting period is at the annual rate of $100,000.

The employment agreements with Messrs. Blatt and Levy provide for certain payments following death or disability. The employment agreements also provide in the event of a change in control of Herley, as defined therein, the right, at their election, to terminate the agreement and receive a lump sum payment of approximately three times their annual salary.

Allan Coon has entered into a severance agreement with Herley, dated June 11, 1997, which provides that in the event Mr. Coon is terminated other than for cause prior to June 12, 1999, he is entitled to two years' base salary and in the event he is so terminated after June 11, 1999 and before June 12, 2002, he is entitled to one year's base salary. Mr. Coon's present base salary is $110,000.

Anello C. Garefino has entered into a severance agreement with Herley, dated February 18, 1998, which provides that in the event Mr. Garefino is terminated other than for cause prior to February 19, 2000, he is entitled to two years' base salary and in the event he is so terminated after February 18, 2000 and before February 19, 2003, he is entitled to one year's base salary. Mr. Garefino's present base salary is $105,000.

INDEMNIFICATION AGREEMENTS

Herley has entered into separate indemnification agreements with the officers and directors of Herley. Herley has agreed to provide indemnification with regard to certain legal proceedings so long as the indemnified officer or director has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Herley and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Herley only provided indemnification for expenses, judgments, fines and amounts paid in settlement actually incurred by the relevant officer or director, or on his or her behalf, arising out of proceedings brought against such officer or director by reason of his or her corporate status.

STOCK PLANS

Certain officers and directors of Herley hold options or warrants to purchase Herley common stock under Herley's 1992 Non-Qualified Stock Option Plan, 1996 Stock Option Plan, 1997 Stock Option Plan (collectively, the "Stock Plans") and warrant agreements.

1992 NON-QUALIFIED STOCK OPTION PLAN. The 1992 Non-Qualified Stock Option Plan covers 1,333,333 shares of Herley common stock. Under the terms of the plan, the purchase price of the shares, subject to each option granted, is 100% of the fair market value at the date of grant. The date of exercise is determined at the time of grant by the Compensation Committee or the Board of Directors. If not specified, 50% of the shares can be exercised each year beginning one year after the date of grant. The options expire ten years from the date of grant. In December 1995, this plan was terminated except for outstanding options thereunder. At August 2, 1998, non-qualified options to purchase 97,119 shares of Herley common stock were outstanding under this plan.

1996 STOCK OPTION PLAN. The 1996 Stock Option Plan covers 666,666 shares of Herley common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the Compensation Committee or the Board of Directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire ten years from the date of grant. At August 2, 1998, non-qualified options to purchase 337,331 shares of Herley common stock were outstanding under this plan.

1997 STOCK OPTION PLAN. The 1997 Stock Option Plan covers 1,666,666 shares of Herley common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the Compensation Committee or the

Board of Directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire ten years from the date of grant. Options for 88,333 shares of Herley common stock were granted during the fiscal year ended August 2, 1998. At August 2, 1998, options to purchase 426,394 shares of Herley common stock were outstanding under this plan. On August 14, 1998, Herley issued 10 year options to purchase 250,000 shares of Herley common stock under this plan to each of Lee N. Blatt and Myron Levy, which options vest one-third on each of the grant date and on the first and second anniversary of the grant date.

WARRANT AGREEMENTS. In April 1993, common stock warrants were issued to certain officers and directors for the right to acquire 573,333 shares of Herley common stock at an exercise price of $5.3475 per share, which was the closing price of the Herley common stock on the date of issue. In December 1995, warrants with respect to 533,333 of these shares were canceled. The warrants expire April 30, 1998. In December 1995, warrants were issued to certain officers for the right to acquire 293,333 shares of Herley common stock at an exercise price of $4.6425 per share at date of issue. These warrants expire December 13, 2005. At August 2, 1998, warrants to purchase 280,000 shares of Herley common stock were outstanding.

EMPLOYEE SAVINGS PLAN

Herley maintains an Employee Savings Plan that qualifies as a thrift plan under
Section 401(k) of the Internal Revenue Code. This plan allows employees to contribute between 2% and 15% of their salaries to the plan. Herley, at its discretion, can contribute 100% of the first 2% of the employees' salary so contributed and 25% of the next 4% of salary. Additional Herley contributions can be made, depending on profits. The aggregate benefit payable to an employee depends upon the employee's rate of contribution, the earnings of the fund, and the length of time such employee continues as a participant. Herley accrued approximately $197,000 for the 52 weeks ended August 2, 1998, and contributed approximately $181,000 and $159,000 to this plan for the fiscal years ended August 3, 1997 and July 28, 1996, respectively. For the year ended August 2, 1998, $4,800, $4,800, $3,766, and $3,323 was contributed by Herley to this plan for Messrs. Blatt, Levy, Coon and Garefino, respectively, and $24,328 was contributed for all officers and directors as a group.

                            HERLEY STOCK INFORMATION

HERLEY SECURITY OWNERSHIP

The following table sets forth the indicated information as of November 17, 1998 with respect to the beneficial ownership of Herley's securities by (i) all persons known to Herley to be beneficial owners of more than 5% of Herley's common stock based on filings with the Commission, (ii) each director of Herley, and (iii) by all officers and directors as a group:

                                                                     SHARES OF
                                                                    COMMON STOCK
                                                     DIRECTOR       BENEFICIALLY
                                              AGE     SINCE         OWNED(1)(4)
                                              ---    --------    ------------------
Lee N. Blatt(2)(5)..........................  70       1965        608,552    (10.7%)
Myron Levy(5)(6)............................  58       1992        548,687     (9.7%)
Anello C. Garefino(5).......................  51         --         56,424     (1.1%)
Allan Coon..................................  62         --         49,444
Adam J. Bottenfield.........................  38         --         20,667
Ray Umbarger................................  51         --         13,620
George Hopp.................................  60         --         14,667
Glenn Rosenthal.............................  38         --          8,256
Mark A. Krumm...............................  52         --          1,000
Adm. Thomas J. Allshouse (Ret.)(5)..........  73       1983         26,666
David H. Lieberman(5).......................  53       1985          7,933
John A. Thonet(3)(5)........................  48       1991         21,693
Alvin M. Silver.............................  67       1997          6,500
Adm. Edward K. Walker, Jr. (Ret.)...........  65       1997          2,500
Directors and officers as a group (14
  persons)..................................                     1,386,609    (22.3%)

-------------------------

(1) No executive officer or director owns more than one percent of the outstanding shares of Herley common stock unless otherwise indicated. Ownership represents sole voting and investment power.

(2) Does not include an aggregate of 470,229 shares owned by family members, including Hannah Thonet, Rebecca Thonet, Kathi Thonet, Randi Rossignol, Max Rossignol, Henry Rossignol, Patrick Rossignol and Allyson Gerber of which Mr. Blatt disclaims beneficial ownership.

(3) Does not include 133,332 shares owned by Mr. Thonet's children, Hannah and Rebecca Thonet, and 76,278 shares owned by his wife, Kathi Thonet. Mr. Thonet disclaims beneficial ownership of these shares.

(4) Includes shares subject to options exercisable within the 60 days after November 17, 1998 at prices ranging from $2.535 to $9.25 per share pursuant to Herley's Stock Plans: Lee N. Blatt -- 261,113, Myron Levy -- 272,226, Anello C. Garefino -- 30,002, Allan Coon -- 49,444, George Hopp -- 10,223, Glenn Rosenthal -- 6,667, Mark A. Krumm -- 1,000, Adm. Thomas J.
    Allshouse -- 13,333, David H. Lieberman --

    7,333, John A. Thonet -- 13,333, Alvin M. Silver -- 2,500, Edward K. Walker -- 2,500, Ray Umbarger -- 12,667, Adam J. Bottenfield -- 17,332.

(5) Includes shares subject to outstanding warrants exercisable within 60 days after November 17, 1998 at a price of $4.6406: Lee Blatt -- 133,333, Myron Levy -- 66,667, Anello C. Garefino -- 13,333.

(6) Does not include 5,000 shares owned by Mr. Levy's daughter, Stephanie Levy of which Mr. Levy disclaims beneficial ownership.

HERLEY STOCK PRICE AND DIVIDEND INFORMATION

Herley is traded in the Nasdaq National Market under the symbol HRLY. The following table sets forth the high and low sales price as reported by the Nasdaq National Market for the Herley common stock for the periods indicated and gives retroactive effect to the four-for-three stock split of the common stock on September 30, 1997.

                                                               HIGH      LOW
                                                              ------    ------
FISCAL YEAR 1997
  First Quarter.............................................  $ 7.97    $ 6.19
  Second Quarter............................................   10.69      7.31
  Third Quarter.............................................    8.91      6.09
  Fourth Quarter............................................   10.69      6.19
FISCAL YEAR 1998
  First Quarter.............................................   15.00     10.13
  Second Quarter............................................   14.75     10.50
  Third Quarter.............................................   14.69     10.88
  Fourth Quarter............................................   14.25      8.63
FISCAL YEAR 1999
  First Quarter.............................................   10.50      7.63
  Second Quarter (through December 3, 1998).................   12.06      7.63

The closing price on December 3, 1998 was $11.875. As of December 3, 1998 there were approximately 1,000 record holders (including beneficial holders) of the Herley common stock.

There have been no cash dividends declared or paid by Herley on its common stock during the past two fiscal years or the current fiscal year.

                                      GMC

GENERAL

GMC is engaged primarily in the design, development, manufacture and marketing of microwave and electronic systems, equipment and components. GMC is organized into three operating divisions in three locations with strong inter-divisional ties. The parent company, General Microwave Corporation, operates GMC's largest division, its microwave division located in Amityville, New York. A substantial portion of GMC's microwave products is sold to manufacturers and users of microwave systems and equipment for applications in the defense electronics industry. GMC also sells these components and equipment for use in the industrial sector as well as in commercial telecommunications industries. Typical applications for GMC's microwave products include electronic warfare and countermeasures, airborne and shipboard navigation and communications, radar systems, missile guidance systems, automatic test equipment, and satellite communications.

GMC's subsidiaries, General Microwave Israel Corporation and General Microwave Israel (1987) Ltd. in Jerusalem, Israel, conduct research and development and manufacturing operations largely devoted to the production of microwave oscillators. GMC's subsidiary, General Microcircuits Corporation in Billerica, Massachusetts, engages in the design, manufacture and sale of hybrid microcircuits largely intended for military applications.

In February, 1997, GMC decided to concentrate on its core businesses and adopted a plan to exit the fiber optics business of its Math Associates subsidiary. On September 24, 1997, a sale of certain of the assets of Math was completed. (See
Note 2 to the February 28, 1998 Consolidated Financial Statements included elsewhere herein.) Accordingly, unless otherwise indicated, all of the information contained below has been restated to delete data applicable to Math Associates, Inc. (now known as GMC Associates, Inc.).

GMC has traditionally developed new products for sale as standard catalog items as well as products designed to customer specifications under fixed price contracts. GMC's catalogs currently list over 300 products.

The following table sets forth, for the periods indicated, unaudited information with respect to GMC's net sales contributed by each class of similar products which accounted for 15% or more of consolidated net sales in any of the last three fiscal years.

                                               YEAR ENDED FEBRUARY 28 OR 29
                                         -----------------------------------------
                                            1998           1997           1996
                                            ----           ----           ----
Microwave Components...................  $15,244,037    $14,463,094    $11,833,453
Power Measuring Instruments............  $ 2,031,890    $ 1,894,491    $ 2,148,258
Hybrid Microcircuits...................  $ 3,664,140    $ 3,323,266    $ 2,958,868
Other..................................  $   377,515    $   380,037    $   487,031
  Net Sales............................  $21,317,582    $20,060,888    $17,427,610

MARKETING

GMC markets its products through an internal marketing department and through independent domestic and independent foreign sales organizations.

RESEARCH AND DEVELOPMENT

GMC's research and development is conducted both through internally funded activities and through customer funded research and development under fixed price and cost plus fixed fee product development contracts.

Internally funded research and development expenditures aggregated $295,500, $495,000 and $1,090,000 in fiscal 1998, 1997 and 1996, respectively. These expenditures are net of reimbursements received under agreements with the government of Israel and another entity in the amounts of $104,000 in fiscal 1996.

In addition to GMC sponsored development activities, GMC continues to expand and improve its product line and technology through performance under certain fixed price and cost plus fixed fee contracts requiring the development and manufacture of new products.

Development and manufacturing costs incurred in connection with customer funded prototype development contracts are included in cost of sales. The estimated amount spent by GMC during each of the last three fiscal years on customer sponsored research and development activities aggregated $1,075,000, $350,000 and $625,000 in fiscal 1998, 1997 and 1996, respectively. GMC is currently engaged in the design and manufacture of new prototypes in connection with various electronic countermeasures, electronic warfare, radar, navigation and communications programs of the United States Government. GMC also understands that many of such engagements by major industrial corporations are for the design and manufacture of products for foreign governments and agencies thereof.

RAW MATERIALS

Manufacturing operations consist of fabrication, assembly and testing of components, systems and equipment built from fabricated parts as well as printed circuits, electronic materials and components purchased from outside sources. Manual and semi-automatic methods are employed in the manufacturing process, depending principally upon production volumes. Inspection and testing are critical to the achievement of product reliability and performance standards demanded by GMC's customers. GMC utilizes proprietary and other testing equipment in its operations and is continuously developing new testing techniques to maintain its products' performance standards.

Electronic components and raw materials used in GMC's products are generally available from a large number of suppliers. Some materials are standard items and others are manufactured to GMC's specifications by subcontractors. GMC is not dependent upon any single supplier for any component or material and has not experienced significant interruptions in production due to a shortage of raw materials.

PATENTS AND TRADEMARKS

GMC has 12 patents in the United States which cover various products. GMC considers that its competitive position depends more upon the technical expertise and creative ability of its engineering and development personnel than upon its patents, patent applications and trademarks.

CUSTOMERS

GMC's customers consist primarily of the United States Government and major industrial corporations that incorporate GMC's products into a variety of military, and to a lesser extent, commercial systems. At present, GMC estimates that it has approximately 2,500 customers. During fiscal 1998, no customers other than Litton Systems, Inc. accounted for 10% or more of GMC's net sales. Litton accounted for approximately 16% of net sales.

Although the end-use for GMC's products is not always identifiable, Management estimates that sales for direct or indirect use by the United States Government represented approximately 53%, 42% and 55% of GMC's net sales in fiscal 1998, 1997 and 1996, respectively. The timing and level of appropriations by the federal government can influence GMC's operating results significantly. No material portion of the Company's business is subject to renegotiation or limitation of profits on contracts or subcontracts by the federal government. However, the federal government, or agencies thereof, may terminate their contracts, in whole or in part, at their convenience. In such event, the government agency is obligated generally to pay the costs incurred by GMC under the contract plus a fee based upon work completed. Substantial curtailment or termination of the government programs which, directly or indirectly, fund GMC's contracts could have a material adverse effect upon GMC's operating results.

Foreign sales, primarily in Israel, Japan, Norway, United Kingdom, India, France, Australia and Canada accounted for approximately 34%, 34% and 25% of GMC's net sales in fiscal 1998, 1997 and 1996, respectively. Foreign sales in fiscal 1998 include immaterial amounts of direct sales to 5 foreign governments or agencies thereof.

COMPETITION

GMC's ability to compete is dependent on several factors, including product performance, quality and reliability, product development capabilities, price, and the ability to meet delivery schedules and customer specifications. The microwave component and equipment markets are highly competitive and are characterized by rapid advances in technology resulting in the introduction of new products with improved performance characteristics, thereby subjecting GMC's products to the risk of technological obsolescence.

GMC has numerous competitors, including some of its current customers with captive microwave component design and manufacturing operations. In addition, GMC competes with certain of its suppliers of semiconductor devices. GMC also competes with a variety of companies across its entire product line. Many of GMC's competitors have greater financial and other resources than does GMC.

In response to increased competitive pressure caused by tightened government purchasing practices, GMC continues to implement cost reductions on its current products and expand its selling and marketing efforts in the United States and abroad and continuously endeavors to expand its activities in non-military aspects of the electronics industry. GMC has traditionally emphasized the integrity, reliability and performance of its products.

BACKLOG

GMC's backlog was approximately $13,886,000 at February 28, 1998 and $16,946,000 at February 28, 1997. Although the contemplated end-use for products ordered is not always identifiable, Management estimates that approximately 38% and 35% of GMC's backlog at February 28, 1998 and February 28, 1997, respectively, is attributable to products ordered for direct or indirect use by the United States Government.

GMC manufactures standard components and equipment for inventory and specialized components, systems and equipment pursuant to orders from customers. Orders are included in backlog upon the receipt by GMC of verbal or written purchase orders with firm delivery dates. Approximately 86% and 87%, respectively, of the backlog at February 28, 1998 and February 28, 1997 is scheduled for shipment within 12 months of such dates. The amount of backlog expected to be shipped over such periods represents only a portion of anticipated sales for such periods. Most of the orders included in GMC's current backlog may be cancelled by customers without cause or penalty, subject to payment for costs incurred and normal profit thereon.

SEGMENTS AND OTHER FINANCIAL DATA

Information concerning business segments and the estimated geographical allocation of GMC's total sales is contained in Note 15 to the Consolidated Financial Statements of GMC included elsewhere in this Proxy
Statement/Prospectus. The risks associated with GMC's sales in foreign countries are no different from those experienced domestically. There is no significant difference in the estimated profitability of such business.

See the information concerning working capital contained in "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" elsewhere in this Proxy Statement/Prospectus.

OTHER INFORMATION

At February 28, 1998, GMC had approximately 243 full-time employees. None of GMC's employees is subject to a collective bargaining agreement.

GMC's business is not seasonal.

GMC does not anticipate that compliance with federal, state and local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, will have material effects on the earnings or competitive position of GMC. GMC does not anticipate making any material capital expenditures for environmental control facilities for the remainder of its current fiscal year or its succeeding fiscal year.

PROPERTIES

GMC manufactures microwave components and equipment in an approximately 60,000 square foot building it constructed on approximately 9.5 acres of land in the New Horizons Business Center in Amityville, New York. The building provides an integrated plant for GMC's operations including executive offices and research and manufacturing facilities.

Substantially all of the estimated cost of the acquisition, construction and equipping of the Amityville building was financed through variable rate industrial development revenue bonds issued by the Town of Babylon Industrial Development Agency (New York). GMC is leasing the facility from the issuer of the Bonds at a rental equal to the amounts due from time to time under the Bonds. At the expiration of the lease term on October 1, 1999, GMC may buy the facility for nominal consideration. The indebtedness with respect to the Bonds is secured by a mortgage of the premises. See Note 8 to the February 28, 1998 Consolidated Financial Statements of GMC included herein for additional information concerning the Bonds.

GMC conducts its Israeli operations from an approximately 12,000 square foot plant in the Talpiot Industrial Zone of Jerusalem. See Note 8 to February 28, 1998 Consolidated Financial Statements included herein for additional information concerning the Talpiot facility. General Microcircuits Corporation conducts its operations from an approximately 8,000 square foot leased facility in Billerica, Massachusetts.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which GMC or any of its subsidiaries is a party or of which any of their property is the subject as of the date hereof.

 GMC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

The following discussion should be read in conjunction with the historical financial statements of GMC, related notes and other financial information included elsewhere in this Proxy Statement/Prospectus.

RESULTS OF OPERATIONS

SIX MONTHS ENDED AUGUST 29, 1998 COMPARED WITH THE SIX MONTHS ENDED AUGUST 30, 1997

During the first half of fiscal 1999, net sales were $11,835,926 compared with $10,474,928 for the first half of fiscal 1998, representing a 13.0% increase. Net earnings were $797,967 or $.66 basic net earnings per share and $.64 diluted net earnings per share for the current period, as compared to net earnings of $485,357 or $.40 basic and diluted net earnings per share from continuing operations for the prior six month period. Net earnings for the first half of fiscal 1998 were $1,438,168 or $1.19 basic net earnings per share and $1.18 diluted net earnings per share, which included net earnings from discontinued operations of $952,811, or $.79 per basic share and $.78 per diluted share.

Sales increased primarily in the Amityville facility with significant earnings improvement at both the Amityville and Billerica, Massachusetts facilities.

Cost of sales, as a percentage of sales, decreased to 62.1% in the first half of fiscal 1999, compared to 65.2% in the first half of fiscal 1998, as a result of a better product mix and continued improvements in processes and controls.

During the first half of fiscal 1999, selling expenses decreased as a percentage of sales to 10.3% from 12.1% in the prior year principally due to lower commissions and royalties payable related to the customer mix in the first half of fiscal 1999. Interest expense decreased due to reduced borrowings. Investment income increased because of increased levels of cash outstanding.

The provision for income taxes for the six months ended August 29, 1998, reflects an estimated annual effective tax rate of approximately 32.9%. This rate is less than the federal statutory rate of 34% principally due to a lower tax rate on the income generated by GMC's Israeli subsidiary offset partially by the provision for state income taxes.

During the first half of fiscal 1999, sales orders booked were $14.8 million and the backlog was $16.9 million compared with $8.2 million and $14.7 million, respectively, for the first half of fiscal 1998.

FISCAL 1998 COMPARED TO FISCAL 1997

In fiscal 1998, GMC had net earnings from continuing operations of $1,917,390 or $1.59 basic and $1.56 diluted net earnings per share, as well as a net gain of $952,811 from disposal of Math Associates, Inc., resulting in net earnings of $2,870,201 or $2.38 basic net earnings per share and $2.34 diluted net earnings per share. In fiscal 1997, GMC had net earnings of $201,730 or $.17 basic and diluted net earnings per share from continuing operations and a net loss of $3,085,736 or $2.56 basic and diluted net loss per share, after a loss of $3,287,466 from discontinued operations. In fiscal 1996, GMC had a net loss from continuing operations of $1,142,126 or $.95 basic and diluted net earnings per share, and a net loss of $1,776,791 or $1.48 basic and diluted net earnings per share, after a loss of $634,665 from discontinued operations.

The current year sales from continuing operations of $21,317,582 increased by 6.3% over the prior year. Sales of microwave components, hybrid microcircuits and power measuring instruments all increased in fiscal 1998 as compared to fiscal 1997. Fiscal 1997 sales ($20,060,888) had increased 15.1% over the fiscal 1996 sales level ($17,427,610) because of increased production levels and shipments to a significant customer.

Fiscal 1998's operating earnings from continuing operations improved dramatically (311%) in comparison to fiscal 1997 primarily due to gross profit margins increasing to 36.3% in fiscal 1998 in comparison to 31.6% in the prior year on increased sales. This improvement resulted from manufacturing efficiencies, successful customer sponsored development activities and reductions of overhead expenditures relative to production labor at the Amityville, New York facility, as well as production efficiencies at the Billerica, Massachusetts facility. Fiscal 1997's operating earnings from continuing operations improved substantially in comparison to fiscal 1996 primarily due to increased gross profit margins, increased sales and reductions in GMC sponsored research and development expenses. Fiscal 1996's operating losses from continuing operations resulted principally from technical problems which delayed shipments, increased production costs on a development program for hybrid microcircuits products, inventory valuation reserves, as well as increased selling expenses. In fiscal 1996, GMC recorded valuation reserves and write offs related to the disposal of obsolete inventory of approximately $440,000 and incurred one-time severance expenses aggregating $158,000. Operating losses from discontinued operations in fiscal 1997 and fiscal 1996 resulted from additional inventory valuation reserves, low gross profit margins and cost overruns on a fiber optic development program.

In February 1997, GMC decided to concentrate on its core businesses and adopted a plan to exit the fiber optics business, which was operated by its Math Associates, Inc. subsidiary (see Note 2 to GMC'S Consolidated Financial Statements). Accordingly, unless otherwise indicated, all of the information herein has been reclassified to present the assets, liabilities and results of operations of the fiber optics business as a discontinued operation. On September 24, 1997, a sale of certain of the assets of Math Associates, Inc. was completed, which resulted in a gain from discontinued operations of $952,811 as recorded in the consolidated financial statements for the year ended February 28, 1998. This gain relates principally to the proceeds from the sale of assets and the reversal of estimated costs of liquidation which will no longer be incurred as a result of the sale, and a provision for operating losses during the phase out period that did not materialize.

New orders booked during the current year from continuing operations were approximately $18.3 million compared to approximately $26.2 million last year. The backlog of orders at February 28, 1998 was $13.9 million compared to $16.9 million at February 28, 1997. In the opinion of management, the strong performance exhibited by GMC during fiscal 1998 is the result of its focused effort to bring GMC back to growth and profitability. Although new orders booked during fiscal 1998 did not achieve the levels of the prior year, GMC does not believe that such reduction in orders in fiscal 1998 will have a material adverse impact on its sales development in fiscal 1999. In fiscal 1996, orders booked from continuing operations were $19.4 million and the backlog was $10.9 million at the year end.

General and administrative expenses, as a percentage of sales, were relatively consistent in fiscal 1998 and 1997. Selling expenses as a percentage of sales decreased in fiscal 1998 compared to 1997 as part of planned cost control efforts. In fiscal 1997, while both selling and general and administrative expenses increased, when compared to the prior year, they both decreased as a percentage of sales due to budget and cost control efforts. Although GMC sponsored research and development expenditures were reduced in fiscal 1998 to $296,000 in comparison to $496,000 in fiscal 1997 and $1,094,000 in fiscal 1996, customer-sponsored research and development projects aggregated $1,075,000 in fiscal 1998, as compared to $350,000 in fiscal 1997 and $625,000 in fiscal 1996. Research and development expenditures were significantly reduced in fiscal 1997 in comparison to fiscal 1996 as the Israeli operation moved from development efforts to increased production.

Interest expense decreased in fiscal 1998 as compared to fiscal 1997 as a result of repayments of both short and long-term borrowings. Interest expense increased in fiscal 1997 as compared to fiscal 1996 as a result of increased short term borrowings at the Israeli operation. Dividend and interest income were significantly higher in fiscal 1998 compared to the prior year as a result of increased cash flow with resulting average higher investment balances.

The fiscal 1998 tax benefit results principally from the impact of previously unrecognized tax benefits, generated primarily from the net loss on disposal of Math Associates, Inc., net of state and foreign taxes of approximately $76,000. In fiscal 1997, GMC recorded a tax provision related to continuing operations of $40,000, as compared to a tax benefit of $222,000 for fiscal 1996. The fiscal 1997 tax provision principally represents taxes on the earnings of GMC's Israeli operations. The fiscal 1996 tax benefit resulted primarily from a tax loss carryback claim to recover Federal taxes paid for a three-year period and the reduction of net deferred tax liabilities.

During the periods covered by this discussion, inflation did not have any significant effect on GMC's business.

FISCAL 1997 COMPARED TO FISCAL 1996

In fiscal 1997, GMC had net earnings from continuing operations of $201,730 or $.17 per share, a net loss of $3,287,466 from discontinued operations resulting in a net loss after discontinued operations of $3,085,736 or $2.56 per share. In fiscal 1996, GMC had a net loss of $1,142,126 or $.95 per share from continuing operations and a net loss after discontinued operations of $1,776,791 or $1.48 per share. In fiscal 1995, GMC had net earnings from continuing operations of $466,960 or $.38 per share, and a net profit after discontinued operations of $174,676 or $.14 per share.

In February 1997, GMC decided to concentrate on its core businesses and adopted a plan to exit the fiber optics business, which was operated by its Math Associates subsidiary. (See Note 2 to Consolidated Financial Statements). Accordingly, unless otherwise indicated, all of the information herein has been reclassified to present the assets, liabilities and results of operations of the discontinued fiber optics business as a discontinued operation. The loss from discontinued operations includes a loss from operations for fiscal year 1997 of approximately $627,000, as well as an estimated loss on disposal (including management's best estimates of recoverability of assets and estimated loss during the phase-out period) of approximately $2,660,000.

The current year sales from continuing operations of $20,060,888 increased by $2,633,278 from the prior year, and was slightly higher than sales of two years ago ($19,069,364). Sales of microwave components and hybrid microcircuits increased in fiscal 1997 as compared to fiscal 1996, because of increased production levels and shipments to a significant customer.

Fiscal 1997's operating earnings from continuing operations improved substantially in comparison to fiscal 1996 primarily due to increased gross profit margins, increased sales and reductions in research and development expenses. Operating losses from discontinued operations in fiscal 1997 resulted from additional inventory valuation reserves, low gross profit margins and cost overruns on a fiber optic development program. Fiscal 1996's operating losses from continuing operations resulted principally from technical problems which delayed shipments, increased production costs on a development program for hybrid microcircuits products, inventory valuation reserves, as well as increased selling expenses. In fiscal 1996, GMC recorded valuation reserves and write offs related to the disposal of obsolete inventory of approximately $440,000 and incurred one-time severance expenses aggregating $158,000. The loss from operations of the discontinued business increased due to technical problems, increased production costs on a fiber optic development program and increased inventory valuation reserves.

Management's efforts to increase shipments , implement more effective operations and reduce cost of sales, resulted in significantly improved fiscal 1997 fourth quarter profitability from continuing operations of approximately $597,000 as compared to approximately $274,000 in fiscal 1996. Management will continue to focus on further process and quality effectiveness for gross profit margin improvement in fiscal 1998. As part of its efforts to improve earnings in fiscal 1998, management decided to focus on GMC's core businesses and discontinue the lower profit margin fiber-optic systems and components business.

New orders booked during the current year from continuing operations were approximately $26.2 million compared to approximately $19.4 million last year. The backlog of orders at February 28, 1997 was $16.9 million compared to $10.9 million at February 29, 1996. In fiscal 1995, orders booked from continuing operations were $20.0 million and the backlog was $9.2 million at the year end.

Cost of sales during fiscal 1997, as a percentage of sales, was 68.4% compared with 71.4% in 1996 and 67.6% in 1995. In fiscal 1997, the cost of sales percentage decreased primarily due to resolution of technical problems and production difficulties experienced in 1996 on two large production programs in microwave components and hybrid microcircuits, as well as improved efficiencies. In fiscal 1996, the cost of sales percentage increased primarily due to technical problems and cost overruns on a certain development program and increased inventory valuation reserves, as well as non-recurring severance expenses.

In fiscal 1997, while both selling and general and administrative expenses increased, when compared to the prior year, they both decreased as a percentage of sales due to budget and cost control efforts. Research and development expenditures were significantly reduced in 1997 in comparison to 1996 as the Israeli operation moved from development efforts to increased production. In fiscal 1996, selling and general and administrative expenses increased, when compared to 1995, due primarily to increased selling efforts at the Amityville microwave operations. Research and development expenses increased from the prior year because of increases at General Microwave Israel, notwithstanding decreases in the U.S. divisions.

Interest expense increased in fiscal 1997 as compared to 1996 as a result of increased short term borrowings at the Israeli operation. Although borrowing and interest thereon increased in fiscal 1996, interest expense decreased compared to fiscal 1995's interest expense which included interest due on taxes paid pursuant to a tax audit. Dividend and interest income were lower in fiscal 1996 compared to the prior year as a result of a reduction in average investment balances and lower interest rates during the year.

In fiscal 1997 GMC recorded a tax provision related to continuing operations of $40,000, as compared to a tax benefit of $222,000 for fiscal 1996 and a tax benefit of $266,000 for fiscal 1995. The fiscal 1997 tax provision principally represents taxes on the earnings of GMC's Israeli operations. The fiscal 1996 tax benefit resulted primarily from a tax loss carryback claim to recover Federal taxes paid for a three-year period and the reduction of net deferred tax liabilities. The fiscal 1995 tax benefit resulted primarily from the Israeli government's approval to utilize a corporate tax rate of 10% in Israel instead of the statutory 38% as well as the reversal of excess liabilities no longer determined to be required given the completion of tax audits of several years in fiscal 1995.

During the periods covered by this discussion, inflation did not have any significant effect on GMC's business.

LIQUIDITY AND CAPITAL RESOURCES

At August 29, 1998, GMC's ratio of current assets to current liabilities was 3.4 to 1 compared to 3.2 to 1 at February 28, 1998.

During the first half of fiscal 1999, cash flows from continuing operations increased to approximately $1,964,000 as compared to the comparable period last year of approximately $957,000, primarily due to increased profitability from operations and reductions in accounts receivable during the six month period. A portion of cash flows during the first half of fiscal 1999 were utilized to purchase equipment for approximately $436,000 and repay long and short term borrowings totaling approximately $252,000. GMC expects to spend up to $350,000 during the remainder of the year for capital equipment.

The agreements relating to the GMC's 7-Day Demand Industrial Development Revenue Bonds contain several restrictive covenants. GMC must, among other things, maintain profitable operations, a minimum ratio of current assets to current liabilities, a minimum level of tangible net worth, as defined, and must not exceed a specified debt to equity ratio. The tangible net worth covenant limits the ability of GMC to pay cash dividends. As a result of such covenant, there is approximately $2,507,000 of unrestricted funds available for the payment of cash dividends as of August 29, 1998. Management of GMC anticipates using such funds to enhance future operations and does not anticipate cash dividends in the immediately foreseeable future. In addition, as of August 1998, GMC is no longer required to make monthly sinking fund payments towards its annual bond payment. This amount is reflected as restricted cash on the accompanying consolidated balance sheet as of February 28, 1998.

GMC believes that its present resources, including available credit, are sufficient to meet its needs for the foreseeable future.

On August 21, 1998, GMC entered into an agreement and plan of merger dated as of August 21, 1998 that contemplates the merger of GMC into a wholly-owned subsidiary of Herley for $18.00 per outstanding share of stock of GMC in cash and a three year Warrant to purchase one share of common stock of Herley exercisable at $14.40 per share through January 11, 1999, and thereafter at $15.60 per share until expiration. Thirty percent of General Microwave Corporation's shareholders have signed irrevocable proxies agreeing to the merger of the two companies. The transaction is subject to the approval of the stockholders of GMC and customary closing conditions.

YEAR 2000 CONVERSION

GMC has initiated a comprehensive Year 2000 program to insure there will be no adverse business effects by Year 2000 issues. GMC has instituted extensive internal review and testing procedures on an ongoing basis to guarantee that all systems are compliant. At the same time it is contacting its vendors and service providers and requiring written Year 2000 compliance. Based on GMC's ongoing evaluation, management currently believes that the costs to achieve year 2000 compliance will not be material to GMC's financial position or results of operations. GMC expects to complete its investigation, remediation and contingency planning activities for all mission critical systems and areas by June 30, 1999. At this time, GMC does not believe that it has any internal mission critical Year 2000 issues that it cannot remedy. General Microwave products are free from components that are time and date dependent and therefore will not be affected by the Year 2000. Despite its efforts to survey its customers, suppliers and service providers, GMC cannot be certain as to the actual Year 2000 readiness of these third parties or the impact that any non-compliance on their part may have on GMC's business, results of operations or financial condition.

                   GMC MANAGEMENT AND EXECUTIVE COMPENSATION

DIRECTORS AND MANAGEMENT OF GMC

The following table sets forth the name, age and principal occupation during the past five years of the members of the Board of Directors and executive officers of GMC, including the office and position presently held with GMC, and the year in which the person first became a director. All executive officers of GMC have terms of office which run until the next succeeding meeting of the Board of Directors following the annual meeting of stockholders or until their successors are elected and qualified unless they are sooner removed by the Board.

                                        PRINCIPAL OCCUPATION AND
                                        OTHER POSITIONS WITH GMC
                                      (CURRENT AND DURING THE PAST
                                       FIVE YEARS WITH GMC UNLESS      FIRST BECAME
NAME                           AGE          OTHERWISE STATED)           A DIRECTOR
----                           ---    -----------------------------    ------------
Sherman A. Rinkel*...........  72     Chairman of the Board of             1960
                                      Directors of GMC, Retired
                                      President and Chief Executive
                                      Officer of GMC(1)
Moe Wind.....................  74     Retired Senior Vice                  1960
                                      President, Treasurer and
                                      Assistant Secretary of GMC(2)
Stanley Simon................  80     Owner of Stanley Simon &             1989
                                      Associates, management and
                                      financial consultants(3)
Mitchell Tuckman*............  47     President and Chief Executive        1994
                                      Officer of GMC(4)
Edmond D. Franco.............  41     Principal of Franco, Lewis &         1995
                                      Company, Inc., an investment
                                      banking firm(5)

                                       PRINCIPAL OCCUPATION AND
                                       OTHER POSITIONS WITH GMC
                                     (CURRENT AND DURING THE PAST
                                      FIVE YEARS WITH GMC UNLESS     FIRST BECAME
NAME                          AGE         OTHERWISE STATED)           A DIRECTOR
----                          ---    ----------------------------    ------------
Michael I. Stolzar..........  50     Attorney, Partner of Zissu          1995
                                     Gumbinger & Stolzar LLP(6)
Michael D. Magidson*........  55     Executive Vice President,           1997
                                     Gerald Metals, Inc., an
                                     international metals
                                     merchant, refiner and
                                     processor
Arnold H. Levine............  59     Vice President -- Finance,          1998
                                     Treasurer, Chief Financial
                                     Officer and Assistant
                                     Secretary of GMC(7)
Rozalie Schachter...........  51     Vice President -- Business          1998
                                     Development of GMC(8)
Howard Cohen................  61     Vice President --                     --
                                     Administration and Assistant
                                     Secretary
Robert E. DeBrecht..........  54     Vice President --                     --
                                     Engineering(9)

-------------------------

 *  Member of the Executive Committee of the Board of Directors of GMC

(1) Mr. Rinkel retired as President and Chief Executive Officer of GMC on March 1, 1995. He became Chairman of the Board in May, 1995.

(2) Mr. Wind retired as an officer of GMC on March 1, 1992.

(3) Mr. Simon is also a trustee of Vornado Realty Trust.

(4) Mr. Tuckman became President -- Chief Executive Officer of GMC in March, 1995. He was Executive Vice President and Chief Operating Officer of GMC from August, 1994 until then. From June, 1993 until August, 1994, Mr. Tuckman was Vice President-Microwave Engineering of the Corporation. He was Chief Microwave Engineer of GMC before that.

(5) Mr. Franco has been a principal of Franco, Lewis & Company, Inc., an investment banking firm he co-founded, since July, 1992. From February, 1992 until July, 1992, he was a Senior Advisor to the Ministry of Privatization of the Czech Republic. From January, 1991 until February, 1992, Mr. Franco was an independent financial consultant. From 1989 until December, 1990, Mr. Franco was a Principal -- Investment Banking Division of Morgan Stanley & Co., Incorporated. From 1978 until 1989, Mr. Franco was an investment banker in the Corporate Finance Department of Drexel Burnham Lambert, Incorporated where he held a variety of positions, the last of which was First Vice President.

(6) Mr. Stolzar has been Secretary and Assistant Treasurer of GMC since June, 1981. During the past five years, he has been principally employed as a practicing attorney. Mr. Stolzar has been a partner of Zissu Gumbinger & Stolzar LLP since November, 1980.

(7) Mr. Levine became Vice President -- Finance, Chief Financial Officer, Treasurer and Assistant Secretary of GMC in March, 1995. From 1989 until then, he was Vice President-Finance and a director of Cardion Inc., a subsidiary of Siemens Corporation.

(8) Dr. Schachter became Vice President -- Business Development of GMC in December, 1991. Prior to joining GMC in 1990, Dr. Schachter was a technical director at American Cyanimid Corporation.

(9) Mr. DeBrecht became Vice President -- Engineering of the Company in May 1996. He was a computer consultant in the securities, financial, insurance benefits and office productivity areas from 1987 until then. Before that, he was a product and engineering manager at Narda Microwave Co. and a chief engineer at the Company.

EXECUTIVE COMPENSATION

The following table sets forth information concerning total compensation earned by or paid during each of the last three fiscal years to the President-Chief Executive Officer of GMC, and the four most highly compensated executive officers of GMC who served in such capacities for the fiscal year ended February 28, 1998 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                ANNUAL            ----------------------
          NAME AND                          COMPENSATION(1)
          PRINCIPAL            FISCAL    ---------------------    SECURITIES UNDERLYING
          POSITION              YEAR     SALARY($)    BONUS($)      OPTIONS/SARS(#)(3)
          ---------            ------    ---------    --------    ----------------------
Mitchell Tuckman.............   1998     $142,500     $31,623                  0
President -- Chief              1997      142,500           0             10,000
Executive Officer               1996      146,000           0                  0
Rozalie Schachter............   1998      114,000      19,624                  0
Vice President --               1997      114,000           0              7,500
Business Development            1996      117,000           0                  0
Howard Cohen.................   1998      112,100      19,404                  0
Vice President --               1997      112,100           0              3,500
Administration                  1996      115,050           0                  0
Arnold H. Levine(1)..........   1998      112,000      19,393                  0
Vice President -- Finance       1997      107,500           0              5,000
Chief Financial                 1996      100,491           0              5,000
Officer (Principal
Financial and Chief
Accounting Office)

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                ANNUAL            ----------------------
          NAME AND                          COMPENSATION(1)
          PRINCIPAL            FISCAL    ---------------------    SECURITIES UNDERLYING
          POSITION              YEAR     SALARY($)    BONUS($)      OPTIONS/SARS(#)(3)
          ---------            ------    ---------    --------    ----------------------
Robert DeBrecht(2)...........   1998      105,000      18,583                  0
Vice President --               1997       81,890           0             10,000
Engineering                     1996           --          --                 --

-------------------------

(1) Mr. Levine became an executive officer of GMC during fiscal year 1996.

(2) Mr. DeBrecht became an executive officer of GMC during fiscal year 1997.

(3) The options reported as granted in fiscal year 1997 were previously granted options which were repriced as part of GMC-wide option repricing to reflect the then current market value of GMC's common stock at that time. The options reported as granted to Mr. DeBrecht in that year (the only ones on the table originally granted in that year) were granted and then repriced, thus 10,000 shares are reported as securities underlying options granted to him in that year although after giving effect to the repricing, he only had an option to purchase 5,000 shares of GMC's common stock.

STOCK OPTION GRANTS AND EXERCISES

GMC has in effect an employee stock option plan. It does not have any restricted stock or stock appreciation rights plans. During the last fiscal year, no options were granted to or exercised by any of the named executive officers. The following table contains information concerning the 1998 fiscal year end value of unexercised options held by the named executive officers.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

The following table sets forth stock options exercised during fiscal 1998 and all unexercised stock options and warrants held by the named executive officers as of February 28, 1998.

                                          NUMBER OF SECURITIES
                                               UNDERLYING               VALUE OF UNEXERCISED
                                              UNEXERCISED                   IN-THE-MONEY
                                              OPTIONS/SARS                  OPTIONS/SARS
                                              AT FY-END(#)                  AT FY-END(#)
NAME                                   EXERCISABLE/UNEXERCISEABLE    EXERCISABLE/UNEXERCISEABLE
----                                   --------------------------    --------------------------
Mitchell Tuckman.....................            10,000/0                         22,500/0
Rozalie Schachter....................             7,500/0                         16,875/0
Howard Cohen.........................             3,500/0                          7,875/0
Arnold H. Levine.....................         3,750/1,250                8,437.50/2,812.50
Robert DeBrecht......................         2,500/2,500                      5,625/5,625

                             GMC STOCK INFORMATION

GMC SECURITY OWNERSHIP

The following table sets forth certain information as of September 16, 1998 with respect to the ownership of GMC's common stock, par value $.01 per share, by each director or GMC and nominee for election as a director, each of the named executive officers, all directors and executive officers of GMC as a group, and each person known to GMC to own beneficially more than five percent of GMC's common stock.

                                                   AMOUNT AND NATURE OF      PERCENT OF
NAME                                             BENEFICIAL OWNERSHIP (1)    CLASS (16)
----                                             ------------------------    ----------
Sherman A. Rinkel..............................           85,872(2)              7.1%
71 Northgate Circle
Melville, New York 11747
Moe Wind.......................................           34,470(3)              2.8%
31 Longwood Drive
Dix Hills, New York 11746-4715
Stanley Simon..................................            2,855(4)                *
c/o Stanley Simon & Associates
70 Pine Street
New York, New York 10270
Mitchell Tuckman...............................           12,838(5)              1.0%
c/o General Microwave Corporation
5500 New Horizons Boulevard
Amityville, New York 11701
Edmond D. Franco...............................            2,025(6)                *
Franco, Lewis & Company, Inc.
63 Wall Street
New York, New York 10005
Michael I. Stolzar.............................            1,025(7)                *
Zissu Gumbinger & Stolzar LLP
950 Third Avenue
New York, New York 10022
Michael D. Magidson............................            1,376(8)                *
17 Broadview Road
Westport, Connecticut 06880
Arnold H. Levine...............................            5,000(9)                *
c/o General Microwave Corporation
5500 New Horizons Boulevard
Amityville, New York 11701

                                                  AMOUNT AND NATURE OF      PERCENT OF
NAME                                            BENEFICIAL OWNERSHIP (1)    CLASS (16)
----                                            ------------------------    ----------
Rozalie Schachter.............................           12,562(10)             1.0%
c/o General Microwave Corporation
5500 New Horizons Boulevard
Amityville, New York 11701
Howard Cohen..................................           18,290(11)             1.5%
c/o General Microwave Corporation
5500 New Horizons Boulevard
Amityville, New York 11701
Robert DeBrecht...............................            3,750(12)               *
c/o General Microwave Corporation
5500 New Horizons Boulevard
Amityville, New York 11701
All directors and executive...................          180,263(13)            14.4%
officers as a group (11 persons,
including those listed above)
Frederick Zissu...............................          213,396(14)            17.6%(17)
197 Hamburg Turnpike
Wayne, New Jersey 07470
Herley Industries, Inc........................          717,959(15)            59.3%
10 Industry Drive
Lancaster, Pennsylvania 17603

-------------------------
  *  Under 1%

 (1) Unless otherwise indicated, each person is the direct owner of and has sole voting power and sole investment power with respect to such shares.

 (2) Does not include 2,420 shares owned by Mr. Rinkel's wife in which shares Mr. Rinkel disclaims any beneficial interest. Includes 825 shares which Mr. Rinkel could acquire within 60 days upon exercise of stock options.

 (3) Does not include 2,000 shares owned by Mr. Wind's daughter in which shares Mr. Wind disclaims any beneficial interest. Includes 825 shares which Mr. Wind could acquire within 60 days upon exercise of stock options.

 (4) Includes 825 shares which Mr. Simon could acquire within 60 days upon exercise of stock options and 700 shares owned by the estate of Mr. Simon's wife.

 (5) Includes 11,000 shares which Mr. Tuckman could acquire within 60 days upon exercise of stock options.

 (6) Includes 825 shares which Mr. Franco could acquire within 60 days upon exercise of stock options.

 (7) Includes 825 shares which Mr. Stolzar could acquire within 60 days upon exercise of stock options.

 (8) Does not include 4,851 shares owned by Mr. Magidson's wife in which shares Mr. Magidson disclaims any beneficial interest. Includes 825 shares which Mr. Magidson could acquire within 60 days upon exercise of stock options.

 (9) Includes 5,000 shares which Mr. Levine could acquire within 60 days upon exercise of stock options.

(10) Includes 7,500 shares which Dr. Schachter could acquire within 60 days upon exercise of stock options.

(11) Includes 4,500 shares which Mr. Cohen could acquire within 60 days upon exercise of stock options.

(12) Includes 2,500 shares which Mr. DeBrecht could acquire within 60 days upon exercise of stock options.

(13) Includes 36,700 shares which could be acquired within 60 days upon exercise of stock options.

(14) Does not include 1,000 shares owned by Mr. Zissu's wife in which shares Mr. Zissu disclaims any beneficial interest.

(15) Based on Amendment No. 1 to a Schedule 13D dated September 16, 1998 filed by Herley Industries, Inc. Herley Industries, Inc. has sole voting power with respect to 361,900 shares, shared voting power with respect to 356,059 shares, sole dispositive power with respect to 361,900 shares and shared dispositive power with respect to 356,059 shares. By reason of the proxies granted to Acquisition, Sherman A. Rinkel, Moe Wind, Stanley Simon, Mitchell Tuckman, Edmond D. Franco, Michael I. Stolzar, Michael D. Magidson, Arnold H. Levine, Rozalie Schachter, Robert D. DeBrecht, Howard Cohen and Frederick Zissu, Acquisition and Herley Industries, Inc., respectively, have directly or indirectly, the sole right to vote or direct the vote of the shares owned by those persons in connection with the proposed Merger and those shares are also included here and in the number of shares and the percentage of shares owned by the applicable individuals.

(16) Based on 1,210,903 shares outstanding as of September 16, 1998. This number has been adjusted, where necessary, with respect to particular persons by adding to it the number of shares which could be acquired within 60 days upon exercise of stock options.

(17) Based on 1,247,603 shares outstanding. This number was arrived at by adding to the total number of shares outstanding as of September 16, 1998, the number of shares which could have been acquired within 60 days upon exercise of stock options by persons included in the group.

                    GMC STOCK PRICE AND DIVIDEND INFORMATION

GMC's common stock is quoted on the American Stock Exchange under the symbol GMW. The following table sets forth for the periods indicated the high and low closing prices for GMC's common stock:

                                                                SALES PRICE
                                                                  (AMEX)
                                                              ---------------
                                                               HIGH      LOW
                                                              ------    -----
FISCAL YEAR 1997
  First Quarter.............................................  $ 8.25    $6.00
  Second Quarter............................................    8.13     6.25
  Third Quarter.............................................    6.19     4.50
  Fourth Quarter............................................    5.38     4.50
FISCAL YEAR 1998
  First Quarter.............................................  $ 6.88    $3.75
  Second Quarter............................................    8.88     6.13
  Third Quarter.............................................   13.50     6.75
  Fourth Quarter............................................    9.75     6.88
FISCAL YEAR 1999
  First Quarter.............................................  $11.75    $6.75
  Second Quarter............................................   17.38     9.00
  Third Quarter.............................................   18.25    16.38
  Fourth Quarter (through December 3, 1998).................   18.00    17.81

The closing price on November 12, 1998 was $17.875. As of November 17, 1998 there were approximately 154 record holders of the GMC common stock.

There have been no cash dividends declared or paid by GMC on its common stock during the past two fiscal years or the current fiscal year.

                      DESCRIPTION OF HERLEY CAPITAL STOCK

CAPITAL STOCK

Herley's authorized capital stock consists of 20,000,000 shares of Herley common stock, $.10 par value per share.

COMMON STOCK

GENERAL. Herley has 20,000,000 authorized shares of Herley common stock, 5,295,540 of which were issued and outstanding on November 17, 1998. All shares of Herley common stock currently outstanding are validly issued, fully paid and non-assessable, and all shares which are the subject of this Proxy Statement/Prospectus, when issued and paid for upon the exercise of the Warrants, will be validly issued, fully paid and non-assessable.

VOTING RIGHTS. Each share of Herley common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of the stockholders. Herley's Board of Directors consists of three classes, each of which serves for a term of three years. At each annual meeting of the stockholders the directors in only one class will be elected. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the outstanding shares of Herley common stock can elect all of the directors of Herley standing for election at a stockholders' meeting.

DIVIDEND POLICY. All shares of Herley common stock are entitled to participate ratably in dividends when and as declared by Herley's Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of Herley common stock. Herley has not paid any cash dividends in the past two fiscal years or the current fiscal year and does not anticipate that cash dividends will be declared in the foreseeable future. While Herley declared a four-for-three stock split effected as a stock dividend effective September 30, 1997, payment of future dividends is subject to the discretion of Herley's Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of Herley, its capital requirements, general business conditions and other pertinent facts. Therefore there can be no assurance that any dividends on the Herley common stock will be paid in the future. See "Dividend Policy."

MISCELLANEOUS RIGHTS AND PROVISIONS. Holders of Herley common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of Herley, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of Herley after satisfaction of all liabilities.

SHARES ELIGIBLE FOR FUTURE SALE. Herley has 5,295,540 shares of Herley common stock outstanding, of which 4,612,327 are freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of Herley (in general, a person who has a control relationship with Herley), which will be subject to the limitations of Rule 144 adopted under the Securities Act. The remaining shares are deemed to be "restricted securities," as that term is defined under Rule 144.

Upon completion of the Merger, Herley will have issued approximately 970,000 Warrants to purchase shares of Herley common stock, assuming that no GMC shareholders exercise dissenters' rights. In addition, Herley has outstanding 1,265,000 warrants that will be exercisable for 1,265,000 newly issued shares of Herley common stock Upon exercise of those warrants to purchase, all of these shares of Herley common stock will also be freely tradeable without restriction or future registration under the Securities Act.

In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, who owns restricted securities for at least one year is entitled to sell, within any three-month period, a number of such securities that does not exceed the greater of 1% of the total number of securities outstanding of the same class or the average weekly trading volume of the securities on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule'144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the issue. In addition, an affiliate of the issuer is subject to such volume limitations when selling both restricted and unrestricted securities. A person who has not been an affiliate of Herley for at least the three months immediately preceding the sale and who has beneficially owned the securities for at least two years, however, is entitled to sell such securities under Rule 144 without regard to any of the limitations described above. Of the 683,213 shares of Herley common stock that constitute restricted securities, 668,045 shares have been held for more than one year.

No predictions can be made as to the effect, if any, that sales of shares of Herley common stock under Rule 144 or otherwise or the availability of shares for sale will have on the market, if any, prevailing from time to time. Sales of a substantial number of shares of the Herley common stock pursuant to Rule 144 or otherwise may adversely affect the market price of the Herley common stock or the Warrants.

DESCRIPTION OF WARRANTS

The following is a brief summary of certain provisions of the Warrants and of Herley's currently outstanding common stock purchase warrants. Such summary does not purport to be complete and is qualified in all respects by reference to the Warrant Agreement (the "Warrant Agreement") among Herley, the Selling Stockholders and American Stock Transfer & Trust Company (the "Warrant Agent"). A copy of the Warrant Agreement has been filed as an exhibit to the Registration Statement. The Warrants to be issued upon consummation of the Merger are a different class than the common stock purchase warrants which are currently listed and traded on the Nasdaq National Market System under the symbol HRLYW. The terms of the Warrants and the publicly-traded warrants are identical except that the Warrants expire thirty-six months from their date of issuance and the publicly-traded Warrants expire in January 1999, which is twenty-five months from their date of issuance.

EXERCISE PRICE AND TERMS. Each Warrant entitles the registered holder thereof to purchase one share of Herley common stock at an exercise price of $ 14.40 per share prior to January 11, 1999 and $15.60 per share thereafter, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Warrant may exercise such Warrant by surrendering the certificate representing the Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. The Warrants may be exercised at any time in whole or in part at the exercise price then in effect until expiration of the Warrants. The Warrants expire thirty-six months from their date of issuance. No fractional shares will be issued upon the exercise of the Warrants.

The exercise price of the Warrants to be issued in the Merger is the same as the exercise price of certain of Herley's outstanding warrants and bears no relationship to any objective criteria of future value. Accordingly, such exercise price should in no event be regarded as an indication of any future trading price.

ADJUSTMENTS. The exercise price and the number of shares of Herley common stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Herley common stock, or sale by Herley of shares of its Herley common stock or other securities convertible into Herley common stock (exclusive of shares issued upon the exercise or conversion of outstanding options, warrants and convertible securities) at a price below the market price of the Herley common stock as defined in the Warrant Agreement. Additionally, an adjustment would be made in the case of a reclassification or exchange of Herley common stock, consolidation or merger of Herley with or into another corporation (other than a consolidation or merger in which Herley is the continuing corporation) or sale of all or substantially all of the assets of Herley in order to enable Warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Herley common stock that might otherwise have been purchased upon the exercise of the Warrant.

TRANSFER, EXCHANGE AND EXERCISE. The Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to their expiration date thirty-six months from the date of issuance, at which time the Warrants become wholly void and of no value. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or continue.

WARRANT HOLDER NOT A STOCKHOLDER. The Warrants do not confer upon holders any voting, dividend or other rights as stockholders of Herley.

REDEMPTION OF WARRANTS. Herley may redeem the Warrants, in whole or in part, at any time after 21 months from their issuance at a price of $1.00 per share of common stock by delivery of 30 days' written notice if the average last reported sales price of the Herley common stock has not been less than $17.60 per share for the fifteen consecutive trading days immediately prior to the notice date.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION

Herley's Certificate of Incorporation and By-laws contain certain provisions, including a prohibition against removal of directors other than for cause, that are intended to enhance the continuity and stability of management by making it more difficult for stockholders to remove or change the incumbent members of the Board of Directors. The Certificate of Incorporation includes additional provisions that are intended to discourage certain types of transactions that involve an actual or threatened change of control of Herley. The Certificate of Incorporation provides for a Board of Directors classified into three groups, each of which group's term of office expires in successive years. The Certificate of Incorporation also provides that written notice of the intent to make a nomination at a meeting of stockholders must be received by Herley at least 90 days in advance of such meeting.

The Certificate of Incorporation further requires that stockholders entitled to vote 80% of the outstanding shares of the Herley common stock approve certain business combinations with interested stockholders. These business combinations include mergers, sales of assets in excess of $5,000,000, issuance of certain securities having an aggregate fair market value of $5,000,000 or more, adoption of any plan of liquidation or dissolution and any reclassification of securities unless approved by the disinterested members of the Board of Directors the transaction complies with certain provisions relating to the fair valuation and consummation of such business combination.

The Certificate of Incorporation further provides that stockholders of Herley are not permitted to call a special meeting of stockholders or to require the Board of Directors to call such a special meeting. Thus, a stockholder could not force stockholder consideration of a proposal over the opposition of the Board of Directors by calling a special meeting of the stockholders.

The foregoing provisions may adversely affect the ability of potential acquires to obtain control of Herley in any transaction that is not approved by Herley's Board of Directors. The use of these provisions as anti-takeover devices might preclude stockholders from taking advantage of certain situations that they believe could be favorable to their interests.

                          COMPARISON OF CAPITAL STOCK

THE FOLLOWING DISCUSSION SUMMARIZES THE MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF HOLDERS OF HERLEY COMMON STOCK AND HOLDERS OF GMC COMMON STOCK. SINCE HERLEY IS ORGANIZED UNDER AND SUBJECT TO THE LAWS OF DELAWARE AND GMC IS ORGANIZED UNDER THE LAWS OF NEW YORK, CERTAIN OF THESE DIFFERENCES ARISE BY STATUTE WHILE OTHERS ARISE FROM VARIOUS PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF EACH OF HERLEY AND GMC. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF HERLEY AND GMC.

After consummation of the Merger, the holders of GMC common stock who receive Warrants to purchase Herley common stock under the terms of the Agreement will, upon exercise of such Warrants, become stockholders of Herley. As shareholders of GMC, their rights are presently governed by New York law and the GMC Certificate of Incorporation, as amended (the "GMC Certificate"), and By-laws (the "GMC By-laws"). As stockholders of Herley, their rights will be governed by Delaware law and by the Herley Certificate and Herley By-laws (the "Herley By-laws").

SPECIAL MEETING OF STOCKHOLDERS

The Herley By-laws provide that special meetings of stockholders may be called only by the Board of Directors. The GMC By-laws provide that special meetings of stockholders may be called by GMC's president or any vice-president and must be called by the president, vice-president or secretary at the request of a majority of the Board. Neither corporation provides for the ability of stockholders to demand a special meeting.

ACTION BY CONSENT OF STOCKHOLDERS

Under Delaware law, unless the certificate of incorporation provides otherwise, any action to be taken by stockholders may be taken without a meeting, without prior notice, and without a vote, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all stockholders were present and voted consent to the action in writing. The NY Corporation Law, however, provides that any action required or permitted to be taken by its stockholders cannot be effected other than by unanimous written consent unless the certificate of incorporation otherwise provides. The GMC Certificate does not provide for shareholder action by consent.

CUMULATIVE VOTING

Under Delaware law, a corporation may provide in its certificate of incorporation for cumulative voting by stockholders in elections of directors (i.e., each stockholder casts as many votes for directors as he has shares of stock multiplied by the number of directors to be elected). The GMC Certificate does not provide for cumulative voting. The Herley Certificate does not provide for cumulative voting, so holders of Herley common stock after the Merger will not have cumulative voting rights.

CLASSIFICATION OF THE BOARD OF DIRECTORS

The Herley Certificate provides for the classification of its Board of Directors into three classes. The Herley By-laws provide that the number of directors shall not be less than three nor more than twelve. As a result of such classification, a person wishing to propose alternative nominees for election to the Herley Board of Directors would only be able to propose nominees for one-third of the Board. The GMC Certificate does not provide for classes of directors. The GMC By-laws provide that the number of directors shall be nine.

REMOVAL OF DIRECTORS

As Herley has a classified board, Section 141 of the Delaware General Corporation Law provides that shareholders may effect removal of a director only for cause. Section 706 of the NYBCL provides that a director may be removed for cause by a majority vote of the shares entitled to vote provided, that if stockholders are entitled to cumulative voting, no director can be removed without cause if the votes cast against removal of such director would be sufficient to elect him or her if then cumulatively voted at an election of the entire board.

EXCULPATION OF DIRECTORS

Each of the Herley Certificate and the GMC Certificate provide that no director shall be personally liable to Herley and GMC, respectively, or their respective stockholders for monetary damages for breaches of fiduciary duty except where such exculpation is expressly prohibited by law.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

The Herley Certificate authorizes Herley to provide indemnification to its agents to the maximum extent legally permissible. Herley's By-laws provide for indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation. Herley has entered into indemnification agreements with each of its directors and executive officers. GMC's By-laws provide for indemnification to its directors and executive officers to the maximum extent legally permissible and that the corporation has the power to provide indemnification for its employees and agents.

                                 LEGAL MATTERS

The validity of the Warrants issuable pursuant to the Merger and the Herley common stock issuable upon exercise of the Warrants will be passed on by Blau, Kramer, Wactlar & Lieberman, P.C., Jericho, New York. Zissu Gumbinger & Stolzar LLP, New York, New York is acting as counsel for GMC in connection with certain legal matters relating to the Merger and the transaction contemplated thereby.

                                    EXPERTS

The consolidated financial statements of Herley Industries, Inc. and Subsidiaries as of August 2, 1998 and August 3, 1997 and for each of the three years in the period ended August 2, 1998 included elsewhere herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

The consolidated financial statements and schedule of General Microwave Corporation as of February 28, 1998 and 1997, and for each of the years in the three-year period ended February 28, 1998, have been included elsewhere herein in reliance upon the reports of KPMG Peat Marwick LLP and Igal Brightman & Co., independent certified public accountants, as set forth in their reports thereon appearing elsewhere herein, and upon the authority of said firms as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

Herley and GMC are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Worldwide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov". The Herley common stock is quoted on the Nasdaq National Market ("Nasdaq") and the GMC common stock is quoted on the American Stock Exchange ("Amex"). Such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

Herley has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Copies of the Registration Statement and the exhibits and schedules thereto may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THESE MATTERS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HERLEY OR GMC. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO

CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF. THIS PROXY STATEMENT/ PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
CONSOLIDATED FINANCIAL STATEMENTS OF HERLEY INDUSTRIES, INC.
  Report of Independent Accountants.........................   F-2
  Consolidated Balance Sheet at August 2, 1998 and August 3,
     1997...................................................   F-3
  Consolidated Statement of Income for the 52 weeks ended
     August 2, 1998, the 53 weeks ended August 3, 1997 and
     the 52 weeks ended July 28, 1996.......................   F-5
  Consolidated Statements of Shareholders' Equity for the 52
     weeks ended August 2, 1998, the 53 weeks ended August
     3, 1997 and the 52 weeks ended July 28, 1996...........   F-6
  Consolidated Statements of Cash Flows for the 52 weeks
     ended August 2, 1998, the 53 weeks ended August 3, 1997
     and the 52 weeks ended July 28, 1996...................   F-8
  Notes to Consolidated Financial Statements................  F-10
CONSOLIDATED FINANCIAL STATEMENTS OF GENERAL MICROWAVE
  CORPORATION
  Reports of Independent Accountants........................  F-27
  Consolidated Balance Sheets at February 28, 1998 and
     1997...................................................  F-29
  Consolidated Statements of Operations for the three years
     ended February 28, 1998 and 1997 and February 29,
     1996...................................................  F-31
  Consolidated Statements of Stockholders' Equity for the
     three years ended February 28, 1998 and 1997 and
     February 29, 1996......................................  F-33
  Consolidated Statements of Cash Flows for the three years
     ended February 28, 1998 and 1997 and February 29,
     1996...................................................  F-34
  Notes to Consolidated Financial Statements................  F-36
INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF GENERAL
  MICROWAVE CORPORATION
  Condensed Consolidated Balance Sheet at August 29, 1998
     (Unaudited) and February 28, 1998......................  F-55
  Condensed Consolidated Statements of Operations for the
     six months ended August 29, 1998 (Unaudited)...........  F-57
  Condensed Consolidated Statements of Cash Flows for the
     six months ended August 29, 1998 (Unaudited)...........  F-58
  Notes to Condensed Consolidated Financial Statements
     (Unaudited)............................................  F-60

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Herley Industries, Inc.:

We have audited the accompanying consolidated balance sheets of Herley Industries, Inc. and Subsidiaries as of August 2, 1998, and August 3, 1997, and the related consolidated statements of income, shareholders' equity and cash flows for the 52 weeks ended August 2, 1998, the 53 weeks ended August 3, 1997, and the 52 weeks ended July 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Herley Industries, Inc. and Subsidiaries as of August 2, 1998, and August 3, 1997, and the consolidated results of their operations and cash flows for the 52 weeks ended August 2, 1998, the 53 weeks ended August 3, 1997, and the 52 weeks ended July 28, 1996 in conformity with generally accepted accounting principles.

                                          /s/ ARTHUR ANDERSEN LLP
                                          --------------------------------------
                                          Arthur Andersen LLP

Lancaster, PA
September 17, 1998

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                       AUGUST 2,      AUGUST 3,
                                                         1998           1997
                                                      -----------    -----------
ASSETS
Current Assets:
  Cash and cash equivalents.........................  $10,689,193    $ 1,194,650
  Accounts receivable...............................    6,193,947      5,176,523
  Notes receivable-officers.........................           --      2,100,913
  Costs incurred and income recognized in excess of
     billings on uncompleted contracts..............    1,665,008             --
  Other receivables.................................      248,298        152,148
  Prepaid income taxes..............................      377,448             --
  Inventories.......................................   15,068,618      9,790,382
  Deferred taxes and other..........................    2,194,004      2,061,066
                                                      -----------    -----------
     Total Current Assets...........................   36,436,516     20,475,682
Property, Plant and Equipment, net..................   12,549,343     11,704,755
Intangibles, net of amortization of $1,524,393 in
  1998 and $1,133,750 in 1997.......................    6,080,218      4,308,136
Available-for-sale Securities.......................      143,330             --
Other Investments...................................      849,324      1,313,502
Other Assets........................................    1,493,798      1,455,111
                                                      ===========    ===========
                                                      $57,552,529    $39,257,186
                                                      ===========    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt.................  $   404,984    $   335,000
  Note payable to related party.....................           --        846,000
  Accounts payable and accrued expenses.............    6,468,183      4,986,740
  Income taxes payable..............................           --         76,635
  Reserve for contract losses.......................    1,145,128        478,000
  Advance payments on contracts.....................    1,824,746      3,091,001
                                                      -----------    -----------
     Total Current Liabilities......................    9,843,041      9,813,376
Long-term Debt......................................    4,110,885      2,890,000
Deferred Income Taxes...............................    3,158,353      2,696,394
Excess of fair value of net assets of business
  acquired
  over cost, net of accumulated amortization of
  $973,667 in 1997..................................           --        486,833
                                                      -----------    -----------
                                                       17,112,279     15,886,603
                                                      -----------    -----------

                                                       AUGUST 2,      AUGUST 3,
                                                         1998           1997
                                                      -----------    -----------
Commitments and Contingencies
Shareholders' Equity:
  Common stock, $.10 par value; authorized
     20,000,000 shares; issued and outstanding
     5,266,159 in 1998 and 4,209,365 in 1997........      526,616        420,936
  Additional paid-in capital........................   20,323,895      8,856,516
  Retained earnings.................................   19,589,739     14,093,131
                                                      -----------    -----------
     Total Shareholders' Equity.....................   40,440,250     23,370,583
                                                      ===========    ===========
                                                      $57,552,529    $39,257,186
                                                      ===========    ===========

The accompanying notes are an integral part of these financial statements.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                         52 WEEKS       53 WEEKS       52 WEEKS
                                           ENDED          ENDED          ENDED
                                         AUGUST 2,      AUGUST 3,      JULY 28,
                                           1998           1997           1996
                                        -----------    -----------    -----------
Net sales.............................  $40,797,991    $32,195,168    $29,001,404
                                        -----------    -----------    -----------
Cost and expenses:
  Cost of products sold...............   24,169,034     20,753,707     19,798,692
  Selling and administrative
     expenses.........................    8,338,789      6,293,199      5,831,830
                                        -----------    -----------    -----------
                                         32,507,823     27,046,906     25,630,522
                                        -----------    -----------    -----------
       Operating income...............    8,290,168      5,148,262      3,370,882
                                        -----------    -----------    -----------
Other income, net:
  Net gain on available-for-sale
     securities and other
     investments......................      133,147        409,399        897,919
  Dividend and interest income........      453,402        257,676        376,007
  Interest expense....................     (446,109)      (531,678)      (873,452)
                                        -----------    -----------    -----------
                                            140,440        135,397        400,474
                                        -----------    -----------    -----------
     Income before income taxes.......    8,430,608      5,283,659      3,771,356
Provision for income taxes............    2,934,000        480,000        102,400
                                        -----------    -----------    -----------
     Net income.......................  $ 5,496,608    $ 4,803,659    $ 3,668,956
                                        -----------    -----------    -----------
Earnings per common share -- Basic....  $      1.11    $      1.18    $       .97
                                        ===========    ===========    ===========
  Weighted average shares
     outstanding......................    4,969,248      4,063,505      3,786,176
                                        ===========    ===========    ===========
Earnings per common share --Diluted...  $      1.02    $      1.01    $       .86
                                        ===========    ===========    ===========
  Weighted average shares
     outstanding -- Assuming
     Dilution.........................    5,407,283      4,733,682      4,253,785
                                        ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
          52 WEEKS ENDED AUGUST 2, 1998, 53 WEEKS ENDED AUGUST 3, 1997
                        AND 52 WEEKS ENDED JULY 28, 1996

                                                                             UNREALIZED GAIN
                                                                                (LOSS) ON
                              COMMON STOCK       ADDITIONAL                    AVAILABLE-
                          --------------------    PAID-IN      RETAINED         FOR-SALE          TREASURY
                           SHARES      AMOUNT     CAPITAL      EARNINGS        SECURITIES          STOCK         TOTAL
                          ---------   --------   ----------   ----------   -------------------   ----------   -----------
Balance at July 30,
  1995..................  3,015,988   $301,599   13,040,622    5,620,516         25,000                  --   $ 8,987,737
Net income..............                                       3,668,956                                        3,668,956
Exercise of stock
  options...............    406,432     40,643    2,577,360                                      (2,483,552)      134,451
Unrealized loss on
  available-for-sale
  securities............                                         (25,000)                                         (25,000)
Purchase of 270,339
  shares of treasury
  stock.................                                                                         (1,734,233)   (1,734,233)
Retirement of treasury
  shares................   (486,298)   (48,630)  (4,169,155)                                      4,217,785            --
                          ---------   --------   ----------   ----------         ------          ----------   -----------
Balance at July 28,
  1996..................  2,936,122   $293,612   11,448,827    9,289,472             --                  --    21,031,911
  Net income............                                       4,803,659                                        4,803,659
Exercise of stock
  options and
  warrants..............    929,060     92,906    6,653,917                                      (6,429,124)      317,699
Four-for-three stock
  split.................  1,052,341    105,234     (105,234)                                                           --
Purchase of 244,519
  shares of treasury
  stock.................                                                                         (2,782,686)   (2,782,686)
Retirement of treasury
  shares................   (708,158)   (70,816)  (9,140,994)                                      9,211,810            --
                          ---------   --------   ----------   ----------         ------          ----------   -----------
Balance at August 3,
  1997..................  4,209,365   $420,936    8,856,516   14,093,131             --                  --   $23,370,583
Net income..............                                       5,496,608                                        5,496,608
Net proceeds from public
  offering of 700,000
  shares of common stock
  and 1,265,000
  warrants..............    700,000     70,000    7,381,579                                                     7,451,579
Issuance of common stock
  in connection with
  business acquired.....    313,139     31,314    3,139,157                                                     3,170,579
Exercise of stock
  options and
  warrants..............    175,559     17,556      885,289                                        (538,376)      364,469

                                                                             UNREALIZED GAIN
                                                                                (LOSS) ON
                              COMMON STOCK       ADDITIONAL                    AVAILABLE-
                          --------------------    PAID-IN      RETAINED         FOR-SALE          TREASURY
                           SHARES      AMOUNT     CAPITAL      EARNINGS        SECURITIES          STOCK         TOTAL
                          ---------   --------   ----------   ----------   -------------------   ----------   -----------
Tax benefit upon
  exercise of stock
  options...............                          1,670,866                                                     1,670,866
Purchase of 89,888
  shares of treasury
  stock.................                                                                         (1,084,326)   (1,084,326)
Retirement of treasury
  shares................   (131,904)   (13,190)  (1,609,512)                                      1,622,702            --
                          ---------   --------   ----------   ----------         ------          ----------   -----------
Balance at August 2,
  1998..................  5,266,159   $526,616   20,323,895   19,589,739             --                  --   $40,440,250
                          =========   ========   ==========   ==========         ======          ==========   ===========

The accompanying notes are an integral part of these financial statements.

                    HERLEY INDUSTRIES INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                         52 WEEKS       53 WEEKS       52 WEEKS
                                           ENDED         ENDED          ENDED
                                         AUGUST 2,     AUGUST 3,       JULY 28,
                                           1998           1997           1996
                                        -----------    ----------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income..........................  $ 5,496,608    $4,803,659    $  3,668,956
                                        -----------    ----------    ------------
  Adjustments to reconcile net income
     to net cash provided by
     operations:
     Depreciation and amortization....    1,869,459     1,538,283       1,563,354
     (Gain) on sale of
       available-for-sale securities
       and other investments..........           --      (409,572)     (1,018,643)
     Equity in income of limited
       partnership....................     (128,646)           --              --
     Decrease (increase) in deferred
       tax assets.....................    1,207,090            --        (393,389)
     Increase in deferred tax
       liabilities....................      173,245       773,336         376,723
     Unrealized loss on
       available-for-sale
       securities.....................           --            --         121,550
     Changes in operating assets and
       liabilities:
       (Increase) decrease in accounts
          receivable..................     (767,997)   (1,927,298)      1,430,692
       Decrease (increase) in notes
          receivable-officers.........    2,100,913       (17,370)     (2,083,543)
       (Increase) in costs incurred
          and income recognized in
          excess of billings on
          uncompleted contracts.......   (1,665,008)           --              --
       (Increase) decrease in other
          receivables.................      (23,132)      (27,156)38,410
       (Increase) in prepaid income
          taxes.......................     (377,448)           --              --
       (Increase) decrease in
          inventories.................   (3,757,660)   (1,779,695)      1,319,366
       (Increase) in prepaid expenses
          and other...................      (55,200)     (371,078)        (25,940)
       Increase (decrease) in accounts
          payable and accrued
          expenses....................      773,399      (137,128)       (513,649)
       Increase (decrease) in income
          taxes payable...............      468,847       (89,660)        166,295
       Increase (decrease) in reserve
          for contract losses.........      667,128       (11,110)         (6,890)
       (Decrease) increase in advance
          payments on contracts.......   (1,363,870)    1,610,968           3,393

                                         52 WEEKS       53 WEEKS       52 WEEKS
                                           ENDED         ENDED          ENDED
                                         AUGUST 2,     AUGUST 3,       JULY 28,
                                           1998           1997           1996
                                        -----------    ----------    ------------
       Other, net.....................      (46,509)     (309,500)         40,000
                                        -----------    ----------    ------------
          Total adjustments...........     (925,389)   (1,156,980)      1,017,729
                                        -----------    ----------    ------------
       Net cash provided by
          operations..................    4,571,219     3,646,679       4,686,685
                                        -----------    ----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of available-for-sale
     securities and other
     investments......................           --      (159,364)    (11,077,331)
  Proceeds from sale of fixed
     assets...........................        1,100        15,468              --
  Partial distribution from limited
     partnership......................      592,824            --              --
  Proceeds from sale of
     available-for-sale securities and
     other investments................           --     7,164,538      11,879,157
  Capital expenditures................   (1,645,204)     (862,129)       (643,330)
                                        -----------    ----------    ------------
     Net cash (used in) provided by
       investing activities...........   (1,051,280)    6,158,513         158,496
                                        -----------    ----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from public offering of
     common stock.....................    7,451,579            --              --
  Borrowings under bank line of
     credit...........................    4,050,000     2,825,000       9,875,000
  Proceeds from exercise of stock
     options..........................      364,469       317,699         134,451
  Payments under lines of credit......   (2,550,000)   (9,775,000)     (9,925,000)
  Payments under litigation
     settlement.......................           --            --      (2,000,000)
  Payments of long-term debt..........   (2,257,118)     (300,000)       (363,709)
  Purchase of treasury stock..........   (1,084,326)   (2,782,686)     (1,734,233)
                                        -----------    ----------    ------------
     Net cash provided by (used in)
       financing activities...........    5,974,604    (9,714,987)     (4,013,491)
                                        -----------    ----------    ------------
     Net increase in cash and cash
       equivalents....................    9,494,543        90,205         831,690
Cash and cash equivalents at beginning
  of period...........................    1,194,650     1,104,445         272,755
                                        -----------    ----------    ------------
Cash and cash equivalents at end of
  period..............................  $10,689,193    $1,194,650    $  1,104,445
                                        ===========    ==========    ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cashless exercise of stock
     options..........................  $   538,376    $6,429,124    $  2,483,552
                                        ===========    ==========    ============
  Stock issued for business
     acquired.........................  $ 3,170,471            --              --
                                        ===========    ==========    ============
  Tax benefit related to stock
     options..........................  $ 1,670,866            --              --
                                        ===========    ==========    ============

The accompanying notes are an integral part of these financial statements.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.  NATURE OF OPERATIONS

The Company, a Delaware corporation, is engaged in the design, development, manufacture and sale of flight instrumentation components and systems, and microwave products, primarily to aerospace companies, the U.S. government, and several foreign governments. The Company's main products include a variety of transponders which are used to enhance radar signals to accurately track the flight of space launch vehicles and aircraft, as well as microwave devices and command and control systems.

2.  FISCAL YEAR

The Company's fiscal year ends on the Sunday closest to July 31. Normally each fiscal year consists of 52 weeks, but every five or six years the fiscal year will consist of 53 weeks. Fiscal years 1998 and 1996 consisted of 52 weeks, and fiscal year 1997 consisted of 53 weeks.

3.  BASIS OF FINANCIAL STATEMENT PRESENTATION

The consolidated financial statements include the accounts of Herley Industries, Inc. and its subsidiaries, all of which are wholly-owned. All significant inter-company accounts and transactions have been eliminated in consolidation. The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements as well as revenues and expenses during the period. Actual results could differ from those estimates.

4.  CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. Short-term investments are recorded at the amortized cost plus accrued interest which approximates market value. The Company limits its credit risk to an acceptable level by evaluating the financial strength of institutions at which significant investments are made and based upon credit ratings.

5.  CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to credit risk consist primarily of trade accounts receivable. Accounts receivable are principally from the U.S. Government, major U.S. Government contractors, several foreign governments, and domestic customers in the aerospace and defense industries. Credit is extended based on an evaluation of the customer's financial condition and generally collateral is not required. In many cases irrevocable letters of credit accompanied by advanced payments are received from foreign customers, and progress payments are received from domestic customers. The Company performs periodic credit evaluations of its customers and maintains reserves for potential credit losses.

6.  INVENTORIES

Inventories, other than inventory costs relating to long-term contracts and programs, are stated at lower of cost (principally first-in, first-out) or market. Inventory costs relating to long-term contracts and programs are stated at the actual production costs, including

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES factory overhead, reduced by amounts identified with revenue recognized on units delivered or progress completed.

Inventory costs relating to long-term contracts and programs are reduced by any amounts in excess of estimated realizable value. The costs attributed to units delivered under long-term contracts and programs are based on the average costs of all units produced.

7.  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation and amortization are provided principally by the straight-line method over the estimated useful lives of the related assets. Gains and losses arising from the sale or disposition of property, plant and equipment are recorded in income.

8.  INTANGIBLES

Intangibles are comprised of customer lists, installed products base, drawings, patents, licenses, certain government qualifications and technology and goodwill in connection with the acquisitions of Metraplex Corporation in 1997, and Vega Precision Laboratories, Inc. in 1993. Intangibles are being amortized over twenty years.

The carrying amount of intangibles is evaluated on a recurring basis. Current and future Profitability as well as current and future undiscounted cash flows of the acquired businesses are primary indicators of recoverability. For the three fiscal years ended August 2, 1998, there were no adjustments to the carrying amount of the cost in excess of net assets acquired resulting from these evaluations.

9.  MARKETABLE SECURITIES

The Company accounts for its investments in marketable securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Marketable equity securities and debt securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of shareholders' equity. Realized gains and losses and declines in value judged to be other-than-temporary are included in other income, net. The cost of securities sold is based on the specific identification method. Interest and dividends on securities are included in other income, net.

10.  OTHER INVESTMENTS

The Company is a limited partner in a nonmarketable limited partnership in which it owns approximately a 10% interest. Beginning in 1997 other investments are accounted for under the equity method. Previously, the cost method was utilized as the amount was not significantly different from the equity method.

11.  REVENUE AND COST RECOGNITION

Under fixed-price contracts, revenue and related costs are recorded primarily as deliveries are made. Certain costs under long-term, fixed-price contracts (principally either directly or indirectly with the U.S. Government), which include non-recurring billable engineering,

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES are deferred until these costs are contractually billable. Revenue under certain long-term, fixed price contracts, principally command and control shelters, is recognized using the percentage of completion method of accounting. Revenue recognized on these contracts is based on estimated completion to date (the total contract amount multiplied by percent of performance, based on total costs incurred in relation to total estimated cost at completion). Prospective losses on long-term contracts are based upon the anticipated excess of inventoriable manufacturing costs over the selling price of the remaining units to be delivered and are recorded when first reasonably determined. Actual losses could differ from those estimated due to changes in the ultimate manufacturing costs and contract terms.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred.

12.  INCOME TAXES

Income taxes are accounted for by the asset/liability approach in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred taxes represent the expected future tax consequences when the reported amounts of assets and liabilities are recovered or paid. They arise from temporary differences between the financial reporting and tax bases of assets and liabilities and are adjusted for changes in tax laws and tax rates when those changes are enacted. The provision for income taxes represents the total of income taxes paid or payable for the current year, plus the change in deferred taxes during the year.

13.  STOCK-BASED COMPENSATION

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

14.  EARNINGS PER COMMON SHARE

In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"), which replaced APB No. 15 to conform earnings per share with international standards as well as to simplify the complexity of the computation under APB No. 15. The previous primary earnings per share ("EPS") calculation is replaced with a basic EPS calculation. The basic EPS differs from the primary EPS calculation in that the basic EPS does not include any potentially dilutive securities. Fully dilutive EPS is replaced with diluted EPS and should be disclosed regardless of dilutive impact to basic EPS. In accordance with SFAS 128, all earnings per share amounts for all periods presented have been restated (reflective of a 4-for-3 stock split on September 30, 1997).

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

15.  PRODUCT DEVELOPMENT

The Company's primary efforts are focused on engineering design and product development activities rather than pure research. The cost of these development activities, including employees' time and prototype development, net of amounts paid by customers, was approximately $1,562,000, $1,828,000, and $1,453,000 in fiscal 1998, 1997, and 1996, respectively.

16.  NEW ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Segment Information", which is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 amends the requirements for public enterprises to report financial and descriptive information about its reportable operating segments. Operating segments, as defined in SFAS No. 131, are components of an enterprise for which separate financial information is required to be reported on the basis that is used internally for evaluating the segment performance. The Company believes it operates in one business segment, and as this standard relates entirely to disclosure, the adoption of this standard will not have a material impact on the Company's financial statements.

NOTE B -- ACQUISITIONS

On August 4, 1997, the Company completed the acquisition of Metraplex Corporation, a Maryland corporation for 313,139 (as adjusted) shares of common stock of the Company, with a fair market value of $3,170,471, in exchange for all of the issued and outstanding common stock of Metraplex. Metraplex is a leading manufacturer of pulse code modulation and frequency modulation, telemetry and data acquisition systems for severe environment applications. The transaction has been accounted for by the purchase method. Accordingly, the consolidated balance sheet includes the assets and liabilities of Metraplex at August 2, 1998, and the consolidated statements of income include the results of Metraplex operations from August 4, 1997. The acquisition resulted in excess of cost over fair value of net assets acquired of $2,162,725 which is being amortized over twenty years.

On the basis of a pro forma consolidation of the results of operations as if the acquisition had taken place at the beginning of fiscal 1997, unaudited consolidated net sales, net income, basic earnings per share, and diluted earnings per share for the year ended August 3, 1997 would have been approximately $36,589,333, $4,686,236, $1.07, and $.93, respectively. The pro forma information includes adjustments for additional depreciation based on the fair market value of the property and equipment acquired, and the amortization of intangibles arising from the transaction. The pro forma financial information is not necessarily indicative of the results of operations as they would have been had the transaction been effected at the beginning of fiscal 1997.

In July 1995, the Company entered into an agreement effective as of the close of business June 30, 1995, to acquire certain assets and the business (consisting principally of inventories and trade receivables) of Stewart Warner Electronics Corporation, a Delaware corporation. The transaction, which closed on July 28, 1995, provided for the payment of $250,000 in cash and the assumption of approximately $915,000 in liabilities and has been accounted for by the purchase method. The acquisition resulted in excess of fair value over cost of net assets acquired of $1,460,500 which is being amortized over a three-year period.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

NOTE C -- NOTES RECEIVABLE-OFFICERS

In fiscal 1996 the Company loaned $1,400,000, $300,000, and $300,000 to certain officers, as authorized by the Board of Directors, pursuant to the terms of nonnegotiable promissory notes. The notes were initially due November 1996, November 1996 and March 1997, respectively. The notes were extended by the Company in fiscal 1997 and were due April 30, 1998, January 31, 1998, and January 31, 1998, respectively. The loans were paid in full with accrued interest as of December 19, 1997.

NOTE D -- INVENTORIES

The major components of inventories are as follows:

                                        AUGUST 2,     AUGUST 3,
                                          1998           1997
                                       -----------    ----------
Purchased parts and raw materials....  $ 7,377,882    $4,780,336
Work in process......................    7,303,533     4,899,551
Finished products....................      387,203       110,495
                                       -----------    ----------
                                       $15,068,618    $9,790,382
                                       ===========    ==========

NOTE E -- AVAILABLE-FOR-SALE SECURITIES

In September 1996, the Company liquidated all of its available-for-sale securities for approximately $4,912,000 and used the proceeds to reduce its long-term bank debt. A provision for unrealized losses of $121,550 is included in the statement of operations for fiscal year 1996. The fair value of available-for-sale securities at July 28, 1996 was $4,912,387.

NOTE F -- OTHER INVESTMENTS

In April 1996, the Company acquired a limited partnership interest in M.D. Sass Re/ Enterprise-II, L.P., a Delaware limited partnership for $2,000,000. The objective of the partnership is to achieve superior long-term capital appreciation through investments consisting primarily of securities of companies that are experiencing significant financial or business difficulties. In April 1997, the Company sold its investment and terminated its limited partnership interest for $2,080,630 realizing a gain of $80,630.

In July 1994, the Company invested $1,000,000 for a limited partnership interest in M.D. Sass Municipal Finance Partners-I, a Delaware limited partnership. The objectives of the partnership are the preservation and protection of its capital and the earning of income through the purchase of certificates or other documentation that evidence liens for unpaid local taxes on parcels of real property. At August 2, 1998 and August 3, 1997 the percentage of ownership was approximately 10%. The Company's interest in the partnership may be transferred to a substitute limited partner, upon written notice to the managing general partners, only with the unanimous consent of both general partners at their sole discretion.

In July 1998 the Company received a partial distribution of $592,824 from the Partnership. As of August 2, 1998 the Company's limited partnership interest had an estimated fair value of $849,324.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

NOTE G -- PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are comprised of the following:

                                  AUGUST 2,      AUGUST 3,      ESTIMATED
                                    1998           1997        USEFUL LIFE
                                 -----------    -----------    -----------
Land...........................  $   880,270    $   880,270
Building and building
  improvements.................    5,486,900      5,438,663    10-40 years
Machinery and equipment........   20,104,794     17,515,954      5-8 years
Furniture and fixtures.........      624,576        494,056     5-10 years
Tools..........................       34,495         24,869        5 years
Leasehold improvements.........      292,894        288,757     5-10 years
                                 -----------    -----------
                                  27,423,929     24,642,569
Less accumulated
  depreciation.................   14,874,586     12,937,814
                                 -----------    -----------
                                 $12,549,343    $11,704,755
                                 ===========    ===========

NOTE H -- COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases office, production and warehouse space as well as computer equipment and automobiles under noncancellable operating leases.

Rent expense for the 52 weeks ended August 2, 1998, 53 weeks ended August 3, 1997 and 52 weeks ended July 28, 1996 was approximately $546,000, $229,900, and $284,600, respectively.

Minimum annual rentals under noncancellable leases are as follows:

          YEAR ENDING FISCAL              AMOUNT
          ------------------             --------
1999..................................   $394,000
2000..................................    318,000
2001..................................    188,000
2002..................................    165,000

EMPLOYMENT AGREEMENTS

The Company has employment agreements with various executives and employees of the Company, which, as amended, expire at various dates through October 31, 2002, subject to extension each January 1 for three years from that date. These agreements provide for aggregate annual salaries for fiscal 1999 of $800,000. Certain agreements provide for an annual cost of living adjustment based on the consumer price index, and also provide for incentive compensation based on pretax income of the Company in excess of 10% of the Company's stockholders' equity for specific periods, as adjusted for stock issuances and repurchases. Incentive compensation in the amount of $727,659, $665,352, and $446,750 was expensed in fiscal years 1998, 1997, and 1996, respectively.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

Certain agreements also provide that, in the event there is a change in control of the Company, as defined, the executives have the option to terminate the agreements and receive a lump-sum payment of approximately three times their annual salary. As of August 2, 1998, the amount payable in the event of such termination would be approximately $2,400,000.

One of the employment contracts provides for a consulting agreement commencing at the end of the employment period which will be effective October 1, 1998, and terminating December 31, 2010 at the annual rate of $100,000. Another one of the employment contracts, as amended October 1, 1998, provides for a consulting period commencing at the end of the period of active employment and continuing for a period of five years at the annual rate of $100,000. Two officers of the Company have severance agreements providing for a lump-sum payment of $430,000 through fiscal 1999, adjusted to $320,000 in fiscal 2000, $215,000 through fiscal 2002,and $105,000 in fiscal 2003.

LITIGATION

In November 1996, the Company settled all claims in connection with two class action complaints, related to the Company's acquisition of Carlton Industries, Inc. and its subsidiary, Vega Precision Laboratories, Inc. for $450,000.

In August 1997, the Company settled all claims in connection with a class action complaint filed in 1995 for $170,000. The claim related to the Company's settlement of the Litton Action in the Essex Superior Court of Massachusetts which alleged, inter alia, that there was insufficient disclosure by the Company of its true potential exposure in that claim. In July 1996, the Company was notified by the American Arbitration Association of the decision of the arbitrators in an action commenced in March 1994 by the principal selling shareholders of Carlton Industries, Inc. and its subsidiary, Vega Precision Laboratories, Inc. According to the award, the Company was to pay to the claimants the sum of $1,052,900, inclusive of interest. Correspondingly, the claimants were to pay the Company the sum of $277,719, inclusive of interest. The Company paid $775,181 to claimants, representing the difference between the award to the claimants and the award to the Company, in August, 1996. The award to the claimants was offset by $593,162 otherwise payable to one of the selling shareholders.

The Company is also involved in other legal proceedings and claims which arise in the ordinary course of its business. While any litigation contains an element of uncertainty, management believes that the outcome of such litigation will not have a material adverse effect on the Company's financial position or results of operations.

STAND-BY LETTERS OF CREDIT

The Company maintains a letter of credit facility with a bank that provides for the issuance of stand-by letters of credit and requires the payment of a fee of 1.0% per annum of the amounts outstanding under the facility. The facility expires January 31, 2000. At August 2, 1998 stand-by letters of credit aggregating $1,505,285 were outstanding under this facility.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

NOTE I -- INCOME TAXES

Income tax provision consisted of the following:

                             52 WEEKS          53 WEEKS          52 WEEKS
                              ENDED             ENDED             ENDED
                            AUGUST 2,         AUGUST 3,          JULY 28,
                               1998              1997              1996
                          --------------    --------------    --------------
Current
  Federal...............    $1,468,665         $(52,000)         $ 90,000
  State.................        85,000           89,000            12,400
                            ----------         --------          --------
                             1,553,665           37,000           102,400
Deferred
  Federal...............     1,307,970         (142,000)               --
  State.................        72,365          585,000                --
                            ----------         --------          --------
                             1,380,335          443,000                --
                            ----------         --------          --------
                            $2,934,000         $480,000          $102,400
                            ==========         ========          ========

The Company paid income taxes of approximately $1,486,000 in 1998, $178,000 in 1997, and $19,000 in 1996. The following is a reconciliation of the U.S. statutory income tax rate and the effective tax rate on pretax income:

                                        52 WEEKS      53 WEEKS     52 WEEKS
                                         ENDED         ENDED        ENDED
                                       AUGUST 2,     AUGUST 3,     JULY 28,
                                          1998          1997         1996
                                       ----------    ----------    --------
U.S. Federal statutory rate..........     34.0%         34.0%        34.0%
State taxes, net of federal tax
  benefit............................      1.5          12.2          0.2
Alternative minimum tax..............       --            --          2.4
Benefit of foreign sales
  corporation........................     (1.8)           --           --
Benefit of net operating loss
  carryforward.......................       --         (30.8)       (35.2)
Non-deductible expenses..............       .8            .3          1.3
Decrease in valuation allowance......       --           2.8           --
Other, net...........................       .3           2.8           --
                                          ----         -----        -----
Effective tax rate...................     34.8%          9.1%         2.7%
                                          ====         =====        =====

The 1997 and 1996 tax provisions reflect the utilization of prior year net operating loss carryforwards. In 1995 a valuation allowance had been provided to reduce deferred tax assets to their net realizable value primarily based on management's uncertainty that past performance would be indicative of future earnings. In 1997 the valuation allowance was reversed through the deferred tax provision. A determining factor in assessing the change was the cumulative income in recent years.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes.

Components of deferred tax assets and liabilities are as follows:

                                   AUGUST 2, 1998               AUGUST 3, 1997
                              -------------------------    -------------------------
                               DEFERRED      DEFERRED       DEFERRED      DEFERRED
                                 TAX            TAX           TAX            TAX
                                ASSETS      LIABILITIES      ASSETS      LIABILITIES
                              ----------    -----------    ----------    -----------
Intangibles.................  $       --    $1,775,858     $       --    $1,681,375
Alternative minimum tax.....     952,426            --        265,906            --
Accrued vacation pay........     133,962            --        123,644            --
Accrued bonus...............     438,976            --        343,398            --
Warranty costs..............      88,000            --        220,000            --
Inventory...................     971,825            --        985,703            --
Depreciation................          --     2,334,917             --     2,006,038
Net operating loss
  carryforwards.............          --            --        725,113            --
Contract losses.............     503,856            --        275,635            --
Other.......................      60,689       202,364         71,917        78,967
                              ----------    ----------     ----------    ----------
                              $3,149,734    $4,313,139     $3,011,316    $3,766,380
                              ==========    ==========     ==========    ==========

The Company has available a $952,426 alternative minimum tax credit to carry forward for an indefinite period of time.

NOTE J -- LONG-TERM DEBT

Long-term debt is summarized as follows:

                                                  AUGUST 2,     AUGUST 3,
                                         RATE        1998          1997
                                         -----    ----------    ----------
Note payable bank(a)...................   7.15%   $1,500,000    $       --
Mortgage note(b).......................   10.4%    2,890,000     3,225,000
Capital lease obligations(c)...........     --       125,869            --
                                                  ----------    ----------
                                                   4,515,869     3,225,000
Less current portion...................              404,984       335,000
                                                  ----------    ----------
                                                  $4,110,885    $2,890,000
                                                  ==========    ==========

-------------------------

(a) In July 1998, the Company renewed the revolving credit agreement with a bank that provides for the extension of credit in the aggregate principal amount of $21,000,000 and may be used for general corporate purposes, including business acquisitions. The facility requires the payment of interest only on a monthly basis and payment of the outstanding principal balance on January 31, 2000. Interest is set biweekly at 1.65% over the FOMC Target Rate.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

The agreement contains various financial covenants, including, among other matters, the maintenance of working capital, tangible net worth, and restrictions on other borrowings.

(b) The mortgage note provides for annual principal payments at varying amounts through 2004 plus semiannual interest payments. Land and buildings in Lancaster, Pa. having a net book value of $1,904,000 are pledged as collateral.

The mortgage note agreement contains various financial covenants, including, among other matters, the maintenance of specific amounts of working capital and tangible net worth. In connection with this loan, the Company paid approximately $220,000 in financing costs. Such costs are included in Other Assets in the accompanying consolidated balance sheets at August 2, 1998 and August 3, 1997 and are being amortized over the term of the loan (15 years).

(c) Certain noncancellable leases are classified as capital leases and the leased assets are included as part of "Property, Plant, and Equipment" at $143,006, net of depreciation of $23,834.

The Company paid interest of approximately $441,000 in 1998, $567,000 in 1997, and $854,000 in 1996.

Future payments required on long-term debt are as follows:

FISCAL YEAR ENDING DURING:             AMOUNT
--------------------------           ----------
1999.............................    $  404,984
2000.............................     1,950,220
2001.............................       497,583
2002.............................       503,082
2003.............................       550,000
2004.............................       610,000
                                     ----------
                                     $4,515,869
                                     ==========

NOTE K -- RELATED PARTY TRANSACTIONS

On March 6, 1996, the Board of Directors approved the purchase of an industrial parcel of land from the Chairman of the Company for $940,000. A deposit of $94,000 was paid on execution of the contract, and the balance of $846,000 was paid at settlement in April, 1998. The Company intends to use this land, which is included in other assets in the consolidated balance sheet, for possible future expansion.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

NOTE L -- ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses include the following:

                                                AUGUST 2,     AUGUST 3,
                                                   1998          1997
                                                ----------    ----------
Accounts payable..............................  $3,064,596    $1,841,468
Accrued payroll and bonuses...................   1,865,426     1,483,915
Accrued commissions...........................     615,022       205,692
Accrued interest..............................      56,491        55,900
Accrued litigation expenses...................      37,487       297,538
Accrued expenses..............................     829,161     1,102,227
                                                ----------    ----------
                                                $6,468,183    $4,986,740
                                                ==========    ==========

NOTE M -- EMPLOYEE BENEFIT PLANS

In August 1985, the Board of Directors approved an Employee Savings Plan which qualified as a thrift plan under Section 401(k) of the Internal Revenue Code. This Plan, as amended and restated, allows employees to contribute between 2% and 15% of their salaries to the Plan. The Company, at its discretion can contribute 100% of the first 2% of the employees' contribution and 25% of the next 4%. Additional Company contributions can be made depending on profits. The aggregate benefit payable to an employee is dependent upon his rate of contribution, the earnings of the fund, and the length of time such employee continues as a participant.

The Company has accrued approximately $197,000 for the 52 weeks ended August 2, 1998, and contributed approximately $181,000, and $159,000 to this plan for the 53 weeks ended August 3, 1997 and the 52 weeks ended July 28, 1996, respectively.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

NOTE N -- COMPUTATION OF PER SHARE EARNINGS

The following table shows the calculation of basic earnings per share and earnings per share assuming dilution:

                                     52 WEEKS          53 WEEKS          52 WEEKS
                                      ENDED             ENDED             ENDED
                                  AUGUST 2, 1998    AUGUST 3, 1997     JULY 28,1996
                                  --------------    --------------    --------------
Numerator:
  Net Income....................    $5,496,608        $4,803,659        $3,668,956
                                    ==========        ==========        ==========
Denominator:
  Basic weighted-average
     shares.....................     4,969,248         4,063,505         3,786,176
     Effect of dilutive
       securities:
       Employee stock options
          and warrants..........       438,035           670,177           467,609
                                    ----------        ----------        ----------
Diluted weighted-average
  shares........................     5,407,283         4,733,682         4,253,785
                                    ==========        ==========        ==========
Earnings per common
  share -- Basic................          $1.11            $1.18                $.97
                                    ==========        ==========        ==========
Earnings per common share --
  Diluted.......................         $1.02              $1.01               $.86
                                    ==========        ==========        ==========

NOTE O -- SHAREHOLDERS' EQUITY

At the annual meeting of stockholders held on February 18, 1998, the stockholders of the Company approved a proposal to amend the Certificate of Incorporation to increase the authorized shares of Common Stock from 10,000,000 to 20,000,000 shares.

In December 1997, the Company completed the sale of 1,100,000 shares of common stock to the public, of which 700,000 shares were sold by the Company and 400,000 shares were sold by certain selling stockholders. In addition, the Company also sold 1,265,000 Common Stock Purchase Warrants. The Company received net proceeds of $7,451,579 after underwriting discounts and commissions and other expenses of the offering. Each Warrant entitles the holder to purchase one share of common stock at $14.40 per share (subject to adjustment under certain conditions) through January 1999 and thereafter at $15.60 per share until they expire in January 2000. The Company has also issued to the underwriters, for their own accounts, warrants to purchase 110,000 shares of common stock of the Company (subject to adjustment under certain circumstances), exercisable for a period of twenty-five months at a price of $14.40 per share through January 1999, and at a price of $15.60 per share through their expiration in January 2000.

On September 4, 1997 the Board of Directors declared a 4-for-3 stock split effected as a stock dividend payable September 30, 1997 to holders of record on September 15, 1997. The amount of $105,234 was transferred from additional paid-in capital to the common stock account to record this distribution. All share and per share data, including stock options and warrants, included in the financial statements have been restated to reflect the stock split.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

The Company has two fixed option plans which reserve shares of common stock for issuance to executives, key employees and directors. The Company applies APB Opinion No.25 and related Interpretations in accounting for these plans. Statement of Financial Accounting Standards No.123, "Accounting for Stock-Based Compensation" ("SFAS 123") was issued by the FASB in 1995 and, if fully adopted, changes the methods for recognition of cost on plans similar to those of the Company. The Company has adopted the disclosure-only provisions of SFAS 123. Accordingly, no compensation cost has been recognized for the stock option plans. Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 4.9%; volatility factor of the expected market price of the Company's common stock of .59; and a weighted-average expected life of the option, after the vesting period, of .4 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Had compensation cost for stock options granted in fiscal 1998 and 1997 been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below using the statutory income tax rate of 34%:

                                                   1998          1997
                                                ----------    ----------
Net earnings -- as reported...................  $5,496,608    $4,803,659
Net earnings -- pro forma.....................  $4,925,488    $3,911,486
Earnings per share -- as reported
  Basic.......................................  $     1.11    $     1.18
  Diluted.....................................        1.02          1.01
Earnings per share -- pro forma
  Basic.......................................  $      .99    $      .96
  Diluted.....................................         .91           .83

No options were granted in fiscal 1996.

The effects of applying the pro forma disclosures of SFAS 123 are not likely to be representative of the effects on reported net earnings for future years due to the various vesting schedules.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

In May 1997, the Board of Directors approved the 1997 Stock Option Plan which covers 1,666,666 shares of the Company's common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986 or non-qualified stock options. Under the terms of the Plan, the exercise price for options granted under the plan will be the fair market value at the date of grant. Prices for incentive stock options granted to employees who own 10% or more of the Company's stock are at least 110% of market value at date of grant. The nature and terms of the options to be granted is determined at the time of grant by the Board of Directors. The options expire ten years from the date of grant, subject to certain restrictions. Options for 88,333 and 801,660 shares were granted during the fiscal years ended August 2, 1998, and August 3, 1997, respectively.

In October 1995, the Board of Directors approved the 1996 Stock Option Plan which covers 666,666 shares of the Company's common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986 or non-qualified stock options. Under the terms of the Plan, the exercise price for options granted under the plan will be the fair market value at the date of grant. Prices for incentive stock options granted to employees who own 10% or more of the Company's stock are at least 110% of market value at date of grant. The nature and terms of the options to be granted is determined at the time of grant by the Board of Directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire ten years from the date of grant. Options for 663,989 shares were granted during the fiscal year ended August 3, 1997. In December 1992, the Board of Directors approved the 1992 Non-Qualified Stock Option Plan which covers 1,333,333 shares, as amended, of the Company's common stock. Under the terms of the Plan, the purchase price of the shares, subject to each option granted, is 100% of the fair market value at the date of grant. The date of exercise is determined at the time of grant by the Board of Directors; however, if not specified, 50% of the shares can be exercised each year beginning one year after the date of grant. The options expire ten years from the date of grant. Options for 339,986 shares were granted during the fiscal year ended July 30, 1995. These options may be exercised cumulatively at the rate of 25% per year beginning one year after the date of grant. This plan was terminated in December 1995, except for outstanding options thereunder.

In October 1987, the Board of Directors approved the 1988 Non-Qualified Stock Option Plan which covers 666,666 shares of the Company's common stock. Under the terms of the Plan, the purchase price of the shares, subject to each option granted, will not be less than 85% of the fair market value at the date of grant. The date of exercise may be determined at the time of grant by the Board of Directors; however, if not specified, 20% of the shares can be exercised each year beginning one year after the date of grant and generally expire five years from the date of grant. This plan was terminated in December 1995, except for outstanding options thereunder.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

A summary of stock option activity under all plans for the 52 weeks ended August 2, 1998, the 53 weeks ended August 3, 1997, and the 52 weeks ended July 28, 1996 follows:

                             NON-QUALIFIED STOCK OPTIONS
                        --------------------------------------
                                                      WEIGHTED      WARRANT AGREEMENTS
                                                      AVERAGE    -------------------------
                          NUMBER      PRICE RANGE     EXERCISE    NUMBER      PRICE RANGE
                        OF SHARES      PER SHARE       PRICE     OF SHARES     PER SHARE
                        ----------   --------------   --------   ---------   -------------
Outstanding July 30,
  1995................   1,256,624   $ 2.54 -  9.01    $ 4.33     573,333      $     $5.35
  Granted.............          --                                293,333             4.64
  Exercised...........    (541,900)    2.54 -  5.72      4.87
  Canceled............     (31,330)    2.54 -  5.25      4.83    (533,333)            5.35
                        ----------   --------------    ------    --------    -------------
Outstanding July 28,
  1996................     683,394   $ 2.54 -  9.01    $ 3.89     333,333       $4.64-5.35
  Granted.............   1,465,649     6.10 - 10.41      6.48
  Exercised...........  (1,225,384)    2.54 -  6.94      5.46     (13,333)            4.64
  Canceled............      (7,332)    5.25 -  9.01      8.67          --
                        ----------   --------------    ------    --------    -------------
Outstanding August 3,
  1997................     916,327   $ 2.54 - 10.41    $ 5.87     320,000     $4.64 - 5.35
  Granted.............      88,333    10.31 - 13.88     12.04
  Exercised...........    (135,594)    2.54 -  6.94      5.08     (40,000)            5.35
  Canceled............      (8,222)    2.54 -  6.47      5.31          --
                        ----------   --------------    ------    --------    -------------
Outstanding August 2,
  1998................     860,844   $ 2.54 - 13.88    $ 6.65     280,000            $4.64
                        ==========                               ========

Options to purchase 582,389 shares of common stock were exercisable under all plans at August 2, 1998 at a weighted average exercise price of $5.87 with a weighted average remaining contractual life of 8.2 years as follows:

    OPTIONS OUTSTANDING AND EXERCISABLE BY PRICE RANGE AS OF AUGUST 2, 1998

                                        OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
                          -----------------------------------------------   ----------------------------
                                            WEIGHTED                                         WEIGHTED
                                            AVERAGE           WEIGHTED                       AVERAGE
   RANGE OF EXERCISE        NUMBER         REMAINING          AVERAGE         NUMBER       EXERCISABLE
        PRICES            OUTSTANDING   CONTRACTUAL LIFE   EXERCISE PRICE   EXERCISABLE       PRICE
-----------------------   -----------   ----------------   --------------   -----------   --------------
$ 2.5350   -   $ 6.0938     301,117           7.43            $ 5.0302        301,117        $5.0302
  6.4688   -     6.4688     300,062           8.75              6.4688        113,140         6.4688
  6.9375   -    12.8750     224,665           8.44              7.9716        168,132         6.9540
 13.0000   -    13.8750      35,000           9.36             13.5673             --             --
                            -------           ----            --------        -------
$ 2.5350   -   $13.8750     860,844           8.23            $ 6.6464        582,389        $5.8651
                            =======                                           =======

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

In April 1993, common stock warrants were issued to certain officers and directors for the right to acquire 573,333 shares of common stock of the Company at the fair market value of $5.35 per share at date of issue. In December 1995 warrants for 533,333 shares were canceled, and the remaining 40,000 warrants were exercised in fiscal 1998. In December 1995, common stock warrants were issued to certain officers for the right to acquire 293,333 shares of common stock of the Company at the fair market value of $4.64 per share at date of issue. The warrants vest immediately and expire December 13, 2005. Warrants for 13,333 shares were exercised in fiscal 1997.

NOTE P -- MAJOR CUSTOMERS

Net sales to the U.S. Government in 1998, 1997, and 1996 accounted for approximately 26%, 34%, and 33% of net sales, respectively. Foreign sales amounted to approximately $11,943,000, $9,398,000, and $6,556,000 in fiscal 1998, 1997, and 1996, respectively.

Included in accounts receivable as of August 2, 1998 and August 3, 1997 are amounts due from the U.S. Government of approximately $933,000 and $1,454,000, respectively.

NOTE Q -- FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amount reported in the balance sheet for cash and cash equivalents approximated its fair value.

Notes receivable-officers: The carrying amount reported in the balance sheet for notes receivable from officers approximated its fair value.

Available-for-sale securities: The fair value of available-for-sale securities was based on quoted market prices.

Long-term debt: The fair value of the mortgage note was estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rate for similar types of borrowing arrangements.

Off balance sheet financial instruments:

Stand-by letters of credit: These letters of credit primarily collateralize the Company's obligations to customers for advanced payments received under contracts. The contract amounts of the letters of credit approximate their fair value.

The carrying amounts and fair values of the Company's financial instruments are presented below:

                                            AUGUST 2, 1998
                                    ------------------------------
                                    CARRYING AMOUNT    FAIR VALUE
                                    ---------------    -----------
Cash and cash equivalents.........    $10,689,193      $10,689,193
Long-term debt....................      4,110,885        4,499,000
Stand-by letters of credit........             --        1,505,285

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES

NOTE R -- SUBSEQUENT EVENTS

As of August 21, 1998, the Company entered into an agreement to acquire all of the issued and outstanding common stock of General Microwave Corp., a New York corporation, for $18.00 per share and a three-year warrant to purchase one share of the Company's common stock at an aggregate purchase price of approximately $23,000,000. The warrant is exercisable at $14.40 per share through January 11, 1999, and thereafter at $15.60 per share, until expiration. General Microwave designs, manufactures and markets microwave components and subsystems, and related electronic test and measurement equipment. The company is headquartered in Amityville, New York, and operates two other facilities, one in Billerica, Massachusetts, and one in Israel. The transaction is subject to the approval of the stockholders of General Microwave Corp. at a meeting to be held in January 1999. The transaction will be accounted for under the purchase method. As of October 20, 1998, the Company has acquired 362,400 shares (27%) of General Microwave in the open market for approximately $6,217,000.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
General Microwave Corporation:

We have audited the consolidated financial statements of General Microwave Corporation and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits. We did not audit the consolidated financial statements of General Microwave Israel Corporation, an indirect wholly-owned subsidiary, as of and for the years ended February 28, 1998 and 1997 and February 29, 1996, which statements reflect total assets constituting 19%, 26% and 17% and total revenues constituting 18%, 15% and 11%, respectively, after elimination of intercompany balances and sales, of the related consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for General Microwave Israel Corporation, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of General Microwave Corporation and subsidiaries as of February 28, 1998 and 1997 and the results of their operations and their cash flows for each of the years in the three-year period ended February 28, 1998, in conformity with generally accepted accounting principles. Also in our opinion, based on our audits and the reports of the other auditors, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          KPMG Peat Marwick LLP

Jericho, New York
May 11, 1998

                    AUDITORS' REPORT TO THE SHAREHOLDERS OF
             GENERAL MICROWAVE (ISRAEL) CORPORATION AND SUBSIDIARY

We have audited the accompanying consolidated balance sheets of General Microwave (Israel) Corporation ("the Company") and subsidiary as of February 28, 1998 and February 28, 1997, and the related consolidated statements of operations, changes in shareholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed under the Israeli Auditors' Regulations (Auditor's Mode of Performance) -- 1973, which auditing standards are substantially identical to generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The aforementioned financial statements have been prepared in U.S. dollars as described in Note 2A.

As stated in Note 1B, the consolidated financial statements were prepared at the request of the parent company and for its use only. The financial statements do not include activities of the Company, if any, that are not directly reflected in its books and records maintained in Israel.

In our opinion, except for the matter discussed in the preceding paragraph, the financial statements present fairly, in all material respects, the consolidated financial position of the Company and subsidiary as of February 28, 1998 and February 28, 1997, and the consolidated results of operations, changes in shareholders' deficiency and cash flows for the years then ended in accordance with generally accepted accounting principles in Israel. As applicable to these financial statements, such accounting principles are substantially identical in all material respects to generally accepted accounting principles in the United States, except as otherwise described in Note 22 to the consolidated financial statements.

Pursuant to Section 211 of the Companies Ordinance (New Version) -- 1983, we hereby state that we received all the information and explanations which we requested and that our opinion on the consolidated financial statements is given based on the best of the information and explanations which we received and as reflected in the books of the Company.

                                          Igal Brightman & Co.
                                          Certified Public Accountants

Jerusalem, May 11, 1998

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           FEBRUARY 28, 1998 AND 1997

                                                         1998           1997
                                                      -----------    -----------
ASSETS
Current assets:
  Cash..............................................  $ 3,275,497      1,745,362
  Restricted cash...................................      200,000        200,000
  Accounts receivable, net of allowance for doubtful
     accounts of approximately $45,700 in 1998 and
     $27,150 in 1997................................    4,440,355      4,121,809
  Current assets of discontinued operations.........       13,942      1,012,050
  Inventories.......................................    4,440,889      4,535,832
  Prepaid expenses and other current assets.........      287,437        250,417
  Deferred income taxes, net........................      794,083        523,676
                                                      -----------    -----------
     Total current assets...........................   13,452,203     12,389,146
Property, plant and equipment, net..................    5,714,943      5,990,992
Debt issuance costs, net............................       35,629         56,497
Costs in excess of fair value of net assets
  acquired, net.....................................      604,173        679,773
Other intangible assets, net........................      137,686        144,392
Other assets........................................       92,518         28,711
                                                      -----------    -----------
                                                      $20,037,152     19,289,511
                                                      ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt............      675,000        709,670
  Short-term borrowing..............................      230,319        591,739
  Accounts payable..................................      656,387        945,145
  Customer advance payments.........................      314,474
  Current liabilities of discontinued operations....      205,363      1,195,193
  Accrued payroll and other employee benefits.......      816,487        691,227
  Accrued expenses and other current liabilities....    1,072,426      1,117,973
  Accrued commissions...............................      189,595        294,400
                                                      -----------    -----------
     Total current liabilities......................    4,160,051      5,545,347
                                                      -----------    -----------

                                                         1998           1997
                                                      -----------    -----------
Long-term debt, less current installments...........      806,250      1,627,141
Deferred income taxes...............................      589,995        547,303
Minority interest...................................       40,645         24,710
Stockholders' equity:
  Preferred stock, $.01 par value; 1,000,000 shares
     authorized and unissued........................           --             --
  Common stock, $.01 par value; 5,000,000 shares
     authorized; issued 1,677,761 in 1998 and
     1,672,761 in 1997..............................       16,778         16,728
  Additional paid-in capital........................    9,630,499      9,605,549
  Retained earnings.................................    7,981,583      5,111,382
                                                      -----------    -----------
                                                       17,628,860     14,733,659
Less treasury stock, at cost........................    3,188,649      3,188,649
                                                      -----------    -----------
                                                       14,440,211     11,545,010
                                                      -----------    -----------
                                                      $20,037,152     19,289,511
                                                      ===========    ===========

See accompanying notes to consolidated financial statements.

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
          YEARS ENDED FEBRUARY 28, 1998 AND 1997 AND FEBRUARY 29, 1996

                                             1998           1997          1996
                                          -----------    ----------    ----------
Net sales...............................  $21,317,582    20,060,888    17,427,610
                                          -----------    ----------    ----------
Costs and expenses:
  Cost of sales.........................   13,570,598    13,727,368    12,434,854
  Selling...............................    2,406,503     2,414,014     2,259,367
  General and administrative............    3,197,464     2,973,517     2,820,194
  Research and development..............      295,500       496,419     1,093,627
                                          -----------    ----------    ----------
                                           19,470,065    19,611,318    18,608,042
                                          -----------    ----------    ----------
     Operating earnings (loss)..........    1,847,517       449,570    (1,180,432)
                                          -----------    ----------    ----------
Other expenses (income):
  Interest expense......................      134,960       219,283       148,682
  Dividend and interest income..........     (120,274)      (48,620)      (57,060)
  Minority interest in earnings (loss)
     of consolidated subsidiary.........       15,935         6,539        (6,399)
  Other, net............................       51,006        30,638        98,471
                                          -----------    ----------    ----------
                                               81,627       207,840       183,694
                                          -----------    ----------    ----------
Earnings (loss) from continuing
  operations before income taxes
  (benefit).............................    1,765,890       241,730    (1,364,126)
Income taxes (benefit)..................     (151,500)       40,000      (222,000)
                                          -----------    ----------    ----------
Earnings (loss) from continuing
  operations............................    1,917,390       201,730    (1,142,126)
Discontinued operations (note 2):
  Loss from operations of discontinued
     Math Associates, Inc., net of
     applicable income tax benefits of
     $332,000 in 1996...................           --      (627,011)     (634,665)
  Gain (loss) on disposal of Math
     Associates, Inc., including
     provision of $319,725 for operating
     losses during phase-out period in
     1997...............................      952,811    (2,660,455)           --
                                          -----------    ----------    ----------
Net earnings (loss).....................  $ 2,870,201    (3,085,736)   (1,776,791)
                                          ===========    ==========    ==========
Basic net earnings (loss) per share:
  From continuing operations............         1.59           .17          (.95)
  From discontinued operations..........          .79         (2.73)         (.53)
                                          -----------    ----------    ----------
Basic net earnings (loss) per share.....  $      2.38         (2.56)        (1.48)
                                          ===========    ==========    ==========

                                             1998           1997          1996
                                          -----------    ----------    ----------
Diluted net earnings (loss) per share:
  From continuing operations............         1.56           .17          (.95)
  From discontinued operations..........          .78         (2.73)         (.53)
                                          -----------    ----------    ----------
Diluted net earnings (loss) per share...  $      2.34         (2.56)        (1.48)
                                          ===========    ==========    ==========

See accompanying notes to consolidated financial statements.

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
          YEARS ENDED FEBRUARY 28, 1998 AND 1997 AND FEBRUARY 29, 1996

                          COMMON STOCK       ADDITIONAL                   TREASURY STOCK           TOTAL
                       -------------------    PAID-IN      RETAINED    ---------------------   STOCKHOLDERS'
                        SHARES     AMOUNT     CAPITAL      EARNINGS    SHARES      AMOUNT         EQUITY
                       ---------   -------   ----------   ----------   -------   -----------   -------------
BALANCES, FEBRUARY
  28, 1995...........  1,661,292   $16,613   9,531,034     9,973,909   466,464   $(3,184,183)   16,337,373
Net loss.............         --        --          --    (1,776,791)       --            --    (1,776,791)
Exercise of stock
  options, net of
  shares tendered....      3,200        32      18,368            --       638        (4,466)       13,934
                       ---------   -------   ---------    ----------   -------   -----------    ----------
BALANCES, FEBRUARY
  29, 1996...........  1,664,492    16,645   9,549,402     8,197,118   467,102    (3,188,649)   14,574,516
Net loss.............         --        --          --    (3,085,736)       --            --    (3,085,736)
Shares purchased from
  Employee Stock
  Purchase Plan......      8,269        83      56,147            --        --            --        56,230
                       ---------   -------   ---------    ----------   -------   -----------    ----------
BALANCES, FEBRUARY
  28, 1997...........  1,672,761    16,728   9,605,549     5,111,382   467,102    (3,188,649)   11,545,010
Net earnings.........         --        --          --     2,870,201        --            --     2,870,201
Exercise of stock
  options............      5,000        50      24,950            --        --            --        25,000
                       ---------   -------   ---------    ----------   -------   -----------    ----------
BALANCES, FEBRUARY
  28, 1998...........  1,677,761   $16,778   9,630,499     7,981,583   467,102   $(3,188,649)   14,440,211
                       =========   =======   =========    ==========   =======   ===========    ==========

See accompanying notes to consolidated financial statements.

                         GENERAL MICROWAVE CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
          YEARS ENDED FEBRUARY 28, 1998 AND 1997 AND FEBRUARY 29, 1996

                                               1998         1997          1996
                                            ----------    ---------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss) from continuing
     operations...........................  $1,917,390      201,730    (1,142,126)
  Adjustments to reconcile net earnings
     (loss) to net cash provided by
     continuing operations:
     Deferred income tax provision
       (benefit)..........................    (227,715)          --       152,000
     Depreciation and amortization........     756,041      809,265       883,467
     Bad debt expense (recovery)..........      18,550        1,450       (14,239)
     (Gain) loss on disposal of
       equipment..........................      (3,624)         545        (4,867)
     Minority interest in earnings (loss)
       of consolidated subsidiary.........      15,935        6,539        (6,399)
     Changes in assets and liabilities:
       Accounts receivable................    (318,546)    (141,037)      571,147
       Inventories........................      94,943      283,443       620,399
       Prepaid expenses and other current
          assets..........................     (37,020)      17,910       131,708
       Accounts payable and accrued
          liabilities.....................    (325,590)     671,793      (285,689)
       Customer advance payments..........     314,474           --            --
       Other, net.........................     (63,807)      41,776      (202,026)
                                            ----------    ---------    ----------
          Net cash provided by continuing
             operations...................   2,141,031    1,893,414       703,375
                                            ----------    ---------    ----------
Net cash provided by (used in)
  discontinued operations.................     954,279      133,851      (712,647)
                                            ----------    ---------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and
     equipment............................    (380,670)    (409,012)     (550,306)
  Proceeds from sale of fixed assets......      15,087       19,533        13,511
  Purchase of additional interest in
     subsidiary...........................          --           --      (279,000)
  Purchases of intangible assets..........      (7,611)     (17,137)      (18,480)
  Sale of short-term investments, net.....          --           --       757,909
                                            ----------    ---------    ----------
     Net cash used in investing
       activities.........................    (373,194)    (406,616)      (76,366)
                                            ----------    ---------    ----------
Net cash used in investing activities of
  discontinued operations.................          --       (2,221)      (26,272)
                                            ----------    ---------    ----------

                                               1998         1997          1996
                                            ----------    ---------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt....    (855,561)    (698,448)     (575,000)
  Proceeds from long-term debt............          --           --       404,009
  Principal payments on short-term debt...    (361,420)
  Net proceeds from short-term
     borrowings...........................          --      268,276        78,751
  Proceeds from issuance of common
     stock................................          --       56,230        13,934
  Proceeds from the exercise of stock
     options..............................      25,000           --            --
                                            ----------    ---------    ----------
     Net cash used in financing
       activities.........................  (1,191,981)    (373,942)      (78,306)
                                            ----------    ---------    ----------
Net increase (decrease) in cash...........   1,530,135    1,244,486      (190,216)
Cash at beginning of year.................   1,945,362      700,876       891,092
                                            ----------    ---------    ----------
Cash at end of year.......................  $3,475,497    1,945,362       700,876
                                            ==========    =========    ==========

See accompanying notes to consolidated financial statements.

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          YEARS ENDED FEBRUARY 28, 1998 AND 1997 AND FEBRUARY 29, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

(a) DESCRIPTION OF BUSINESS

General Microwave Corporation and its subsidiaries (the Company) are engaged primarily in the design, development, manufacture and marketing of microwave equipment and components. The Company is organized into three operating divisions in separate locations. A majority of the Company's microwave products are sold to manufacturers and users of microwave systems and equipment for applications in the defense electronics industry. The Company also sells these components and equipment for use in the industrial sector, as well as in commercial telecommunications industries. Typical applications for the Company's microwave products include electronic warfare and countermeasures; airborne and shipboard navigation and communications; radar systems; missile guidance systems; automatic test equipment; and satellite communications. On February 25, 1997, the Board of Directors of the Company adopted a plan to discontinue its fiber optics business operated by its wholly-owned subsidiary, Math Associates, Inc. On September 24, 1997, a sale of certain assets of Math Associates, Inc. was completed (note 2).

A substantial portion of the Company's revenues is derived from military sources. The Company manufactures components and instruments for a number of ongoing military programs and is currently engaged in the design and manufacture of prototypes in connection with various electronic countermeasures, electronic warfare, radar, navigation and communications programs of the United States Government and foreign governments and agencies thereof.

(b) PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of General Microwave Corporation (GMC), its wholly-owned subsidiaries, General Microwave Foreign Sales Corporation (FSC), Micro-El Patent Corporation and GMC Associates, Inc. (formerly known as Math Associates, Inc. (Math)); its indirect wholly-owned subsidiaries, General Microwave Israel Corporation (GMIC) and General Microwave Israel (1987) Ltd. (GMIL); and its majority-owned subsidiary, General Microcircuits Corporation (GMCC). All inter-company accounts and transactions have been eliminated in consolidation.

(c) REVENUE RECOGNITION

Sales are recorded as units are delivered with the cost of sales recognized on each shipment based upon an average estimated final contract unit cost, including overhead costs. Losses on contracts are recorded when known.

(d) CASH EQUIVALENTS

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. There were no cash equivalents at February 28, 1998 and 1997.

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

(e) INVENTORIES

Work-in-process inventory reflects all accumulated production costs, which are comprised of direct production costs and overhead, reduced by amounts attributable to units delivered. Work-in-process inventory is reduced to its estimated net realizable value by a charge to cost of sales in the period excess costs are identified. Raw materials and finished goods inventories are reflected at the lower of cost or market, computed on the first-in, first-out (FIFO) method.

(f) PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost. Depreciation is charged to operations over the estimated service lives of the related assets (ranging from three to twenty-five years) using the straight-line method. Assets acquired under capital lease and leasehold improvements are amortized over the life of the lease or the estimated life of the asset, whichever is less.

(g) DEBT ISSUANCE COSTS

Costs incurred in connection with the issuance of Industrial Development Revenue Bonds, amounting to $313,000, are being amortized over the life of the bonds (fifteen years) on a straight-line basis.

(h) INTANGIBLE ASSETS

Intangible assets include patents recorded at cost which are amortized on a straight-line basis over a period not to exceed seventeen years. Accumulated amortization aggregated $92,629 and $78,311 at February 28, 1998 and 1997, respectively.

The costs in excess of fair value of net assets acquired relate to the acquisition of GMCC and are amortized on a straight-line basis over fifteen years. Additionally, these costs include the cost of additional ownership of GMCC increasing from 80% to 97% (note 6), which are amortized on a straight-line basis over the remaining life of the original asset. Accumulated amortization aggregated $387,109 and $311,578 at February 28, 1998 and 1997, respectively.

(i) PENSION EXPENSE

Pension expense for eligible employees is provided under an actuarial cost method. The Company's policy is to make annual contributions to the plan in accordance with actuarially determined funding requirements.

(j) RESEARCH AND DEVELOPMENT

Company funded research and development, net of research and development grants, is charged directly to expense as incurred. Customer funded research and development is recognized in net sales while the applicable costs are charged to cost of sales.

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

(k) INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

(l) EARNINGS PER SHARE

Earnings per share is computed in accordance with the provisions of Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings per Share", which became effective for the Company as of February 28, 1998. SFAS 128 requires the presentation of basic and diluted earnings per share. As required by SFAS 128, earnings per share for all prior periods presented have been restated. Basic earnings per share is computed by dividing income available to common shareholders (which for the Company equals its recorded net income) by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, were exercised, converted into common stock or otherwise resulted in the issuance of common stock.

(m) RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The financial statements of the Company's Israeli operations, GMIC and GMIL, were prepared in accordance with generally accepted accounting principles in Israel. The differences between generally accepted accounting principles in Israel and generally accepted accounting principles in the United States as they pertain to GMIC and GMIL are not considered material to the consolidated financial statements of the Company.

(n) FOREIGN CURRENCY TRANSLATION

The financial position and the results of operations of the Company's Israeli operations are measured using the dollar as the functional currency. Gains or losses resulting from translating transactions denominated in a foreign currency were immaterial in fiscal 1998, 1997, and 1996.

(o) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on March 1, 1996. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. SFAS No. 121 did not have a material impact on the Company's financial position or results of operations in fiscal 1998 or 1997.

(p) STOCK OPTION PLAN

Prior to March 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense would be recorded on the date of grant only if and to the extent that the current market price of the underlying stock exceeded the exercise price. On March 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant.

Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

(q) USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(r) RECLASSIFICATIONS

Reclassifications are made whenever necessary to conform with the current year's presentation.

(2) DISCONTINUED OPERATIONS

Pursuant to a Board of Directors resolution on February 25, 1997, the Company adopted a plan to discontinue its electronic fiber optic systems and components business. At February 28, 1997, a provision for loss on disposal of $2,660,455 was recorded in the accompanying consolidated financial statements principally relating to the anticipated disposal of inventory and other assets, estimated losses during the phase-out period and estimated costs of liquidation. This business was operated by Math.

On September 24, 1997, a sale of certain of the assets of Math was completed, which resulted in a gain from discontinued operations as recorded in the consolidated financial statements as of February 28, 1998. This gain relates principally to the proceeds of

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

$353,855 from the sale of assets and $598,956 from the reversal of estimated costs of liquidation which will no longer be incurred as a result of the sale and provision for operating losses during the phase out period that did not materialize.

The consolidated financial statements of the Company have been reclassified to reflect the effects of the Company's decision to account for the disposal of its Math operations as discontinued operations. Accordingly, the net sales, costs and expenses, assets and liabilities, and cash flows associated with Math have been excluded from the respective captions in the accompanying consolidated balance sheets, statements of operations and statements of cash flows.

Net sales of the discontinued operations were $1,917,298, $4,735,586 and $4,908,579 for fiscal 1998, 1997 and 1996, respectively.

The following summarizes assets and liabilities of the discontinued operations which have been segregated in the accompanying consolidated balance sheets:

                                                     1998        1997
                                                   --------    ---------
Current assets -- discontinued operations:
  Cash...........................................  $  3,077      148,583
  Accounts receivable, net.......................    10,865      863,467
                                                   --------    ---------
                                                   $ 13,942    1,012,050
                                                   ========    =========
Current liabilities -- discontinued operations:
  Accounts payable...............................        --      186,084
  Accrued expenses...............................   205,363    1,009,109
                                                   --------    ---------
                                                   $205,363    1,195,193
                                                   ========    =========

Discontinued operations include management's best estimates of amounts expected to be realized on the remaining liquidation of the Math business. While these estimates are based on an analysis of the recoverability of assets and estimated expenses, actual results may differ.

(3) SUPPLEMENTAL CASH FLOW INFORMATION

Following is supplemental information relating to the consolidated statements of cash flows:

                                            1998       1997       1996
                                          --------    -------    -------
Cash paid during the year for:
  Interest..............................  $130,940    205,274    193,668
                                          ========    =======    =======
  Income taxes..........................  $ 31,416     86,253    146,161
                                          ========    =======    =======

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

(4) INVENTORIES

Inventories are comprised of the following:

                                                    1998         1997
                                                 ----------    ---------
Raw materials..................................  $2,106,835    1,802,020
     Work-in-process...........................   2,484,041    2,371,040
     Finished goods............................     421,619      568,132
                                                 ----------    ---------
                                                  5,012,495    4,741,192
Less progress billings and advanced payments...    (571,606)    (205,360)
                                                 ----------    ---------
                                                 $4,440,889    4,535,832
                                                 ==========    =========

(5)  PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment is as follows:

                                                   1998          1997
                                                ----------    ----------
Land..........................................  $1,169,299     1,169,299
Buildings and improvements....................   5,905,493     5,832,699
Test equipment................................   1,522,271     1,406,230
Machinery and equipment.......................   3,319,337     3,273,314
Furniture and office equipment................   1,709,148     1,587,777
Leasehold improvements........................     266,165       266,165
Transportation equipment......................     227,473       229,107
Tooling.......................................      90,196        86,596
Construction-in-process.......................          --        25,172
                                                ----------    ----------
                                                14,209,382    13,876,359
Less accumulated depreciation and
  amortization................................   8,494,439     7,885,367
                                                ----------    ----------
                                                $5,714,943     5,990,992
                                                ==========    ==========

Depreciation expense aggregated $645,255, $698,609 and $774,006 in fiscal 1998, 1997 and 1996, respectively. Repairs and maintenance costs are expensed as incurred and amounted to approximately $454,000, $410,000 and $362,000 in fiscal 1998, 1997, and 1996, respectively.

The Company's Israeli operations were granted "approved enterprise status" and are therefore entitled to investment grants from the Israeli government for investments in production facilities. Such approval is conditional upon meeting certain export requirements, once implementation of the investment program has been completed. Investment grants reflected as an offset against the cost of property and equipment amounted to $1,120,666 and $1,063,523 at February 28, 1998 and 1997, respectively. The conditions for receipt of grants in the amount of $713,097 were fulfilled as of February 28, 1997. Should the Company not fulfill the conditions applicable to receipt of the remaining grants, the

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

Israeli government is permitted to demand refund of the balance of $407,569, plus interest. The Company is required to invest an additional $210,000 to comply with the existing investment program. In management's opinion, the Company will fulfill the relevant conditions relating to investment grants received.

(6)  MAJORITY-OWNED SUBSIDIARY

At February 28, 1998, the Company owns 97% of GMCC's outstanding common stock (291,000 shares). Additionally, the Company owns all of the outstanding preferred stock of GMCC. The interest in the investment in GMCC outstanding common stock not owned by the Company is recorded as minority interest on the accompanying consolidated balance sheets.

(7)  INCOME TAXES

The components of income tax expense (benefit) from continuing operations are as follows:

                                           1998        1997       1996
                                         ---------    ------    --------
Current:
  Federal..............................  $   5,000        --    (346,000)
  State................................     36,800     8,000     (29,000)
  Foreign..............................     34,400    32,000       1,000
                                         ---------    ------    --------
                                            76,200    40,000    (374,000)
                                         ---------    ------    --------
Deferred:
  Federal and State....................   (227,700)       --     152,000
                                         ---------    ------    --------
                                         $(151,500)   40,000    (222,000)
                                         =========    ======    ========

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

A reconciliation of income taxes (benefit) from continuing operations computed at the Federal statutory rate to reported income taxes (benefit) is as follows:

                                 1998                1997                1996
                           -----------------    ---------------    -----------------
Tax at Federal statutory
  rate...................  $ 600,000    34.0%   $82,000    34.0%   $(463,800)  (34.0)%
Change in beginning of
  the year balance of the
  valuation allowance....   (698,000)  (39.9)   (42,000)  (17.4)     322,700    23.7
Benefit of lower tax rate
  on foreign income......    (99,000)   (5.6)   (36,000)  (14.9)          --      --
Earnings of subsidiary
  not consolidated for
  tax purposes...........         --      --         --      --       58,600     4.3
State income taxes
  (benefit), net.........     24,000     1.4      5,000     2.0     (115,000)   (8.4)
Amortization of costs in
  excess of fair value of
  net assets acquired....     26,000     1.5     26,000    10.8       25,700     1.9
Reversal of prior years'
  over provisions........         --      --         --      --      (67,000)   (4.9)
  Other, net.............     (4,500)     --      5,000     2.0       16,800     1.2
                           ---------   -----    -------   -----    ---------   -----
Income taxes (benefit)...  $(151,500)   (8.6)%  $40,000    16.5%   $(222,000)  (16.2)%
                           =========   =====    =======   =====    =========   =====

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at February 28 are presented as follows:

                                                           1998          1997
                                                        ----------    ----------
Deferred tax assets:
  Inventories, principally due to obsolescence
     reserve..........................................  $  303,000       318,484
  Net operating loss carryforwards....................     397,410        77,400
  Tax credit carryforwards............................     243,000       248,000
  Discontinued operations.............................          --     1,380,216
  Allowance for doubtful accounts receivable..........      19,700         9,867
  Warranty reserve....................................      60,442        25,135
  Other...............................................      13,531            --
                                                        ----------    ----------
     Total deferred tax assets........................   1,037,083     2,059,102
  Less valuation allowance............................    (243,000)   (1,518,555)
                                                        ----------    ----------
     Net deferred tax assets..........................  $  794,083       540,547
                                                        ==========    ==========
Deferred tax liabilities:
  Plant and equipment, principally due to differences
     in depreciation and capitalized interest.........  $ (577,621)     (547,303)
  Other...............................................     (12,374)      (16,871)
                                                        ----------    ----------
     Total deferred tax liabilities...................    (589,995)     (564,174)
                                                        ----------    ----------
     Net deferred assets (liabilities)................  $  204,088       (23,627)
                                                        ==========    ==========

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax assets and liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon projections of future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of the net deferred tax assets. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

At February 28, 1998, the Company has Federal net operating loss carryforwards of approximately $990,000, New York State net operating loss carryforwards of approximately

$578,000 and New York State tax credits of $243,000 which are available to offset future taxable income, if any. These Federal and state net operating loss carryforwards and state tax credits, which arose from both continuing and discontinued operations, are available to offset future taxable income of continuing operations. The Federal and New York State net operating loss carryforwards expire starting in fiscal 2010.

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

Earnings before provision for (benefit of) income taxes, without giving effect to inter-company eliminations, include income (losses) from foreign operations of $343,872, $515,471 and ($541,212) in fiscal 1998, 1997 and 1996, respectively.

(8) LONG-TERM DEBT

Long-term debt consists of the following:

                                                    1998         1997
                                                 ----------    ---------
Industrial Development Revenue Bonds...........  $1,200,000    1,700,000
Bank loans payable.............................     281,250      636,811
                                                 ----------    ---------
                                                  1,481,250    2,336,811
Less current installments......................     675,000      709,670
                                                 ----------    ---------
                                                 $  806,250    1,627,141
                                                 ==========    =========

Under the terms of an agreement with the Town of Babylon Industrial Development Agency and a bank, the Agency issued 1984 Variable Rate 7-Day Demand Industrial Development Revenue Bonds in the amount of $6,000,000 to provide a substantial portion of the funds for the construction and equipping of the Company's manufacturing facility in Amityville, New York. Interest is payable semi-annually at a variable rate which approximates 65% of the yield on 13-week U.S. Treasury bills. Such rate was 3.40% and 3.25% at February 28, 1998 and 1997, respectively. Under the terms of the agreement, the Company obtained an irrevocable bank letter of credit for the amount of the bonds plus certain interest. The letter of credit, which amounted to approximately $1,373,000 and $1,877,000 at February 28, 1998 and 1997, respectively, will be drawn on in the event the Town of Babylon defaults on its obligations to the bondholders. This letter of credit expires on September 15, 1998 and management is presently negotiating the letter of credit with the bank. At any time prior to maturity, the bonds are redeemable at the option of the Company at a redemption price of 100%. The bonds are due on October 1, 1999 with annual payment requirements of $600,000 in fiscal 1999 and 2000. All property, plant and equipment acquired or constructed by the Company with the proceeds of the bonds collateralize the obligation.

The aforementioned bond agreement includes certain restrictive covenants, as amended. The Company must, among other things, maintain profitable operations, a minimum ratio of current assets to current liabilities, a minimum level of tangible net worth, as defined and amended, and must not exceed a specified debt to equity ratio. The tangible net worth covenant limits the ability of the Company to pay cash dividends. As a result of such covenant there is approximately $1,652,623 of unrestricted funds available for the payment of cash dividends as of February 28, 1998. In addition, commencing April 1, 1996, the Company is required to make monthly sinking fund payments of $40,000 towards its annual bond payment. Such amount is reflected as restricted cash on the accompanying consolidated balance sheet as of February 28, 1998.

During fiscal 1992 the Company's subsidiary, GMIL, entered into a capital lease on its operating facility in the Talpiot Industrial Zone of Jerusalem, Israel at a cost of $841,875. This transaction was primarily financed with a $750,000 long-term bank loan at an interest

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES rate of LIBOR plus 1.5% (7.20% at February 28, 1997), of which $281,250 and $356,250 was outstanding at February 28, 1998 and 1997, respectively. The loan is secured by the premises, all of GMIL's assets and a guarantee by the Company of $300,000.

Required principal payments on long-term debt are summarized as follows:

1999...............................  $  675,000
2000...............................     675,000
2001...............................      75,000
2002...............................      56,250
                                     ----------
                                     $1,481,250
                                     ==========

(9) SHORT-TERM BORROWING

The Company's Israeli subsidiary has outstanding short-term borrowings with a bank aggregating $230,319 and $591,739 at interest rates of 6.05% and ranging from 6.95% to 8.40% at February 28, 1998 and 1997, respectively. The short-term borrowings were repaid in full in March 1998.

(10) EARNINGS PER SHARE

As discussed in note 1(l), the Company adopted SFAS No.128, which replaces the calculation of primary and fully diluted earnings (loss) per share with basic and diluted earnings (loss) per share. Prior periods have been restated to conform to SFAS No.128 requirements. A reconciliation between numerators and denominators of the basic and diluted earnings (loss) per share is as follows:

                                              1998          1997          1996
                                           ----------    ----------    ----------
Basic earnings (loss) per share
  computation:
  Net earnings (loss)....................  $2,870,201    (3,085,736)   (1,776,791)
  Weighted average common shares
     outstanding.........................   1,207,704     1,203,592     1,196,682
  Basic earnings (loss) per share........        2.38         (2.56)        (1.48)
                                           ==========    ==========    ==========
Diluted earnings (loss) per share
  computation:
  Net earnings (loss)....................  $2,870,201    (3,085,736)   (1,776,791)
  Weighted average common shares
     outstanding.........................   1,207,704     1,203,592     1,196,682
  Dilutive stock options.................      21,394         2,685
                                           ----------    ----------    ----------
  Diluted common shares outstanding......   1,229,098     1,206,277     1,196,682
  Diluted earnings (loss) per share......        2.34         (2.56)        (1.48)
                                           ==========    ==========    ==========

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

(11) EMPLOYEE PENSION PLAN

The Company has a noncontributory defined benefit pension plan covering all eligible employees of GMC. Pension expense is accrued in accordance with the projected unit credit actuarial cost method. Although the Company reserves the right to terminate the plan at any time, it is obligated to fund the recommended contribution as long as the plan remains in effect.

The net pension expense includes the following components:

                                         1998         1997        1996
                                       ---------    --------    --------
Service cost -- benefits earned
  during the period..................  $ 119,700     137,700     128,900
Interest cost on projected benefit
  obligation.........................    283,100     278,500     267,000
Actual return on assets..............   (828,100)   (597,900)   (506,200)
Net amortization and deferral........    535,500     360,700     288,300
                                       ---------    --------    --------
  Net pension expense................  $ 110,200     179,000     178,000
                                       =========    ========    ========

Assumptions used in the accounting for net pension expense in fiscal 1998, 1997 and 1996 were:

Weighted average discount rate..............................    7.5%
Average rate of increase in compensation levels.............    5.0
Expected long-term rate of return on assets.................    8.5
                                                                ===

The following table sets forth the funded status and the prepaid pension asset of the Company's defined benefit plan at February 28:

                                                          1998           1997
                                                       -----------    ----------
Actuarial present value of accumulated benefit
  obligation, including vested benefits of $3,458,700
  in 1998 and $3,178,100 in 1997.....................  $(3,556,500)   (3,249,700)
                                                       ===========    ==========
Projected benefit obligation for services rendered to
  date...............................................   (4,244,000)   (4,019,200)
Plan assets at fair value............................    4,362,200     3,720,100
                                                       -----------    ----------
  Funded status -- plan assets in excess of (less
     than) projected benefit obligation..............      118,200      (299,100)
Unrecognized net (gain) loss from past experience
  different from that assumed........................     (146,800)      142,600
Unrecognized prior service cost......................      170,800       240,300
Unrecognized net asset as of March 1, 1987 being
  recognized over approximately 20 years.............      (50,000)      (55,400)
                                                       -----------    ----------
Prepaid pension asset included in other assets.......  $    92,200        28,400
                                                       ===========    ==========

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

Pension plan assets consist principally of United States Government securities.

(12) STOCKHOLDERS' EQUITY

The 1990 Stock Option Plan (1990 Plan) provides for the issuance of up to 125,000 shares of common stock to key employees including officers and directors who are employees. Options under the 1990 Plan, which expires on June 26, 2000, may be either incentive stock options (ISO) or options not qualified under the Internal Revenue Code. The purchase price of common stock under each option shall be determined by the Stock Option Committee of the Board of Directors; provided, however, that the stock purchase price pursuant to an ISO may not be less than the fair market value of the common stock subject to the option on the date that the option was granted, and may in no event be less than the par value of the stock. Options granted to date under the 1990 Plan were at the fair market value at the date of grant. Options vest 25% after nine months from the date of grant and every nine months, thereafter. The 1990 Plan permits option holders to pay the option exercise price with previously owned common stock of the Company or a combination of cash and common stock. If any employee to whom an ISO is granted owns common stock amounting to more than 10% of the total voting power of all classes of stock of the Company, the option exercise price must be at least 110% of the fair market value of common stock at the time the option is granted and the option must terminate no later than five years from the date the option is granted. At February 28, 1998, 39,250 options outstanding are exercisable under the 1990 Plan.

In January 1997, the Company adjusted the exercise price of all outstanding options to $5.00 per share, the then fair market value of the stock.

A summary of stock option transactions follows:

                                                       1990 PLAN
                                             -----------------------------
                                              NUMBER
                                                OF        WEIGHTED-AVERAGE
                                              SHARES       EXERCISE PRICE
                                             ---------    ----------------
OUTSTANDING, FEBRUARY 28, 1995.............   42,950           $ 6.35
Granted....................................   16,000             6.79
Exercised..................................   (3,200)           (5.75)
Canceled...................................   (2,500)           (7.50)
                                              ------
OUTSTANDING, FEBRUARY 29, 1996.............   53,250             6.34
Granted....................................    8,000             6.77
Canceled...................................   (9,500)           (6.44)
                                              ------
OUTSTANDING, FEBRUARY 28, 1997.............   51,750             5.00
Granted....................................   22,000             6.26
Exercised..................................   (5,000)           (5.00)
Canceled...................................   (3,000)           (5.00)
                                              ------
OUTSTANDING, FEBRUARY 28, 1998.............   65,750           $ 5.42
                                              ======

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

The 1997 Non-Employee Director Stock Option Plan (1997 Plan) provides for the issuance of options to purchase 2,500 shares of common stock to each non-employee director of the Company on the date of each annual meeting of shareholders, up to an aggregate of 60,000 shares, at the fair market value of the common stock on the date of grant. 33% of the options are exercisable on the first day of the calendar year following the annual meeting of shareholders, 33% on the first day of the second year; and 34% on the first day of the third year. Generally options expire ten years after the option grant date or three months after termination of service as a director, which ever is earlier.

A summary of stock option transactions follows:

                                                           1997 PLAN
                                                 -----------------------------
                                                  NUMBER         WEIGHTED-
                                                    OF            AVERAGE
                                                  SHARES       EXERCISE PRICE
                                                 ---------    ----------------
OUTSTANDING, FEBRUARY 28, 1997.................       --           $  --
                                                  ------           -----
Granted........................................   15,000            6.97
                                                  ------           -----
OUTSTANDING, FEBRUARY 28, 1998.................   15,000           $6.97
                                                  ======           =====

The Company has an Employee Stock Purchase Plan which offers eligible employees options to purchase common stock of the Company at a purchase price of 85% of the lesser of the average market value of the common stock on the date of grant or on the exercise date. The exercise date is the last business day of the twenty-fifth month following the date of grant. Payment for the shares is made through payroll deductions over a two-year period. The maximum number of shares that may be issued under this Plan, as amended, is 140,000.

A summary of employee stock purchase transactions follows:

                                                  NUMBER         WEIGHTED-
                                                    OF            AVERAGE
                                                  SHARES       EXERCISE PRICE
                                                 ---------    ----------------
OUTSTANDING, FEBRUARY 28, 1995.................   13,283           $7.44
Canceled.......................................   (4,839)          (7.44)
                                                  ------           -----
OUTSTANDING, FEBRUARY 29, 1996.................    8,444            7.44
Exercised......................................   (8,269)          (6.80)
Granted........................................    6,049            5.74
Canceled.......................................     (175)          (6.80)
                                                  ------
OUTSTANDING, FEBRUARY 28, 1997.................    6,049            5.75
Canceled.......................................   (2,677)          (5.75)
                                                  ------
OUTSTANDING, FEBRUARY 28, 1998.................    3,372           $5.75
                                                  ======

The Company applies APB Opinion No. 25 and related interpretations in accounting for stock option plans. Accordingly, no compensation cost has been recognized. The Company's net earnings (loss) and net earnings (loss) per share would have increased to

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES the following pro forma amounts had compensation cost been recorded for the stock option and stock purchase plans based on the fair value at the grant dates for awards, as well as the January 1997 repricing of the outstanding stock options:

                                              1998          1997          1996
                                           ----------    ----------    ----------
Net earnings (loss):
  As reported............................  $2,870,201    (3,085,736)   (1,776,791)
  Pro forma..............................  $2,830,093    (3,119,570)   (1,810,625)
Basic net earnings (loss) per share:
  As reported............................  $     2.38         (2.56)        (1.48)
  Pro forma..............................  $     2.34         (2.59)        (1.51)
Diluted net earnings (loss) per share:
  As reported............................  $     2.34         (2.56)        (1.48)
  Pro forma..............................  $     2.30         (2.59)        (1.51)

The per share weighted average fair value of stock options granted during fiscal 1998, 1997 and 1996 was $3.37, $3.36 and $3.43 respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in fiscal 1998, 1997 and 1996, respectively: expected volatility of 27%, 15% and 20%; risk-free interest rates of 6.66%, 6.41% and 6.33%; expected lives of 10.0, 7.1 and 10.0 years; and no dividend yields.

Pro forma net income reflects only options granted in fiscal 1998, 1997 and 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net earnings (loss) amounts presented above because compensation cost is reflected over the options' vesting period and compensation cost for options granted prior to March 1, 1995 is not considered.

(13) FINANCIAL INSTRUMENTS

SFAS Statement No. 107, Disclosures about Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amounts at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of all financial instruments classified as a current asset or current liability are deemed to approximate fair value because of the short maturity of these instruments. In the opinion of management, the carrying value of the Company's bank loan payable (note 8) approximates fair value as the interest rate is based on the current LIBOR rate and such rate is believed to approximate the rates that would be offered to GMIL for debt of the same remaining maturities.

It is not practicable to estimate the fair value of the Company's Industrial Development Revenue Bonds of $1,200,000 and $1,700,000 as of February 28, 1998 and 1997, respectively. The fair value of such bonds would be based upon the rates an Industrial Development Agency would charge the Company to finance the construction and/or equipping of a new manufacturing facility. Such rates are not readily determinable, without incurring excessive cost. However, because the carrying value of the bonds are based upon

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES a rate that fluctuates with a U.S. Treasury rate, management is of the opinion that the difference between the carrying value and fair value would not be material.

(14) ROYALTIES

The Office of the Chief Scientist (OCS) of the Ministry of Commerce and Industry in Israel has approved grants to GMIC and GMIL for research and development projects, which resulted in the manufacturing of products for sale.

For such projects which are commercially successful, the OCS is to be paid royalties of 2% of gross annual sales, up to the amount of the grant received. In fiscal 1998, GMIC and GMIL paid royalties of $117,739 to the OCS.

The Israel -- United Bi-national Industrial Research & Development Foundation
(BIRD) approved grants for research and development projects, which resulted in the manufacturing of products for sale. The Company is required to pay royalties to BIRD up to a maximum of 150% of the grant received, from the sale of such products. In fiscal 1998, the Company paid royalties of approximately $99,000 to BIRD.

(15) BUSINESS AND CREDIT CONCENTRATIONS

The Company's operations are in a single industry segment and involve the manufacture of various types of microwave, electronic equipment and components. The majority of the Company's business is defense related and consists of direct and indirect sales to the United States Government and foreign governments or to other companies that are manufacturing products for the defense industry.

(a) FOREIGN AND DOMESTIC OPERATIONS AND EXPORT SALES

Net sales to customers by geographic area are as follows:

                                       YEAR ENDED FEBRUARY 28 OR 29,
                                  ---------------------------------------
                                     1998           1997          1996
                                  -----------    ----------    ----------
United States...................  $14,122,235    13,213,276    13,047,519
Other Western Hemisphere........      197,887        96,664        55,638
Europe..........................    2,459,366     2,719,076     2,473,485
Asia............................    4,316,637     3,675,478     1,476,305
Other...........................      221,457       356,394       374,663
                                  -----------    ----------    ----------
                                  $21,317,582    20,060,888    17,427,610
                                  ===========    ==========    ==========

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

Information concerning foreign and domestic continuing operations for fiscal 1998, 1997 and 1996 is as follows:

                                     1998           1997          1996
                                  -----------    ----------    ----------
Net sales:
  United States.................  $17,416,718    17,019,006    14,935,708
  Israel........................    6,207,651     6,671,661     3,732,718
  Transfers between geographic
     areas (eliminated in
     consolidation).............   (2,306,787)   (3,629,779)   (1,240,816)
                                  -----------    ----------    ----------
                                  $21,317,582    20,060,888    17,427,610
                                  ===========    ==========    ==========
Operating earnings (loss):
  United States.................  $ 1,401,591      (234,641)     (744,942)
  Israel........................      445,926       684,211      (435,490)
                                  -----------    ----------    ----------
                                  $ 1,847,517       449,570    (1,180,432)
Identifiable assets of
  continuing operations:
  United States.................   15,953,247    13,525,361    14,058,281
  Israel........................    4,069,963     4,788,497     3,773,171
                                  -----------    ----------    ----------
                                  $20,023,210    18,313,858    17,831,452
                                  ===========    ==========    ==========

In determining operating earnings (loss) for each geographic area, sales and purchases between areas have been accounted for on the basis of internal prices set by the Company. Identifiable assets are those tangible and intangible assets used in operations in each geographic area. Identifiable assets of the Israeli operations include trade accounts receivable from GMC of $201,476, $603,125 and $116,464 as of February 28, 1998 and 1997 and February 29, 1996, respectively.

(b) CREDIT CONCENTRATIONS

During fiscal 1998, 1997 and 1996, after giving effect to discontinued operations, one customer represented 16%, 26% and 10% of net sales, respectively, of the Company. In addition, the Company had six and five customers with individual balances in excess of 5% of accounts receivable, which aggregated approximately $2,758,000 and $2,200,000, at February 28, 1998 and 1997, respectively.

The Company grants credit to customers based upon analysis of their financial position and other factors. Consequently, an adverse change in those factors could affect the Company's estimate of its bad debts. The Company estimates an allowance for doubtful accounts based upon the creditworthiness of its customers as well as general economic conditions. As the majority of the Company's sales are made and credit is granted to the United States Government and customers in the defense industry, the Company considers the credit risks associated with its customers to be minimal.

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

(16) UNAUDITED QUARTERLY FINANCIAL INFORMATION

The following is a summary of quarterly operating results for fiscal 1998 and 1997 (in thousands, except per share amounts):

                                                               1998
                                             ----------------------------------------
                                              FIRST     SECOND      THIRD     FOURTH
                                             QUARTER    QUARTER    QUARTER    QUARTER
                                             -------    -------    -------    -------
Net sales..................................  $4,987      5,488      4,623      6,220
Gross profit...............................   1,768      1,876      1,550      2,553
Net earnings:
  Continuing operations....................     168        317        218      1,214
  Discontinued operations..................      --        953         --         --
                                             ------      -----      -----      -----
     Total.................................  $  168      1,270        218      1,214
                                             ======      =====      =====      =====
Basic net earnings per share:
  Continuing operations....................     .14        .26        .18       1.00
  Discontinued operations..................      --        .79         --         --
                                             ------      -----      -----      -----
     Total.................................  $  .14       1.05        .18       1.00
                                             ======      =====      =====      =====
Diluted net earnings per share:
  Continuing operations....................     .14        .26        .17        .98
  Discontinued operations..................      --        .78         --         --
                                             ------      -----      -----      -----
     Total.................................  $  .14       1.04        .17        .98
                                             ======      =====      =====      =====

                                                               1997
                                             ----------------------------------------
                                              FIRST     SECOND      THIRD     FOURTH
                                             QUARTER    QUARTER    QUARTER    QUARTER
                                             -------    -------    -------    -------
Net sales..................................  $4,288      4,875      4,868      6,030
Gross profit...............................   1,553      1,322      1,321      2,138
Net earnings (loss):
  Continuing operations....................      50       (254)      (191)       597
  Discontinued operations..................       5       (435)      (196)    (2,661)
                                             ------      -----      -----      -----
     Total.................................  $   55       (689)      (387)    (2,064)
                                             ======      =====      =====      =====
Basic and diluted net earnings (loss) per
  share:
  Continuing operations....................     .04       (.21)      (.16)       .50
  Discontinued operations..................     .01       (.36)      (.16)     (2.21)
                                             ------      -----      -----      -----
     Total.................................  $  .05       (.57)      (.32)     (1.71)
                                             ======      =====      =====      =====

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

Earnings per share calculations for each of the quarters are based on weighted average number of shares outstanding in each period, therefore, the sum of the quarters does not necessarily equal the years' earnings (loss) per share.

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                 AUGUST 29, 1998    FEBRUARY 28, 1998
                                                 ---------------    -----------------
                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash.........................................    $ 4,687,847         $ 3,278,574
  Restricted cash..............................             --             200,000
  Accounts receivable, net of allowance for
     doubtful accounts.........................      3,493,281           4,451,220
  Inventories..................................      5,005,991           4,440,889
  Prepaid expenses and other current assets....        228,051             287,437
  Deferred income taxes, net...................        794,083             794,083
                                                   -----------         -----------
     Total current assets......................     14,209,253          13,452,203
  Property, plant and equipment, net...........      5,820,046           5,714,943
  Debt issuance costs, net.....................         25,195              35,629
  Costs in excess of fair value of net assets
     acquired, net.............................        566,373             604,173
  Other intangible assets, net.................        130,686             137,686
  Other assets.................................         53,620              92,518
                                                   -----------         -----------
                                                   $20,805,173         $20,037,152
                                                   ===========         ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt.......    $   662,883         $   675,000
  Short-term borrowing.........................             --             230,319
  Accounts payable.............................        875,025             656,387
  Customer advance payments....................             --             314,474
  Accrued payroll and other employee
     benefits..................................        785,129             816,487
  Accrued expenses and other current
     liabilities...............................      1,285,411           1,277,789
  Income taxes payable.........................        295,104                  --
  Accrued commissions..........................        224,675             189,595
                                                   -----------         -----------
     Total current liabilities.................      4,128,227           4,160,051
                                                   -----------         -----------
Long term debt, less current installments......        796,882             806,250
Deferred income taxes..........................        589,995             589,995
Minority interest..............................         50,692              40,645

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

                                                 AUGUST 29, 1998    FEBRUARY 28, 1998
                                                 ---------------    -----------------
                                                   (UNAUDITED)
Stockholders' equity:
  Preferred stock, $.01 par value; 1,000,000
     shares authorized and unissued............             --                  --
  Common stock, $.01 par value; 5,000,000
     shares authorized; issued 1,678,011 at
     August 29, 1998 and 1,677,761 at February
     28, 1998..................................         16,780              16,778
  Additional paid-in capital...................      9,631,746           9,630,499
  Retained earnings............................      8,779,550           7,981,583
                                                   -----------         -----------
                                                    18,428,076          17,628,860
Less: treasury stock, at cost..................      3,188,699           3,188,649
                                                   -----------         -----------
                                                    15,239,377          14,440,211
                                                   -----------         -----------
                                                   $20,805,173         $20,037,152
                                                   ===========         ===========

See accompanying notes to consolidated financial statements.

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 FOR THE QUARTER ENDED        SIX MONTHS ENDED
                                                -----------------------   -------------------------
                                                AUGUST 29,   AUGUST 30,   AUGUST 29,    AUGUST 30,
                                                   1998         1997         1998          1997
                                                ----------   ----------   -----------   -----------
                                                      (UNAUDITED)                (UNAUDITED)
Net sales.....................................  $5,909,234   $5,487,800   $11,835,926   $10,474,928
Costs and expenses:
  Cost of sales...............................   3,591,368    3,611,278     7,350,478     6,830,823
  Selling.....................................     686,594      644,651     1,223,264     1,268,250
  General and administrative..................     921,369      767,545     1,844,577     1,578,918
  Research and development....................     161,400      100,430       254,681       213,831
                                                ----------   ----------   -----------   -----------
                                                 5,360,731    5,123,904    10,673,000     9,891,822
                                                ----------   ----------   -----------   -----------
Operating earnings............................     548,503      363,896     1,162,926       583,106
                                                ----------   ----------   -----------   -----------
Other expenses (income):
  Interest expense............................      13,383       28,444        30,406        71,766
  Dividend and interest income................     (45,169)     (23,914)      (94,738)      (46,152)
  Other.......................................      22,645       11,796        39,291        24,135
                                                ----------   ----------   -----------   -----------
                                                    (9,141)      16,326       (25,041)       49,749
                                                ----------   ----------   -----------   -----------
Earnings from continuing operations before
  provision for income taxes..................     557,644      347,570     1,187,967       533,357
Provision for income taxes....................     200,000       30,000       390,000        48,000
                                                ----------   ----------   -----------   -----------
Net earnings from continuing operations.......     357,644   $  317,570   $   797,967   $   485,357
Discontinued operations:
Gain on sales of assets of Math Associates,
  Inc. .......................................          --      952,811            --       952,811
                                                ----------   ----------   -----------   -----------
Net earnings..................................  $  357,644   $1,270,381   $   797,967   $ 1,438,168
                                                ==========   ==========   ===========   ===========
Basic net earnings per share:
  From continuing operations..................  $     0.30   $     0.26   $      0.66   $      0.40
  From discontinued operations................          --         0.79            --          0.79
                                                ----------   ----------   -----------   -----------
Basic net earnings per share..................        0.30   $     1.05   $      0.66   $      1.19
                                                ==========   ==========   ===========   ===========
Diluted net earnings per share:
  From continuing operations..................        0.28   $     0.26   $      0.64   $      0.40
  From discontinued operations................          --         0.78            --          0.78
                                                ----------   ----------   -----------   -----------
Diluted net earnings per share................  $     0.28   $     1.04   $      0.64   $      1.18
                                                ==========   ==========   ===========   ===========
Weighted average number of common shares
  outstanding-Basic...........................   1,210,904    1,205,893     1,210,787     1,205,776
Weighted average number of common shares
  outstanding-Diluted.........................   1,258,480    1,228,224     1,247,389     1,216,942

See accompanying notes to consolidated financial statements.

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            FOR THE SIX MONTHS
                                                                   ENDED
                                                          -----------------------
                                                          AUGUST 29,   AUGUST 30,
                                                             1998         1997
                                                          ----------   ----------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings from continuing operations...............  $  797,967   $  485,357
  Adjustments to reconcile net earnings to net cash
     provided by operating activities:
     Depreciation and amortization......................     385,679      413,635
     Gain on disposal of equipment......................          --        1,394
     Minority interest in earnings of consolidated
       subsidiary.......................................      10,047        6,864
     Changes in assets and liabilities:
       Accounts receivable, net.........................     947,074      147,965
       Inventories......................................    (565,102)     211,535
       Prepaid expenses and other current assets........      59,386       (5,737)
       Accounts payable and accrued liabilities.........     604,436     (331,596)
       Customer advance payments........................    (314,474)          --
       Other, net.......................................      38,898       27,761
                                                          ----------   ----------
          Net cash provided by operating activities.....   1,963,911      957,178
                                                          ----------   ----------
Net cash provided by (used in) discontinued
  operations............................................     (65,408)     278,291
                                                          ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant & equipment...............    (435,549)    (230,082)
  Purchase of intangible assets.........................          --       (3,723)
                                                          ----------   ----------
     Net cash used in investing activities..............    (435,549)    (233,805)
                                                          ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net payments on long-term debt........................     (21,485)    (318,061)
  Net payments on short-term borrowings.................    (230,319)    (451,871)
  Purchase of treasury stock............................         (50)          --
  Proceeds from exercise of stock options...............       1,250        1,250
                                                          ----------   ----------
     Net cash used in financing activities..............    (250,604)    (768,682)
                                                          ----------   ----------
Net increase in cash....................................   1,212,350      232,982
Cash at beginning of the period.........................   3,475,497    1,945,362
                                                          ----------   ----------
Cash at end of the period...............................  $4,687,847   $2,178,344
                                                          ==========   ==========

                                                            FOR THE SIX MONTHS
                                                                   ENDED
                                                          -----------------------
                                                          AUGUST 29,   AUGUST 30,
                                                             1998         1997
                                                          ----------   ----------
                                                                (UNAUDITED)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
  Interest..............................................      30,889       75,982
  Income Taxes..........................................     149,008       16,547

See accompanying notes to consolidated financial statements.

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                AUGUST 29, 1998
                                  (UNAUDITED)

NOTE 1: The consolidated financial statements include the accounts of General Microwave Corporation (GMC), its wholly-owned subsidiaries, General Microwave
           Foreign Sales Corporation (FSC), Micro-El Patent Corporation and GMC Associates, Inc. (formerly known as Math Associates, Inc. (Math)); its indirect wholly-owned subsidiaries, General Microwave Israel Corporation (GMIC) and General Microwave Israel (1987) Ltd. (GMIL); and its majority-owned subsidiary General Microcircuits Corporation
           (GMCC). All intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2: The accompanying consolidated financial statements have not been audited, but in the opinion of management, have been prepared in conformity with generally accepted accounting principles applying certain judgements and estimates which include all adjustments (consisting only of normal recurring adjustments) considered necessary to present fairly such information. Operating results for any interim period are not necessarily indicative of the results for an entire year.

NOTE 3:    Cash Equivalents

            For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. There were no cash equivalents at August 29, 1998 and February 28, 1998.

NOTE 4:    Inventories on hand at:

                                              AUGUST 29,         FEBRUARY 28,
                                                 1998                1998
                                            ---------------    ----------------
Raw materials.............................    $2,339,836          $2,106,835
Work in process...........................     2,352,500           2,484,041
Finished goods............................       527,725             421,619
                                              ----------          ----------
                                               5,220,061           5,012,495
Less progress billings and customer
  advances................................      (214,070)           (571,606)
                                              ----------          ----------
                                              $5,005,991          $4,440,889
                                              ==========          ==========

           Inventories are valued at the lower of cost or market on a first-in, first-out basis.

NOTE 5: Accumulated depreciation and amortization of property, plant and equipment was $8,824,884 at August 29, 1998 and $8,494,439 at
           February 28, 1998.

NOTE 6: Reclassifications are made whenever necessary to conform with the current year's presentation. The remaining current assets and liabilities relating to the discontinued operations were deemed to be immaterial and are no longer separately presented on the accompanying consolidated balance sheets.

NOTE 7: On June 23, 1998 the Stockholders approved an amendment to the Company's 1990 Stock Option Plan increasing the number of shares of the Company's common stock that may be issued pursuant to the plan by 50,000 to 175,000 shares.

                 GENERAL MICROWAVE CORPORATION AND SUBSIDIARIES

NOTE 8: On August 21, 1998, GMC entered into an agreement and plan of merger dated as of August 21, 1998 that contemplates the merger of GMC into a wholly-owned subsidiary of Herley Industries, Inc. of Lancaster, Pennsylvania for $18.00 per outstanding share of stock of GMC in cash and a three year warrant to purchase one share of common stock of Herley Industries, Inc. exercisable at $14.40 per share through January 11, 1999, and thereafter at $15.60 per share until expiration. Thirty percent of General Microwave Corporation's shareholders have signed irrevocable proxies agreeing to the merger of the two companies. The transaction is subject to the approval of the stockholders of GMC and customary closing conditions.

                    ANNEX A  -- AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF AUGUST 21, 1998

                                     AMONG

                            GENERAL MICROWAVE CORP.

                  ELEVEN GENERAL MICROWAVE CORP. SHAREHOLDERS

                          GMC ACQUISITION CORPORATION

                                      AND

                            HERLEY INDUSTRIES, INC.

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE I. PRINCIPAL TERMS OF MERGER........................................   A-1
   Section 1.1  Surviving Corporation.......................................   A-1
   Section 1.2  Closing.....................................................   A-1
   Section 1.3  Effective Time..............................................   A-2
   Section 1.4  Certificate of Incorporation................................   A-2
   Section 1.5  Meetings of Herley and GMC Shareholders.....................   A-2
ARTICLE II. STATUS AND CONVERSION OF SECURITIES.............................   A-2
   Section 2.1  Status and Conversion of GMC Shares.........................   A-2
   Section 2.2  GMC Stock Options and Warrants..............................   A-3
   Section 2.3  Acquisition to Make Cash and Warrants Available.............   A-3
ARTICLE III. CERTAIN EFFECTS OF MERGER......................................   A-4
   Section 3.1  Effect of Merger............................................   A-4
   Section 3.2  Further Assurances..........................................   A-4
ARTICLE IV. REPRESENTATIONS AND WARRANTIES..................................   A-5
   Section 4.1  Representations and Warranties by GMC.......................   A-5
        4.1(a)  Organization of GMC.........................................   A-5
        4.1(b)  Authority of GMC............................................   A-5
        4.1(c)  Capitalization..............................................   A-6
        4.1(d)  Consents, etc...............................................   A-6
        4.1(e)  Financial Statements........................................   A-6
        4.1(f)  Absence of Certain Changes or Events........................   A-7
        4.1(g)  Governmental Authorization and Compliance with Laws.........   A-7
        4.1(h)  Tax Matters.................................................   A-7
        4.1(i)  Title to Properties; Absence of Liens and Encumbrances,
                etc.........................................................   A-8
        4.1(j)  Contracts, etc..............................................   A-9
        4.1(k)  Litigation..................................................   A-9
        4.1(l)  Patents, Copyrights, Trademarks, etc........................   A-9
        4.1(m)  Employee Benefit Plans......................................   A-9
        4.1(n)  Finder's Fee................................................  A-11
        4.1(o)  No Failure to Disclose......................................  A-11
        4.1(p)  Proxy Statement.............................................  A-11
        4.1(q)  Insider Interests...........................................  A-11
        4.1(r)  Labor Controversies.........................................  A-11
        4.1(s)  Use of Real Property........................................  A-12
        4.1(t)  Accounts Receivable.........................................  A-12
        4.1(u)  Compliance with Environmental Laws..........................  A-12

                                                                              PAGE
                                                                              ----
   Section 4.2  Representations and Warranties by Acquisition and Herley....  A-13
        4.2(a)  Organization of Acquisition and Herley......................  A-13
        4.2(b)  Authority of Acquisition and Herley.........................  A-13
        4.2(c)  Consents, etc...............................................  A-14
        4.2(d)  Finder's Fee................................................  A-14
        4.2(e)  Registration Statement, Proxy Statement.....................  A-14
        4.2(f)  Reports.....................................................  A-14
        4.2(g)  Capitalization..............................................  A-15
        4.2(h)  Validity....................................................  A-15
ARTICLE V. COVENANTS AND AGREEMENTS.........................................  A-15
   Section 5.1  Covenants and Agreements of GMC.............................  A-15
        5.1(a)  Registration Statement......................................  A-15
        5.1(b)  Proxy Statement.............................................  A-15
        5.1(c)  Submission to Shareholders..................................  A-15
        5.1(d)  Conduct of Business.........................................  A-15
        5.1(e)  Stock Options...............................................  A-17
        5.1(f)  No Other Negotiations.......................................  A-17
        5.1(g)  Financial Statements........................................  A-17
        5.1(h)  Certification of Shareholder Vote...........................  A-17
        5.1(i)  Completion and Delivery of Schedule.........................  A-17
   Section 5.2  Other Covenants and Agreements..............................  A-17
        5.2(a)  Cooperation of Acquisition and GMC..........................  A-18
        5.2(b)  Efforts to Consummate Transactions..........................  A-18
        5.2(c)  Vote by the Participating Shareholders......................  A-18
        5.2(d)  Other Agreements............................................  A-18
        5.2(e)  Covenant of Herley..........................................  A-18
        5.2(f)  Permits, Orders and Consents................................  A-18
        5.2(g)  Officers and Directors Insurance and Indemnification........  A-18
        5.2(h)  Exchange Act Filings........................................  A-18
ARTICLE VI. CONDITIONS......................................................  A-19
   Section 6.1  Mutual Conditions...........................................  A-19
        6.1(a)  Registration Statement......................................  A-19
        6.1(b)  Shareholder Approval........................................  A-19
        6.1(c)  Absence of Restraint........................................  A-19
        6.1(d)  Blue Sky Compliance.........................................  A-19
        6.1(e)  Filings and Approvals.......................................  A-19
   Section 6.2  Conditions to Obligations of Acquisition....................  A-19
        6.2(a)  Compliance with Representations, Warranties, Covenants and
                Agreements..................................................  A-19
        6.2(b)  Opinion of Counsel..........................................  A-20
        6.2(c)  Dissenting Shareholders.....................................  A-21

                                                                              PAGE
                                                                              ----
        6.2(d)  Options.....................................................  A-21
        6.2(e)  No Material Adverse Change..................................  A-21
        6.2(f)  Other Agreements............................................  A-21
        6.2(g)  Cutoff Date.................................................  A-21
        6.2(h)  Fairness Opinion............................................  A-21
        6.2(i)  Due Diligence...............................................  A-21
   Section 6.3  Conditions to Obligations of GMC............................  A-22
        6.3(a)  Compliance with Representations, Warranties, Covenants and
                Agreements..................................................  A-22
        6.3(b)  Opinion of Counsel..........................................  A-22
        6.3(c)  Adequacy of Funds...........................................  A-23
ARTICLE VII. TERMINATION....................................................  A-23
   Section 7.1  Termination.................................................  A-23
   Section 7.2  Effect of Termination.......................................  A-23
ARTICLE VIII. MISCELLANEOUS.................................................  A-23
   Section 8.1  Extension of Time; Waivers..................................  A-23
        8.1(a)  By Acquisition..............................................  A-23
        8.1(b)  By GMC......................................................  A-24
   Section 8.2  Costs and Expenses..........................................  A-24
   Section 8.3  Amendments..................................................  A-24
   Section 8.4  Assignability...............................................  A-24
   Section 8.5  Reliance by Counsel.........................................  A-24
   Section 8.6  Notices.....................................................  A-24
   Section 8.7  Entire Agreement; Law Governing.............................  A-25
   Section 8.8  Publicity and Disclosures...................................  A-25
   Section 8.9  Headings....................................................  A-25
  Section 8.10  Survival....................................................  A-25
  Section 8.11  Counterparts................................................  A-25
  Section 8.12  Zissu Proxy.................................................  A-25

                                                                        AGREEMENT
                                                                         PAGE AND
                                                                         SECTION
EXHIBIT                          DESCRIPTION                            REFERENCE
-------                          -----------                           ------------
A        List of Participating Shareholders..........................  1
B        Certificate of Incorporation of Surviving Corporation.......  2 [sec.1.4]
C        Form of Warrant.............................................  3 [sec.2.1]
D        Form of Irrevocable Proxy...................................  20 [sec.5.2(c)]
E        Form of Consulting Agreement................................  20 [sec.5.2(d)]
F        Form of Employment Agreement................................  20 [sec.5.2(d)]
Part A   Qualifications to do business...............................   5 [sec.4.1(a)
Part B   Violation of Agreements, Etc................................   6 [sec.4.1(b)
Part E   Undisclosed Liabilities.....................................   7 [sec.4.1(e)
Part F   Certain Changes or Events...................................   7 [sec.4.1(f)
Part G   Permits, Licenses, Etc......................................   8 [sec.4.1(g)
Part I   Title Exceptions............................................   9 [sec.4.1(i)
Part J   Contracts...................................................  10 [sec.4.1(j)]
Part K   Pending Litigation..........................................  10 [sec.4.1(k)]
Part KK  Threatened Litigation.......................................  10 [sec.4.1(k)]
Part L   Patents, Copyrights, Trademarks, Etc........................  10 [sec.4.1(l)]
Part M   Employee Benefit Plans......................................  10 [sec.4.1(m)]
Part Q   Insider Interests...........................................  12 [sec.4.1(q)]
Part R   Labor Controversies.........................................  12 [sec.4.1(r)]
Part T   Accounts Receivable Matters.................................  13 [sec.4.1(t)]
Part V   Environmental Matters.......................................  14 [sec.4.1(u)]

                          AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (herein "this Agreement") dated as of August 21, 1998 by and among General Microwave Corp., a New York corporation ("GMC"), eleven GMC shareholders identified on Exhibit "A" hereto (the "Participating Shareholders"), GMC Acquisition Corporation, a New York corporation ("Acquisition") and Herley Industries, Inc. ("Herley"), a Delaware Corporation.

                              W I T N E S S E T H:

WHEREAS, Acquisition (which is a wholly-owned subsidiary of Herley) desires to merge with GMC and be the surviving corporation after such merger and GMC and the Participating Shareholders (being among the principal shareholders of GMC) also desire that Acquisition merge with GMC upon the terms and conditions set forth herein and in accordance with the Business Corporation Law of the State of New York (the "BCL"), and that the outstanding shares of Common Stock, par value $.01 per share, of GMC (referred to collectively as the "GMC Shares" and individually as a "GMC Share") be converted upon such merger (the "Merger") into the right to receive a warrant to purchase Herley Common Stock and cash in the amount set forth in Section 2.1 hereof (Acquisition and GMC sometimes being hereinafter referred to as the "Constituent Corporations" and Acquisition, following the effectiveness of the Merger, as the "Surviving Corporation"); and

WHEREAS, the respective Boards of Directors of Acquisition and GMC have approved this Agreement and the Merger;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto agree as follows:

                                   ARTICLE I

                           PRINCIPAL TERMS OF MERGER

1.1 Surviving Corporation. At the Effective Time (as defined in Section 1.3 hereof), GMC shall be merged with and into Acquisition upon the terms and conditions hereinafter set forth as permitted by and in accordance with the BCL. At the Effective Time, the identity and separate existence of GMC shall cease, and Acquisition shall succeed to all rights, privileges, powers, franchises, properties, assets, debts, liabilities and obligations of GMC in accordance with BCL.

1.2 Closing. (a) Subject to the provisions of Article VI hereof, the closing of the transactions provided for in this Agreement (the "Closing") shall take place in the offices of Blau, Kramer, Wactlar & Lieberman, P.C., or such other place as the parties may agree, as soon as practicable (and in any event not later than three business days) following the meeting of the shareholders of GMC referred to in Section 1.5 hereof, subject to adjournment in the event a condition set forth in Article VI hereof shall not have been fulfilled at such time notwithstanding the best efforts of the parties hereto, and shall not have been waived, in which event the Closing shall take place as soon as practicable (and in any event not later than three business days) following the satisfaction or waiver of all of such conditions, or at such other time and place or on such other date

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

as GMC and Acquisition may mutually agree upon (the date and time of such Closing being herein referred to as the "Closing Date").

(b) Subject to the provisions of Article VI hereof, the Surviving Corporation shall execute a certificate of merger (the "Certificate of Merger") and cause such Certificate to be filed with the New York Secretary of State (the "Secretary") and recorded in accordance with the applicable provisions of
Section 904 of the BCL.

1.3 Effective Time. The Merger shall become effective when the Certificate of Merger is filed by the Secretary in accordance with the applicable provisions of the BCL (or at such later time specified as the effective time in the Certificate of Merger), which Certificate shall be submitted for filing as soon as practicable after all of the conditions set forth in Article VI are fulfilled or waived, provided that this Agreement has not been previously terminated pursuant to Section 7.1 hereof. The date and time when the Merger shall become effective are herein referred to as the "Effective Time."

1.4 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation from and after the Effective Time shall be as set forth in Exhibit B to this Agreement, until thereafter further amended as provided by law.

1.5 Meetings of Herley and GMC Shareholders. Herley and GMC shall take all action necessary in accordance with their appropriate state law and their respective Certificates of Incorporation and By-laws and the Securities Exchange Act of 1934 and the rules and regulations of the applicable exchange to each hold a meeting of its shareholders as soon as reasonably possible to consider and vote upon the adoption of this Agreement and the authorization of the Merger. In no event shall such meeting be held earlier than 20 business days following the date on which proxy or information statements (the "Proxy Statements") are sent to the stockholders of Herley and GMC.

                                   ARTICLE II

                      STATUS AND CONVERSION OF SECURITIES

2.1 Status and Conversion of GMC shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(a) Any GMC Shares held by GMC as treasury shares shall be cancelled and retired.

(b) Each then outstanding GMC Share remaining (other than GMC Shares to be cancelled in accordance with Section 2.1(a) hereof and other than GMC Shares held by shareholders of GMC who properly exercise dissenters' rights available under the BCL ("Dissenting Shares")) shall be converted into the right to receive $18.00 in cash, without interest and a warrant to receive one share of Herley's Common Stock, $.10 par value, in accordance with the terms and conditions contained in the form of warrant attached hereto as Exhibit C, which warrant shall lapse, if not earlier exercised, three (3) years from the date of issuance.

(c) If, between the date of this Agreement and the Effective Time, the outstanding GMC Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the merger price per share set forth in Section 2.1(b) hereof shall be correspondingly adjusted. GMC covenants and agrees not to take any action referred to in the preceding sentence.

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

(d) Each Dissenting Share as to which a written objection to the Merger is filed in accordance with Section 623 of the BCL at or prior to the vote of GMC shareholders on the Merger taken at the meeting of such shareholders referred to in Section 1.7 hereof and not withdrawn at or prior to the time of such vote and which is not voted in favor of the Merger shall not be converted into a right to receive cash and warrants hereunder unless and until the holder shall have effectively withdrawn or lost his right to payment for his GMC Shares under such Section 623, at which time his GMC Shares shall be converted into a right to receive cash and warrants in accordance with Section 2.1(b).

2.2 GMC Stock Options and Warrants. All outstanding options or warrants or other rights (referred to collectively as the "Options" and individually as an "Option") to purchase GMC Shares shall, whether or not exercisable or vested, become fully exercisable and vested, and each holder of an Option shall be entitled to receive from Acquisition, at the Effective Time, for each Share of GMC subject to an Option, an amount in cash in cancellation of such Option equal to $18.00 less the per share exercise price of such Option, as such amount shall be reduced by any amount required for withholding in accordance with applicable federal and state tax laws and a warrant to receive one share of Herley's Common Stock in the form of Exhibit D hereto. GMC's Board of Directors will adopt resolutions terminating GMC's 1990 Stock Option Plan, 1997 Non-Employee Directors Stock Option Plan and Employee Stock Purchase Plan (the "Option Plans") effective as of the Effective Date.

2.3 Acquisition to Make Cash and Warrants Available. At or before the Effective Time, Acquisition shall make available to American Stock Transfer & Trust Company, or such other entity as Acquisition shall designate to act as paying agent (the "Paying Agent"), such funds (the "Payment Fund") as are required for the conversion of GMC Shares and Options into the right to receive cash pursuant to Section 2.1 hereof and Herley shall deliver to the Paying Agent a global warrant with respect to such number of shares of its Common Stock as would be delivered if all of GMC's Shares and Options were converted pursuant thereto. The Payment Fund may be invested from time to time by the Paying Agent, as directed by the Surviving Corporation, in (i) obligations of or guaranteed by the United States of America or any State, (ii) commercial paper rated A-1 or A-2, and/or (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company that has capital, surplus and undivided profits of at least $50,000,000, and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation.

Prior to the Effective Time, GMC shall furnish to the Paying Agent a list certified by an officer of GMC setting forth the names and addresses of all persons entitled to receive funds and warrants with respect to Options under
Section 2.2 hereof, the number of Options held by each person and the exercise prices thereof.

Promptly after the Effective Time, the Paying Agent shall mail to each record holder of GMC Shares a form of letter of transmittal and instructions for use in surrendering certificates representing such shares and receiving payment therefor.

Each holder of GMC Shares or Options to be converted into the right to receive consideration pursuant to this Article II shall be entitled to receive, upon surrender to the Paying Agent of one or more certificates for such GMC Shares for cancellation or the delivery of such documents of cancellation as may be prescribed with respect to Options, a bank check made payable to such holder for the amount of cash, without interest, into which the GMC Shares previously represented by such certificates or Options are convertible (under Sections 2.1 or 2.2, as the case may be) in the Merger and shall deliver to the transfer agent for Herley's Common Stock such documentation as shall be required to cause such transfer agent to deliver to such holder the warrants with respect to the GMC Shares or Options. If a check and/or warrant is to be sent to a person other than the person in whose name the certificates for the GMC Shares surrendered for conversion are registered, it shall be a condition of payment that the certificates so surrendered shall be properly endorsed and the signatures thereon properly guaranteed and otherwise in proper form for transfer and that the person requesting such payment shall pay to the Surviving Corporation any transfer or other taxes required by reason of the delivery of such check and related warrant to a person other than the registered holder of the certificates surrendered, or shall establish to the satisfaction of the Surviving Corporation that such taxes have been paid or are not applicable. Until so presented and surrendered in exchange, each certificate representing GMC Shares held by GMC shareholders (other than Dissenting Shares) shall be deemed for all purposes to evidence only the right to receive the cash and warrants to which such GMC Shares are entitled in accordance with Section
2.1 hereof.

Any portion of the Payment Fund not paid to holders of GMC Shares or Option holders pursuant to this Agreement within twelve months after the Effective Time shall be paid over by the Paying Agent to the Surviving Corporation together with a list of holders of GMC Shares who have not yet surrendered certificates for GMC Shares to the Paying Agent and such holders of GMC Shares shall thereafter look only to the Surviving Corporation for payment, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors under applicable law. Notwithstanding the foregoing, neither the Paying Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of GMC Shares for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III

                           CERTAIN EFFECTS OF MERGER

3.1 Effect of Merger. At and after the Effective Time, the separate existence of GMC shall cease, the GMC Shares shall cease to exist (except as evidence of the right of the holder thereof to receive cash and warrants therefor in accordance with the terms hereof), subject to the rights of holders of Dissenting Shares referred to in Section 2.1(b) hereof, and all rights, privileges, powers and franchises, and all property, tangible and intangible, of Acquisition and of GMC shall transfer to, vest in and devolve on the Surviving Corporation without further act or deed. Confirmatory deeds, assignments, or similar instruments to evidence such transfer may be executed and delivered at any time in the name of GMC or Acquisition by GMC's last acting officers or by the appropriate officers of the Surviving Corporation. The Surviving Corporation shall be liable for all of the debts and obligations of Acquisition and GMC. Any existing claim, action or proceeding pending by or against Acquisition or GMC may be prosecuted to judgment as if the Merger had not taken place or, on motion of the Surviving Corporation, the Surviving Corporation may be substituted as a party, and any judgment against Acquisition or GMC shall constitute a lien on the property of the Surviving Corporation. The Merger shall not impair the rights of creditors or any liens on the property of either of the Constituent Corporations.

3.2 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Constituent Corporations agree that the Surviving Corporation and its proper officers and directors shall and will execute and deliver all such property, deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Constituent Corporations and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take any and all such action.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties by GMC. GMC represents and warrants to, and agrees with, Acquisition and Herley, subject to the exceptions set forth in the disclosure schedule (the "Schedule") attached hereto, as follows:

(a) Organization of GMC. GMC is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York with full corporate power and authority to own its properties and to conduct its business as now conducted. GMC is duly qualified to do business as a foreign corporation in good standing in all jurisdictions where the nature of its assets or business requires such qualification and such jurisdictions are listed in Part A of the Schedule except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, properties, assets, results of operations or condition (financial or otherwise) of GMC. GMC owns, directly or indirectly, all of the outstanding capital stock of General Microwave Foreign Sales Corporation, GMC Associates, Inc., Micro-EL Patent Corporation, General Microwave Israel (1987) Ltd. and General Microwave Israel Corp. and 97% of the outstanding Common Stock and all of the outstanding preferred stock of General Microcircuits Corporation (collectively the "Subsidiaries"). GMC does not own, directly or indirectly, shares of capital stock in any corporation other than the Subsidiaries. The Subsidiaries are duly incorporated and validly existing as corporations in good standing under the laws of the jurisdiction of their respective organization with full corporate power and authority to own their properties and to conduct their businesses as now conducted. The Subsidiaries are duly qualified to do business as a foreign corporation in good standing in all jurisdictions where the nature of their assets or business requires such qualification and such jurisdictions are listed in Part A of the Schedule except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, properties, assets, results of operations or condition (financial or otherwise) of any such Subsidiary. The Certificate of Incorporation and the By-laws of GMC and of each of the Subsidiaries, heretofore delivered by GMC to Acquisition, are complete and correct and contain all amendments thereto.

(b) Authority of GMC. GMC has the corporate power to enter into this Agreement and, subject to the approval of the Merger by its shareholders, to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of GMC and the Board of Directors of GMC has recommended that holders of GMC Shares adopt this Agreement and approve the Merger; except for the adoption of this Agreement and approval of the Merger by its shareholders, no other corporate acts or proceedings on the part of GMC are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. Subject to the approval of the Merger by its shareholders, this Agreement constitutes the valid and legally binding obligation of GMC enforceable against GMC in accordance with its terms. Except as set forth in Part B of the Schedule, the execution and delivery of this Agreement by GMC does not, and the consummation of the transactions contemplated hereby will not, violate or constitute a default under (i) any provision of the Certificate of Incorporation or By-laws of GMC, (ii) any provision of (or result in acceleration of any obligation under) any mortgage, note, lien, lease, agreement, instrument, arbitration award, judgment or decree to which GMC or any of the Subsidiaries is a party or by which GMC or any of the Subsidiaries is bound or to which any property of GMC or any of the Subsidiaries is subject or (iii) any laws of the United States or any state or jurisdiction in which GMC or any of the Subsidiaries conducts business.

(c) Capitalization. The authorized capital stock of GMC consists of 5,000,000 shares of Common Stock. As of the date hereof, 1,678,011shares of Common Stock of GMC are validly issued and outstanding, fully paid and nonassessable, and 476,108 GMC Shares are held in the treasury of GMC. As of the date hereof, 88,000 GMC shares are subject to outstanding Options under the 1990 Stock Option Plan and 30,000 GMC Shares are reserved under the 1997 Non-Employee Director Stock Option Plan for issuance pursuant to options heretofore granted thereunder and 3,372 Shares are reserved for issuance pursuant to the Employee Stock Purchase Plan. As of the date hereof, GMC has no commitments to issue or sell any Shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from GMC any shares of capital stock of GMC and no securities or obligations evidencing any such rights are outstanding, except pursuant to the outstanding options and warrants described above.

(d) Consents, etc. No consent, authorization, order or approval of, or filing or recording with, any governmental commission, board or other regulatory body is required for or in connection with the execution and delivery of this Agreement by GMC and the consummation by GMC of the transactions contemplated hereby, except for (i) the filing of a Form S-4 Registration Statement (the "Registration Statement") with respect to the warrants and shares of Herley Common Stock underlying the warrants with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing of the Certificate of Merger with the Secretary, (iii) the filing of a joint proxy statement (the "Proxy Statement") with Herley with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of a Current Report on Form 8-K with the SEC, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vi) such filings as may be required to be made with respect to the transfer of title to real property owned by GMC.

(e) Financial Statements. GMC has previously furnished Acquisition with a true and complete copy of the audited consolidated balance sheet of GMC as of February 28, 1997 and 1998 and the related audited statements of consolidated income and retained earnings and of consolidated changes in financial position for the fiscal years then ended including the notes thereto, all reported on by KPMG Peat Marwick LLP, independent certified public accountants, and the unaudited consolidated balance sheet of GMC as of May 30, 1998 and the related unaudited statements of consolidated income and retained earnings and of consolidated changes in financial position for the three months then ended (collectively the "GMC Financial Statements"). The GMC Financial Statements present fairly the consolidated revenues of GMC and its subsidiaries for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis.

      GMC and the Subsidiaries have no material liabilities, contingent or otherwise, (including liabilities for taxes) other than (i) liabilities which will be shown or reflected in the unaudited financial statements referred to in Section 5.1(e) hereof (the "August Financials"), (ii) liabilities incurred in the ordinary course of business since February 28, 1998, and (iii) those liabilities described in part E of the Schedule.

(f) Absence of Certain Changes or Events. Except as set forth in part F of the Schedule, since February 28, 1998, there has not been any material adverse change in the financial condition, properties, business or results of operations of GMC and the Subsidiaries and since May 30, 1998 there has not been (i) any change in the authorized, issued or outstanding capital stock or material change in the funded debt of GMC and the Subsidiaries on a consolidated basis, other than changes in the outstanding capital stock due to exercise of options under the Option Plans and outstanding warrants and other than changes due to payments in a accordance with the terms of such debt; (ii) any declaration, setting aside or payment of any dividend on, or distribution in respect of, any shares of the capital stock of GMC or the acquisition for value by GMC or any of the Subsidiaries of any shares of capital stock of GMC; or (iii) any grant by GMC of any warrant, option or right to acquire any GMC Shares or other securities whatsoever. Neither GMC nor the Subsidiaries is currently in default on any installment or installments on indebtedness for borrowed money, or on any rental on any long-term lease.

(g) Governmental Authorization and Compliance with Laws. The businesses of GMC and the Subsidiaries have been operated in compliance in all material respects with all laws, ordinances, regulations and orders of all governmental entities. GMC and the Subsidiaries have all material permits, certificates, licenses, approvals and other authorizations required in connection with the operation of their businesses, a complete list of which are set forth in Part G of the Schedule.

(h)   Tax Matters.

      (A) Except as disclosed in Part E of the Schedule: The amounts shown as tax liabilities on the consolidated balance sheet of GMC as of May 30, 1998 included in the GMC Financial Statements will be sufficient for the payment of all federal, state, county, local and foreign Taxes (as hereinafter defined) of GMC and the Subsidiaries, whether or not disputed, which were properly accruable at that date. There are no agreements by GMC or any of the Subsidiaries for the extension of the time for assessment of any Taxes. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority is now asserting, or to the knowledge of GMC threatening to assert, against GMC or any of the Subsidiaries any claim for additional Taxes, nor to GMC's knowledge is the IRS or any other taxing authority auditing any tax return filed by GMC or any of the Subsidiaries.

      (B) Each of GMC and the Subsidiaries has timely filed (and until the Closing will timely file) all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes;

      (C) As of the time of filing, such Returns were (and, as to Returns not filed as of the date hereof, will be) true, complete and correct in all material respects;

      (D) GMC and the Subsidiaries have timely paid or provided for (and until the Closing will timely pay or in good faith contest) all Taxes that are due and payable;

      (E) GMC and the Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws;

      (F)   None of GMC or the Subsidiaries has filed a consent pursuant to
            Section 341(f) of the Internal Revenue Code of 1986 (the "Code") or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by GMC or any of the Subsidiaries;

      (G) No property used by GMC or the Subsidiaries is property that GMC or any such Subsidiary is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as it existed prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168 (h) or the Code; and

      (H) None of GMC or the Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of voluntary change in accounting method initiated by GMC, or for any other reason, nor does GMC have any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

            For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any tax authority (domestic or foreign) upon GMC or any of the Subsidiaries.

(i) Title to Properties; Absence of Liens and Encumbrances, etc. Except for leased properties, GMC and the Subsidiaries have good and marketable title to all of their tangible properties and assets, real, personal and mixed, used in their business, including without limitation those referred to in the balance sheet as of May 30, 1998 referred to in paragraph (e) of this
      Section 4.1 (other than properties or assets disposed of in the ordinary course of business since the date of such balance sheet), free and clear of all liens, charges, pledges, security interests or other encumbrances, except as reflected in the GMC Financial Statements or in Part I of the Schedule.

(j) Contracts, etc. GMC shall as soon as practicable after execution of this Agreement and prior to Closing, furnish Acquisition and its counsel with a complete and accurate list, together with true and complete copies if requested by Acquisition, of:

      (i) all sales contracts of GMC or any of the Subsidiaries having a sales price of $50,000 or more or not to be performed within one year regardless of amount and all purchase orders having a purchase price of $25,000 or more;

      (ii) all other contracts of GMC or any of the Subsidiaries (other than sales contracts and purchase orders), leases, mortgages, indentures, promissory notes, deeds, loan or credit agreements, or similar instruments involving amounts in excess of $25,000 or more or not to be performed within one year regardless of amount;

      (iii)all pension, profit-sharing or employee benefit plans, employment contracts, contracts with unions and other agreements relating to employees of GMC or any of the Subsidiaries;

      (iv) all GMC and the Subsidiaries' policies of insurance issued during the past five years; and

      (v)  all deeds to real property owned by GMC or any of the Subsidiaries.

           Part J of the Schedule, when furnished to Acquisition and Herley, will contain a true and complete list of all of the above described contracts and leases. Except as set forth in Part J of the Schedule, none of GMC or the Subsidiaries is or will be in default, and no event has occurred or will have occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any of the above described contracts and leases, and all such contracts and leases are valid and legally binding.

(k) Litigation. Except as set forth in Part K of the Schedule, when delivered to Acquisition and Herley, there is and will be no claim, action, suit or proceeding in or before any court or administrative or regulatory agency pending, or to the knowledge of GMC except as set forth in Part KK of the Schedule contemplated or threatened, against GMC or any of the Subsidiaries or any of their properties.

(l) Patents, Copyrights, Trademarks, etc. GMC and the Subsidiaries have good and marketable title to all patents, patent applications, copyrights, trademarks and trade names, brand names, proprietary and other technical information, technology, inventions, discoveries, improvements, processes, know-how, formulae, drawings, specifications, production data, trade secrets and computer software and programs, and licenses thereof, which are necessary for the operation of their businesses as presently conducted and as proposed to be conducted, a true and complete list of which will be included in Part L of the Schedule. Except as set forth in Part L of the Schedule, there are and will be no claims or proceedings threatened or pending against GMC or any of the Subsidiaries asserting that GMC or any of the Subsidiaries is infringing any such intellectual property rights of any other person.

(m) Employee Benefit Plans. Other than those set forth in Part M of the Schedule, GMC and the Subsidiaries do not maintain, administer or contribute to any bonus, profitsharing, pension, retirement, stock purchase, stock option, deferred compensation, hospitalization, medical, life insurance, disability, severance pay or other benefit plan arrangement or program, including, but not limited to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering any of GMC's or the Subsidiaries' employees (the "Plans").

      GMC has furnished or will furnish Acquisition with (i) complete and accurate copies of all documents comprising or pertaining to each Plan, including each amendment and any trust agreement, insurance contract, or other arrangement for the funding of benefits under such Plan, (ii) copies of all determination letters or private rulings issued by the IRS with respect to each Plan and copies of all applications and requests filed with the IRS for such determinations or rulings, (iii) a copy of the three
      (3) most recent annual reports (Form 5500) for each Plan and (iv) a copy of the most recent summary plan description ("SPD"), and all summaries of material modifications to such SPD, for each Plan.

      Each Plan is, and at all times since its inception has been, in compliance in all material respects with all the provisions of ERISA applicable to such Plan, and with all other laws, rules and regulations applicable to such Plan.

      Each Plan that is intended to meet the requirements for qualification under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") or that is intended to qualify for special tax treatment under any other provision of the Code, is, and at all times since its inception has been, in compliance with all conditions necessary for such Plan to so qualify. GMC is not aware of any fact that might cause any such Plan to lose its qualified status.

      No prohibited transaction within the meaning of the applicable provisions to ERISA and the Code have occurred with respect to any Plan. No transaction has occurred with respect to any Plan that has resulted in, or could result in, liability for GMC or any of the Subsidiaries (or for any successor to GMC or any of the Subsidiaries) under Title IV of ERISA.

      GMC, the Subsidiaries and each fiduciary for each of the Plans is in compliance with the terms of each Plan, and with the requirements and duties of any and all laws, statutes, orders, decrees, rules and regulations, including but not limited to ERISA and the Code, applicable to each Plan. All contributions and other payments required to be made by GMC or any of the Subsidiaries under or with respect to each Plan under the terms of such Plan, ERISA (including Part 3 of Subtitle B of Title I of ERISA), the Code (including Code Section 412), or otherwise have been made or accruals adequate for such purposes as of the date of the most recent financial statements of GMC have been provided therefor and reflected in said financial statements in accordance with GAAP.

      There is no pending, or to the best of the knowledge of GMC, threatened, legal action, proceedings or investigations against GMC, the Subsidiaries or any Plan, other than routine claims for benefits, which could result in liability being imposed upon any of the Plans or upon GMC or any of the Subsidiaries with respect to any of the Plans and there is no basis for any such legal action or proceeding.

      The actuarial present value of accrued benefits (both vested and unvested) of each of the Plans does not exceed the assets of such Plans based upon actuarial assumptions which are reasonable in light of the experience of each such Plan.

      Except as set forth in Part M of the Schedule, there are no agreements between GMC or any of the Subsidiaries and any labor union and GMC and the Subsidiaries are not, and have never been a participating employer in any multiemployer plan, as such term is defined in Section 3(37) of ERISA, or in any multiple employer plan described in Section 413(c) of the Code. To the extent that GMC or either of the Subsidiaries is or has been a participating employer in any multiemployer plan (as so defined), none of GMC or the Subsidiaries is now, or would upon withdrawal therefrom become, liable for any withdrawal liability to or in respect of such multiemployer plan.

      The execution and delivery of this Agreement and Plan of Merger and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any of the Plans, or from GMC or any of the Subsidiaries with respect to any of the Plans, to any individual, or result in the vesting, acceleration or payment or increases in the amount of any benefit payable under any of the Plans to any individual.

(n) Finder's Fee. No brokers or finders were employed by GMC or any of the Subsidiaries in connection with any of the transactions contemplated by this Agreement and no fee will be payable by GMC, Herley or Acquisition with respect to the transactions contemplated hereby by reason of any agreement between GMC or any of the Subsidiaries with any finder, including Franco, Lewis & Company, Inc.

(o) No Failure to Disclose. GMC has not failed to disclose to Acquisition any agreement, arrangement, event or occurrence, or threatened or anticipated event or occurrence known to GMC, which would or might reasonably be deemed to have a material and adverse effect on the financial condition, the business or the operations of GMC or any of the Subsidiaries.

(p) Proxy Statement. The information concerning GMC and the Subsidiaries and the Merger contained in the Proxy Statement (i) will include all statements of material facts which are required to be stated therein, and
      (ii) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(q) Insider Interests. No officer or director of GMC or any of the Subsidiaries has any agreement with GMC or any of the Subsidiaries or any interest in any property, real, personal or mixed, tangible or intangible (including, without limitation, patents, patent applications, trademarks, trade names or other intellectual property), used in or pertaining to the business of GMC or the Subsidiaries except as a shareholder or employee and except as set forth in Part Q of the Schedule.

(r) Labor Controversies. Except as set forth in Part R of the Schedule, there are no controversies between GMC or any of the Subsidiaries and any employees of GMC or the Subsidiaries or any unresolved labor union grievances or unfair labor practices or labor arbitration proceedings pending or threatened relating to GMC or the Subsidiaries and there are not any organizational efforts presently being made or threatened involving any of GMC's or any of the Subsidiaries' employees. None of GMC or the subsidiaries has received notice of any claim that it has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination or employment safety, or that it is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

(s) Use of Real Property. The real properties owned and leased by GMC and the Subsidiaries are used and operated in compliance and conformity in all material respects with all applicable leases, contracts, commitments, licenses and permits. None of GMC or the Subsidiaries has received notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the operations of GMC or the Subsidiaries and to GMC's knowledge there is no such violation. All plants and other buildings which are owned or leased by GMC or any of the Subsidiaries conform in all material respects with all applicable ordinances, codes, regulations and requirements, and no law or regulation presently in effect or condition precludes or restricts continuation of the present use of such properties.

(t) Accounts Receivable. The accounts receivable which will be reflected on the unaudited consolidated balance sheet of GMC included in the August Financials, and all accounts receivable of GMC and the Subsidiaries arising since the date of such balance sheet arose from bona fide transactions in the ordinary course of business, and the materials or services involved have been provided to the account obligor, and, except as contemplated by the relevant contract, no further materials or services are required to be provided in order to complete the sales and to entitle GMC or the Subsidiaries, or their assignees, to collect the accounts receivable in full. Except as set forth in Part T of the Schedule, no such account receivable has been assigned or pledged to any other person, firm or corporation, and no defense or setoff to any such account has been asserted by the obligor.

(u)   Compliance with Environmental Laws.  Except as set forth in Part V of the
      Schedule:

      (i) GMC and the Subsidiaries are in compliance with all environmental laws, regulations, permits and orders applicable to them, and with all laws, regulations, permits and orders governing or relating to asbestos removal or abatement.

      (ii) Except for temporary storage on premises pending arrangement for removal, none of GMC or the Subsidiaries has transported, stored, treated or disposed of, nor has it allowed or arranged for any third parties to transport, store, treat or dispose of, hazardous substances or other waste to or at any location other than a site lawfully permitted to receive such hazardous substances or other waste for such purposes; and GMC and the Subsidiaries have not performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations. None of GMC or the Subsidiaries has disposed, or allowed or arranged for any third parties to dispose, of hazardous substances or other waste upon property owned or leased by it.

      (iii)There has not occurred, nor is there presently occurring, a Release of any hazardous substance on, into or beneath the surface of any parcel of real property in which GMC or any of the Subsidiaries has or has had an ownership interest or any leasehold interest. For purposes of this Section the term "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

      (iv) None of GMC or the Subsidiaries has transported or disposed of, nor have they allowed or arranged for any third parties to transport or dispose of, any hazardous substance or other waste to or at a site which, pursuant to the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any similar state law, (A) has been placed on the National Priorities List or its state equivalent, or (B) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. None of GMC or the Subsidiaries has received notice, or has knowledge, of any facts which could give rise to any notice that GMC or any of the Subsidiaries is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. None of GMC or the Subsidiaries has submitted nor was required to submit any notice pursuant to Section 103(c) of CERCLA. None of GMC or the Subsidiaries has received any written or oral request for information in connection with any federal or state environmental cleanup site or has undertaken (or been requested to undertake) any response or remedial actions or cleanup actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity.

      (v) There are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of GMC or any of the Subsidiaries.

      (vi) Part V of the Schedule identifies (A) all environmental audits, assessments or occupational health studies undertaken by GMC or any of the Subsidiaries or agents of any of them or by any governmental agencies with respect to the operations or properties of GMC or any of the Subsidiaries; (B) the results of any groundwater, soil, air or asbestos monitoring undertaken with respect to any real property owned or leased by GMC or any of the Subsidiaries; (C) all written communications of GMC or any of the Subsidiaries with environmental agencies; and (D) all citations issued with respect to GMC or any of the Subsidiaries under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

4.2 Representations and Warranties by Acquisition and Herley. Each of Acquisition and Herley jointly and severally represents and warrants to, and agrees with GMC as follows:

(a) Organization of Acquisition and Herley. Acquisition and Herley are corporations duly organized, validly existing and in good standing under the laws of the States of New York and Delaware, respectively and Acquisition and Herley and each of its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, properties, assets, results of operations or condition (financial or otherwise) of Herley and its subsidiaries taken as a whole.

(b) Authority of Acquisition and Herley. Acquisition and Herley have the corporate power to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby have been duly authorized by the Board of Directors and the sole shareholder of Acquisition and by the Board of

      Directors of Herley; and (i) no other corporate acts or proceedings on the part of Acquisition or Herley are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby other than the receipt of shareholder approval by Herley of the shareholders of Herley, and (ii) this Agreement constitutes the valid and legally binding obligation of Acquisition and Herley enforceable against Acquisition and Herley in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate or constitute a default under any provision of the Certificate of Incorporation or By-laws of Acquisition or Herley or any provision of (or result in the acceleration of any obligation under) any mortgage, note, lien, lease, agreement, instrument, arbitration award, judgment or decree to which either of Acquisition or Herley is a party or by which they are bound or to which any of their property is subject, or any laws of the United States or any state or jurisdiction in which Acquisition or Herley conducts business.

(c) Consents, etc. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for or in connection with the execution and delivery of this Agreement by Acquisition and Herley and the consummation by Acquisition and Herley of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary, (iii) the filing of the Proxy Statement with the SEC, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vi) such filings as may be required to be made with respect to the transfer of title to real property owned by GMC.

(d) Finder's Fee. No brokers or finders were employed by Acquisition or Herley in connection with any of the transactions contemplated by this Agreement.

(e) Registration Statement, Proxy Statement. All information concerning Acquisition and Herley furnished or to be furnished by Acquisition or Herley for inclusion in the Registration Statement and Proxy Statement is and will be true and correct in all material respects; the information concerning Acquisition and Herley contained in the Proxy Statement furnished by Acquisition or Herley (i) will include all statements of material facts which are required to be stated therein, and (ii) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(f) Reports. Herley has filed all forms, reports and documents required to be filed by it with the SEC since filing its Annual Report on Form 10-K for the fiscal year ended August 3, 1997 and has made available to GMC such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those which Herley may file subsequent to the date hereof) are designated as the "SEC Reports." As of their respective dates, the SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the SEC Reports, and (ii) did not at the time they were filed (or amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Capitalization. The authorized capital stock of Herley consists of 20,000,000 shares of its Common Stock, $.10 par value. As of the date hereof, 5,266,159 shares of Common Stock of Herley are validly issued and outstanding (8,371 of which are held for delivery to former shareholders of an acquired corporation) fully paid and non-assessable, and no Herley shares are in the treasury of Herley. As of the date hereof 1,765,000 Herley shares are reserved for issuance pursuant to outstanding warrants and 3,274,868 Herley shares are reserved for issuance under various stock option plans.

(h) Validity. The Warrants, when issued and delivered by Acquisition and Herley in accordance with the terms hereof, will be the validly issued and binding obligations of Herley, each enforceable in accordance with its terms, and the shares of Herley Common Stock deliverable thereunder, when delivered upon the proper exercise of any such Warrant in exchange for the required consideration therefor, shall be duly and validly issued, fully paid and non-assessable.

                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

5.1 Covenants and Agreements of GMC. GMC covenants and agrees with Acquisition as follows:

(a) Registration Statement. GMC will cooperate fully with Herley in the preparation and filing of the Registration Statement and take all such actions as Herley may reasonably request to cause the Registration Statement to become effective.

(b) Proxy Statement. GMC shall cooperate fully with Herley in the preparation of filing of the Proxy Statement.

(c) Submission to Shareholders. GMC will promptly call a meeting of its shareholders to consider and vote upon approval of this Agreement and the Merger and the Board of Directors of GMC will recommend to such shareholders approval thereof. GMC shall use its best efforts to solicit and secure from the shareholders of GMC such approval.

(d) Conduct of Business. Without the prior written consent of Acquisition, between the date of this Agreement and the Effective Time:

      (i) GMC will not, and will not cause or permit any of the Subsidiaries to, engage in any activities or transactions which will be outside the ordinary course of their respective businesses consistent with past practices, except as shall be provided for or specifically contemplated by this Agreement, and GMC and the Subsidiaries will consult with Acquisition prior to making any significant business decisions;

      (ii) GMC will not subdivide or reclassify the GMC Shares, issue any shares of its capital stock, except upon the exercise of outstanding Options under the Option Plans or amend its Certificate of Incorporation or By-laws;

      (iii) GMC will not declare or pay any dividend or other distribution in respect of its shares of capital stock or acquire for value, or permit any Subsidiary to acquire for value, any shares of capital stock of GMC;

      (iv) GMC will afford to the officers, attorneys, accountants and other authorized representatives of Acquisition reasonable access to its and the SubsidiariesI plants, properties, books, tax returns and minute books and other corporate records during normal business hours in order that Acquisition may have full opportunity to make such investigation as Acquisition shall desire of the affairs of GMC and the Subsidiaries. If for any reason the Merger is not consummated, Acquisition will cause all non-public information obtained in connection with such investigation to be treated as confidential, and to be returned to GMC if in tangible form, and not use or disclose same without the consent of GMC, except where required to disclose such information pursuant to law;

      (v) GMC will comply with all applicable securities laws and will obtain such governmental permits, orders or consents, if any, as may be required of it in connection with the transactions contemplated by this Agreement;

      (vi) GMC will not, and will not cause or permit the Subsidiaries to, take any action to institute any new severance or termination pay practices with respect to any directors, officers, or employees of GMC or any of the Subsidiaries or to increase the benefits payable under its severance or termination pay practices in effect on the date hereof;

      (vii) GMC will not, and will not cause or permit the Subsidiaries to, adopt or amend, in any material respect, except as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees of GMC or any of the Subsidiaries;

      (viii) GMC and the Subsidiaries will use their best efforts to maintain their relationships with their suppliers and customers, and if and as requested by Acquisition, (i) GMC and the Subsidiaries shall make reasonable arrangements for representatives of Acquisition to meet with suppliers and customers of GMC and the Subsidiaries, and
             (ii) GMC and the Subsidiaries shall schedule, and the management of GMC and the Subsidiaries shall participate in, meetings of representatives of Acquisition with employees of GMC and the Subsidiaries or their union representatives;

      (ix) GMC will, and will cause the Subsidiaries to, maintain all of its and their respective properties in customary repair, order and condition, reasonable wear and tear excepted, and will maintain, and will cause the Subsidiaries to maintain, insurance upon all of its and their properties and with respect to the conduct of its and their businesses in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

      (x) GMC and the Subsidiaries will maintain their books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years;

      (xi) GMC and the Subsidiaries will duly comply with all laws applicable to each of them and to the conduct of their respective businesses;

      (xii) no change shall be made in the banking and safe deposit arrangements of GMC or the Subsidiaries existing on the date hereof without the prior written consent of Acquisition and no powers of attorney shall be granted by GMC or any of the Subsidiaries;

      (xiii) except as contemplated by this Agreement, GMC will not, and will not permit any of the Subsidiaries to, acquire or agree to acquire by merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association, or other business organization or division thereof; and

      (xiv) GMC will promptly advise Acquisition in writing of any material adverse change in the financial condition, business or operations of GMC or any of the Subsidiaries and of any breach of its representations or warranties contained herein.

(e) Stock Options. After the date hereof, GMC will not issue any stock options under any Option Plan.

(f) No Other Negotiations. Except as contemplated hereunder, prior to the earlier of the Closing or the termination of this Agreement, neither GMC nor any of the Participating Shareholders shall directly or indirectly solicit, initiate or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in, continue or enter into any negotiations or discussions concerning, any merger, consolidation or other business combination with or the purchase of all or a portion of the assets of, or any equity interest in GMC or any of the Subsidiaries; and GMC shall instruct each officer, director, affiliate and advisor of GMC and the Subsidiaries to refrain from doing any of the above. GMC and the Participating Shareholders agree to advise Acquisition immediately in writing of, and to communicate therein the terms of, any such inquiry of proposal which any of them shall receive.

(g) Financial Statements. GMC will deliver to Acquisition all regularly prepared audited and unaudited financial statements of GMC or of any of the Subsidiaries prepared after the date hereof in the format historically used internally, as soon as available, and will deliver to Acquisition the unaudited consolidated financial statements of GMC for the quarter ended August 31, 1998, as soon as available which financial statements shall indicate that there has been no material adverse change in GMC's financial condition since February 28, 1998.

(h) Certification of Shareholder Vote. On or prior to the Closing Date, GMC shall deliver to Acquisition a certificate of its secretary setting forth
      (i) the number of GMC Shares outstanding and entitled to vote on the adoption of this Agreement and approval of the Merger, the number of GMC Shares voted in favor of adoption of this Agreement and approval of the Merger, and the number of GMC Shares voted against adoption of this Agreement and approval of the Merger; and (ii) the names of all holders of Dissenting Shares and the number of Dissenting Shares held by each such holder.

(i) Completion and Delivery of Schedule. GMC shall use utmost diligence in completing and delivering the Schedule in a form acceptable to Acquisition and Herley.

5.2  Other Covenants and Agreements.

(a) Cooperation of Acquisition and GMC. Acquisition and GMC will fully cooperate with each other in the preparation of the Registration Statement and the Proxy Statement.

(b) Efforts to Consummate Transactions. Acquisition, Herley, GMC and the Participating Shareholders will each use their best efforts to consummate the
      Merger and to cause to be satisfied each of the conditions of Closing contained in Section 6.1 and each of the conditions contained in Section
      6.2 (to be satisfied by GMC and Section 6.3 (to be satisfied by Acquisition).

(c) Vote by Participating Shareholders, etc. The Participating Shareholders each hereby covenants and agrees that until the earlier of the Closing Date or the termination of this Agreement, he will (i) continue to hold all GMC Shares now held by him, and (ii) vote at the meeting of the shareholders of GMC referred to in Section 1.7 hereof all such GMC Shares in favor of adoption of this Agreement and authorization of the Merger. Simultaneously with the execution of this Agreement, the Participating Shareholders each has executed and delivered or will execute and deliver to Acquisition irrevocable proxies to vote their GMC Shares at such meeting in the form of Exhibit D hereto.

(d) Other Agreements. Concurrently with the Closing of this Agreement, (i) Sherman A. Rinkel, a Participating Shareholder, agrees to execute and deliver the Consulting Agreement in the form of Exhibit E hereto; and (ii) Acquisition shall execute and deliver to Mitchell Tuckman, Arnold H. Levine, Rozalie Schachter and Howard Cohen employment agreements in the forms set forth in Exhibit F at annual salaries of $160,000.00, $118,000.00, $120,000.00 and $118,000.00, respectively.

(e) Covenant of Herley. Herley hereby covenants and agrees with GMC and the Participating Shareholders that Herley shall, except as otherwise stated in Section 5.2(g) hereof, cause Acquisition to perform and comply with all of its covenants and agreements contained in this Agreement.

(f) Permits, Orders and Consents. Between the date of this Agreement and the Closing Date, GMC, Herley and Acquisition shall in connection herewith comply with all applicable securities laws and will cooperate in the timely filing or submission of information with governmental authorities, including any required by the Hart-Scott-Rodino Act, and will obtain such governmental permits, orders or consents, if any, as may be required in connection with the transactions contemplated by this Agreement.

(g) Officers and Directors Insurance and Indemnification. It is agreed that on and after the Closing Date, the Surviving Corporation shall, to the extent permitted by applicable law, continue unamended the current provisions of Acquisition's Certificate of Incorporation and By-laws concerning the indemnification of officers and directors. The directors of GMC by their approval of this Agreement agree that they waive, and will not assert, any claims for indemnification which they may have against the Surviving Corporation to the extent of any increase after the Closing Date in the market value of the business of the Surviving Corporation. Notwithstanding the foregoing, nothing herein shall constitute or be deemed a waiver of any claims of such directors for indemnification to the extent that such claims are covered by GMC's directors' and officers' liability insurance.

(h) Exchange Act Filings. For so long as any Warrant remains outstanding and unexercised, Herley shall use its reasonable efforts to comply with the filing and reporting requirements of the Exchange Act.

                                   ARTICLE VI

                                   CONDITIONS

6.1 Mutual Conditions. Neither Acquisition nor GMC shall be obligated to complete or cause to be completed the transactions contemplated by this Agreement unless:

(a) Registration Statement. The Registration Statement shall have become effective.

(b) Shareholder Approval. Adoption of this Agreement and approval of the Merger by the shareholders of GMC and Herley as may be required by law and by any applicable provisions of their respective Certificates of Incorporation or By-laws or the rules or regulations of any applicable stock exchange or trading system shall have been obtained.

(c) Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Merger shall have been entered by any court or administrative body and shall then remain effective.

(d) Blue Sky Compliance. There shall have been obtained any and all permits, approvals and consents of securities or "blue sky" commissions of any jurisdiction and of any other governmental body or agency, which counsel for Acquisition or for GMC may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement and the Merger will be in compliance with applicable laws.

(e) Filings and Approvals. All applicable filings and regulatory approvals necessary to consummation of the Merger except for the requisite filing of the Certificate of Merger as contemplated herein, shall have been made or obtained.

6.2 Conditions to Obligations of Acquisition. Consummation of the transactions contemplated by this Agreement is subject to the fulfillment to the reasonable satisfaction of Acquisition of each of the following conditions:

(a)   Compliance with Representations, Warranties, Covenants and
      Agreements. All of the representations and warranties of GMC contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if they had been made at and as of such date; GMC shall have complied with and performed in all material respects all of the covenants and agreements contained in this Agreement to be performed by it at or prior to the Closing Date; and on the Closing Date, Acquisition shall have received from GMC a certificate dated that day, signed by the Chairman and by the Chief Financial Officer of GMC, certifying the foregoing. Until the Closing, GMC agrees to give Acquisition prompt written notice of any matter or matters which come to GMC's attention which would constitute a breach of the condition contained in this Section 6.2(a), together with reasonably complete details of such matter or matters. Within 20 days after receipt of any such notice from GMC related to the litigation warranty contained in Section 4.1(k) or within 10 days after receipt of any such notice from GMC related to any other matter (or such longer period as GMC shall agree), Acquisition shall by written notice to GMC state whether it would upon Closing be willing to waive such condition despite the matters described in such notice from GMC and in all other such notices previously received from GMC or, if it would not be willing to so waive without the imposition of further agreements or conditions upon GMC or the Participating Shareholders stating the further agreements or conditions it would seek in connection with such waiver.

(b) Opinion of Counsel. Acquisition shall have received an opinion dated the Closing Date from Zissu Gumbinger & Stolzar LLP, counsel for GMC, that:

      (i) GMC and each of the Subsidiaries is a corporation duly and validly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own its properties and to conduct its business as then being conducted;

      (ii) Neither GMC nor any of the Subsidiaries is required to be qualified to do business as a foreign corporation in any jurisdiction where they are not so qualified and where failure to so qualify will have a material adverse effect on the financial condition or operations thereof;

      (iii) The authorized, issued and outstanding capital stock of GMC is as stated in such opinion, the outstanding shares have been duly and validly authorized and issued and are fully paid and nonassessable; and there are no preemptive or similar rights on the part of the holders of any class of securities of GMC (other than holders of options);

      (iv) GMC is the record owner, and (to the best of such counsel's knowledge) the beneficial owner, of all outstanding capital stock of each of the Subsidiaries except General Microcircuit Corporation, of which it owns 97% of the outstanding capital stock as stated in such opinion; and the outstanding stock of each of the Subsidiaries has been duly and validly authorized and issued and is fully paid and nonassessable;

      (v) GMC has full corporate power to carry out the transactions contemplated by this Agreement; this Agreement has been duly executed and delivered by GMC; all necessary corporate action has been taken by GMC and its Board of Directors and shareholders to authorize GMC to execute and deliver this Agreement and to consummate the transactions contemplated hereby; upon the effectiveness of the Certificate filed with the Secretary, the Merger will be validly consummated under New York law, the outstanding GMC Shares will have been validly converted into rights to receive cash and warrants pursuant to the Merger and the rights of all outstanding Options (except as otherwise specified in such opinion) shall have been terminated; and this Agreement is a valid and legally binding obligation of GMC, enforceable against GMC in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity;

      (vi) The execution, delivery and performance by GMC of this Agreement and the consummation of the transactions contemplated by this Agreement will not constitute a violation of any provision of the Certificate of Incorporation or By-laws of GMC or any of the Subsidiaries or, giving effect to any consents which may have been obtained, of any material agreement, instrument or other document known to such counsel after reasonable investigation, to or by which GMC or any of the Subsidiaries is a party or is bound, or any judgment, decree or order known to such counsel after reasonable investigation, of any court or other governmental authority which is binding on GMC or any of the Subsidiaries or any of its or their property;

      (vii) To the best knowledge and information of such counsel, there is no material litigation or governmental proceeding pending or threatened against GMC or any of the Subsidiaries which has not been disclosed in the Proxy Statement or in this Agreement;

      (viii) No consent or approval by any governmental authority which has not been obtained is required in connection with the consummation by GMC of the transactions contemplated by this Agreement; and

      (ix) The Proxy Statement complies as to form in all material respects with the applicable requirements of New York and Federal law and the rules and regulations of the American Stock Exchange, except that such counsel need not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Proxy Statement or the information which relates to Acquisition and its affiliates or to the financing of the transactions contemplated by this Agreement.

(c) Dissenting Stockholders. The holders of not more than 15% in the aggregate of the outstanding GMC Shares shall have filed with GMC notices of election to dissent pursuant to Section 623 of the BCL. If such holders of more than 15% of the outstanding GMC Shares have filed such notices, Acquisition shall have the right to (i) waive this condition and close,
      (ii) terminate this Agreement, or (iii) adjourn the Closing to any date not later than the cutoff date referred to in Section 6.1(g) hereof to determine whether such percentage is reduced to 10% or less by holders who abandon or lose their right to appraisal pursuant to the procedures of said Section 623. At such time as such percentage is thus reduced to 10% or less, this condition shall be deemed satisfied.

(d) Options. GMC's Board of Directors shall have adopted resolutions terminating the Option Plans as of the Effective Date.

(e) No Material Adverse Change. Except as otherwise set forth herein or in the Schedule, since February 28, 1998, no event shall have occurred, and no condition shall exist, which has a material adverse effect on the condition (financial or otherwise) or the business or prospects of GMC or any Subsidiary or their respective assets; and none of the threatened litigation referred to in Part KK of the Schedule shall have been commenced against GMC or any of the Subsidiaries.

(f) Other Agreements. The Consulting Agreement and Employment Agreements shall have been executed and delivered by the respective parties thereto.

(g) Cutoff Date. The Merger shall in any event have been completed no later than December 31, 1998. This condition shall be a mutual condition.

(h) Fairness Opinion. GMC shall have received a Fairness Opinion, prepared by an investment banking or other concern which opinion states unequivocally that the consideration to be paid by Acquisition hereunder with respect to GMC Shares is fair and adequate to GMC's shareholders.

(i) Due Diligence. Acquisition shall have completed its due diligence with respect to GMC and determined, in its sole discretion, that GMC's representations, warranties and covenants contained herein are true and correct in all material respects; provided that such due diligence must be completed by no later than thirty (30) days after the delivery to Acquisition and Herley of the completed Schedule. Absent notification by Acquisition and Herley, within the three (3) days immediately after the end of such thirty (30) day period, this condition shall be deemed waived by Acquisition and Herley.

6.3 Conditions to Obligations of GMC. Consummation of the transactions contemplated by this Agreement is subject to the fulfillment to the reasonable satisfaction of GMC of each of the following conditions:

(a)   Compliance with Representations, Warranties, Covenants and
      Agreements. All of the representations and warranties of Acquisition and Herley contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as if they had been made at and as of such date (except for changes contemplated or permitted by this Agreement or otherwise approved in writing by GMC); Acquisition and Herley shall have performed all of the covenants and agreements contained in this Agreement to be performed by them at or prior to the Closing Date; and on the Closing Date, GMC shall have received from Acquisition and Herley a certificate dated that day, signed by the President of Acquisition and by the President of Herley, certifying the foregoing.

(b) Opinion of Counsel. GMC shall have received an opinion dated the Closing Date from Blau, Kramer, Wactlar & Lieberman, P.C., of Jericho, New York, counsel for Acquisition, that:

      (i) Each of Herley and Acquisition is a corporation validly organized, legally existing and in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own their properties and to conduct their businesses as they are then being conducted;

      (ii) The authorized, issued and outstanding capital stock of Acquisition is as stated in such opinion; all the outstanding shares of capital stock of Acquisition are owned of record and (to the best of counsel's knowledge) beneficially by Herley;

      (iii)Each of Herley and Acquisition has full corporate power to carry out the transactions contemplated by this Agreement; this Agreement has been duly executed and delivered by each of Herley and Acquisition and all necessary corporate action has been taken by each of Herley and Acquisition, their Boards of Directors and Shareholders in order to consummate the transactions contemplated by this Agreement, to execute and deliver this Agreement and to make this Agreement the valid and legally binding obligation of each of Herley and Acquisition enforceable against Herley and Acquisition in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity;

      (iv) The execution, delivery and performance of this Agreement by Herley and Acquisition and the consummation of the transactions contemplated by this Agreement will not constitute a violation, breach or default under the Certificate of Incorporation of Herley or Acquisition or either of their By-laws or, to such counsel's knowledge, under any agreement or other document to or by which Herley or Acquisition is a party or is bound or any judgment, decree, or order of any court or other governmental authority which is binding on Herley or Acquisition or any of their properties; and

      (v) No consent or approval by any governmental authority which has not been obtained is required in connection with the consummation by Herley and Acquisition of the transactions contemplated by this Agreement.

(c) Adequacy of Funds. Simultaneously with the consummation of the transactions contemplated hereby, Acquisition shall have caused to be deposited with the Paying Agent funds and warrants in amounts sufficient to permit consummation of the Merger in accordance with the terms hereof and GMC shall have received evidence reasonably satisfactory to it and its counsel that such funds and warrants have been received by the Paying Agent.

                                  ARTICLE VII

                                  TERMINATION

7.1 Termination. This Agreement may be terminated and cancelled, and the transactions contemplated hereby may be abandoned, notwithstanding shareholder authorization, at any time prior to the filing of the Certificate with the Secretary (a) by mutual consent of Acquisition and GMC, (b) by any party not in material breach hereof, in the event that any of the conditions specified in
Section 6.1 shall not have been satisfied within the time contemplated by this Agreement, (c) by Acquisition if not in material breach hereof, if any of the conditions specified in Section 6.2 shall not have been satisfied within the time contemplated by this Agreement and (d) by GMC, if not in material breach hereof, if any of the conditions specified in Section 6.3 shall not have been satisfied within the time contemplated by this Agreement or if Acquisition has delivered to GMC notice pursuant to Section 6.2(a) that it is not willing to waive a conditions.

Any party intending to terminate this Agreement pursuant to Clause (b), (c) or
(d) hereof shall give notice of intention to terminate to the other parties, specifying the breach of condition giving rise thereto, which termination shall become effective (1) upon receipt thereof if the condition shall then be impossible of performance, or (ii) on the tenth day after receipt thereof if the breach is susceptible of cure and the condition is not satisfied within such period.

7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement, except as to the second sentence of Section 5.1(b) (iv), shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or shareholders; provided, however, that in the case of a termination pursuant to Section 7.1(b),
(c) or (d) where the nonfulfillment of the condition giving rise to termination resulted from a breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party shall be as determined by law.

                                  ARTICLE VIII

                                 MISCELLANEOUS

8.1 Extension of time; Waivers. At any time prior to the filing of the Certificate with the Secretary:

(a) By Acquisition. Acquisition and Herley may (i) extend the time for the performance of any of the obligations or other acts of GMC, (ii) waive any inaccuracies in the representations and warranties of GMC contained herein or in any document delivered pursuant hereto by GMC and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by GMC. Any agreement on the part of Acquisition to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Acquisition.

(b) By GMC. GMC may (i) extend the time for the performance of any of the obligations or other acts of Acquisition, (ii) waive any inaccuracies in the representations and warranties of Acquisition contained herein or in any document delivered pursuant hereto by Acquisition and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Acquisition. any agreement on the part of GMC to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of GMC.

8.2 Costs and Expenses. Except as hereinafter provided, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses. GMC shall use its best efforts to secure bi-weekly billing with respect to legal and accounting costs associated with the transactions contemplated hereby and promptly furnish copies of such billings to Acquisition and Herley.

8.3 Amendments. This Agreement may be amended with the approval of Acquisition and GMC at any time before or after approval thereof by the shareholders of GMC, but after any such shareholder approval, no amendment shall be made which reduces the amount or changes the form of the consideration distributable to the shareholders of GMC without the further approval of the shareholders of GMC. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.4 Assignability. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that this Agreement may not be assigned by any party without the prior written consent of the other parties.

8.5 Reliance by Counsel. In rendering any opinion referred to herein, counsel may rely, as to any factual matters involved in their opinion, on certificates of public officials and of corporate officers, opinions of corporate general counsel, and such other evidence as such counsel may reasonably deem appropriate and, as to matters governed by the BCL or the laws of jurisdictions other than the United States or the State of New York, an opinion of local counsel in such jurisdictions, which counsel shall be satisfactory to the other parties in the exercise of their reasonable judgment.

8.6 Notices. Any notice to a party hereto pursuant to this Agreement shall be in writing, shall be deemed given when received, and shall be delivered personally or sent by certified or registered mail or by telecopier addressed as follows:

        To Acquisition and Herley:

        Herley Industries, Inc.
        10 Industry Drive
        Lancaster, PA 17603
        Attn: Lee N. Blatt
        Fax No.: (717) 397-9503

        with a copy to:

        Blau, Kramer, Wactlar & Lieberman, P.C.
        100 Jericho Quadrangle
        Jericho, New York 11753
        Attn: David H. Lieberman, Esq.
        Fax No.: (516) 822-4824

        To GMC and the Participating Shareholders:

        General Microwave Corp.
        5500 New Horizons Blvd.
        Amityville, New York 11701
        Attn: Mitchell Tuckman
        Fax No.: (516) 276-6089

        with a copy to:

        Zissu Gumbinger & Stolzar LLP
        950 Third Avenue
        New York, NY 10022
        Attn: Michael I. Stolzar
        Fax No.: (212) 888-3182

8.7 Entire Agreement; Law Governing. This Agreement together with all other agreements contemplated hereby (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) except as otherwise stated in any other agreement, shall be governed in all respects, including validity, interpretation and effect, by the internal substantive laws of the State of New York.

8.8 Publicity and Disclosures. No press releases or public disclosures of the transactions contemplated by this Agreement, either oral or written, shall be made without the prior written consent of all the parties hereto, provided, however, that no such consent shall be unreasonably withheld or delayed and provided further that no such consent shall be required if (a) in the opinion of counsel for the party proposing to make such press release or public disclosure, such press release and/or public disclosure is required by applicable law, rules or regulations or by stock exchange requirement, and (b) time does not permit the obtaining of approval by the other parties.

8.9 Headings. The headings and captions of the sections and subsections of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

8.10 Survival. The representations and warranties contained in Article IV hereof shall not survive the Closing.

8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

8.12. Zissu Proxy. All of Acquisition and Herley's obligations hereunder are expressly conditioned upon the delivery to Acquisition and Herley, on or before August 24, 1998, of an irrevocable proxy, in form and substance acceptable to Acquisition and Herley, executed by Frederick Zissu with respect to all GMC Shares beneficially owned by him.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          GENERAL MICROWAVE CORP.:

                                          By:     /s/ SHERMAN A. RINKEL
                                            ------------------------------------
                                             Sherman A. Rinkel
                                             Chairman, Board of Directors

                                          PARTICIPATING SHAREHOLDERS:

                                                 /s/ SHERMAN A. RINKEL
                                          --------------------------------------
                                          Sherman A. Rinkel

                                                     /s/ MOE WIND
                                          --------------------------------------
                                          Moe Wind

                                                   /s/ STANLEY SIMON
                                          --------------------------------------
                                          Stanley Simon

                                                 /s/ MITCHELL TUCKMAN
                                          --------------------------------------
                                          Mitchell Tuckman

                                                 /s/ EDMOND D. FRANCO
                                          --------------------------------------
                                          Edmond D. Franco

                                                /s/ MICHAEL I. STOLZAR
                                          --------------------------------------
                                          Michael I. Stolzar

                                                /s/ MICHAEL D. MAGIDSON
                                          --------------------------------------
                                          Michael D. Magidson

                                                 /s/ ARNOLD H. LEVINE
                                          --------------------------------------
                                          Arnold H. Levine

                                                 /s/ ROZALIE SCHACHTER
                                          --------------------------------------
                                          Rozalie Schachter

                                                   /s/ HOWARD COHEN
                                          --------------------------------------
                                          Howard Cohen

                                                  /s/ ROBERT DEBRECHT
                                          --------------------------------------
                                          Robert DeBrecht

                                          GMC ACQUISITION CORP.:

                                          By:  /s/ LEE N. BLATT, PRESIDENT
                                            ------------------------------------
                                             Lee N. Blatt, President

                                          HERLEY INDUSTRIES, INC.:

                                          By:   /s/ MYRON LEVY, PRESIDENT
                                            ------------------------------------
                                             Myron Levy, President

                                   EXHIBIT A

                           PARTICIPATING SHAREHOLDERS

Sherman A. Rinkel

Moe Wind

Stanley Simon

Mitchell Tuckman

Edmond D. Franco

Michael I. Stolzar

Michael D. Magidson

Arnold H. Levine

Rozalie Schachter

Howard Cohen

Robert DeBrecht

                                   EXHIBIT B

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GMC ACQUISITION CORPORATION
                            (A NEW YORK CORPORATION)

               Under Section 402 of the Business Corporation Law

                                  * * * * * *

THE UNDERSIGNED, a natural person, being of the age of eighteen or over, for the purpose of organizing a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York, hereby certifies that:

FIRST:  The name of the corporation is:

        GMC ACQUISITION CORPORATION

SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body.

The corporation, in addition to and in furtherance of the corporate purposes above set forth, shall have the powers enumerated in Section 202 of the Business Corporation Law or any statute of the State of New York.

THIRD: The office of the Corporation is to be located in the County of Suffolk, State of New York.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is TWO HUNDRED (200) shares, without par value.

FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: c/o Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York 11753.

SIXTH: The Board of Directors of the Corporation shall expressly have the power and authorization to make, alter and repeal the By-Laws of the corporation, subject to the reserved power of the shareholders to make, alter and repeal any By-Laws adopted by the Board of Directors. Unless and except to the extent required by the By-Laws of the Corporation, elections of directors need not be by written ballot.

SEVENTH: Each person who at any time is or shall have been a director or officer of the Corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or he or his testator or intestate was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint, venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such threatened, pending or completed action, suit or proceeding to the full extent authorized under Section 722 of the Business Corporation Law of the State of New York. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors, or otherwise.

EIGHTH: Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the shareholder entitled thereto for a period of six (6) years after the close of business on the payment date shall be and be deemed to be extinguished and abandoned; such unclaimed dividends in the possession of the Corporation, its transfer agents, or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims for any person whatsoever.

NINTH: Any and all directors of the Corporation shall not be liable to the Corporation or any shareholder thereof for monetary damages for breach of fiduciary duty as director except as otherwise required by law. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of New York at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the Corporation by the Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

THE UNDERSIGNED, for the purposes of forming a Corporation under the laws of the State of New York, does hereby make and execute this Certificate and affirm and acknowledge, under the penalties of perjury, that this Certificate is my act and deed and that the facts herein stated are true, and I have accordingly set my hand hereto this 19th day of August, 1998.

                                          --------------------------------------
                                          Melinda O'Donnell
                                          Sole Incorporator
                                          Blau, Kramer, Wactlar & Lieberman,
                                          P.C.
                                          100 Jericho Quadrangle
                                          Jericho, NY 11753

                                   EXHIBIT C

                                 W A R R A N T

         FOR THE PURCHASE OF COMMON STOCK, PAR VALUE $.10 PER SHARE OF

                            HERLEY INDUSTRIES, INC.

             (Incorporated under the Laws of the State of Delaware)

                    VOID AFTER 5 P.M.                , 2001

No.

                                                             Warrant to Purchase

                                                                          Shares

THIS IS TO CERTIFY that, for value received,                is entitled, subject
to the terms and conditions set forth, at or before 5 P.M., New York City Time,
on              , 2001, but not thereafter, to purchase the number of shares set forth above of Common Stock, par value $.10 per shares (the "Common Stock"), of HERLEY INDUSTRIES, INC., a Delaware corporation (the "Corporation"), from the Corporation at a purchase price per share of (i) $14.40 if and to the extent this Warrant is exercised, in whole or in part on or before January 11, 1999, or
(ii) $15.60 if and to the extent this Warrant is exercised, in whole or in part after January 11, 1999 but during the period this Warrant remains in force, subject in all cases to adjustment as provided in Section 3 hereof, and to receive a certificate or certificates representing the shares of Common Stock so purchased, upon presentation and surrender to the Corporation of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check payable to the order of the Corporation.

1. The Corporation covenants and agrees that all shares may be delivered upon the exercise of this Warrant and will, upon delivery, be fully paid and non-assessable, and, without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Warrant purchase price per share of the Common Stock issuable upon exercise of this Warrant.

2. The rights represented by this Warrant are exercisable at the option of the holder hereof in whole at any time, or in part from time to time, within the period above specified at the prices specified in Section 1 hereof . In case of the purchase of less than all the shares as to which this Warrant is exercisable, the Corporation shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder.

3. The price per share at which shares of Common Stock may be purchased hereunder, and the number of such shares to be purchased upon exercise hereof, are subject to change or adjustment as follows:

      (A) In case the Corporation shall, while this Warrant remains unexercised, in whole or in part, and in force, effect a recapitalization of such character that the shares of Common Stock purchasable hereunder shall be changed into or become exchangeable for a larger or smaller number of shares, then, after the date of record for effecting such recapitalization, the number of shares of Common Stock which the holder hereof shall be entitled to purchase hereunder shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, and the purchase price hereunder per share of such recapitalized Common Stock shall, in the case of an increase in the number of such shares, be proportionately reduced, and in the case of a decrease in the number of such shares, shall be proportionately increased. For the purpose of this subsection (A), a stock dividend, stock split-up or reverse split shall be considered as a recapitalization and as an exchange for a larger or smaller number of shares, as the case may be.

      (B) In the case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation in connection with a plan of complete liquidation of the Corporation, then, as a condition of such consolidation, merger or sale or conveyance, adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock or securities as may be issued in connection with such consolidation, merger or sale or conveyance with respect to or in exchange for the number of outstanding shares of Common Stock immediately therefore purchasable and receivable upon the exercise of the rights represented hereby had such consolidation, merger or sale or conveyance not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof shall be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

      (C) In case the Corporation shall, while this Warrant remains unexercised, in whole or in part, and in force, issue (otherwise than by stock dividend or stock split-up or reverse split) or sell shares of its Common Stock (hereinafter referred to as "Additional Shares") for a consideration per share (before deduction of expenses or commissions or underwriting discounts or allowances in connection therewith) less than the current market price per share of Common Stock on the record date of issuance or grant, then, after the date of such issuance or sale, the purchase price hereunder per share shall be reduced to a price determined by dividing (1) an amount equal to (a) the total number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by such purchase price hereunder per share, plus (b) the consideration (before deduction of expenses or commissions or underwriting discounts or allowances in connection therewith), if any, received by the Corporation upon such issuance or sale, by (2) the total number of shares of Common Stock outstanding after the date of the issuance or sale of such Additional Shares, and the number of shares of Common Stock which the holder hereof shall be entitled to purchase hereunder at each such adjusted purchase price per share, at the time such adjusted purchase price per shall be in effect, shall be the number of whole shares of Common Stock obtained by multiplying such purchase price hereunder per share before such adjustment, by the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately before such adjustment, and dividing the product so obtained by such adjusted purchase price per share; provided, however, that no such adjustment of the purchase price hereunder per share or the number of shares for which this Warrant may be exercised shall be made upon the issuance or sale by the Corporation of not more than 5,039,868 Additional Shares reserved for issuance upon exercise of stock options or warrants.

      (D) In case the Corporation shall, while this Warrant remains unexercised in whole or in part, and in force, issue or grant any rights to subscribe for or to purchase, or any option (other than the employee stock options referred to in subsection (C) above) for the purchase of (i) Common Stock or (ii) any indebtedness or shares of stock convertible into or exchangeable for Common Stock (indebtedness or shares of stock convertible into or exchangeable for Common Stock being hereinafter referred to as "Convertible Securities"), or issue or sell Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable (determined by dividing (1) in the case of an issuance or grant of any such rights or options, the total amount, if any, received or receivable by the Corporation as consideration for the issuance or grant of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of such rights or options, plus, in the case of such Convertible Securities, in the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable, or (2) in the case of an issuance or sale of Convertible Securities other than where the same or issuable upon the exercise of any such rights or options, the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable, by, in either such case, (3) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable) shall be less than the current market price per share of Common Stock on the record date of grant, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable, shall (as of the date of the issuance or grant of such rights or options or, in the case of the issuance or sale of Convertible Securities other than where the same are issuable upon the exercise of rights or options, as of the date of such issuance or sale) be deemed to be outstanding and to have been issued for said price per share; provided that (i) no further adjustment of the purchase price shall be made upon the actual issuance of such Common Stock upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities or upon the actual issuance of Convertible Securities where the same are issuable upon the exercise of such rights or options, and (ii) rights or options issued or granted pro rata to shareholders without consideration and Convertible Securities issuable by way of dividend or other distribution to shareholders shall be deemed to have been issued or granted at the close of business on the date fixed for the determination of shareholders entitled to such rights, options or Convertible Securities and shall be deemed to have been issued without consideration; and (iii) if, in any case, the total maximum number of shares of Common Stock issued upon exercise of such rights or options or upon conversion or exchange of such Convertible Securities is not, in fact, issued and the right to exercise such right or option or to convert or exchange such Convertible Securities shall have expired or terminated, then, and in any such event, the purchase price, as adjusted, shall be appropriately readjusted at the time of such expiration or termination. In such case, each purchase price hereunder per share which is greater than the price per share for which Common Stock is issuable upon conversion or exchange of such rights or options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable, as determined above in this subsection (D), shall thereupon be reduced to a price determined by dividing (1) an amount equal to (a) the total number of shares of Common Stock outstanding immediately prior to the time of the issuance or grant of such rights or options or the issuance or sale of such Convertible Securities multiplied by such purchase price hereunder per share, plus (b) the total amount, if any, received or receivable by the Corporation as consideration for such issuance or grant or such issuance or sale, plus the additional amounts referred to and more fully set forth in clauses
            (1) and (2) of the parenthetical material above in this subsection
            (D), whichever clause and whichever additional amounts may be applicable, by (2) the total number of shares of Common Stock outstanding after the date of such issuance or grant or such issuance or sale, and the number of shares of Common Stock which the holder hereof shall be entitled to purchase hereunder at such adjusted purchase price per share, at the time such adjusted purchase price per shall be in effect, shall be the number of whole shares of Common Stock obtained by multiplying such purchase price hereunder, per share, before such adjustment, by the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately before such adjustment and dividing the product so obtained by such adjusted purchase price per share.

      (E) For the purpose of subsections (C) and (D) above, in case the Corporation shall issue or sell Additional Shares, issue or grant any rights to subscribe for or to purchase, or any options for the purchase of (i) Common Stock or (ii) Convertible Securities, or issue or sell Convertible Securities for a consideration part of which shall be other than cash, the amount of the consideration received by the Corporation therefor shall be deemed to be the cash proceeds, if any, received by the Corporation plus the fair value of the consideration other than cash as determined by the Board of Directors of the Corporation in good faith, before deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Corporation for any underwriting of, or otherwise in connection with, such issuance, grant or sale.

      (F) Subject to the provisions of subsection (G) below, in case the Corporation shall, while this Warrant remains unexercised, in whole or in part, and in force, make any distribution of its assets to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution, the holder hereof shall be entitled, upon exercise of this Warrant and purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or at the option of the Corporation, a sum equal to the value thereof at the time of such distribution to holders of Common Stock as such value is determined by the Board of Directors of the Corporation in good faith) which would have been payable to such holder had he been the holder of record of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.

      (G) Except as otherwise provided in subsection (B) above, in the case of any sales or conveyance of all or substantially all of the assets of the Corporation in connection with a plan of complete liquidation of the Corporation, in the case of the dissolution, liquidation or winding up of the Corporation, all rights under this Warrant shall terminate on a date fixed by the Corporation, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the registered holder hereof, as the same shall appear on the books of the Corporation, at least thirty (30) days prior to such termination date.

      (H) In case the Corporation shall, while this Warrant remains unexercised in whole or in part, and in force, offer to the holders of Common Stock any rights to subscribe for additional shares of stock of the Corporation, then the Corporation shall given written notice thereof to the registered holder hereof not less than thirty
            (30) days prior to the date on which the books of the Corporation are closed or a record date fixed for the determination of shareholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or the record date fixed with respect to such offer or subscription, and the right of the holder hereof to participate in such offer or subscription shall terminate if this Warrant shall not be exercised on or before the date of such closing of the books or such record date.

      (I) Any adjustment pursuant to the foregoing provisions shall be made on the basis of the number of shares of Common Stock which the holder hereof would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the purchase price hereunder per share, whether or not in effect immediately prior to the time of such adjustment, on the basis of such purchase price immediately prior to the event giving rise to such adjustment. Whenever any such adjustment is required to be made, the Corporation shall forthwith determine the new number of shares of Common Stock which the holder shall be entitled to purchase hereunder and/or such new purchase price per share, and shall prepare, retain on file and transmit to the holder hereof within ten (10) days after such preparation a statement describing in reasonable detail the method used in calculating such adjustment(s).

      (J) For the purposes of this Section 3, the term "Common Stock" shall include all shares of capital stock authorized by the Corporation's Certificate of Incorporation, as from time to time amended, which are not limited to a fixed sum or percentage of par value in respect of the right of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

      (K) Whenever the price per share hereunder, initial or adjusted, and the number of shares of Common Stock to be purchased upon exercise hereof, initial or adjusted, shall be changed or adjusted pursuant to the provisions of this Section 3, the Corporation shall forthwith cause written notice setting forth the changed or adjusted price per share hereunder and number of shares to be purchased upon exercise hereof to be given to the holder of this Warrant.

4. The Corporation agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of shares issuable upon the exercise of this and all other Warrants of the same class.

5. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation, or to any other rights whatsoever except the rights herein expressed, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

6. This Warrant is exchangeable upon the surrender hereof by the holder hereof to the Corporation for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

7. The Corporation will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to shareholders of the Corporation concurrently with the distribution thereof to such shareholders.

8. Notices to be given to the holder of this Warrant shall be deemed to have been sufficiently given if delivered or mailed, addressed in the name and at the address of such holder appearing in the records of the Corporation, and if mailed, sent first class registered or certified mail, postage prepaid. The address of the Corporation is 10 Industry Drive, Lancaster, Pennsylvania 17603, and the Corporation shall give written notice of any change of address to the holder hereof.

9. The Corporation covenants and agrees that no later than ninety (90) days after the issuance of this Warrant it will file a registration statement on the appropriate form (the "Registration Statement") with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, and hereby agrees to include in the Registration Statement among the Securities to be registered the Warrants and the shares of Common Stock into which the Warrants are exercisable at the Corporation's sole cost and expense, and, furthermore, to use best efforts to cause the Warrants to be listed for trading on the NASDAQ National Market System, provided that all requirements with respect to such listing can be satisfied by the Corporation without the expenditure of unreasonable time or expense.

10. Anything to the contrary herein notwithstanding, this Warrant shall be callable by the Corporation, in whole or in part, at any time after twenty-one (21) months after the date of its issuance, at the price of $1.00 per share of Common Stock subject hereto, on thirty (30) days written notice to the holder hereof, if the average last reported sales price of the Common Stock reported on the NASDAQ National
     Market System (or any successor or other exchange upon which the Common Stock may be listed for trading) has been not less than $17.60 per share for the fifteen (15) consecutive trading days immediately preceding such call date This Warrant shall be exercisable by the holder hereof during the aforementioned thirty (30) day notice period.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by the signature of its President and its seal affixed and attested by its Secretary.

Dated:              , 1998

                                          HERLEY INDUSTRIES, INC.

                                          By:
                                             -----------------------------------
                                              Myron Levy, President

[Corporate Seal]

ATTEST:

---------------------------------------------------
David H. Lieberman, Secretary

                                   EXHIBIT D

                               IRREVOCABLE PROXY

THIS IRREVOCABLE PROXY (this "Agreement") is dated as of the      day of August,
1998 by and between GMC Acquisition Corporation, a New York corporation
("GMCAC"), and                (the "Shareholder").

WHEREAS, General Microwave Corp., a New York corporation ("GMC") Eleven Participating Shareholders of GMC, GMCAC and Herley Industries, Inc., a Delaware corporation ("Herley"), propose on the date hereof to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which GMC will be merged with and into GMCAC on the terms and subject to the conditions contained in the Merger Agreement; and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, GMCAC has requested that the Shareholder signatories thereto grant to GMCAC irrevocable proxies with respect to all of the shares of Common Stock of GMC owned by such Shareholders; and

WHEREAS, in order to induce GMCAC to enter into the Merger Agreement, the execution and delivery of which will inure to the direct and material benefit of the Shareholders, the Shareholders have agreed to execute and deliver this Agreement in favor of GMCAC.

NOW, THEREFORE, in consideration of the execution and delivery of the Merger Agreement by GMCAC and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1. Grant of Irrevocable Proxy. The Shareholder hereby irrevocably appoints and constitutes GMCAC or any designee of GMCAC, with full power of substitution, the lawful agent, attorney and proxy of the Shareholder during the term of this Agreement to vote in its sole discretion all of the shares of Common Stock of GMC ("Common Stock") of which the Shareholder is the owner of record (the "Shares") (including any and all Common Stock acquired by the Shareholder after the date hereof or through the exercise or acceleration of options) in the following manner for the following purposes: (i) to call one or more meetings of the Shareholder of GMC in accordance with the By-Laws of GMC and applicable law for the purpose of considering the transactions contemplated by the Merger Agreement such that the Shareholder shall have the full opportunity to approve the Merger Agreement and any and all amendments, modifications and waivers thereof and the transactions contemplated thereby; (ii) in favor of the Merger Agreement or any of the transactions contemplated by the Merger Agreement at any Shareholders meetings of GMC held to consider the Merger Agreement (whether annual or special and whether or not an adjourned meeting; (iii) against any other proposal for any recapitalization, merger, sale of assets or other business combination between GMC and any other person or entity other than GMCAC or the taking of any action which would result in any of the conditions to GMCAC's obligations under the Merger Agreement not being fulfilled; and (iv) as otherwise necessary or appropriate to enable GMCAC to consummate the transactions contemplated by the Merger Agreement and, in connection with such purposes, to otherwise Act with respect to the Shares which the Shareholder is entitled to vote. THIS IRREVOCABLE PROXY HAS BEEN GIVEN IN CONSIDERATION OF THE UNDERTAKINGS OF GMCAC IN THE MERGER AGREEMENT AND SHALL BE IRREVOCABLE AND COUPLED WITH AN INTEREST UNTIL THE TERMINATION DATE AS DEFINED IN SECTION 2 HEREOF. This

Agreement shall revoke all other proxies granted by the Shareholder with respect to the Shares.

2. Termination Date. This Irrevocable Proxy shall expire on the earlier to occur of the Closing under the Merger Agreement or the termination of the Merger Agreement pursuant to its terms.

3. Representation and Warranty by the Shareholder. The Shareholder represents and warrants to GMCAC that the Shareholder is on the date hereof the owner of
record of        shares of Common Stock of GMC.

4. Covenant of the Shareholder. The Shareholder covenants and agrees with GMCAC that he will continue to hold, and will not sell, assign, transfer, pledge, hypothecate or otherwise dispose of the Shares until the date of termination of this Agreement pursuant to Section 2 hereof.

5. Specific Performance. The parties hereto agree that the Shares are unique and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by GMCAC in the event that this Agreement is breached. Therefore, the Shareholder agrees that in addition to and not in lieu of any other remedies available in GMCAC at law or in equity, GMCAC may obtain specific performance of this Agreement.

6. Assignment. This Agreement shall not be assigned by GMCAC to any person other than Herley or any affiliate of Herley.

7. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both parties hereto.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York.

9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, personal representatives, executors, heirs and permitted assigns.

10. Headings. The Section headings herein are for convenience of reference only and shall not affect the construction hereof.

11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, GMCAC and the Shareholder have duly executed this Agreement as of the date and year first above written.

                                          GMC ACQUISITION CORPORATION

                                          By:
                                          --------------------------------------

                                          --------------------------------------
                                                               [The Shareholder]

                                   EXHIBIT E

                              CONSULTING AGREEMENT

Agreement dated as of              , 1998 between Herley Industries, Inc. and
Sherman Rinkel.

The parties agree as follows:

1.    The Parties

      (a) The parties to this Agreement are Herley Industries, Inc. and Sherman Rinkel.

      (b) Herley Industries, Inc. is a Delaware corporation. It has an office at 10 Industry Drive, Lancaster, PA 17603. It is referred to below as the "Corporation".

      (c) Sherman Rinkel is an individual person. His address is 71 Northgate Circle, Melville, New York 11747. He is referred to below as "Mr. Rinkel".

2.    Mr. Rinkel's Position

      Before the effective date of this Agreement, Mr. Rinkel was the non-executive Chairman of the Board of Directors of General Microwave Corporation. Pursuant to this Agreement and as of the date hereof, Mr. Rinkel shall be a part-time consultant to the Corporation; he shall also be made a director on the Board of Directors of the Corporation to serve for so long as he continues to be elected as a director of the Corporation by its shareholders and is employed as a consultant by the Corporation.

3.    The Engagement

      (a) The Corporation hereby continues the engagement of Mr. Rinkel as a part-time consultant to the Corporation, and Mr. Rinkel accepts the engagement.

      (b) During the term of this Agreement, Mr. Rinkel shall serve as a part-time consultant to the Corporation on all matters pertaining to its business. Mr. Rinkel shall make himself available for consultation with the officers of the Corporation at times reasonably and mutually convenient to the parties.

4.    Compensation

      (a) As full compensation for his services under this Agreement (whether or not he continues to be elected as a director of the Corporation), the Corporation shall pay Mr. Rinkel during the term hereof at the rate of Sixty Thousand ($60,000.00) Dollars per year. This compensation shall be payable in equal monthly installments. So long as Mr. Rinkel continues to be a director of the Corporation, the compensation provided for hereunder shall be in lieu of fees paid to non-employee directors of the Corporation.

      (b) In addition, the Corporation shall reimburse Mr. Rinkel for authorized out-of-pocket expenses incurred by him in performing his duties under this Agreement and provide him with an automobile comparable to the one provided to him prior to the date hereof.

      (c) This Agreement shall not entitle Mr. Rinkel to receive any benefits made available by the Corporation to its employees or executives.

5.    Covenant Not to Compete

      (a) Mr. Rinkel acknowledges that during the course of his employment with General Microwave Corporation and thereafter, he gained and continues to gain extensive knowledge concerning several aspects of the Corporation's business. In addition, Mr. Rinkel acknowledges that he gained and continues to gain information of a confidential and proprietary nature relating to the Corporation and its business.

      (b) In consideration of the payments provided for herein, Mr. Rinkel shall be bound by the covenants set forth herein.

      (c) During the term of this Agreement, Mr. Rinkel shall not do any of the following:

           (i) Mr. Rinkel shall not conduct any business involving the manufacture or sale of any product manufactured or sold by the Corporation or any of its subsidiaries during his employment or engagement as a consultant by the Corporation.

           (ii) Mr. Rinkel shall not directly or indirectly render any services of any nature, including advisory services, to any manufacturer or seller of any product manufactured or sold by the Corporation or any of its subsidiaries at any time during his employment or engagement as a consultant by the Corporation.

           (iii) Mr. Rinkel shall not invest in, solicit others to invest in or otherwise render financial assistance to any manufacturer or seller of any product manufactured or sold by the Corporation or any of its subsidiaries during his employment or engagement as a consultant by the Corporation.

      (d) During the term of this Agreement and for two years thereafter, Mr. Rinkel shall not do any of the following:

           (i) Mr. Rinkel shall not disclose any information reasonably known to him to be proprietary or confidential information belonging to the Corporation or any of its subsidiaries.

           (ii) Mr. Rinkel shall not hire or solicit the employment of any person who was employed by the Corporation at any time during the calendar year preceding the hiring or solicitation.

      (e) The prohibitions set forth in subsections (c) and (d) shall apply to the acts of Mr. Rinkel individually or the acts of Mr. Rinkel through any corporation, partnership or other entity with which he may be associated. Mr. Rinkel shall be deemed to be associated with any entity of which he is an officer, director, consultant, agent, employee, stockholder or partner.
       (f) (i) The prohibitions set forth in subsections (c), (d) and (e) shall not apply to actions taken at the request, or with the consent or for the benefit of the Corporation.
            (ii) The prohibitions set forth in subsections (c), (d) and (e)
                 shall not prohibit Mr. Rinkel from owning publicly traded investment securities in any corporation if he owns no more than five (5%) percent of the total outstanding securities of any class of that corporation or no more than five (5%) percent of the total voting securities of that corporation.

      (g) General Microwave Corporation and Mr. Rinkel are parties to an Employee Patent Agreement dated February 4, 1963. The agreement is referred to below as the "Patent Agreement". Although Mr. Rinkel is no longer an employee of General Microwave Corporation or its successor corporation, his obligations under the Patent Agreement shall continue as if he were an employee of the Corporation during the term of this Agreement.

      (h) Mr. Rinkel acknowledges that the rights of the Corporation under this Agreement are of a specialized and unique character and that a breach, or threatened breach of this Agreement by Mr. Rinkel, will cause the Corporation irreparable injury and damage which cannot be reasonably or adequately compensated in damages or in action at law. In the event of a violation of the terms of this Agreement, the Corporation shall, in addition to any other relief, be entitled to injunctive relief in any court of competent jurisdiction.

      (i) The failure of either party to require performance by the other party of any provision of this Agreement shall in no way affect the right of that party to enforce that provision of any other time, no shall it affect the party's right to enforce any other provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not be taken or held to be a waiver of any subsequent breach of the provision or as a waiver of the provision itself.

      (j) If it is determined that any provision of this Agreement is too broad or otherwise unenforceable for any reason, Mr. Rinkel expressly agrees that any court of competent jurisdiction may narrow the terms of the provision so as to render them enforceable according to their intent and purpose.

6.    Term

      (a) The term of this Agreement shall be for two years commencing on the date GMC is merged into GMC Acquisition Corporation.

      (b) This Agreement shall terminate automatically upon the death of Mr. Rinkel, and the Corporation shall not be required to pay Mr. Rinkel or his estate any amounts payable to him which accrue after that date.

      (c) This Agreement shall also terminate if Mr. Rinkel is unable to perform the services required of him by this Agreement for any period exceeding or aggregating 40 days during any 160 day period for any reason not caused by the Corporation.

7.    Choice of Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

8.    Notices

      Notices given under this Agreement shall be valid only if in writing and properly mailed. A notice shall be properly mailed if postage is prepaid, and if the notice is properly addressed. A notice to a party shall be properly addressed only if addressed to the address of the party set forth on page 1 or to any other address as the party may designate by giving notice to the other party.

      To signify his agreement to the foregoing, Sherman Rinkel has executed this Agreement.

      To signify its agreement to the foregoing, Herley Industries, Inc. has caused this Agreement to be executed and attested to by its duly authorized officers.

                                          --------------------------------------
                                          Sherman Rinkel

                                          HERLEY INDUSTRIES, INC.

                                          By:
                                             -----------------------------------
                                              Myron Levy, President

Attest:

---------------------------------------------

                                   EXHIBIT F

                         FORM OF EMPLOYMENT AGREEMENTS

                              EMPLOYMENT AGREEMENT

AGREEMENT made as of the                day of              , 1998 by and
between Herley Industries, Inc., a Delaware corporation (hereinafter the
"Company") and                , residing at                (hereinafter called
the "Employee").

                              W I T N E S S E T H:

WHEREAS, the Company and the Employee desire to enter into an Employment Agreement relating to the Company's employment of the Employee; and

WHEREAS, this Agreement is intended to supersede and replace all prior agreements, understandings and arrangements between the Company and the Employee, including any and all agreements with General Microwave Corp. ("GMC"), relating to such employment.

NOW, THEREFORE, it is agreed as follows:

1. Retention of Services. The Company hereby retains the services of Employee, and Employee agrees to furnish such services in the New York Metropolitan Area, upon the terms and conditions hereinafter set forth.

2. Term. Subject to earlier termination on the terms and conditions hereinafter provided, and further subject to certain provisions hereof which survive the term hereof, the term of this Agreement shall be comprised of a two
(2) year period of employment commencing on the date on which GMC is merged into GMC Acquisition Corporation and terminating two (2) years thereafter.

3. Duties and Extent of Services During Period of Employment. During the term of employment, Employee shall be employed on a full-time basis as an executive of the Company. In such capacity, Employee agrees that he shall serve the Company under the direction of the Board of Directors and executive officers of the Company to the best of his ability, shall perform all duties incident to his offices on behalf of the Company and shall perform such other duties as may from time to time be assigned to him by the Board of Directors and executive officers of the Company. Employee shall also serve in similar capacities of such of the subsidiary corporations of the Company as may be selected by the Board of Directors.

4. Remuneration. During the period of employment, Employee shall be entitled to receive the following compensation for his services: A salary at the rate of
$     per annum, payable in equal bi-weekly installments, or in such other manner as shall be agreeable to the Company and Employee.

5.  Employee Benefits; Expenses.

(a) During the period of employment, the Employee shall be entitled to participate in the Company's medical insurance, life insurance and pension plans in the same manner as other of the Company's executives in positions of similar authority and importance.

(b) For purposes of determining vacation and other payments or benefit entitlements dependent, in whole or in part, on length of service, the Employee's services to GMC

      Corp. shall be treated as if same had been performed as an employee of the Company.

(c) During the period of employment, Employee shall be furnished with office space and facilities commensurate with his position and adequate for the performance of his duties; and he shall be provided with the perquisites customarily associated with the position of an executive of the Company.

(d) It is contemplated that during the period of employment, Employee may be required to incur out-of-pocket expenses in connection with the performance of his services hereunder, including expenses incurred for travel and business entertainment. Accordingly, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in the performance of his duties hereunder upon submission of reasonable documentation therefore in accordance with the Company's policies.

(e) During the period of his employment hereunder, Employee shall be entitled to either (i) receive an allowance with respect to an automobile in the same amount as he currently receives from GMC; or (ii) continue to use any leased vehicle provided by GMC for the shorter of (x) the term of such lease or (y) the term of his employment hereunder. If the lease with respect to any such vehicle expires during the term of this Agreement or any extension hereof, the Company shall have the option of either furnishing a replacement vehicle or a cash vehicle allowance.

6. Disability. If Employee, during the period of employment, becomes unable for three consecutive months or more, or any 180 days in any twelve-month period, due to ill health or other physical or mental incapacity, to perform his services hereunder, the Company may thereafter, upon at least 45 days' written notice to Employee, place him on disability status. After such action by the Company, Employee shall only be entitled to the disability benefits under his insurance policy during the disability period.

7.  Confidential Information.

(a) In the course of Employee's employment by the Company, Employee will have access to and possession of valuable and important confidential or proprietary data or information of the Company and its operations. Employee will not during Employee's employment by the Company or at any time thereafter divulge or communicate to any person nor shall Employee direct any Company employee, representative or agent to divulge or communicate to any person or entity (other than to a person or entity bound by confidentiality obligations similar to those contained herein and other than as necessary in performing Employee's duties hereunder) or use to the detriment of the Company or for the benefit of any other person or entity, any of such confidential or proprietary data or information or make or remove any copies thereof, whether or not marked or otherwise identified as "confidential" or "secret." Employee shall take all reasonable precautions in handling the confidential or proprietary data or information within the Company to a strict need-to-know basis and shall comply with any and all security systems and measures adopted from time to time by the Company to protect the confidentiality of confidential or proprietary data or information.

(b) The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available to the public, including, without limitation, all database information, personnel information, financial information, customer lists, supplier lists, trade secrets, patented or proprietary information, forms, information regarding operations, systems, services, know how, bid preparation, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data.

(c) Employee will at all times promptly disclose to the Company in such form and manner as the Company may reasonably require, any inventions, improvements or procedural or methodological innovations, programs, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented) conceived or developed or created by Employee during or in connection with Employee's employment hereunder and which relate to the business of the Company ("Intellectual Property"). Employee agrees that all such Intellectual Property shall be "work-for-hire" and shall be the sole property of the Company. To the extent any such Intellectual Property does not constitute a "work-for-hire" under U.S. law, Employee hereby assigns to Company all right, title and interest in such Intellectual Property. Employee further agrees that Employee will execute such instruments and perform such acts as may reasonably be requested by the Company to effectuate such assignment and otherwise to transfer to and perfect in the Company all rights in such Intellectual Property.

(d) All written materials, records and documents made by Employee or coming into Employee's possession during Employee's employment by the Company concerning any products, processes or equipment manufactured, used, developed, investigated, purchased, sold or considered by the Company or otherwise concerning the business or affairs of the Company shall be the sole property of the Company, and upon termination of Employee's employment by the Company, or upon request of the Company during Employee's employment by the Company, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment by the Company, Employee will deliver to the Company all other Company property in Employee's possession or under Employee's control, including, but not limited to, financial statements, marketing and sales data, customer and supplier lists, database information and other documents, and any Company credit cards.

(e) The Employee shall immediately disclose to the Company any information relating to business opportunities relating to the business of the Company, and/or its subsidiaries which may be offered or communicated to the Employee.

(f) The provisions of this Section 7 shall survive the termination of this Employment Agreement.

8.  Termination.

(a) The Company recognizes that, for the period during which Employee has been employed and/or associated with the Company, the Company has been intimately familiar with the ability, competence and judgment of Employee, which are acknowledged to be of the highest caliber. Accordingly, the Company and Employee agree that Employee's services hereunder may be terminated for "cause" by the Company only (i) for an act of fraud or embezzlement adversely affecting the financial interest of the Company,
      (ii) in the event that the Company places Employee on disability status pursuant to Section 6 hereof more than once during the term hereof, (iii) in the event of a conviction of the Employee for any felony, (iv) in the event of material breach by the Employee of the terms of this Agreement, following the receipt by the Employee of ten (10) days notice of such breach and the

      Employee's failure to cure such breach within such grace period, (v) in the event of any willful breach by the Employee of this Agreement, or (vi) in the event that the Employee materially breaches any of his representations, warranties, covenants or agreements contained in the Agreement and Plan of Merger of even date herewith to be executed by the Company. This Agreement shall also terminate on the death of Employee.

(b) If the Company terminates Employee's employment hereunder for any reason other than for "cause" as set forth in Section 8(a) hereof, Employee's compensation shall be paid to him as provided hereunder for the remainder of the term of this Agreement. If the Company terminates Employee's employment hereunder for "cause" as set forth in Section 9(a) hereof, Employee shall not be entitled to receive any further compensation hereunder which has not already been earned pursuant to the terms hereof. Employee and the Company acknowledge that the foregoing provisions of this paragraph 8(b) are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with due regard to future expectations.

9. Consolidation or Merger. In the event of any consolidation or merger of the Company into or with any other corporation during the term of this Agreement, or the sale of all or substantially all of the assets of the Company to another corporation, person or entity during the term of this Agreement, such successor corporation shall assume this Agreement and become obligated to perform all of the terms and provisions hereof applicable to the Company, and Employee's obligations hereunder shall continue in favor of such successor corporation.

10. Notices. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company in writing and delivered or mailed by certified or registered mail to its offices at 10 Industry Drive, Lancaster, PA 17603, or such other address as the Company may hereafter designate, with a copy to David H. Lieberman, Esq., Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York 11753. Any notice to be given to Employee hereunder shall be delivered or mailed by certified or registered mail to him
at:                or such other address as he may hereafter designate.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and unless clearly inapplicable, all references herein to the Company shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of the Board of Directors of the Company.

12. Amendments. This Agreement may not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto.

13. Prior Agreements Superseded. This Agreement supersedes any employment or consulting agreements, oral or written, entered into between Employee and GMC and the Company prior to the date of this Agreement.

14. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of laws.

15. Acknowledgment. Employee acknowledges that he has carefully read this Agreement and hereby represents and warrants to the Company that Employee's entering into this Agreement, and the obligations and duties undertaken by Employee hereunder, will not conflict with, constitute a breach of or otherwise violate the terms of any other agreement to which Employee is a party and that Employee is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into and perform his obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          HERLEY INDUSTRIES, INC.:

                                          By:-----------------------------------
                                                         Myron Levy
                                                          President

                                          EMPLOYEE:

                                          --------------------------------------
                                            Name:

           ANNEX B -- AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

                Amendment No. 1 to Agreement and Plan of Merger

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER dated as of November 18, 1998, among General Microwave Corp., a New York corporation ("GMC"), eleven GMC shareholders identified on Exhibit "A" hereto (the "Participating
Shareholders"), GMC Acquisition Corporation, a New York corporation ("Acquisition") and Herley Industries, Inc. ("Herley"), a Delaware Corporation.

                              W I T N E S S E T H:

WHEREAS, GMC, the Participating Shareholders, Acquisition and Herley are parties to an Agreement and Plan of Merger dated as of August 21, 1998 (the "Merger Agreement"), pursuant to which GMC is to be merged with and into Acquisition and the outstanding shares of Common Stock, par value $.01 per share, of GMC (referred to collectively as the "GMC Shares" and individually as a "GMC Share") are to be converted upon the merger into the right to receive a warrant to purchase Herley Common Stock and $18 in cash; and

WHEREAS, the parties to the Merger Agreement desire to amend the Merger Agreement to provide that Acquisition will merge with and into GMC and GMC will be the surviving corporation in the merger; and

WHEREAS, the parties to the Merger Agreement further desire to make certain other amendments to the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.  Amendments.  The Merger Agreement is hereby amended as follows:

(a)   Section 1.1 is hereby amended and restated as follows:

      "1.1  Surviving Corporation.  At the Effective Time (as defined in Section
      1.3 hereof), Acquisition shall be merged with and into GMC upon the terms and conditions hereinafter set forth as permitted by and in accordance with the BCL. At the Effective Time, the identity and separate existence of Acquisition shall cease, and GMC shall succeed to all rights, privileges, powers, franchises, properties, assets, debts, liabilities and obligations of Acquisition in accordance with the BCL."

(b)   Section 1.3 is hereby amended and restated as follows:

      "1.3 Effective Time. The Merger shall become effective when the Certificate of Merger is filed by the Secretary in accordance with the applicable provisions of the BCL (or at such later time specified as the effective time in the Certificate of Merger), which Certificate shall be submitted for filing as soon as practicable after all of the conditions set forth in Article VI are fulfilled or waived, provided that this Agreement has not been previously terminated pursuant to Section 7.1 hereof. The date and time when the Merger shall become effective are herein referred to as the "Effective Time." The Effective Time shall be after January 1, 1999."

(c)   Section 1.4 is hereby amended and restated as follows:

      "1.4 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Certificate of

      Incorporation of GMC. Simultaneously with the Effective Time, the GMC Certificate of Incorporation shall be amended to conform to the substantive provisions of the Certificate of Incorporation attached as Exhibit B to this Agreement."

(d)   Section 3.1 is hereby amended and restated as follows:

      "3.1 Effect of Merger. At and after the Effective Time, the separate existence of Acquisition shall cease, the GMC Shares shall cease to exist (except as evidence of the right of the holder thereof to receive cash and warrants therefor in accordance with the terms hereof), subject to the rights of holders of Dissenting Shares referred to in Section 2.1(b) hereof, and all rights, privileges, powers and franchises, and all property, tangible and intangible, of Acquisition and of GMC shall transfer to, vest in and devolve on the Surviving Corporation without further act or deed. Confirmatory deeds, assignments, or similar instruments to evidence such transfer may be executed and delivered at any time in the name of GMC or Acquisition by GMC's last acting officers or by the appropriate officers of the Surviving Corporation. The Surviving Corporation shall be liable for all of the debts and obligations of Acquisition and GMC. Any existing claim, action or proceeding pending by or against Acquisition or GMC may be prosecuted to judgment as if the Merger had not taken place or, on motion of the Surviving Corporation, the Surviving Corporation may be substituted as a party, and any judgment against Acquisition or GMC shall constitute a lien on the property of the Surviving Corporation. The Merger shall not impair the rights of creditors or any liens on the property of either of the Constituent Corporations."

(e) All references in the Merger Agreement to the Surviving Corporation following the effectiveness of the Merger shall be deemed to refer to GMC, rather than Acquisition.

(f)   Section 4.1 is hereby amended and restated as follows:

      "4.1 Representations and Warranties by GMC. GMC represents and warrants to, and agrees with, Acquisition and Herley, subject to the exceptions set forth in the disclosure schedule (the "Schedule") to be delivered to Acquisition and Herley, as follows:"

(g) All references to the Schedule in the Merger Agreement shall be construed to reflect that such Schedule was not attached to the Merger Agreement at the time of its execution and is not a part of, or an exhibit to, the Merger Agreement. Notwithstanding the foregoing, the Schedule and its contents shall be considered together with the Merger Agreement for the purpose of determining GMC's compliance with its representations, warranties and covenants contained in the Merger Agreement.

(h)   Section 5.2(g) is hereby amended to add the following:

      "The foregoing shall not be construed to prevent GMC's purchase of an officers and directors' liability insurance policy having a term of three years from the Effective Time and covering acts prior to the Effective Time."

(i)   Section 6.2(g) is hereby amended and restated as follows:

      "(g) Cutoff Date. The Merger shall in any event have been completed no later than January 8, 1999. This condition shall be a mutual condition."

(j) The form of Consulting Agreement attached as Exhibit E to the Merger Agreement is hereby amended as follows:

      (A)  Section 2 shall be amended and restated as follows:

           "2.  Mr. Rinkel's Position

                Before the effective date of this Agreement, Mr. Rinkel was the non-executive Chairman of the Board of Directors of General Microwave Corporation. Pursuant to this Agreement and as of the date hereof, Mr. Rinkel shall be a part-time consultant to the Corporation."

      (B)  Section 4(a) shall be amended and restated as follows:

           "4.  Compensation

                (a) As full compensation for his services under this Agreement, the Corporation shall pay Mr. Rinkel during the term hereof at the rate of Sixty Thousand ($60,000.00) Dollars per year. This compensation shall be payable in equal monthly installments."

(k) All references in the Exhibits to the Merger Agreement to the merger of GMC into Acquisition shall be deemed to refer to the merger of Acquisition into GMC, with GMC as the surviving corporation. All references in such Exhibits to the "Surviving Corporation" shall be deemed to refer to GMC.

  SECTION 2. All capitalized terms used herein, unless otherwise defined herein, are used herein as defined in the Merger Agreement. Except as expressly provided herein, all terms and provisions of the Merger Agreement shall remain in full force and effect.

  SECTION 3. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          GENERAL MICROWAVE CORP.:

                                          By: Sherman A. Rinkel
                                             -----------------------------------
                                              Sherman A. Rinkel
                                              Chairman, Board of Directors

                                          PARTICIPATING SHAREHOLDERS:

                                                 /s/ SHERMAN A. RINKEL
                                          --------------------------------------
                                          Sherman A. Rinkel

                                                     /s/ MOE WIND
                                          --------------------------------------
                                          Moe Wind

                                                   /s/ STANLEY SIMON
                                          --------------------------------------
                                          Stanley Simon

                                                 /s/ MITCHELL TUCKMAN
                                          --------------------------------------
                                          Mitchell Tuckman

                                                 /s/ EDMOND D. FRANCO
                                          --------------------------------------
                                          Edmond D. Franco

                                                /s/ MICHAEL I. STOLZAR
                                          --------------------------------------
                                          Michael I. Stolzar

                                                /s/ MICHAEL D. MAGIDSON
                                          --------------------------------------
                                          Michael D. Magidson

                                                 /s/ ARNOLD H. LEVINE
                                          --------------------------------------
                                          Arnold H. Levine

                                                 /s/ ROZALIE SCHACHTER
                                          --------------------------------------
                                          Rozalie Schachter

                                                   /s/ HOWARD COHEN
                                          --------------------------------------
                                          Howard Cohen

                                                  /s/ ROBERT DEBRECHT
                                          --------------------------------------
                                          Robert DeBrecht

                                          GMC ACQUISITION CORP.:

                                          By:        /s/ LEE N. BLATT
                                             -----------------------------------
                                              Lee N. Blatt, President

                                          HERLEY INDUSTRIES, INC.:

                                          By:         /s/ MYRON LEVY
                                             -----------------------------------
                                              Myron Levy, President

                                   EXHIBIT A

                           PARTICIPATING SHAREHOLDERS

Sherman A. Rinkel

Moe Wind

Stanley Simon

Mitchell Tuckman

Edmond D. Franco

Michael I. Stolzar

Michael D. Magidson

Arnold H. Levine

Rozalie Schachter

Howard Cohen

Robert DeBrecht

          ANNEX C -- FAIRNESS OPINION OF FRANCO, LEWIS & COMPANY, INC.

FRANCO, LEWIS & COMPANY, INC.
63 WALL STREET
28TH FLOOR
NEW YORK, NY 10005-3001

TEL. (212)797-1071
FAX (212) 269-1944

November 12, 1998

Confidential

The Board of Directors
General Microwave Corporation
5500 New Horizons Boulevard
Amityville, NY 11701

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock (the "Common Stock") of General Microwave Corporation, a New York corporation, (the "Company") of the consideration to be received by such shareholders in connection with the proposed merger of GMC Acquisition Corporation, a Delaware corporation, ("Acquisition"), a wholly owned subsidiary of Herley Industries, Inc., a Delaware corporation, ("Herley"), with and into the Company (the "Proposed Transaction") pursuant to the Agreement and Plan of Merger dated as of August 21, 1998 and as amended on November 12, 1998 among Herley, Acquisition, the Company and certain stockholders of the Company (the "Agreement").

We understand that the terms of the Agreement provide, among other things, that each issued and outstanding share of Common Stock shall be converted into the right to receive $18 in cash plus a warrant to purchase one share of Herley Common Stock at a purchase price of $14.40 per share on or before January 11, 1999 or $15.60 per share after January 11, 1999 for three years after the effective time of the Merger (collectively, the "Warrants"), as more fully set forth in the Agreement.

Franco, Lewis & Company, Inc. ("Franco, Lewis & Company") is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We will receive a fee for rendering this opinion.

In the past, we have provided financial advisory services to the Company and have received fees for rendering these services. In addition, Edmond D. Franco, an executive officer and holder of a significant percentage of the common stock of Franco, Lewis & Company, is a member of the Board of Directors of the Company. Franco, Lewis & Company may in the future provide additional investment banking or other financial advisory services to Herley.

In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

(i) reviewed the publicly available consolidated financial statements of the Company for recent years and interim periods to date and certain other relevant financial and operating data of the Company made available to us from published sources and from the internal records of the Company;

(ii) reviewed certain internal financial and operating information relating to the Company, including certain projections, prepared by the management of the Company;

(iii) discussed the business, financial condition and prospects of the Company with certain of its officers;

(iv) reviewed the recent reported prices and trading activity for the common stock of the Company and compared such information and certain financial information for the Company with similar information for certain other companies engaged in businesses we consider comparable;

(v) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

(vi)  reviewed the Agreement;

(vii) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning the Company considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information. We have assumed that there have been no material changes in the Company's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to the Company as to all legal and financial reporting matters with respect to the Company, the Proposed Transaction and the Agreement, including the legal status and financial reporting of litigation involving the Company. We have assumed that the Proposed Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations.

We have not prepared any independent valuation or appraisal of any of the assets or liabilities of the Company; nor have we conducted a physical inspection of the properties and facilities of the Company. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of the Company. For purposes of this opinion, we have assumed that the Company is not a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting its business. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion. In addition, for purposes of this opinion and with the approval of the Board of Directors of the Company, we have assumed that the Warrants have no value.

It is understood that this letter is for the information of the Board of Directors only and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in the Proxy Statement relating to the Proposed Transaction. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the consideration to be received by the holders of the Company's Common Stock in the Proposed Transaction is fair to such holders from a financial point of view. We express no opinion, however, as to the adequacy or fairness of any consideration received in the Proposed Transaction by Herley or any of its affiliates.

                                          Very truly yours,

                                          Franco, Lewis & Company, Inc.

                                          By:     /s/ TREVOR F. LEWIS II
                                             -----------------------------------
                                              Trevor F. Lewis II
                                              President

                ANNEX D -- NEW YORK BUSINESS CORPORATION LAW --
                              SECTIONS 623 AND 910

623 PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES.

(a) A Shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number of classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advise to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

      (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

      (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

      (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

      (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

      (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

      (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him

      (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

      (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

      (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

      (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of the paragraph do not apply.

      (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by Ch. 117, L. '86, eff. 9-1-86.)

910 RIGHT OF SHAREHOLDER TO RECEIVE PAYMENT FOR SHARES UPON MERGER OR CONSOLIDATION, OR SALE, LEASE, EXCHANGE OR OTHER DISPOSITION OF ASSETS, OR SHARE EXCHANGE.

(a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

      (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

          (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not available:

                 (i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporation), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

                 (ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b)(6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

                 (iii) Notwithstanding subclause (ii) of this clause, to a
                       shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

          (B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

          (C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

      (2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

      (3) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation. (Last amended by Ch. 449, L. '97, eff. 2-22-98 and Ch. 17, L. '98, eff. 2-22-98.)

PROXY                    GENERAL MICROWAVE CORPORATION
                            5500 NEW HORIZONS BLVD.
                              AMITYVILLE, NY 11701
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (1) acknowledges receipt of the notice of the Special Meeting of Shareholders of General Microwave Corporation, a New York Corporation (the "Corporation"), to be held on January 6, 1999, at 10:00 A.M., local time ("Special Meeting") at General Microwave Corporation, 5500 New Horizons Boulevard, Amityville, New York 11701, and the Proxy Statement/Prospectus in connection therewith, and (2) appoints Sherman A. Rinkel, Mitchell M. Tuckman, Arnold H. Levine and Michael I. Stolzar as proxies, each with power to act alone and to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock in the corporation which the undersigned is entitled to vote as of November 17, 1998, the record date, at the Special Meeting or any adjournment thereof, upon the matter referred to below, and upon any and all other matters which properly may be brought before the meeting.

The Board of Directors unanimously recommends a vote "FOR" Proposal 1.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

[X] PLEASE MARK YOUR VOTES AS INDICATED

1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 21, 1998, BY AND AMONG GENERAL MICROWAVE CORPORATION, ELEVEN GENERAL MICROWAVE CORPORATION SHAREHOLDERS, GMC ACQUISITION CORPORATION AND HERLEY INDUSTRIES, INC., AS AMENDED, AND THE TRANSACTIONS CONTEMPLATED THEREBY.

    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                      (Continued and to be signed and dated on the reverse side)

(Continued from other side)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the shares represented by this Proxy will be voted FOR item 1.

                    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, or as executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                    -----------------------------------------------------------
                    Signature

                    -----------------------------------------------------------
                    Signature if held jointly


                    Dated:                                              , 199
                          ---------------------------------------------      --